SCHEDULE 14A INFORMATION
   PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES EXCHANGE ACT OF
                                      1934
                                (AMENDMENT NO. )

FILED BY THE REGISTRANT |X|

FILED BY A PARTY OTHER THAN THE REGISTRANT |_|

CHECK THE APPROPRIATE BOX:

      |_| Preliminary Proxy Statement
      |X| Definitive Proxy Statement
      |_| Definitive Additional Materials
      |_| Soliciting Material Pursuant to (S)240.14a-11(c) or (S)240.14a-12

                               1st BERGEN BANCORP
                (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                                 NOT APPLICABLE
    (NAME OF PERSON(S) FILING PROXY STATEMENT, IF OTHER THAN THE REGISTRANT)

PAYMENT OF FILING FEE (CHECK THE APPROPRIATE BOX):
      |X| No fee required
      | | Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and
          0-11

       1) Title of each class of securities to which transaction applies:
                      COMMON STOCK, NO PAR VALUE PER SHARE

        2) Aggregate number of securities to which transaction applies:
                                   2,585,243

                     3) Per unit price or other identifying
                     value of transaction computed pursuant
                           to Exchange Act Rule 0-11:
                                     $24

              4) Proposed maximum aggregate value of transaction:
                                 $64,692,933

                          5) Total fee paid: $12,350

      |X| Fee paid previously with preliminary materials.

      |_| Check box if any part of the fee is offset as provided by Exchange Act
          Rule 0-11(a)(2) and identify the filing for which the offset fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

       1) Amount Previously Paid:

          ----------------------------------------------------------------------

       2) Form, Schedule or Registration Number:

          ----------------------------------------------------------------------

       3) Filing Party:

          ----------------------------------------------------------------------

       4) Date Filed:

          ----------------------------------------------------------------------

                               1ST BERGEN BANCORP

THE HOLDING COMPANY FOR SOUTH BERGEN SAVINGS BANK

MARCH 5, 1999

Dear Stockholder:

You are cordially invited to attend the Special Meeting of Stockholders of 1st Bergen Bancorp (the "Company") to be held on March 29, 1999 at 10:00 AM at the Fiesta, Route 17 South, Wood-Ridge, New Jersey 07075 ("Special Meeting"). At the Special Meeting you will be asked to consider a special proposal, which is explained in detail in the accompanying Proxy Statement.

You will be asked to consider and vote upon a proposal to approve the Agreement and Plan of Merger, dated as of October 14, 1998 (the "Merger Agreement"), by and among Kearny Federal Savings Bank ("Kearny"), the Company, and South Bergen Savings Bank, providing for the acquisition of the Company by Kearny. The acquisition of the Company will be accomplished by means of a merger (the "Merger") of the Company with a newly formed acquisition subsidiary of Kearny. As a result of the Merger, each outstanding share of the Company's common stock will be converted into the right to receive $24.00 in cash.

Your Board of Directors believes the Merger is in the best interests of the Company and its stockholders and recommends that you vote for approval of the Merger Agreement. FinPro, Inc., the Company's financial advisor, has rendered an opinion to the effect that, as of the date of such opinion and based upon the considerations described therein, the consideration to be received by the Company's stockholders in the Merger is fair to them from a financial point of view.

The affirmative vote of the holders of a majority of the outstanding shares of the Company's common stock is required to approve and adopt the Merger Agreement. The Merger is also subject to certain other conditions, including the approval of various regulatory agencies.

Stockholders are urged to read carefully the accompanying Proxy Statement, which contains a detailed description of the Merger, the Merger Agreement and related matters.

YOUR BOARD OF DIRECTORS HAS UNANIMOUSLY DETERMINED THAT THE MERGER IS IN THE BEST INTERESTS OF STOCKHOLDERS AND HAS UNANIMOUSLY APPROVED THE MERGER AGREEMENT. THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR APPROVAL AND ADOPTION OF THE MERGER AGREEMENT.

Whether or not you plan to attend the Special Meeting personally, please complete, sign and date the enclosed proxy card and return it as soon as possible in the postage-paid envelope provided. You may revoke your proxy at any time prior to its exercise, and you may attend the Special Meeting and vote in person, even if you have previously returned your proxy card. However, if you are a stockholder whose shares are not registered in your own name, you will need additional documentation from your record holder to vote personally at the Special Meeting. PLEASE DO

NOT SEND IN ANY STOCK CERTIFICATES AT THIS TIME. If the Merger is consummated, you will be sent instructions regarding the surrender of your existing stock certificates.

We thank you for your prompt attention to this matter and appreciate your support.

Sincerely,



/s/ William M. Brickman


William M. Brickman
President and Chief Executive Officer

1ST BERGEN BANCORP
250 VALLEY BLVD.
WOOD-RIDGE, NEW JERSEY 07075

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS TO BE HELD ON
MARCH 29, 1999

NOTICE IS HEREBY GIVEN that the Special Meeting of Stockholders (the "Special Meeting") of 1st Bergen Bancorp (the "Company") will be held on March 29, 1999 at 10:00 AM at the Fiesta, Route 17 South, Wood-Ridge, New Jersey 07075.

A Proxy Statement and Proxy Card for the Special Meeting are enclosed herewith. The Special Meeting is for the purpose of considering and voting upon the following matter:

A proposal to approve and adopt the Agreement and Plan of Merger ("Merger Agreement"), dated as of October 14, 1998, by and among the Company, Kearny Federal Savings Bank, a mutual savings bank incorporated under the laws of the United States ("Kearny"), the Company, and South Bergen Savings Bank, pursuant to which, among other things, Kearny's newly formed acquisition subsidiary will merge with and into the Company, with the Company surviving, and each share of the Company's common stock, no par value per share (the "Common Stock"), other than shares of Common Stock owned by Kearny or its subsidiaries (except for shares held in a fiduciary capacity or in respect of a debt previously contracted) and shares of Common Stock held by the Company or its subsidiaries in treasury, will be converted into the right to receive $24.00 in cash, all as more fully described in the accompanying Proxy Statement.

A copy of the Merger Agreement is set forth in Annex A to the accompanying Proxy Statement. Upon consummation of the Merger, the terms of the directors will terminate as provided in the Merger Agreement and the term of the auditors will terminate.

Pursuant to the Bylaws of the Company, the Board of Directors has fixed [DATE] as the record date for the determination of stockholders entitled to notice of and to vote at the Special Meeting and at any adjournments thereof. Only holders of the Common Stock as of the close of business on that date will be entitled to notice of and to vote at the Special Meeting or any adjournments thereof. A list of stockholders entitled to vote at the Special Meeting will be available at 250 Valley Blvd., Wood-Ridge, New Jersey 07075, for a period of ten days prior to the Special Meeting and will also be available for inspection at the meeting itself. It is expected that representatives of the Company's accountants will be present at the meeting.

There are no dissenting stockholders' rights applicable to the transactions contemplated to be voted on at the Special Meeting.

PLEASE COMPLETE, SIGN AND DATE THE ENCLOSED PROXY AND PROMPTLY RETURN IT IN THE ENCLOSED ENVELOPE, REGARDLESS OF THE NUMBER OF SHARES OWNED. ANY STOCKHOLDER PRESENT AT THE SPECIAL MEETING MAY

REVOKE HIS OR HER PROXY AND VOTE PERSONALLY ON EACH MATTER BROUGHT BEFORE THE SPECIAL MEETING. HOWEVER, IF YOU ARE A STOCKHOLDER WHOSE SHARES ARE NOT REGISTERED IN YOUR OWN NAME, YOU WILL NEED ADDITIONAL DOCUMENTATION FROM YOUR RECORD HOLDER TO VOTE PERSONALLY AT THE SPECIAL MEETING.

By Order of the Board of Directors,


/s/ Robert C. Maison

Robert C. Maison
Secretary

Wood-Ridge, New Jersey
March 5, 1999

THE BOARD OF DIRECTORS OF 1ST BERGEN BANCORP UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR THE PROPOSAL TO APPROVE AND ADOPT THE MERGER AGREEMENT.

                               1st BERGEN BANCORP
                                250 VALLEY BLVD.
                          WOOD-RIDGE, NEW JERSEY 07075
                                 (201) 939-3400

                                 PROXY STATEMENT

                         SPECIAL MEETING OF STOCKHOLDERS
                                 March 29, 1999

                                  INTRODUCTION

      This Proxy Statement is being furnished to the holders of the common stock, no par value per share (the "Common Stock" or "Bergen Common Stock"), of 1st Bergen Bancorp, a New Jersey corporation ("1st Bergen" or the "Company") in connection with the solicitation of proxies on behalf of the Board of Directors of 1st Bergen for use at the special meeting (the "Special Meeting") of stockholders of 1st Bergen to be held for the purposes described herein, and at any adjournment or postponements thereof. Only stockholders of record at the close of business on February 24, 1999 (the "Record Date") will be entitled to vote at the Special Meeting or at any adjournments thereof, either in person or by proxy. At the close of business on the Record Date, there were 2,585,243 shares of Bergen Common Stock outstanding, each of which is entitled to one vote on each matter properly coming before the Special Meeting. This Proxy Statement and the accompanying form of proxy are first being mailed to stockholders on or about March 5, 1999.

      At the Special Meeting, stockholders will be asked to consider and vote on a proposal to approve and adopt the Agreement and Plan of Merger ("Merger Agreement"), dated as of October 14, 1998, by and among the Company, South Bergen Savings Bank, and Kearny Federal Savings Bank ("Kearny"), a mutual savings bank organized under the laws of the United States, pursuant to which, among other things, a newly-formed acquisition subsidiary of Kearny will merge (the "Merger") with and into the Company, which will survive the Merger as a direct or indirect wholly-owned subsidiary of Kearny (the Company, as the surviving corporation in the Merger, is sometimes referred to in this Proxy Statement as the "Surviving Corporation"). The Merger Agreement also contemplates that South Bergen Savings Bank ("South Bergen" or the "Bank"), a wholly-owned subsidiary of the Company, will merge (the "Bank Merger") with and into Kearny. At the effective time of the Merger (the "Effective Time"), each share of Bergen Common Stock outstanding (except for certain shares owned by the Company, Kearny or their respective subsidiaries) will by virtue of the Merger be canceled and automatically converted into the right to receive $24.00 in cash (the "Merger Consideration"). See "PROPOSAL -- THE MERGER--Form of the Merger and the Bank Merger; Purchase Price." In the Merger Agreement, the Company agrees to take actions necessary so that, immediately prior to the Effective Time, each outstanding option to purchase Bergen Common Stock issued pursuant to the stock option plans of the Company will be canceled, and each holder of any such option will be entitled to receive the difference between the exercise price per share and $24.00 per share, paid in cash.

      Consummation of the Merger is conditioned upon, among other things, approval and adoption of the Merger Agreement by the affirmative vote of the holders of a majority of the shares of Common Stock outstanding and the receipt of all necessary governmental approvals and consents. There can be no assurance that all conditions to the Merger will be satisfied or, where permissible, waived, or that the Merger will be consummated. See "PROPOSAL --THE MERGER--Conditions to the Merger."

NO PERSONS HAVE BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THIS PROXY STATEMENT IN CONNECTION WITH THE SOLICITATION OF PROXIES MADE HEREBY AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY OR ANY OTHER PERSON. THIS PROXY STATEMENT DOES NOT CONSTITUTE A SOLICITATION OF A PROXY IN ANY JURISDICTION FROM ANY PERSON TO WHOM IT IS NOT LAWFUL TO MAKE ANY SUCH SOLICITATION IN SUCH JURISDICTION. THE DELIVERY OF THIS PROXY STATEMENT SHALL NOT, UNDER ANY CIRCUMSTANCES, CREATE AN IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY SINCE THE DATE OF THIS PROXY STATEMENT OR THAT THE INFORMATION IS CORRECT AS OF ANY TIME SUBSEQUENT TO SUCH DATE. ALL INFORMATION CONTAINED IN THIS PROXY STATEMENT RELATING TO THE COMPANY AND ITS SUBSIDIARIES HAS BEEN SUPPLIED BY THE COMPANY AND ALL INFORMATION CONTAINED IN THIS PROXY STATEMENT RELATING TO KEARNY AND ITS SUBSIDIARIES HAS BEEN SUPPLIED BY KEARNY AND ITS SUBSIDIARIES.

                   THE DATE OF THIS PROXY STATEMENT IS MARCH 5, 1999.

                              AVAILABLE INFORMATION

      The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith, files reports, proxy statements and other information with the Securities and Exchange Commission (the "SEC"). Such reports, proxy statements and other information can be inspected and copied at the public reference facilities of the SEC at Room 1024, 450 Fifth Street, N.W., Judiciary Plaza, Washington, D.C. 20549 and at the SEC's Regional Offices located at Citicorp Center, Suite 1400, 500 West Madison Street, Chicago, Illinois 60661 and 7 World Trade Center, 13th Floor, New York, New York 10048. Copies of such material can also be obtained at prescribed rates from the Public Reference Section of the SEC at 450 Fifth Street, N.W., Judiciary Plaza, Washington, D.C. 20549. The Company files its reports, proxy statements and other information (including this proxy statement) with the SEC electronically through the Electronic Data Gathering, Analysis, and Retrieval ("EDGAR") system, which filings are publicly available through the SEC's Web site at http://www.sec.gov. In addition, such reports, proxy statements and other information can be inspected at the offices of the National Association of Securities Dealers, Inc., at 1735 K Street, N.W., Washington, D.C. 20006.

                                TABLE OF CONTENTS

INTRODUCTION...................................................................1
AVAILABLE INFORMATION..........................................................2
TABLE OF CONTENTS..............................................................3
SUMMARY........................................................................5
         THE COMPANIES.........................................................5
                  1ST BERGEN BANCORP...........................................5
                  KEARNY FEDERAL SAVINGS BANK..................................5
                  MERGER SUB...................................................6
         THE SPECIAL MEETING...................................................6
                  DATE, TIME, PLACE AND PURPOSE OF SPECIAL MEETING.............6
         RECORD DATE; SHARES ENTITLED TO VOTE..................................6
                  REQUIRED STOCKHOLDER APPROVAL; VOTING AGREEMENTS.............6
         THE MERGER............................................................7
                  Form of the Merger and Bank Merger; Purchase Price...........7
                  Effective Time of the Merger.................................7
                  Reasons for the Merger; Recommendation of the 1st Bergen
                    Board of Directors.........................................7
                  Opinion of FinPro............................................7
                  Interests of Management and Directors in the Merger..........8
                  Conditions to the Merger.....................................8
                  Regulatory Approvals.........................................8
                  Procedure for Exchange of Certificates.......................8
                  Federal Income Tax Consequences..............................9
                  No Solicitation of Alternative Transactions..................9
                  Termination of the Merger Agreement..........................9
                  Rights of Dissenting Stockholders............................9
                  Market Prices of Common Stock................................9
SELECTED CONSOLIDATED FINANCIAL AND OTHER DATA OF THE COMPANY.................10
THE SPECIAL MEETING ..........................................................11
         GENERAL .............................................................11
         MATTERS TO BE CONSIDERED AT THE SPECIAL MEETING......................11
         VOTING AT THE SPECIAL MEETING; RECORD DATE...........................11
         PROXIES .............................................................12
         PROPOSAL -- THE MERGER...............................................13
                  FORM OF THE MERGER AND THE BANK MERGER; PURCHASE PRICE......13
                  EFFECTIVE TIME OF THE MERGER................................14
                  CONVERSION OF SHARES; PROCEDURES FOR EXCHANGE OF
                    CERTIFICATES..............................................14
                  BACKGROUND OF AND REASONS FOR THE MERGER....................14
                           Background of the Merger...........................14
                           Reasons for the Merger.............................16
                           Recommendation of the Board of Directors of
                             1st Bergen.......................................17
                           Opinion of FinPro..................................17
                           Analysis of FinPro.................................18
                  RIGHTS OF DISSENTING STOCKHOLDERS...........................32
                  CERTAIN FEDERAL INCOME TAX CONSEQUENCES.....................32
                  ACCOUNTING TREATMENT........................................33
                  EXPENSES....................................................33
                  REPRESENTATIONS AND WARRANTIES..............................24
                  CONDITIONS TO THE MERGER....................................24
                  SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND
                    MANAGEMENT................................................26
                  REGULATORY APPROVALS........................................28
                  CONDUCT OF BUSINESS PENDING THE MERGER......................28
                  COVENANTS...................................................29
                  NO SOLICITATION OF ALTERNATIVE TRANSACTIONS.................29

                  EFFECT ON EMPLOYEES AND BENEFIT PLANS; INTERESTS OF
                    MANAGEMENT AND DIRECTORS IN THE MERGER....................30
                           Indemnification; Directors' and Officers'
                             Insurance........................................30
                           Advisory Board.....................................30
                           Employees - General................................30
                           Employment Agreements with Executive Officers......31
                           Benefit Plans, Stock Options and Stock Bonus
                             Plans............................................31
                  TERMINATION.................................................32
BUSINESS OF THE COMPANY.......................................................33
         MARKET AREA AND COMPETITION..........................................34
         PERSONNEL............................................................35
         REGULATION AND SUPERVISION...........................................35
                  General.....................................................35
                  Prompt Corrective Action....................................35
                  Insurance of Deposit Accounts...............................36
                  Regulatory Capital..........................................36
                  Federal Home Loan Bank System...............................38
                  Qualified Thrift Lender Test................................38
                  Limitations on Capital Distributions........................39
                  Holding Company Regulation..................................40
                  Transactions with Affiliates................................40
                  The Federal Reserve System..................................41
                  Federal Securities Laws.....................................42
                  Industry Segments...........................................42
         PROPERTIES...........................................................42
         LEGAL PROCEEDINGS....................................................43
         MARKET PRICE OF AND DIVIDENDS ON THE COMPANY'S COMMON EQUITY.........43
MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF
         OPERATIONS...........................................................44
         OVERVIEW.............................................................44
         STOCKHOLDERS' EQUITY.................................................45
                  Comparison of Operating Results for the Nine Months
                    Ended September 30, 1998 and 1997.........................45
                  Comparison of Operating Results for the Years Ended
                    December 31, 1997 and 1996................................47
                  Comparison of Operating Results for the Years Ended
                    December 31, 1996 and 1995................................49
         MARKET RISK AND INTEREST RATE SENSITIVITY ANALYSIS...................51
         YEAR 2000............................................................53
         ANALYSIS OF NET INTEREST INCOME......................................54
         RATE/VOLUME ANALYSIS.................................................56
         LIQUIDITY AND CAPITAL RESOURCES......................................57
         LENDING PORTFOLIO....................................................57
         MORTGAGE-BACKED SECURITIES...........................................62
         DELINQUENT LOANS AND FORECLOSED ASSETS...............................63
         ALLOWANCE FOR LOAN LOSSES............................................65
         INVESTMENT ACTIVITIES................................................66
         SOURCES OF FUNDS.....................................................67
CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS.................................69
QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK....................69
EXPERTS.......................................................................69
STOCKHOLDER PROPOSALS.........................................................70
OTHER MATTERS.................................................................70
INDEX TO CONSOLIDATED FINANCIAL STATEMENTS...................................F-1

SUMMARY

      The following is a summary of information contained elsewhere in this Proxy Statement and has been prepared to assist stockholders in their review of this Proxy Statement. This summary is not intended to be a complete statement of all material facts and is qualified in its entirety by the more detailed information contained in this Proxy Statement and the Annexes hereto, all of which stockholders are urged to read carefully.

                                  THE COMPANIES

1st BERGEN BANCORP

      The Company, a New Jersey corporation, is a holding company whose principal subsidiary is South Bergen Savings Bank, a federally-chartered savings bank, headquartered in Wood-Ridge, New Jersey ("South Bergen" or the "Bank"). The Bank's deposits are insured by the Federal Deposit Insurance Corporation ("FDIC") through the Savings Association Insurance Fund ("SAIF"). The Company was organized at the direction of the Bank on November 28, 1995 in connection with the Bank's conversion from the mutual to stock form of organization. The conversion was completed on March 29, 1996. The primary activity of the Company is its ownership of all the outstanding capital stock of the Bank. The Bank is a capital stock savings bank, one of whose predecessor institutions was originally organized in 1890, and is headquartered in Wood-Ridge, New Jersey. The Bank conducts its business through four offices located in Bergen, Passaic and Morris Counties, New Jersey. At September 30, 1998, the Company had consolidated total assets of $306.2 million, deposits of $228.3 million and stockholders' equity of $36.4 million.

      The Bank is principally engaged in the business of attracting retail deposits from the general public and investing those funds, together with funds generated from operations and principal payments, primarily in one- to four-family residential mortgage loans, mortgage backed securities and, to a lesser extent, consumer and other loans and investment securities.

      The principal executive offices of the Company are located at 250 Valley Blvd., Wood-Ridge, New Jersey 07075, and its telephone number is (201) 939-3400.

KEARNY FEDERAL SAVINGS BANK

      Kearny Federal Savings Bank is a federally-chartered mutual savings bank headquartered in Kearny, New Jersey, with five offices in Kearny, Harrison, North Arlington, Lyndhurst and Rutherford, New Jersey. Its deposits are insured by the FDIC through the SAIF. Kearny was founded in 1884 as a New Jersey mutual building and loan association under the name "Kearny Building and Loan Association." Kearny received its federal charter in 1941 and obtained federal insurance of accounts in 1939. It changed its name from Kearny Federal Savings and Loan Association to Kearny Federal Savings Bank in 1995. At September 30, 1998, Kearny had total assets, deposits and net worth of $800.9 million, $611.3 million and $181.5 million, respectively.

      Kearny is a traditional thrift institution, which is primarily engaged in the business of attracting deposits from the general public and investing those funds primarily in residential mortgage loans and mortgage-backed and other investment securities.

      The main office of Kearny is located at 614 Kearny Avenue, Kearny, New Jersey 07032, and its telephone number is (201) 991-4100.

MERGER SUB

      Kearny Acquisition Subsidiary, Inc. (the "Merger Sub") was incorporated by Kearny in December 1998 as a general business corporation under the laws of the State of New Jersey solely for the purposes of effectuating the Agreement and Plan of Merger. The Merger Sub conducts no active business and was created to effectuate the transaction based upon regulatory and tax considerations. At the completion of the Merger, the Merger Sub will cease to exist. The main office and board of directors of the Merger Sub are the same as Kearny.

                               THE SPECIAL MEETING

DATE, TIME, PLACE AND PURPOSE OF SPECIAL MEETING

      The Special Meeting will be held on March 29, 1999 at 10:00 A.M. at the Fiesta, Route 17 South, Wood-Ridge, New Jersey 07075. At the Special Meeting, stockholders will be asked to consider and act on the approval and adoption of the Merger Agreement.

RECORD DATE; SHARES ENTITLED TO VOTE

      Holders of record of Common Stock at the close of business on February 24, 1999 (the "Record Date") are entitled to notice of and to vote at the Special Meeting and any adjournments or postponements thereof. On that date there were 2,585,243 shares of Common Stock outstanding, each of which will be entitled to one vote on each matter to be acted upon or which may properly come before the Special Meeting and any adjournments or postponements thereof. See "THE SPECIAL MEETING--Voting at the Meeting; Record Date."

REQUIRED STOCKHOLDER APPROVAL; VOTING AGREEMENTS

      Approval of the Merger Agreement requires the affirmative vote of the holders of a majority of the shares of Common Stock outstanding and entitled to vote. Approval of the Merger Agreement by the requisite vote of the Company's stockholders is a condition to the consummation of the Merger. See "THE SPECIAL MEETING--Voting at the Meeting; Record Date." Approval of the election of directors and the ratification of auditors and of all other matters which may come before the Special Meeting require the affirmative vote of a majority of votes cast, in person or by proxy, by persons entitled to vote at the Special Meeting.

      As of the Record Date, directors and executive officers of the Company, and their affiliates, may be deemed to be the beneficial owners of 174,850 shares, or 6.76% of the outstanding shares of Common Stock (excluding shares of Common Stock which are issuable upon exercise of stock options and which are not outstanding and entitled to vote as of the Record

Date). As of the Record Date, neither Kearny nor its subsidiaries owned, directly or indirectly, any shares of Common Stock.

THE MERGER

Form of the Merger and the Bank Merger; Purchase Price

      Under the terms of the Merger Agreement, at the Effective Time, Merger Sub will merge with and into the Company with the Company surviving the Merger as a wholly-owned subsidiary of Kearny. Immediately following consummation of the Merger, it is intended that the Surviving Corporation will be liquidated and the Bank will thereafter merge with and into Kearny, with Kearny as the surviving corporation (the "Bank Merger").

      At the Effective Time of the Merger, each outstanding share of Common Stock will be canceled and automatically converted into the right to receive $24.00 in cash. All allocated stock options (totaling 264,050 shares) to purchase shares of Bergen Common Stock will be purchased by Kearny for the difference between $24.00 and the exercise price per share (which averages $13.975 per share).

Effective Time of the Merger

      Subject to the terms and conditions of the Merger Agreement, the Effective Time of the Merger will occur on the date and time on which a Certificate of Merger is filed with the Treasurer of the State of New Jersey or such later time as is specified in such certificate. See "PROPOSAL --THE MERGER--Conditions to the Merger." It is expected that a period of time will elapse between the Special Meeting and the Effective Time while the parties seek to obtain the regulatory approvals required in order to consummate the Merger. See "PROPOSAL --THE MERGER--Regulatory Approvals." The Merger Agreement may be terminated by either party if, among other reasons, the Merger has not been consummated on or before May 31, 1999. See "PROPOSAL --THE MERGER--Termination."

Reasons for the Merger; Recommendation of the 1st Bergen Board of Directors

      The Board of Directors of the Company believes that the Merger is in the best interests of the stockholders of the Company and has unanimously approved the Merger Agreement. THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS OF 1st BERGEN BANCORP VOTE FOR APPROVAL AND ADOPTION OF THE MERGER AGREEMENT. In making this determination, the Board of Directors considered a number of factors. See "PROPOSAL --THE MERGER--Background of and Reasons for the Merger" and "--Recommendation of the Board of Directors of 1st BERGEN."

Opinion of FinPro

      FinPro, Inc. ("FinPro"), as financial advisor to the Company, has rendered its opinion (the "Fairness Opinion") to the Board of Directors of 1st Bergen to the effect that, as of the date of such opinion and as of the date of this Proxy Statement, the Merger Consideration is fair, from a financial point of view, to the stockholders of the Company. A copy of the Fairness Opinion dated as of the date of this Proxy Statement is attached hereto as Annex B and is incorporated by reference herein. The attached opinion sets forth the assumptions made, matters considered, the scope and limitations of the review undertaken and the procedures followed by FinPro, and should be read in its entirety. See "PROPOSAL--THE MERGER--Opinion of FinPro." Reference should be made to the description, under the caption "PROPOSAL--THE MERGER--Analysis of FinPro" to the fact that FinPro is to receive fees based, in part, on the consummation of the Merger."

Interests of Management and Directors in the Merger

      Some members of the Company's management and of the Company's Board of Directors have interests in the Merger that are in addition to their interests as stockholders of the Company generally. These interests include, among other things, provisions in the Merger Agreement relating to indemnification, the appointment of the Company's outside directors as advisory directors to Kearny, the continuation of directors' and officers' liability insurance, cash payments for unexercised stock options, the vesting/acceleration of stock benefits, severance and certain other employee benefits. The aggregate value of all cash payments to be made to the executive officers and directors of the Company in connection with stock options, the Recognition and Retention Plan for Executive Officers and Employees of the Company, Directors' Retirement Plan, employee severance and advisory director fees, and the revised compensation plans of Messrs. Brickman, Gossweiler and Maison is estimated to be $5.1 million. The amounts to be received by the various executive officers and directors of the Company pursuant to the foregoing arrangements are described in this Proxy Statement. See "PROPOSAL --THE MERGER--Effect on Employees and Benefit Plans; Interests of Management and Directors in the Merger."

Conditions to the Merger

      The Merger Agreement sets forth a number of conditions which must be satisfied or, where permissible, waived before the Merger may be consummated, including (1) the approval of the Merger Agreement by the requisite vote of the stockholders of the Company, and (2) the receipt of all necessary governmental approvals for the Merger and the Bank Merger and the absence in any such approvals of a condition that would result in a material adverse effect (as defined in the Merger Agreement). See "PROPOSAL --THE MERGER--Conditions to the Merger" and "--Regulatory Approvals."

Regulatory Approvals

      The Merger and Bank Merger are subject to prior approval by the Office of Thrift Supervision ("OTS"). There can be no assurances that such approvals will be obtained, or if obtained, as to the date of such approvals. There can also be no assurance that any such approval will not contain a condition or requirement which causes such approval to fail to satisfy the conditions to the consummation of the Merger. See "PROPOSAL --THE MERGER--Conditions to the Merger" and "--Regulatory Approvals."

Procedures for Exchange of Certificates

      If the Merger is consummated, 1st Bergen stockholders will be notified promptly of the consummation of the Merger and will be advised of the procedure for surrender of their stock certificates in exchange for the Merger Consideration (as such term is defined herein). STOCKHOLDERS SHOULD NOT SEND IN STOCK CERTIFICATES AT THIS TIME. See "PROPOSAL --THE MERGER--Conversion of Shares; Procedures for Exchange of Certificates."

Federal Income Tax Consequences

      The receipt of cash by a 1st Bergen stockholder in exchange for his or her shares of Common Stock pursuant to the Merger will be a taxable transaction to such stockholder for federal income tax purposes and may also be a taxable transaction under applicable state, local, foreign and other tax laws. In general, a stockholder will recognize gain or loss equal to the difference, if any, between the amount of cash received in exchange for his or her shares of Common Stock and the stockholder's tax basis in such shares.

      All stockholders should read carefully the discussion in the "PROPOSAL --THE MERGER--Certain Federal Income Tax Consequences" section of this Proxy Statement. They are urged to consult their own tax advisors as to the specific consequences to them of the Merger under federal, state, local, foreign and any other applicable tax laws.

No Solicitation of Alternative Transactions

      The Merger Agreement provides that 1st Bergen will not initiate, solicit or encourage any inquiries, proposals or offers with respect to a merger, consolidation or certain similar transactions involving 1st Bergen or any of its subsidiaries, provided, however, that 1st Bergen may engage in negotiations and discussions and provide information to a person relating to such a transaction if 1st Bergen's Board of Directors, after consultation with its outside counsel, determines that the failure to do so would constitute a breach of their fiduciary duties. See "PROPOSAL --THE MERGER--No Solicitation of Alternative Transactions."

Termination of the Merger Agreement

      The Merger Agreement may be terminated either by Kearny or 1st Bergen, acting alone under specified circumstances, or by mutual consent. See "PROPOSAL --THE MERGER--Termination."

Rights of Dissenting Stockholders

      There are no dissenting stockholders' rights applicable to the transaction contemplated under the Proposal.

Market Prices of Common Stock

      The Company's Common Stock is traded in the over-the-counter market and is quoted on the National Association of Securities Dealers Automated Quotations ("Nasdaq") National Market System under the symbol "FBER".

      The last reported sales price of Bergen Common Stock on October 14, 1998, the last trading day immediately prior to public announcement of the execution of the Merger Agreement, was $18.25 per share. On March __, 1999 (the last practicable date prior to the mailing of this Proxy Statement), the last reported sales price of Bergen Common Stock was $_____ per share. Stockholders are advised to obtain current market quotations for their shares. 1st Bergen declared a cash dividend in the amount of $0.07 cents per share in the calendar quarter ended September 30, 1998.

          SELECTED CONSOLIDATED FINANCIAL AND OTHER DATA OF THE COMPANY

      The following tables set forth selected consolidated historical financial and other data of the Company for the periods and at the dates indicated. The information is derived in part from and should be read in conjunction with the Consolidated Financial Statements and Notes thereto of the Company contained elsewhere herein. The Selected Consolidated Financial and Other Data at and for the nine month periods ended September 30, 1998 and 1997 are derived from unaudited consolidated financial statements and, in the opinion of management, all adjustments (consisting of normal recurring accruals) necessary for a fair presentation of the results for the unaudited periods have been made. The results of operations data presented below for the nine months ended September 30, 1998 are not necessarily indicative of the results that may be expected for any future period.

SELECTED FINANCIAL AND OTHER DATA OF THE COMPANY

                                               SEPTEMBER 30,                           DECEMBER 31,
                                           --------------------   ------------------------------------------------------
                                               1998        1997       1997        1996       1995        1994       1993
                                               ----        ----       ----        ----       ----        ----       ----
SELECTED FINANCIAL CONDITION DATA:
Total assets                               $306,235    $284,738   $290,345    $246,553   $225,046    $215,130   $219,107
Loans receivable, net                       129,287     120,971    127,818     123,825    109,051     120,831    129,566
Investment securities held to maturity       28,954      55,081     46,903      33,136     39,510      38,963     36,914
Mortgage-backed securities held to
maturity                                     33,785      52,469     52,458      51,769     54,869      41,222     28,315
Mortgage-backed securities available
for sale                                     10,131      10,682     10,445       2,824          0           0          0
Investment securities available for sale     76,807      19,728     41,090      19,597      6,778       6,349          0
Deposits                                    228,311     215,516    217,426     204,154    209,213     194,838    204,436
Real estate owned, net                           43         209        118         537      1,926         265        525
Advances from FHLB                           39,500      27,334     31,334           0          0       4,250          0
Stockholders' equity                         36,370      38,881     39,270      41,235     14,667      13,778     13,426

                                         FOR THE NINE
                                   MONTHS ENDED SEPTEMBER 30,                   FOR THE YEARS ENDED DECEMBER 31
                                   --------------------------   -------------------------------------------------------------

                                         1998         1997          1997         1996         1995          1994         1993
                                         ----         ----          ----         ----         ----          ----         ----
SELECTED OPERATING DATA:
Interest income                      $ 15,968     $ 14,407      $ 19,502     $ 17,238     $ 15,276      $ 15,298     $ 17,161
Interest expense                        9,105        7,574        10,431        9,172        8,579         6,788        7,602
                                     --------     --------      --------     --------     --------      --------     --------
Net interest income                     6,863        6,833         9,071        8,066        6,697         8,510        9,559
Provision for loan losses                 225          400           475          725        1,005         2,540        3,042
                                     --------     --------      --------     --------     --------      --------     --------
Net interest income after
provision for loan losses               6,638        6,433         8,596        7,341        5,692         5,970        6,517
Non-interest income (loss)                279          204           289          201         (199)          142          148
Net loss (gain) from real estate
owned                                      24          (33)           11          261           93            97          912
Other non-interest expense              4,463        4,223         5,698        6,079        4,682         4,524        4,255
Income before income tax expense        2,430        2,447         3,176        1,202          718         1,491        1,498
Income taxes (benefit)                    830          883         1,059          446          260           536         (727)
                                     --------     --------      --------     --------     --------      --------     --------
Net income                           $  1,600     $  1,564      $  2,117     $    756     $    458      $    955     $  2,225
                                     ========     ========      ========     ========     ========      ========     ========

                                      AT OR FOR THE NINE MONTHS
                                        ENDED SEPTEMBER 30,(1)            AT OR FOR THE YEARS ENDED DECEMBER 31,
                                      -------------------------  ------------------------------------------------------
                                           1998        1997        1997        1996       1995        1994        1993
                                           ----        ----        ----        ----       ----        ----        ----
SELECTED FINANCIAL RATIOS:
Return on average assets                    .72%        .79%        .78%        .31%       .21%        .44%       1.02%
Return on average equity                   5.64%       5.21%       7.14%       1.99%      3.19%       6.74%      18.41%
Equity to assets                          11.88%      13.65%      13.53%      16.72%      6.52%       6.40%       6.13%
Net interest rate spread                   2.72%       2.92%       2.93%       2.90%      3.05%       3.85%       4.73%
Net interest margin                        3.15%       3.50%       3.48%       3.43%      3.19%       4.01%       4.71%
Non-interest income (loss) to
average assets                              .12%        .10%        .11%        .08%     (.09%)        .06%        .07%
Non-interest expense to average
assets                                     1.99%       2.12%       2.09%       2.57%      2.19%       2.11%       2.37%
Efficiency ratio (2)                      62.49%      60.01%      60.89%      60.97%     73.48%      53.41%      53.23%
Average interest earning assets to
average interest bearing liabilities     112.56%      115.6%     113.60%     112.62%    103.47%     104.87%      99.50%

(1)   Annualized where appropriate
(2) Total non-interest expense divided by the sum of net interest income and non-interest income. Excludes effect of one-time FDIC special SAIF assessment for 1996.

                               THE SPECIAL MEETING

GENERAL

      This Proxy Statement is being furnished to holders of Common Stock of the Company in connection with the solicitation of proxies by the Board of Directors for use at the Special Meeting of Stockholders to be held on March 29, 1999 at 10:00 AM at the Fiesta, Route 17 South, Wood-Ridge, New Jersey 07075, and at any adjournments or postponements thereof.

MATTERS TO BE CONSIDERED AT THE SPECIAL MEETING

      At the Special Meeting, the stockholders of the Company will be asked to consider and vote upon a proposal to approve and adopt the Merger Agreement and the transactions contemplated thereby.

      The Board of Directors knows of no additional matters that will be presented for consideration at the Special Meeting. Execution of a proxy, however, confers on the designated proxy-holders discretionary authority to vote the shares of Common Stock covered thereby in accordance with their best judgment on such other business, if any, that may properly come before the Special Meeting or any adjournments or postponements thereof.

THE COMPANY'S BOARD OF DIRECTORS HAS APPROVED THE PROPOSAL TO BE PRESENTED AT THE SPECIAL MEETING. THE BOARD OF DIRECTORS HAS UNANIMOUSLY APPROVED THE MERGER AGREEMENT AND RECOMMENDS THAT THE STOCKHOLDERS OF THE COMPANY VOTE FOR THE APPROVAL AND ADOPTION OF THE MERGER AGREEMENT.

VOTING AT THE SPECIAL MEETING; RECORD DATE

      The Board of Directors has fixed the close of business on February 24, 1999 as the record date (the "Record Date") for the determination of stockholders of the Company entitled to notice of and to vote at the Special Meeting and any adjournments or postponements thereof. Only holders of record on such date will be entitled to notice of and to vote at the Special Meeting. On the Record Date, there were 2,585,243 shares of Common Stock outstanding and entitled to vote which were held by approximately 610 holders of record. Each holder of record of Common Stock on the Record Date is entitled to cast one vote per share, exercisable in person or by a properly executed proxy, on all matters to be presented at the Special Meeting and any adjournments or postponements thereof. The presence, in person or by properly executed proxy, of the holders of a majority of the shares of Common Stock outstanding and entitled to vote at the Special Meeting is necessary to constitute a quorum at the Special Meeting.

      Adoption of the Merger Agreement requires the affirmative vote of the holders of a majority of the shares of Common Stock outstanding and entitled to vote thereon. The obtaining of such vote is a condition to consummation of the Merger. In determining whether the proposal to approve and adopt the Merger Agreement has received the requisite number of affirmative votes, abstentions and broker non-votes will have the same effect as votes against the Merger Agreement

      Proxies solicited hereby will be returned to the Company, and will be tabulated by inspectors of election designated by the Board, who will not be employed by, or a director of, the Company or any of its affiliates.

      As of the Record Date, directors and executive officers of the Company, and their affiliates, may be deemed to be the beneficial owners of 174,850 shares, or 6.76% of the outstanding shares of Common Stock (excluding shares of Common Stock which are issuable upon exercise of stock options and which are not outstanding and entitled to vote as of the Record Date). The remaining directors and executive officers have also indicated to the Company that they intend to vote all of their shares (174,850 shares in the aggregate) in favor of the approval and adoption of the Merger Agreement. As of the Record Date, neither Kearny nor its subsidiaries owned, directly or indirectly, any shares of Common Stock.

PROXIES

      This Proxy Statement is being furnished to stockholders of the Company in connection with the solicitation of proxies by the Board of Directors for use at the Special Meeting. All shares of Common Stock which are entitled to vote and are represented at the Special Meeting by properly executed proxies received prior to or at the Special Meeting, and not duly revoked, will be voted at the Special Meeting in accordance with the instructions indicated on such proxies. If no instructions are indicated on a properly executed proxy, such proxy will be voted FOR the approval and adoption of the Merger Agreement.

      If any other matters are properly presented for consideration at the Special Meeting, including, among other things, consideration of a motion to adjourn or postpone the Annual Meeting to another time and/or place (including, without limitation, for the purpose of soliciting additional proxies), the persons named in the enclosed form of proxy and acting thereunder will have discretion to vote on such matters in accordance with their best judgment. The Company has no knowledge of any matters to be presented at the Special Meeting other than those matters described herein.

1st BERGEN STOCKHOLDERS SHOULD NOT FORWARD ANY STOCK CERTIFICATES WITH THEIR PROXY CARDS.

      Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before it is voted. Proxies may be revoked by: (i) filing with the Secretary of the Company, at or before the taking of the vote at the Special Meeting, a written notice of revocation bearing a later date than the proxy; (ii) duly executing a later dated proxy relating to the same shares and delivering it to the Secretary of the Company at or before the taking of the vote at the Special Meeting; or (iii) attending the Special Meeting and voting in person. Attendance at the Special Meeting will not in and of itself constitute a revocation of a proxy. In addition, stockholders whose shares of Common Stock are not registered in their own name will need additional documentation from the record holder of such shares to vote personally at the Special Meeting. Any written notice of revocation or subsequent proxy should be sent so as to be delivered to 1st Bergen Bancorp, 250 Valley Blvd., Wood-Ridge, New Jersey 07075, Attention: Robert C. Maison, Secretary, or hand-delivered to the Secretary of the Company, at or before the taking of the vote at the Special Meeting.

      The Merger Agreement provides that all expenses of this solicitation, including the cost of preparing, printing and mailing this Proxy Statement, will be borne equally by the Company and Kearny. In addition to solicitation by use of the mails, proxies may be solicited by directors, officers and employees of the Company or its subsidiaries in person or by telephone, telegram or other means of communication. Such directors, officers and employees will not be additionally compensated, but may be reimbursed for reasonable out-of-pocket expenses in connection with such solicitation. Arrangements will also be made with custodians, nominees and fiduciaries for the forwarding of proxy solicitation materials to beneficial owners of shares held of record by such custodians, nominees and fiduciaries, and the Company will reimburse such custodians, nominees and fiduciaries for reasonable expenses incurred in connection therewith.

PROPOSAL -- THE MERGER

      This section of the Proxy Statement describes aspects of the proposed Merger. The following description does not purport to be complete and, to the extent it relates to matters contained in the Merger Agreement, is qualified in its entirety by reference to that agreement, which is attached as Annex A to this Proxy Statement and are incorporated herein by reference. All stockholders are urged to read the Merger Agreement in its entirety.

FORM OF THE MERGER AND THE BANK MERGER; PURCHASE PRICE

      Under the terms of the Merger Agreement, Merger Sub will be merged with and into the Company, with the result that the Company will become a (direct or indirect) wholly-owned subsidiary of Kearny (the Surviving Corporation is expected to become a subsidiary of Kearny). Immediately following consummation of the merger of the Merger Sub with and into the Company, it is intended that the Surviving Corporation will be liquidated and the Bank will thereafter merge with and into Kearny. At the Effective Time of the Merger, each share of Common Stock then outstanding (except for (i) shares of Common Stock which are owned by Kearny or any of its subsidiaries (other than shares held in a fiduciary capacity or in respect of debt previously contracted), and (ii) shares of Common Stock held by the Company or any of its subsidiaries in its treasury will be canceled and automatically converted into the right to receive $24.00 in cash, subject to possible upward adjustment as described below (as it may be adjusted, hereinafter sometimes referred to as the "Merger Consideration"). Immediately prior to the Effective Time, each outstanding option to purchase Common Stock issued pursuant to the Company's stock plans will be canceled, and each holder of any such option, whether or not then exercisable, will be entitled to receive immediately prior to the Effective Time for each option an amount in cash representing the difference between the strike price of such options, currently $13.975 per share, and $24.00 per share. See "--Effect on Employees and Benefit Plans; Interests of Certain Persons in the Merger."

      The Agreement is subject to certain conditions and contains other material terms more fully set forth in this Proxy Statement and in the Merger Agreement.

      Based upon the number of shares of Common Stock outstanding at the Record Date and the number of shares subject to options for which payment will be made pursuant to the Merger Agreement, the amount of funds necessary to pay the merger consideration would be approximately $64.7 million.

EFFECTIVE TIME OF THE MERGER

      Subject to the terms and conditions of the Merger Agreement, the Effective Time of the Merger will occur on the date and time on which the Merger and Bank Merger become effective in accordance with applicable laws and regulations. See "--Conditions to the Merger" below. It is expected that a period of time will elapse between the Annual Meeting and the Effective Time while the parties seek to obtain the regulatory approvals required in order to consummate the Merger. See "--Regulatory Approvals" below. The Merger Agreement may be terminated by either party if, among other reasons, the Merger has not been consummated on or before May 31, 1999. See "--Termination" below.

CONVERSION OF SHARES; PROCEDURES FOR EXCHANGE OF CERTIFICATES

      Promptly after the Effective Time, a paying agent (the "Paying Agent") selected by Kearny will send to each holder of record of Common Stock immediately prior to the Effective Time entitled to receive the Merger Consideration a letter of transmittal and instructions for use in surrendering such holder's certificates formerly representing shares of Common Stock (the "Certificates") in exchange for the cash into which such shares have been converted. When the Certificates are surrendered for exchange after the consummation of the Merger, holders of such Certificates will be promptly paid the cash amount, without interest, into which such shares of Common Stock have been converted.

STOCKHOLDERS SHOULD NOT FORWARD COMPANY STOCK CERTIFICATES TO THE PAYING AGENT UNTIL THEY HAVE RECEIVED TRANSMITTAL FORMS. STOCKHOLDERS SHOULD NOT RETURN STOCK CERTIFICATES WITH THE ENCLOSED PROXY.

BACKGROUND OF AND REASONS FOR THE MERGER

Background of the Merger

      During 1997, the Company was aware of the possibility of engaging in acquisition transactions in the New Jersey thrift industry, a rapidly consolidating market. From time to time, the Company considered various merger or acquisition possibilities, though none of these possibilities reached an advanced stage of consideration.

      In the spring of 1998, the Company continued to receive initial indications of interest from other financial institutions in New Jersey interested in either merging with, or acquiring the Company. These indications prompted an intensive review by the Board of Directors of the Company as to the future of the Company and South Bergen.

      The Company engaged FinPro, Inc. to prepare an analysis of the Company's strategic position and the possible transactions the Company could engage in. At a meeting of the in executive session of the Board of Directors on August 12, 1998, FinPro presented the results of its analysis, Company counsel discussed with the committee the duties and responsibilities of the Board of Directors with respect to a sale or merger. The executive session of the Board authorized the creation of a Strategic Planning Committee to explore the options presented by FinPro and report back to the Board.

      The Strategic Planning Committee met on August 24, 1998 to discuss the options available to the Company, and resolved to recommend to the full Board that consideration be given to the potential sale of the Company, and that a bidders' list of financial institutions be considered.

      At the direction of the Strategic Planning Committee, FinPro presented a list of all reasonable partners for a merger on August 28, 1998. This list was reviewed by the Board of Directors, and the number of partners was reduced, under criteria set by the Board of Directors. The Company authorized FinPro, as part of its advisory duties, to contact one commercial bank, four public thrifts, and three mutual thrifts, all of whom were based either in New York or New Jersey. Of these institutions, five expressed an interest in presenting a bid for the Company, including Kearny.

      Also on August 28, 1998, an investor group made a filing with the Securities and Exchange Commission indicating that it had purchased approximately 9.2% of the Company's Common Stock, and suggesting that the Company consider a merger with another local banking institution to maximize shareholder value.

      The Company, through FinPro, engaged in discussions with each of the parties that expressed an interest in presenting a bid for the Company, and prepared due diligence materials and confidentiality agreements to promote the bidding process. All of the parties received identical due diligence materials, and included in these materials was an identical list of negotiating points with respect to price and deal structure. As such, FinPro was not involved in setting the Transaction Terms.

      On September 3, 1998, the Strategic Planning Committee met to discuss the various bid proposals that had been received, and set a schedule for considering these proposals.

      These proposals were considered by the Company, and at an executive session of the Board held on September 18, 1998, the Board considered the various bids that had been received up to that point; on October 2, 1998, the Strategic Planning Committee reviewed these bids in detail with the assistance of FinPro. The Committee reviewed the proposal of Kearny, which involved an all-cash proposal for the shares of the Company within a price range of $23.00-$25.00 per share, and agreed to grant Kearny a right to conduct exclusive due diligence, if it raised its minimum price to $24.00 per share. Kearny agreed to do this, and was so granted the exclusive due diligence rights. Kearny's bid range of $23.00-$25.00 per share in cash represented the highest dollar consideration to shareholders, and was also not subject to neither share-price volatility connected with bids in which stock is used for consideration, nor any contingent factors.

      Kearny, after engaging in its exclusive due diligence, offered to purchase the Company at $24.00 per share, on an all cash basis.

      At a special meeting of the Board of Directors held on October 5, 1998, officials of the Company and FinPro reviewed Kearny's offer and compared it to the other bids which had been received. Based on this analysis, the bid of Kearny was accepted as a basis for negotiations, and the Board authorized the officers of the Company to negotiate a tentative agreement with Kearny.

      On October 9, 1998, a form of tentative agreement was presented at a special meeting of the Board of Directors; at the same time, FinPro presented an oral analysis regarding the fairness of the proposed agreement to the shareholders of the Company; it was FinPro's analysis that the proposed transaction was fair to the shareholders of the Company, based on comparisons with other, similar transactions and the current market for the Company's securities. FinPro rendered this analysis at the same time it was participating in the process, under the direction of the Board of Directors, of the negotiation of the Merger. The Board engaged in a discussion of this analysis, as well as the other factors influencing a decision on Kearny's proposal. The Board approved in principle the terms of the tentative agreement, and authorized the officers of the Company to negotiate the final terms of the agreement and submit it to the Board for final approval.

      On October 14, 1998, another special meeting of the Board of Directors was held, at which time the final agreement was reviewed and discussed, and FinPro updated its oral fairness opinion. At that time, the Board approved the final agreement.

Reasons for the Merger

      The Board of Directors of the Company has unanimously approved the Merger, and believes that the Merger is in the best interests of the Company, its shareholders, its employees, and the community at large.

      Prior to reaching this conclusion, the Company's Board of Directors reviewed and considered the results of a due diligence process carried out at its direction, and reviewed the terms of the Merger with the Company's management, FinPro and Company counsel. In reaching the conclusion to accept Kearny's offer and to enter into the final Merger Agreement, the Board considered a number of factors, including the following:

(i) Information provided by Kearny concerning its financial condition, results of operations and business on a historical and prospective basis, together with current industry, economic and market conditions applicable to financial institutions like Kearny and South Bergen, indicated that the management of Kearny has been successful in profitably expanding its business.

(ii) The price being paid by Kearny in the Merger compared favorably in terms of multiples of book value and earnings to recent mergers involving comparable financial institutions (see "Proposal --The Merger Opinion of FinPro").

(iii) The financial aspects of the written proposals received from other financial institutions which submitted expressions of interest to the Company's representatives were less favorable to the Company and its shareholders in terms of market risk and mutliples of book value and earnings.

(iv) The extensive efforts of FinPro to elicit interest from other entities which might be interested in a business combination with the Company indicated that the proposals received represented a thorough check of the acquisition market.

(v) The belief of the Company's Board of Directors that consolidation in the financial services industry is likely to continue.

(vi) The favorable opinion of FinPro that the consideration to be received by the shareholders of the Company was fair from a financial point of view.

      The Board of Directors also took into account the fact that Kearny expressed an interest in retaining as many of South Bergen's employees as possible, and that Kearny had no plans to close any of South Bergen's branches, thus lessening the impact of the Merger on the Company's and South Bergen's employees, and on the communities served by the Company and South Bergen. The Board of Directors believes that the Merger will result in a stronger and more effective competitor in the Company's markets, better able to compete effectively in the rapidly changing marketplace for banking and financial services.

      The foregoing does not purport to be a complete list of the matters considered by the Company's Board of Directors in approving the Merger. In approving the Merger, no one factor or group of factors was identified by the Board as being more significant than any other factor in the decision-making process.

Recommendation of the Board of Directors of 1st Bergen

THE BOARD OF DIRECTORS OF THE COMPANY BELIEVES THAT THE MERGER IS IN THE BEST INTERESTS OF THE STOCKHOLDERS AND HAS UNANIMOUSLY APPROVED THE MERGER AGREEMENT. THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR ADOPTION AND APPROVAL OF THE MERGER AGREEMENT.

      For information regarding the interests of the Directors and executive officers of the Company in the Merger, see "--Effect on Employees and Benefit Plans; Interests of Certain Persons in the Merger" and "--Security Ownership of Certain Beneficial Owners and Management."

Opinion of FinPro

      The Company retained FinPro to render an opinion with respect to the fairness from a financial point of view of the consideration to be received by the shareholders of the Company in the Merger. FinPro was selected to act as the Company's financial advisor based upon its qualifications, expertise and reputation. FinPro specializes in the securities of banking enterprises and regularly engages in the valuation of banking businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, competitive biddings, secondary distributions of listed and unlisted securities, private placements and valuations for estate, corporate and other purposes.

      On October 14, 1998, at the meeting at which the Company's Board approved and adopted the Agreement and the transactions contemplated thereby, FinPro rendered its oral opinion to the Company's Board that, as of such date, the Merger Consideration was fair to the stockholders of the Company from a financial point of view. That opinion was updated as of the date of this Proxy Statement. In connection with its opinion dated the date of this Proxy Statement, FinPro also confirmed the appropriateness of its reliance on the analyses used to render its opinion by performing procedures to update certain of such analyses and by reviewing the assumptions on which such analyses were based and the factors considered in connection therewith. No limitations were imposed by the Company's Board upon FinPro with respect to the investigations made or procedures followed by FinPro in rendering its opinions. In considering FinPro's fairness opinion, the Board of Directors was aware of and considered the fact that in connection with the Merger, FinPro would be entitled to receive a transaction fee which, as described more fully below, is in part contingent upon consummation of the Merger.

      FinPro's opinion is addressed to the Board of Directors of the Company and does not constitute a recommendation to any of the stockholders of the Company as to how such stockholders should vote with respect to the Merger.

THE FULL TEXT OF THE OPINION OF FINPRO, WHICH SETS FORTH A DESCRIPTION OF THE PROCEDURES FOLLOWED, ASSUMPTIONS MADE, MATTERS CONSIDERED AND LIMITS ON THE REVIEW UNDERTAKEN, IS ATTACHED TO THIS PROXY STATEMENT AS ANNEX B AND IS INCORPORATED HEREIN BY REFERENCE. STOCKHOLDERS ARE URGED TO READ THE OPINION IN ITS ENTIRETY. THE FOLLOWING SUMMARY OF THE OPINION IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE FULL TEXT OF THE OPINION.

Analysis of FinPro

      The Company retained FinPro, a financial consulting firm, on the basis of its experience, to render a written fairness opinion to the Board of Directors and shareholders of Company as to the per share price to be paid for Company's stock, as set forth in the Agreement and Plan of Reorganization dated October 14, 1998. FinPro has been in the business of consulting for the banking and thrift industry for ten years, including the appraisal and valuation of banking and thrift institutions and their securities in connection with mergers, acquisitions and other securities transactions. FinPro has knowledge of and experience with the New Jersey banking and thrift market and financial organizations operating in that market. FinPro reviewed the negotiated terms of the Agreement including governance matters.

      On October 14, 1998, in connection with its consideration of the Agreement and Plan of Reorganization, FinPro issued an oral opinion to the Board of Directors of the Company that the proposed cash per share price, $24.00, of the Merger as provided in the Agreement is fair and equitable, from a financial perspective, to the Company and its shareholders. This oral opinion was subsequently confirmed in writing. A copy of the written opinion is attached as Appendix B to this Joint Proxy Statement/Prospectus and should be read in its entirety by shareholders. FinPro's written opinion does not constitute an endorsement of the Merger or a recommendation to any shareholder as to how such shareholder should vote at the Special Meeting.

      In rendering its opinion, FinPro reviewed certain publicly available information concerning the Company and Kearny including each party's audited financial statements and annual reports. FinPro considered many factors in making its evaluation. In arriving at its Opinion regarding the fairness of the per share price, FinPro reviewed: (i) the Agreement and Plan of Reorganization dated October 14, 1998; (ii) the most recent external auditor's reports to the Boards of Directors of the Company; (iii) the June 30, 1998 Report of Condition and Income for each organization; (iv) the Rate Sensitivity Analysis reports for the Company; (v) the Company's listing of marketable securities showing rate, maturity, and market value as compared to book value; (vi) the Company's internal loan classification list; (vii) a listing of other real estate owned for the Company; (viii) the budget and long range operating plan of the Company;
(ix) the Minutes of the Board of Directors meetings for the Company; (x) the most recent Board report for the Company; (xi) the listing and description of significant real properties for the Company; and (xii) the directors and officers liability and blanket bond insurance policies for the Company. FinPro conducted limited due diligence on Kearny as part of team that included a representative of McCarter & English, the Company's legal counsel. The due diligence focused on the ability of Kearny to meet its obligations as set forth in the Agreement. FinPro conducted an on-site review of each organization's historical performance and current financial condition and performed a market area analysis.

      In addition, FinPro discussed with the management of the Company the relative operating performance and future prospects, primarily with respect to the current level of their earnings and future expected operating results, giving weight to FinPro's assessment of the future of the thrift industry and the Company's performance within the industry. FinPro compared the results of operation of the Company with the results of operation of all New Jersey thrifts.

--------------------------------------------------------------------------------
                                                                     New Jersey
                                                                Publicly Traded
                                             COMPANY              Thrift Median
                                                                  -------------
Return on Average Assets                        0.72%                     0.85%
Return on Average Equity                        5.64%                     8.33%
Asset Growth                                    7.55%                    10.44%
Yield on Interest Bearing Assets                7.32%                     7.21%
Cost of Interest Bearing Liabilities            4.59%                     4.62%
Net Interest Margin                             3.15%                     3.21%
Non-interest Income/Average Assets              0.09%                     0.23%
Non-interest Expense/Average Assets             1.49%                     1.92%
Non-performing Loans/Loans                      1.60%                     0.65%
Loan Loss Reserves/Loans                        2.43%                     1.04%
Loan Loss Reserves/Non-Performing Loans       152.17%                    97.54%
Efficiency Ratio                               62.49%                    56.34%
Core Capital/Tangible Assets                   10.90%                     9.26%
--------------------------------------------------------------------------------
Source: The SNL DataSource, SNL Securities, Last Twelve Months Data.

      Many variables affect the value of financial institutions, not the least of which is the uncertainty of future events, so that the relative importance of the valuation variable differs in different situations, with the result that appraisal theorists argue about which variables are the most appropriate ones on which to focus. However, most appraisers agree that the primary financial variables to be considered are earnings, equity, dividends or dividend-paying capacity, asset quality and cash flow. In addition, in most instances, if not all, value is further tempered by non-financial factors such as marketability, voting rights or block size, history of past sales of the thrift's stock, nature and relationship of the other shareholdings in the thrift, and special ownership or management considerations.

      FinPro analyzed the total deal price on a cash equivalent fair market value basis using the standard evaluation techniques (as discussed below) including, but not limited to, comparable sales multiples, net present value of dividends and terminal value, return on investment, price equity index and contribution analysis based on certain assumptions of projected growth, earnings and dividends.

NET ASSET VALUE

      Net asset value is the value of the net equity of a thrift, including every kind of property and value. This approach normally assumes liquidation on the date of appraisal with the recognition of securities gains or losses, real estate appreciation or depreciation, adjustments to the loan loss reserve, discount to the loan portfolio and changes in the net value of other assets. As such, it is not the best approach to use when valuing a going concern, because it is based on historical costs and varying accounting methods. Even if the assets and liabilities are adjusted to reflect prevailing prices and yields (which is often of limited accuracy because readily available data is often lacking), it still results in a liquidation value for the concern. Furthermore, since this method does not take into account the values attributable to the going concern such as the interrelationship among the company's assets and liabilities, customer relations, market presence, image and reputation, and staff expertise and depth, little weight is given by FinPro to the net asset value method of valuation.

MARKET VALUE

      Market value is generally defined as the price, established on an "arms-length" basis, at which knowledgeable, unrelated buyers and sellers would agree. The market value is frequently used to determine the price of a minority block of stock when both the quantity and the quality of the "comparable" data are deemed sufficient. However, the relative thinness of the specific market for the stock of the thrift being appraised may result in the need to review alternative markets for comparative pricing purposes. The "hypothetical" market value for a small thrift with a thin market for its stock is normally determined by comparison to the average price to earnings, price to equity and dividend yield of local or regional publicly-traded thrift issues, adjusting for significant differences in financial performance criteria and for any lack of marketability or liquidity. The market value in connection with the evaluation of control of a thrift is determined by the previous sales of thrifts in the state or region. In valuing a business enterprise, when sufficient comparable trade data is available; the market value deserves greater weight than the net asset value and similar emphasis as the investment value as discussed below.

      FinPro maintains substantial files concerning the prices paid for thrift institutions nationwide. The database includes transactions involving New Jersey thrifts and thrifts in the Mid Atlantic region of the United States over the last five years. The database provides comparable pricing and financial performance data for thrifts sold or acquired. Organized by different peer groups, the data present averages of financial performance and purchase price levels, thereby facilitating a valid comparative purchase price analysis. In analyzing the transaction value of the Company, FinPro has considered the market approach and has evaluated price to earnings, price to equity and core deposit premium multiples for two different groups. The first group was FinPro's "Comparable Group" which was composed of all thrifts that announced sales between January 1, 1997 and November 2, 1998 with market values less than $100 million, a tangible equity to assets ratio between 10.00% and 15.00% and a return on average equity less than 8.00%. The second group was composed of all New Jersey thrifts that announced sales between January 1, 1997 and November 2, 1998.

SELECT MERGER MULTIPLES

      During FinPro's analysis of recent merger multiples in relationship to the proposed transaction, FinPro placed a heavy reliance on the "Comparable Group" multiples. FinPro calculated and "Adjusted Equity Value" of $20.83 per share, based on the Company's September 30, 1998 equity and the median price to book value multiple of 1.4808 for the "Comparable

Group". FinPro calculated an "Adjusted Earnings Value" of $20.94 per share, based on Company's September 30, 1998 last twelve month's earnings and the median price earnings multiple of 23.79x for the "Comparable Group". Additionally, FinPro calculated a "Core Deposit Premium Value" of $21.24 per share, based on the Company's September 30, 1998 tangible equity and deposits and the median tangible book premium to core deposits of 8.96% for the "Comparable Group" FinPro calculated and "Adjusted Equity Value" of $20.83 per share, based on the Company's September 30, 1998 equity and the median price to book value multiple of 1.4808 for the "Comparable Group". FinPro calculated an "Adjusted Earnings Value" of $20.94 per share, based on Company's September 30, 1998 last twelve month's earnings and the median price earnings multiple of 23.79x for the "Comparable Group". Additionally, FinPro calculated a "Core Deposit Premium Value" of $21.24 per share, based on the Company's September 30, 1998 tangible equity and deposits and the median tangible book premium to core deposits of 8.96% for the "Comparable Group".

      A lower level of reliance was placed on the multiples for New Jersey thrift transactions announced between January 1, 1997 and November 2, 1998. FinPro calculated an "Adjusted Equity Value" of $28.20 per share, based on Company's September 30, 1998 equity and the median price to book value multiple of 2.0044 for New Jersey Thrifts that announced sales between January 1, 1997 and November 2, 1998. FinPro calculated an "Adjusted Earnings Value" of $23.06 per share, based on Company's June 30, 1998 last twelve months earnings and the median price to earnings multiple of 26.20x for New Jersey thrifts that announced sales between January 1, 1997 and November 2, 1998. Additionally, FinPro calculated a "Core Deposit Premium Value" of $27.49 per share, based on Company's September 30, 1998 tangible equity and deposits and the median tangible book premium to core deposits of 16.76% for New Jersey thrifts that announced sales between January 1, 1997 and November 2, 1998.

      The financial performance characteristics of the selected thrift organizations vary, sometimes substantially, from those of the Company. As such, this analysis is not a simple mathematical formula, but rather a series of considerations and judgements, regarding the financial performance and value of each of the companies.

INVESTMENT VALUE

      The investment value is sometimes referred to as the income value or earnings value. One investment value method frequently used estimates the present value of an enterprise's future earnings or cash flow. Another popular investment value method is to determine the level of current annual benefits (earnings, cash flow, dividends, etc.), and then capitalize one or more of the benefit types using an appropriate capitalization rate such as an earnings or dividend yield. Yet another method of calculating investment value is a cash flow analysis of the ability of a thrift to service acquisition debt obligations (at a certain price level) while providing sufficient earnings for reasonable dividends and capital adequacy requirements. In connection with the cash flow analysis, the return on investment that would accrue to a prospective buyer at the transaction value is calculated. The investment value methods which were analyzed in connection with this transaction were the net present value analysis, and the return on investment analysis, which are discussed below.

NET PRESENT VALUE OF DIVIDENDS STREAM AND TERMINAL VALUE

      The investment of earnings value of any banking institution's stock is an estimate of present value of the future benefits, usually earnings, cash flow or dividends, which will accrue to the stock. FinPro calculated a net present value of dividends stream and terminal value through 2009 under a number of iterations. The earnings growth rates ranged from 5.00% to 10.00%, with dividend estimates based upon historical levels. The terminal value was approximated using acquisition price to earnings multiples ranging between 17.00x to 32.00x. Discount rates between 9% and 12% were utilized. Based on these assumptions, FinPro's net present value of dividends stream and terminal value per share ranged between $7.79 to $26.43. FinPro's computations were based on an analysis of the thrift industry, the economic and competitive situations in the Company's market area, its current financial condition and historical levels of growth and earnings.

RETURN ON INVESTMENT ANALYSIS

      Return on investment (ROI) analysis calculates the ten year return of an equity investment equal to Company's' book value at September 30, 1998, (i) assuming a constant return on equity of 5.92%, with a liquidation at 23.79 (the median price to earnings multiple for the "Comparable Group") times the earnings in the year 2009; and (ii) assuming a gradual increasing return on equity from 5.92% to 8.50%, with a liquidation at 23.79 (the median price to earnings multiple for the "Comparable Group") times the earnings in the year 2009. Both scenarios assumed a 36% tax rate. This ROI analysis provides a benchmark for assessing the validity of the fair market value of a majority block of stock. The ROI analysis is one approach to valuing a going concern, and is directly impacted by the earnings stream, dividend payout levels and levels of debt, if any. Other financial and non-financial factors indirectly affect the ROI; however, these factors more directly influence the level of ROI an investor would demand from an investment in a majority block of stock of a specific thrift at a certain point in time. The ROI, assuming a constant return on equity with liquidation at 23.79 times earnings per share in 2009 is 4.82%. The ROI, assuming a gradual increasing in return on equity with liquidation at 23.79 times earnings per share in 2009, is 7.67%.

PRICE EQUITY INDEX ANALYSIS

      Furthermore, a price level indicator, the equity index, may be used to confirm the validity of the transaction value. The equity index adjusts the price to equity multiple in order to facilitate a truer price level comparison with comparable thrift institutions, regardless of differing levels of equity capital. The equity index is derived by multiplying the price to equity multiple by the equity-to-assets ratio. The following table sets forth the average price equity indexes for all New Jersey thrift transactions announced between January 1, 1997 and November 2, 1998, for the "Comparable Group" and for the Company.

                                                          Price Equity Index
                                                          ------------------
            Company Acquisition                                 21.51%
            New Jersey Thrift Acquisition Median                19.70%
            "Comparable Group" Median                           19.33%
      Source: SNL Securities data, FinPro calculations

      Theoretically, an earnings stream may be valued through the use of a net present value analysis. In FinPro's experience with thrift majority block stock valuations, it has determined that a relationship does exist between the net present value of an "average" thrift organization and the transaction value of a majority block of the thrift organization's stock. There are many other factors to consider, when valuing a going concern, which do not directly impact the earnings stream and the net present value but which do exert a degree of influence over the fair market value of a going concern. These factors include, but are not limited to, the general condition of the industry, the economic and competitive situations in the market area and the expertise of the management of the organization being valued.

Conclusion

      It is FinPro's opinion that the proposed cash per price share of $24.00 per share is fair from a financial perspective to the shareholders of the Company. In arriving at its opinion, FinPro, based on its experience and judgment as an independent appraiser, subjectively weighed the values arrived at using the net asset value, market value and investment value appraisal methods previously summarized, and concluded that each analysis independently supports FinPro's ultimate opinion regarding the fairness of the transaction. Additionally, this opinion was influenced by the fact that Kearny's offer of $24.00 per share was significantly higher than any of the bids offered by the other institutions contacted by FinPro at the direction of the Board of Directors.

      Neither the Company nor Kearny imposed any limitations upon the scope of the investigation to be performed by FinPro in formulating its Opinion. In rendering its Opinion, FinPro did not independently verify the asset quality and financial condition of the Company, but instead relied upon the data provided by or on behalf of the Company to be true and accurate in all material respects.

      Prior to being retained for this assignment, FinPro, Inc. had provided professional services and products to the Company. These professional services included: assistance with strategic planning, an independent appraisal of the Company's stock as part of its conversion from a mutual institution to a stock institution, merger and acquisition analysis, interest rate risk management consulting, and market feasability consulting, along with other, general consulting engagements. The revenues derived from such services and products are insignificant when compared to the firm's total gross revenues. FinPro is not affiliated in any way with Company or Kearny or their respective affiliates.

      On August 7, 1998, the Company entered into a letter agreement with FinPro, pursuant to which FinPro would act as a financial advisor to the Company with respect to merger and acquisition activities. Providing a fairness opinion was included as part of this letter agreement. The aggregate fee to be paid to FinPro, assuming the consummation of the Merger, will be equal to 1.00% of the total aggregate fair market value paid at the closing (approximately $650,000), less FinPro's $20,000 retainer fee (received upon the execution of the letter agreement) and $80,000 in aggregate fees payable upon the completion by FinPro of due diligence, presentation of an oral opinion regarding the Merger to the Company's Board of Directors, and delivery of the opinion of FinPro attached hereto. The letter agreement provides for the indemnification by the Company of FinPro in the event that FinPro becomes involved in any capacity, other than as a plaintiff, in any action, proceeding or investigation brought by or against any person, including stockholders of the Company, in connection with any matter related to FinPro's assignments as described in such letter agreement, and the Company will reimburse FinPro periodically for its legal and other expenses (including the cost of any investigation and preparation) reasonably incurred in conjunction therewith. If for any reason such indemnification is unavailable to FinPro or insufficient to hold it harmless, then the Company shall contribute to the amount paid or payable by FinPro in such proportion as is appropriate to reflect relative fault of the Company and FinPro.

RIGHTS OF DISSENTING STOCKHOLDERS

      New Jersey law does not provide for any dissenting shareholders' rights for holders of Bergen Common Stock because each stockholder will receive cash in exchange for their Bergen Common Stock.

MATERIAL FEDERAL INCOME TAX CONSEQUENCES

      The following discussion summarizes the material federal income tax consequences of the Merger under present law to stockholders who are individuals. Generally, the transaction will result in capital gain to individual stockholders in an amount equal to $24.00 per share, less the stockholder's adjusted basis in the stock, as more specifically described herein. Some stockholders (including, but not limited to, insurance companies, tax-exempt organizations, financial institutions, broker-dealers, employee stockholders, foreign corporations and persons who are not citizens or residents of the United States) may be subject to special rules not discussed below. The discussion assumes that each stockholder holds shares of Common Stock as a capital asset. However, stockholders who are employees or directors of 1st Bergen may not be entitled to treat some of the shares which they may have acquired from 1st Bergen (e.g., through Company stock benefit plans) as capital assets or a portion of the gain on the sale of such shares as capital gain because they may be required to report any gain on the sale of the shares as taxable compensation from the Company.

      The receipt of cash in exchange for shares of Common Stock pursuant to the Merger will be treated as a sale or exchange of the shares of Common Stock for federal income tax purposes, and may also be a taxable transaction for state, local and other tax purposes. Each stockholder will recognize gain or loss for federal income tax purposes generally in an amount equal to the difference between the amount of cash received and the cost or other tax basis of his, her or its shares of Common Stock surrendered. Except for gain attributable to certain shares owned by employees or directors of 1st Bergen as described above, gain or loss on the sale of shares will be long-term capital gain or loss if the shares of Common Stock have been held by the stockholder for more than one year. Otherwise, gain or loss will be short-term capital gain or loss. The holding period with respect to the shares of Common Stock must be calculated separately with respect to each block of shares of Common Stock held by a stockholder.

STOCKHOLDERS AND ESOP PARTICIPANTS ARE URGED TO CONSULT THEIR TAX ADVISORS WITH RESPECT TO THE SPECIFIC TAX CONSEQUENCE OF THE MERGER TO THEM, INCLUDING THE APPLICATION AND EFFECT OF THE ALTERNATIVE MINIMUM TAX, AND STATE, LOCAL AND FOREIGN TAX LAWS.

ACCOUNTING TREATMENT

      The Merger will be accounted for as a "purchase" transaction. Under the purchase method of accounting, the assets and liabilities of the Company will be recorded on the consolidated financial statements of Kearny at their respective fair value at the Effective Time. Any excess of the value of the consideration paid by Kearny over the fair value of the Company's identifiable net assets acquired, less liabilities assumed, will be recorded as intangible assets.



EXPENSES

      Each of Kearny and the Company will bear and pay all costs and expenses incurred by it or on its behalf in connection with the Merger and the Bank Merger, including fees and expenses of its own financial or other consultants, investment bankers, accountants and counsel. All costs and expenses of preparing, printing and mailing of this Proxy Statement and all other fees paid to the SEC in connection with the Merger shall be borne equally by Kearny and the Company.

REPRESENTATIONS AND WARRANTIES

      The Merger Agreement contains various representations and warranties of each of the Company and Kearny (in each case of the Company, including its savings institution subsidiary and other subsidiaries). These include, among other things, representations and warranties of the Company as to (i) its organization and good standing, (ii) the identity and ownership of its subsidiaries, (iii) its capital stock, (iv) the authorization of the Merger Agreement, (v) the absence of knowledge by the Company of any reason why any required governmental consents or approvals could not be obtained, (vi) compliance with laws, (vii) the conformity to applicable accounting standards of the Company's financial statements and the accuracy of the Company's filings with the SEC and the Federal Deposit Insurance Corporation, (viii) pending or threatened material litigation or other actions, (ix) taxes, (x) employee benefit plans, (xi) insurance, (xii) certain environmental matters and (xiii) certain material contracts of the Company.

      Kearny's representations and warranties include, among other things, those as to (i) its organization and good standing, (ii) the authorization of the Merger Agreement, (iii) the absence of the need (except as specified) for governmental consents to the Merger, and (iv) the absence of knowledge by Kearny of any reason why it would be unable to obtain any required governmental consents or approvals, and the belief that no such consent or approval will contain a condition which would have a material adverse effect (as defined in the Merger Agreement).

CONDITIONS TO THE MERGER

      The respective obligations of each party to consummate the Merger are subject to the fulfillment or written waiver of each of the following conditions prior to the Effective Time: (i) the Merger Agreement will have been duly adopted by the requisite vote of the holders of the outstanding shares of Common Stock; (ii) all requisite governmental approvals for the Merger and the Bank Merger will have been obtained and will be in full force and effect and all related waiting periods will have expired and no such approval will be conditioned or restricted in a manner that, individually or in the aggregate, would result in a material adverse effect (as defined in the Merger Agreement) on 1st Bergen, as the surviving corporation in the Merger, or Kearny, as the surviving bank in the Bank Merger; (iii) all consents or approvals of all persons (other than governmental entities) required for or in connection with the execution, delivery and performance of the Merger Agreement and the consummation of the Merger will have been obtained and will be in full force and effect, unless the failure to obtain any such consent or approval, individually or in the aggregate, would not result in a material adverse effect on 1st Bergen or Kearny; and (iv) no jurisdiction or governmental entity will have enacted or issued any statute, rule, regulation, judgment, decree, injunction or other order (whether temporary, preliminary or permanent) which prohibits consummation of the transactions contemplated by the Merger Agreement.

      The obligation of Kearny to consummate the Merger is also subject to the fulfillment or written waiver by Kearny, of each of the following conditions prior to the Effective Time: (i) the representations and warranties of the Company set forth in the Merger Agreement will be true and correct as of the date of the Merger Agreement and as of the Closing Date as though made on and as of the Closing Date, except that representations and warranties that by their terms speak as of the date of the Merger Agreement or some other date certain will be true and correct as of such date, and Kearny will have received a certificate, dated the Closing Date, signed on behalf of the

Company by its Chief Executive Officer and Chief Financial Officer to such effect; and (ii) the Company will have performed in all material respects all covenants required to be performed by it under the Merger Agreement at or prior to the Closing Date, and Kearny will have received a certificate, dated the Closing Date, signed on behalf of the Company by its Chief Executive Officer and Chief Financial Officer to such effect.

      The obligation of the Company to consummate the Merger is also subject to the fulfillment, or written waiver by the Company, of each of the following conditions prior to the Effective Time: (i) the representations and warranties of Kearny set forth in the Merger Agreement will be true and correct as of the date of the Merger Agreement and as of Closing Date as though made on and as of the Closing Date, except that representations and warranties that by their terms speak as of the date of the Merger Agreement or some other date certain shall be true and correct as of such date, and the Company will have received a certificate, dated the Closing Date, signed on behalf of Kearny by a senior officer of Kearny to such effect; and (ii) Kearny will have performed in all material respects all covenants required to be performed by it under the Merger Agreement at or prior to the Closing Date, and the Company will have received a certificate, dated the Closing Date, signed on behalf of Kearny by a senior officer of Kearny to such effect.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

      The following tables set forth information as to ownership of the Company's Common Stock by (i) members of the Company's Board of Directors, (ii) those officers listed under the "Summary Compensation" section of Form 10-K,
(iii) all executive officers and Directors as a group, and (iv) those persons believed by the Company to be beneficial owners of more than 5% of the Company's outstanding shares of Common Stock as of September 30, 1998 as disclosed in certain reports regarding such ownership filed by such persons with the Company and with the SEC, in accordance with sections 13(d) and 13(g) of the Exchange Act. Other than those persons listed below, the Company is not aware of any person, as such term is defined in the Exchange Act, that owns more than 5% of the Company's Common Stock as of September 30, 1998.

      Ownership by Directors and Executive Officers:

==============================================================================================
                                  Number of Shares (1)          As a Percent of Outstanding
                                  --------------------                      Shares
                                                                            ------
----------------------------------------------------------------------------------------------
James W. Mason                            27,348 - (2)                       1.06
----------------------------------------------------------------------------------------------
Bernard Leung, M.D.                          10,948                           .42
----------------------------------------------------------------------------------------------
Robert C. Miller                             12,254                           .47
----------------------------------------------------------------------------------------------
Richard Masch                                16,348                           .63
----------------------------------------------------------------------------------------------
Kathleen Fisher                               8,348                           .32
----------------------------------------------------------------------------------------------
William M. Brickman                       50,308 - (3)                       1.95
----------------------------------------------------------------------------------------------
Robert O'Neill                                5,600                           .22
----------------------------------------------------------------------------------------------
Albert E. Gossweiler                      28,913 - (4)                        1.12
----------------------------------------------------------------------------------------------
Robert C. Maison                          14,783 - (5)                         .57
----------------------------------------------------------------------------------------------
All Executive Officers and
Directors as a Group                        174,850                           6.76
==============================================================================================

(1) Includes all shares granted pursuant to the Recognition and Retention Plans for Executive Officers and Employees, of which 20% vest in April, 1998, 1999, 2000, 2001 and 2002.

(2) Includes 9,000 shares held by Mr. Mason's wife, 1,500 shares held by Mr. Mason as custodian for his grandchildren and 1,500 shares held by Mrs. Mason as custodian for Mr. Mason's grandchildren.

(3) Includes 2,500 shares held by Mr. Brickman's wife and 2,568 shares held by the South Bergen Savings Bank 401K Profit Sharing Plan for the Benefit of Mr. Brickman.

(4) Includes 2,422 shares held by the South Bergen Savings Bank 401K Profit Sharing Plan for the benefit of Mr. Gossweiler.

(5) Includes 3,674 shares held by the South Bergen Savings Bank 401K Profit Sharing Plan for the benefit of Mr. Maison.

      Ownership by persons owning more than 5% of the Company's outstanding Common Stock:

===============================================================================================
                                                                      AMOUNT AND
                                                                      NATURE OF
                                                                      BENEFICIAL       PERCENT
TITLE OF CLASS         NAME AND ADDRESS OF BENEFICIAL OWNER           OWNERSHIP        OF CLASS
===============================================================================================
Common Stock           South Bergen Savings Bank                       253,920           9.82%
                       Employee Stock Ownership Trust ("ESOP")
                       250 Valley Boulevard
                       Wood-Ridge, NJ  07075
-----------------------------------------------------------------------------------------------
Common Stock           Seidman and Associates                          237,100           9.17%
                       Lanidex Center
                       100 Misty Lane
                       P.O. Box 5430
                       Parsippany, NJ  07054
-----------------------------------------------------------------------------------------------
Common Stock           First Manhattan Co.                             231,200           8.94%
                       437 Madison Avenue
                       New York, NY  10022
-----------------------------------------------------------------------------------------------
Common Stock           Greater Community  Bancorp                      213,657           8.26%
                       55 Union Boulevard
                       Totowa, NJ  07512
-----------------------------------------------------------------------------------------------
Common Stock           Janus Capital Corporation                       192,125           7.43%
                       100 Fillmore Street
                       Denver, CO  80206
-----------------------------------------------------------------------------------------------

REGULATORY APPROVALS

      Consummation of the Merger is subject to, among other things, the receipt and effectiveness of all necessary governmental approvals required to consummate the Merger and the Bank Merger. The Merger Agreement may be terminated and the Merger abandoned, among other things, if any such governmental approval is denied. There can be no assurance that all requisite approvals will be obtained, that such approvals will be received on a timely basis or that such approvals will not be subject to conditions that would cause the Company or Kearny to terminate the Merger Agreement.

      The Merger and the Bank Merger require the approval of the OTS under the Home Owners' Loan Act, the Federal Deposit Insurance Act and related OTS Regulations. The Company has been informed by Kearny that it filed applications for such approval with the OTS on November 25, 1998. As of the date of this Proxy Statement, the OTS has not provided Kearny with all required approvals.

      The foregoing approval requires consideration by the OTS of various factors. These include assessments of the competitive effect of the contemplated transaction, the managerial and financial resources and future prospects of the resulting institution and the effect of the contemplated transaction on the convenience and needs of the communities to be served. These regulatory considerations also include, among other things, an assessment of compliance with the Community Reinvestment Act of 1977. The regulations of the OTS require publication of notice of, and an opportunity for public comment with respect to, the applications filed in connection with the Merger and the Bank Merger.

THERE CAN BE NO ASSURANCE THAT THE OTS WILL APPROVE THE MERGER OR THE BANK MERGER, AND IF SUCH TRANSACTION IS APPROVED, THERE CAN BE NO ASSURANCE AS TO THE DATE OF SUCH APPROVAL.

CONDUCT OF BUSINESS PENDING THE MERGER

      Pursuant to the Merger Agreement, the Company has agreed that it and its subsidiaries will conduct their respective businesses only in the ordinary regular and usual course, and will use all reasonable efforts to preserve intact their business organizations and assets and maintain their rights, franchises, and existing relations with customers and employees. In addition, the Company has agreed that, among other things, without the prior consent of Kearny, neither it nor any of its subsidiaries will: (i) amend their certificates of incorporation or bylaws, except as may be provided in the Merger Agreement; (ii) impose, or permit to exist, any lien, charge or encumbrance to exist on any share of capital stock held by them; (iii) except as otherwise provided for in the Merger Agreement or related agreements, repurchase, redeem, acquire or exchange, or split or subdivide its capital stock; (iv) pay a cash dividend on Company Common Stock (except for regular quarterly cash dividends payable in the same amount and during the same time periods as past quarterly dividends; (v) except as expressly permitted by the Merger Agreement, and except for action involving existing subsidiaries or subsidiaries to carry on activities permitted by the Merger Agreement, acquire direct or indirect control over any corporation, association, firm, organization or other entity; (vi) except as expressly permitted by the Merger Agreement, issue, sell or agree to sell, or otherwise permit to become outstanding, any additional shares of Company Common Stock; (vii) incur any additional debt obligation other than short term debt refinancing other short term debt, in an equal or lesser amount, or indebtedness of the Company (or any Company subsidiary) to South Bergen in an excess of an aggregate of $50,000, except in the ordinary course of business; (viii) grant any increase in compensation or benefits to any officer or director, or grant any increase in compensation or benefits to non-officer employees in excess of the lesser of 5% per annum or $5,000 for any of them individually upon not less than 3 business days' notice to Kearny; (ix) enter into any employment or severance agreements with any of its officers or employees; (x) adopt any new employee benefit plan; (xi) enter into any new service contracts, purchase or sale agreements or lease agreements in excess of $25,000 that are material to the Company or any subsidiary; (xii) make any capital expenditure exceeding $25,000; (xiii) take any action, knowingly, that would violate any of the representations and warranties in the Merger Agreement; (xiv) change their methods of accounting, except as required by changes in generally accepted accounting principles as concurred in by the Company's independent auditors or regulatory accounting principles; (xv) take any action, knowingly that could jeopardize the receipt of regulatory approvals;
(xvi) fail to use best efforts to keep in full force and effect insurance and bonding coverage; (xvii) fail to notify Kearny promptly of the receipt of any letter notice or other communication from a governmental entity advising the Company that it is contemplating issuing, requiring or requesting any agreement, memorandum of understanding, or similar undertaking, order or directive; (xviii) fail to notify Kearny promptly of the commencement or threat of any tax audit, action or proceeding; (xix) fail to maintain and keep properties in good repair and condition (save for ordinary wear and tear); and (xx) engage in any off-balance sheet hedge transactions

COVENANTS

      Pursuant to the Merger Agreement, each of the Company and Kearny has made various covenants customary to transactions of this type, including, among others, that each party will use all reasonable efforts to take or cause to be taken all actions necessary, proper or advisable to consummate the Merger on a prompt basis and that the Company will provide Dime with access to certain books and records of, and other information regarding the Company.

NO SOLICITATION OF ALTERNATIVE TRANSACTIONS

      In addition, the Company has agreed that neither it (including its officers, directors, employees and agents) nor any of its subsidiaries will, directly or indirectly, initiate, solicit or encourage inquiries or proposals, furnish any information relating to, or participate in any discussions with any entity other than Kearny, with respect to a merger, business combination or similar transaction, or any purchase of all or any substantial part of the assets of any equity securities of the Company or its subsidiaries, except where the failure to furnish such information or participate in such discussions would constitute a breach of the fiduciary obligations of the Company's Board of Directors, based on the written advice of outside counsel. The Company has also agreed to notify Kearny if it receives any inquiries or proposals with respect to the foregoing.

EFFECT ON EMPLOYEES AND BENEFIT PLANS; INTERESTS OF MANAGEMENT AND DIRECTORS IN THE MERGER

Indemnification; Directors' and Officers' Insurance

      The Merger Agreement provides that Kearny will indemnify and hold harmless the past and present directors and officers of the Company and its subsidiaries against certain liabilities for six years following the Effective Time to the fullest extent to which directors and officers of the Company would have been entitled under New Jersey or other applicable law on the date of the Merger Agreement (and Kearny will pay expenses in advance of the final disposition of any action or proceeding to the extent permissible under New Jersey law; provided, that the person to whom expenses are advanced provides an undertaking to repay such expenses if it is ultimately determined that such person is not entitled to indemnification). In addition, Kearny will use reasonable efforts to maintain for a period of three years following the Effective Time the Company directors' and officers' liability insurance policy to cover those persons serving as officers and directors of the Company immediately prior to the Effective time, provided that Kearny will not be required to expend more than 200% of the current amount expended by the Company for such coverage. If Kearny is unable to maintain or obtain such coverage, Kearny will use reasonable efforts to obtain comparable coverage for no more than the amount set forth above. Kearny has agreed that any successor will be required to assume its obligations to provide the indemnifications set forth herein.

Advisory Board

      Promptly following the Effective Time, Kearny has agreed to appoint members of the Board of Directors of the Company, who are not also officers or employees of the Company, to a newly formed advisory board to Kearny. The persons who will be appointed must be nominated by the Company and must be willing to serve on such board for two years. The functions of the members of the advisory board will be determined by the board of directors of Kearny. The members of the advisory board will receive $13,125 for one year of service from the Effective Time, the chairman of the advisory board receiving $16,875 for such service. The advisory board will terminate on a date no earlier than two years from the time the Merger and Bank Merger become effective. Kearny reserves the right to request and receive the resignation of a member of the advisory board if it is determined that such member has a conflict of interest or other circumstances exist which compromise the member's ability to effectively serve on the board.

Employees--General

      Kearny will attempt to retain qualified employees of the Company subject to the needs of its business. Any employee who is terminated involuntarily without cause after the effective time of the Merger will be provided a severance payment, to be mutually agreed upon by the parties to the Merger Agreement, who will also develop a bonus plan that shall pay a bonus plan to certain key employees who are not covered by an employment agreement for remaining employed at South Bergen from the time of the signing of the Merger Agreement through three months after the closing of the Merger.

Employment Agreements with Executive Officers

      The Company and South Bergen have existing employment agreements with William M. Brickman (President and CEO), Albert E. Gossweiler (Exec. Vice Pres. and CFO) and Robert C. Maison (Senior Vice Pres.) (collectively, the "Executives"). Pursuant to these employment agreements, the Executives would have been entitled to receive a payment equal to the current base salary through the remaining term of the agreement, as a result of a change in control (as such term is defined in such agreements), following a termination of employment. The proposed merger transaction will qualify as such a change in control, and the Executives would have been entitled to receive cash payments pursuant to such employment agreements. In exchange for new agreements with Kearny, each Executive has voluntarily agreed to waive his right to receive benefits that each would otherwise have had the right to receive under their respective agreements; in other words, the Executives will not receive any benefits under their existing employment agreements.

      Kearny intends to enter into new, separate employment agreements with Messrs. Brickman and Gossweiler, and a consulting agreement with Mr. Maison. The agreement with Mr. Brickman will be from the date of signing the employment agreement through December 31, 2003. His salary will be at a rate of $14,185 per month for the period from the effective time of the merger through March 31, 2001, and a base salary at a rate of $2,536 per month for the period from April 1, 2001 through December 31, 2003. Mr. Brickman and his spouse, as the case may be, shall be entitled to participate in any group long-term disability, medical, dental, prescription drugs or medical reimbursement plans on the same basis as is offered to other employees of Kearny. Mr. Gossweiler's agreement will be for a period from the date of signing of the employment agreement through march 31, 2001 with a base salary at the rate of $129,333 per annum. Mr. Gossweiler shall be entitled to participate in and receive the benefits of any plan of Kearny which may become applicable to employees, including retirement, medical and life insurance plans. He will also receive a retention incentive bonus every six months through March 31, 2001, each payment totaling approximately $50,000. Mr. Maison's consulting agreement will be for the period from the date of signing the consulting agreement through March 31, 2001 at a rate of $9,537 per month. He will be an independent contractor and will not be entitled to participate in and receive the benefits of any plan of Kearny which may become applicable to employees, including retirement, medical and life insurance plans.

Benefit Plans, Stock Options and Stock Bonus Plans

      At the effective time of the Merger, the Bank's Employee Stock Ownership Plan ("ESOP") will exchange all shares held by the ESOP to Kearny for $24.00 per share, pay off any remaining loan related to the initial acquisition of the shares, terminate the ESOP, and then distribute the remaining proceeds to the ESOP participants in accordance with the terms of the ESOP after the Internal Revenue Service issues a favorable determination letter regarding the termination of the ESOP. The Bank has terminated the 401(k) Profit Sharing Plan effective December 31, 1998. The Bank has amended its Defined Benefit Plan to cease benefits accruals under the Defined Benefit Plan effective December 15, 1998. The Bank has issued a notice of intent to terminate the Defined Benefit Plan; the proposed date of termination is January 22, 1999. Distributions from the 401(k) Profit Sharing Plan and the Defined Benefit Plan will be made after the Internal Revenue Service issues favorable determination letters regarding the termination of such plans. Kearny will also purchase all existing, allocated stock options, currently equivalent to

264,050 shares, for the difference between the strike price per share of such options, currently $13.975 per share, and $24.00 per share, to be paid in cash to the holders of such options. Shares vested for the benefit of outside directors under the Company's Recognition and Retention Plan for Outside Directors and shares vested for the benefit of participants in the Company's Recognition and Retention Plan for Executive Officers and Employees shall each become and be converted into the right to receive $24.00 in cash at the time of the Merger.

TERMINATION

      The Merger Agreement provides that, either before or after the approval of the Merger by the stockholders of the Company, the Merger Agreement may be terminated and the Merger abandoned at any time prior to the Effective Time, under certain circumstances, including the following: (i) by mutual consent of the Company and Kearny; (ii) by either the Company or Kearny (a) upon certain uncured breaches of the representations, warranties or covenants of the other party; (b) if the Merger is not consummated on or prior to May 31, 1999 (unless the failure to consummate the Merger is due to the action or failure to act of the party seeking to terminate); or (c) if any required governmental approval has been denied or required to be withdrawn, or the applicable governmental authority has indicated an intention to deny or impose a condition which would result in a material adverse effect on the Company or Kearny (unless the failure of such occurrence is due to the failure of the party seeking to terminate to perform its obligations under the Merger Agreement); or (iii) by Kearny, (x) if the Board of Directors of the Company fails to recommend the Merger to the Company's stockholders or withdraws, modifies or qualifies its recommendation in a manner adverse to Kearny, or (y) the Board of Directors of the Company participates in (or authorizes participation in) negotiations regarding the substantive terms of a formal Acquisition Proposal (as defined in the Merger Agreement).

                             BUSINESS OF THE COMPANY

      The Company is a New Jersey business corporation and unitary savings and loan holding company under the Home Owner's Loan Act of 1933, as amended (the "HOLA"). The Company was incorporated on November 28, 1995, for the purpose of acquiring the Bank in connection with the Bank's conversion from the mutual form of ownership to the stock form of ownership. Management of the Bank believed that establishing a holding company structure in connection with the mutual to stock conversion would facilitate certain operations of the Bank, including acquisition of other financial institutions, and provide additional financial flexibility for the growth of the Bank. On March 29, 1996, the Bank converted from the mutual to stock form and the Company acquired 100% of the outstanding stock of the Bank. The principal activities of the Company are owning and supervising the Bank.

      The Bank is a federally chartered savings bank, one of whose predecessor institutions was founded in 1890. The Bank converted from a New Jersey state chartered savings and loan association to a federally chartered savings bank in November 1995. The Bank's principal business is attracting retail deposits from the general public and investing those deposits, together with funds generated from operations and principal payments, primarily in one- to four-family residential mortgage loans and mortgage-backed securities and, to a lesser extent, consumer and other loans and investment securities. The Bank's revenues are derived principally from interest on its mortgage loan and mortgage-backed securities portfolio and interest and dividends on its investment securities. The Bank's primary sources of funds are deposits, principal and interest payments on loans and mortgage-backed securities and advances from the Federal Home Loan Bank of New York. Through its wholly owned subsidiary, South Bergen Financial Services, Inc., the Bank also engages in the sale of annuity investment products.

      The Bank has historically operated through its main office located in Wood-Ridge and its branch in East Rutherford, New Jersey. Since consummation of the Bank's mutual to stock conversion, the Company, seeking to expand its franchise through the establishment of new offices, has opened a supermarket branch in Wanaque, Passaic County, in September of 1996, and a stand alone branch in Montville, Morris County, in March 1997. The Company seeks to use expansion of its branch network as a means of expanding its existing trade area and entering into new trade areas. Management believes that these three areas are growing economically and are not adequately served by branches of the Bank's larger competitors. In addition, Management of the Company is familiar with these areas. Therefore, Management believes that expansion of the Company's trade area into these locations will provide the Company with additional opportunities to grow. The Company intends to continue to establish additional branches in locations which Management believes are underserved by larger institutions and which have a need for the Company's products and services. New branches may either be supermarket branches or traditional stand-alone branches. These additional branches may constitute an additional presence in trade areas currently served by the Company or expansion into new trade areas.

MARKET AREA AND COMPETITION

      The Company conducts business as a community-oriented savings bank, offering a variety of financial services to meet the needs of the communities it serves. The Company's primary market area for deposit gathering includes the neighborhoods surrounding its four offices. The Bank operates two offices in Bergen County and one each in Morris and Passaic Counties, New Jersey. The Company's primary market area for loan originations is northern and central New Jersey, although the Company originates loans throughout the State of New Jersey.

      The Company faces significant competition both in making loans and in attracting deposits. Northern New Jersey has a high density of financial institutions, many of which are branches of significantly larger money center and regional banks which have resulted from the recent consolidation of the banking industry in New Jersey and surrounding states and which have greater financial resources than the Company, and all of which are competitors of the Company to varying degrees. The Company's competition for loans comes principally from commercial banks, savings banks, savings and loan associations, credit unions, mortgage banking companies and insurance companies. Its most direct competition for deposits has historically come from commercial banks, savings banks, savings and loan associations and credit unions. The Company faces additional competition for deposits from short-term money market funds, mutual funds and other corporate and government securities funds and from other financial institutions such as brokerage firms and insurance companies.

PERSONNEL

      At September 30, 1998, the Company had a total of 52 full-time employees and 12 part-time employees. The employees are not represented by a collective bargaining unit, and the Company considers its relationship with its employees to be good.

REGULATION AND SUPERVISION

General

      The Bank is a federally chartered savings bank and its deposit accounts are insured up to applicable limits by the Federal Deposit Insurance Corporation (the "FDIC") under the Savings Association Insurance Fund (the "SAIF"). The Bank is subject to extensive regulation and supervision by the Office of Thrift Supervision (the "OTS"), as its primary federal regulator and by the FDIC, as the deposit insurer. The Bank must file reports with the OTS and the FDIC concerning its activities and financial condition, in addition to obtaining regulatory approvals prior to entering into certain transactions such as mergers with, or acquisitions of, other depository institutions. There are periodic examinations by the OTS and the FDIC to assess the Bank's compliance with various regulatory requirements. This regulation and supervision establishes a comprehensive framework of activities in which a savings and loan association can engage and is intended primarily for the protection of the insurance fund and depositors. The regulatory structure also gives the regulatory authorities extensive discretion in connection with their supervisory and enforcement activities and examination policies, including policies with respect to the classification of assets and the establishment of adequate loan loss reserves for regulatory purposes.

      As a unitary savings and loan holding company, the Company is subject to supervision and regulation by the OTS and is subject to public reporting and other obligations under the Federal securities laws.

Prompt Corrective Action

      Federal law establishes a system of prompt corrective action to resolve the problems of undercapitalized institutions and permits the federal banking agencies, including the OTS, to take certain supervisory actions against undercapitalized institutions, the severity of which depends upon the institution's capital level. Generally, subject to a narrow exception, the appropriate federal banking agency is required to appoint a receiver or conservator for an institution that is critically undercapitalized within 90 days after it becomes critically undercapitalized.

      Under the rules implementing the prompt corrective action provisions, an institution that has a total risk-based capital ratio of 10.0% or greater, a Tier 1 risk-based capital ratio of 6.0% or greater and a leverage ratio of 5.0% or greater, and is not subject to any written agreement, order, capital directive or prompt corrective action directive to meet and maintain a specific capital level for any capital measure is deemed to be "well-capitalized". An institution that has a total risk-based capital ratio of 8.0% or greater, a Tier l risk-based capital ratio of 4.0% or greater and a leverage ratio of 4.0% or greater (or a leverage ratio of 3.0% or greater if the bank is rated composite "1"
under the CAMEL rating system and is not experiencing or anticipating significant growth) and does not meet the definition of a "well-capitalized" bank is considered to be "adequately capitalized." An institution that has a total risk-based capital of less than 8.0% or has a Tier 1 risk-based capital ratio that is less than 4.0% or has a leverage ratio of less than 4.0% is considered "undercapitalized." An institution that has a total risk-based capital ratio of less than 6.0%, or a Tier 1 risk-based capital ratio that is less than 3.0% or a leverage ratio that is less than 3.0% is considered to be "significantly undercapitalized," and a bank that has a ratio of tangible equity to total assets (core capital, such as common equity capital, and cumulative perpetual preferred stock minus all intangible assets, except for limited amounts of purchased mortgage servicing rights and of purchased credit card relationships) to assets equal to or less than 2.0% is deemed to be "critically undercapitalized." Under the rule, the appropriate federal banking agency may reclassify a well-capitalized bank as adequately capitalized, and may require an adequately capitalized bank or an undercapitalized bank to comply with certain mandatory or discretionary supervisory actions as if the bank were in the next lower capital category (except that the appropriate federal banking agency may not reclassify a significantly undercapitalized bank as critically undercapitalized), if the appropriate federal banking agency determines the bank is in an unsafe or unsound condition, or the Bank has received and not corrected a less than satisfactory rating for any of the categories of asset quality, management, earnings or liquidity. At September 30, 1998, the Bank's leverage ratio as calculated under the prompt corrective action rule was 10.9 %, and so the Bank is deemed "well-capitalized."

Insurance of Deposit Accounts

      The amount of insurance premiums paid by insured depository institutions is determined by the FDIC pursuant to a risk based system, whereby the FDIC assigns an institution to one of three capital categories consisting of (1) well-capitalized, (2) adequately capitalized, or (3) undercapitalized, and one of three supervisory categories. An institution's assessment rate depends on the capital category and supervisory category to which it is assigned. Under this system, there are nine assessment risk classifications (i.e., combinations of capital categories and supervisory subgroups within each capital group) to which differing assessment rates are applied. Currently, assessment rates for SAIF insured institutions range from .23% of deposits for an institution in the highest category (i.e., well-capitalized and financially sound, with only a few minor weaknesses) to .31% of deposits for an institution in the lowest category (i.e., undercapitalized and posing a substantial probability of loss to the FDIC unless effective corrective action is taken). However, reflecting the recapitalization of the SAIF, the FDIC has proposed a new schedule of assessment rates of from 0 to 27 basis points.

      Under the FDI Act, insurance of deposits may be terminated by the FDIC upon a finding that, among other things, the institution has engaged in, or is engaging in, unsafe or unsound practices, is in an unsafe or unsound condition to continue operations or has violated any applicable law, regulation, rule, order or condition imposed by the FDIC or written agreement entered into with the FDIC. The management of the Bank does not know of any practice, condition or violation that might lead to termination of deposit insurance.

Regulatory Capital

      The OTS' capital requirements applicable to the Bank consist of a "tangible capital requirement", a "leverage limit" and a "risk-based capital requirement".

      Under the tangible capital requirement, a savings association must maintain tangible capital in an amount equal to at least 1.5% of adjusted total assets. Tangible capital is defined as core capital less all intangible assets, plus a specified amount of purchased mortgage servicing rights.

      The leverage limit requires that savings associations maintain "core capital" in an amount equal to at least 3.0% of adjusted total assets, although to be adequately capitalized for purposes of the prompt corrective action regulations, core capital must generally be 4.0%. Core capital is defined as common stockholders' equity (including retained earnings), non-cumulative perpetual preferred stock, and minority interests in the equity accounts of consolidated subsidiaries, plus purchased mortgage servicing rights valued at the lower of 90.0% of fair market value, 90.0% of original cost or the current amortized book value as determined under generally accepted accounting principles ("GAAP"), less non-qualifying intangible assets.

      In April 1991, The OTS published a proposed amendment to the regulatory capital requirements applicable to all savings associations to conform to Office of the Comptroller of the Currency capital regulations applicable to national banks. Under the OTS proposal, those savings associations receiving a CAMEL rating of "1", the best possible rating on a scale of 1 to 5 will be required to maintain a ratio of core capital to adjusted total assets of 3.0%. All other savings associations will be required to maintain minimum core capital of 4.0% to 5.0% of total adjusted assets. In determining the required minimum core capital ratio, the OTS will assess the quality of risk management and the level of risk in each saving association on a case-by-case basis. The OTS did not indicate in the proposed regulation the standards it will use in establishing the appropriate core capital requirement for savings associations not rated "1" under the CAMEL rating system. At December 31, 1997, the Bank's ratio of core capital to total adjusted assets was 10.6%. The OTS prohibits savings associations from disclosing their CAMEL ratings. In addition, the OTS limits the amount of purchased mortgage servicing rights includable as core capital to 50.0% of such capital.

      The risk-based capital standard for savings institutions requires the maintenance of total capital (which is defined as core capital and supplementary capital) to risk weighted assets of 8.0%. In determining the amount of risk-weighted assets, all assets, including certain off-balance sheet assets, are multiplied by a risk weight of 0-100% as assigned by the OTS capital regulation based on the risks the OTS believes are inherent in the type of asset. The components of core capital are equivalent to those discussed above under the leverage capital standard. The components of supplementary capital currently include cumulative preferred stock, long-term perpetual preferred stock, mandatory convertible securities, subordinated debt and intermediate preferred stock and the allowance for loan and lease losses. Allowances for loan and lease losses includable in supplementary capital is limited to a maximum of 1.25%. Overall, the amount of supplementary capital included as part of total capital cannot exceed 100.0% of core capital.

      The OTS has amended its risk-based capital requirements to require institutions with an "above normal" level of interest rate risk to maintain additional capital. A savings association is considered to have a "normal" level of interest rate risk if the decline in the market value of its portfolio equity after an immediate 200 basis point increase or decrease in market interest rates (whichever leads to the greater decline) is less than two percent of the current estimated market value of its assets. The market value of portfolio equity is defined as the net present value of expected cash inflows and outflows from an association's assets, liabilities and off-balance sheet items. The amount of additional capital that an institution with an above normal interest rate risk is required to maintain (the "interest rate risk component") equals one-half of the dollar amount by which its measured interest rate risk exceeds the normal level of interest rate risk. The interest rate risk component is in addition to the capital otherwise required to satisfy the risk-based capital requirement. Effectiveness of these risk-based capital requirements has been waived by the OTS while the OTS reviews the interest rate risk approaches taken by the other Federal regulators. Although no final determination may be made until the regulations are implemented, management believes that the Bank will be found to have an "above normal" level of interest rate risk, but that the Bank's additional capital requirements will not adversely impact the Bank or its operations.

      The OTS and the FDIC generally are authorized to take enforcement action against a savings association that fails to meet its capital requirements, which action may include restrictions on operations and banking activities, the imposition of a capital directive, a cease-and-desist order, civil money penalties or harsher measures such as the appointment of a receiver or conservator or a forced merger into another institution. In addition, under current regulatory policy, an association that fails to meet its capital requirements is prohibited from paying any dividends.

Federal Home Loan Bank System

      The Bank is a member of the Federal Home Loan Bank ("FHLB") of New York, which is one of the 12 regional FHLBs. As a member of the FHLB, the Bank is required to purchase and maintain stock in the FHLB of New York in an amount equal to the greater of 1.0% of its aggregate unpaid residential mortgage loans, home purchase contracts or similar obligations at the beginning of each year, or 1/20 (or such greater fraction as established by the FHLB) of outstanding FHLB advances. At September 30, 1998, the Bank had $2.6 million in FHLB of New York stock, which was in compliance with this requirement. In past years the Bank has received dividends on its FHLB stock. Over the past five years such dividends have averaged 7.74%, and were 6.60% for the year ended December 31, 1997. All 12 FHLBs provide financial assistance for the resolution of troubled savings associations and contribute to affordable housing programs through direct loans or interest subsidies on advances targeted for community investment and low- and moderate-income housing projects. These contributions could cause rates on the FHLB advances to increase and could affect adversely the level of FHLB dividends paid and the value of FHLB stock in the future.

      Each FHLB serves as a reserve or central bank for its members within its assigned region. It is funded primarily from proceeds derived from the sale of consolidated obligations of the FHLB System. It makes loans to members (i.e., advances) in accordance with policies and procedures established by the board of directors of the FHLB. These policies and procedures are subject to the regulation and oversight of the Federal Housing Finance Board.

Qualified Thrift Lender Test

      The Qualified Thrift Lender ("QTL") test requires that a savings association maintain at least 65.0% of its total "portfolio assets" in "qualified thrift investments" on an average basis in nine of every twelve months. For purposes of the test, portfolio assets are defined as the total assets of the savings association minus: goodwill and other intangible assets; the value of property used by the savings association to conduct its business; and liquid assets not to exceed a certain percentage of the savings association's total assets.

      Under the QTL statutory and regulatory provisions, all forms of home mortgages, home improvement loans, home equity loans, and loans on the security of other residential real estate and mobile homes as well as a designated percentage of consumer loans are "qualified thrift investments," as are shares of stock of an FHLB, investments or deposits in other insured institutions, securities issued by the FNMA, FHLMC, or GNMA and other mortgage-related securities. Investments in nonsubsidiary corporations or partnerships whose activities include servicing mortgages or real estate development are also considered qualified thrift investments in proportion to the amount of primary revenue such entities derive from housing-related activities. Also included in qualified thrift investments are mortgage servicing rights, whether such rights are purchased by the insured institution or created when the institution sells loans and retains the right to service such loans.

      A savings institution that fails to become or maintain its status as a qualified thrift lender must either become a commercial bank or be subject to certain statutory restrictions. A savings institution that converts to a bank must pay the applicable exit and entrance fees involved in converting from one insurance fund to another. A savings institution that fails to meet the QTL test and does not convert to a bank will be: (1) prohibited from making any investment or engaging in activities that would not be permissible for national banks; (2) prohibited from establishing any new branch office where a national bank located in the savings institution's home state would not be able to establish a branch office; (3) ineligible to obtain new advances from any FHLB; and (4) subject to limitations on the payment of dividends comparable to the statutory and regulatory dividend restrictions applicable to national banks. Also, beginning three years after the date on which the savings institution ceases to be a qualified thrift lender, the savings institution would be prohibited from retaining any investment or engaging in any activity not permissible for a national bank and would be required to repay any outstanding advances to any Federal Home Loan Bank. A savings institution may requalify as a qualified thrift lender if it thereafter complies with the QTL test. As of September 30, 1998, the Bank was in compliance with the QTL requirement. At September 30, 1998, 74.5% of the Bank's assets were "qualified thrift investments".

Limitations on Capital Distributions

      OTS regulations impose limitations upon all capital distributions by savings institutions, such as cash dividends, payments to repurchase or otherwise acquire shares, payments to shareholders of another institution in a cash-out merger and other distributions charged against capital. The rule establishes three tiers of institutions, which are based primarily of an institution's capital level. An institution that exceeds all fully phased-in regulatory capital requirements before and after a proposed capital distribution ("Tier 1 Association") and has not been advised by the OTS that it is in need of more than normal supervision, could, after prior notice but without the approval of the OTS, make capital distributions during a calendar year equal to the greater of: (i) 100.0% of its net earnings to date during the calendar year plus the amount that would reduce by one-half its "surplus capital ratio" (the excess capital over its fully phased-in capital requirements) at the beginning of the calendar year; or (ii) 75.0% of its net earnings for the previous four quarters. Any additional capital distributions would require prior OTS approval. In the event the Bank's capital fell below its fully phased-in requirement or the OTS notified it that it was in need of more than normal supervision, the Bank's ability to make capital distributions could be restricted. In addition, the OTS could prohibit a proposed capital distribution by any institution, which would otherwise be permitted by the regulation, if the OTS determines that such distribution would constitute an unsafe or unsound practice. Furthermore, under the OTS prompt corrective action regulations, the Bank would be prohibited from making any capital distribution if, after the distribution, the Bank would have: (i) a total risk-based capital ratio of less than 8.0%; (ii) a Tier 1 risk-based capital ratio of less than 4.0%; or (iii) a leverage ratio of less that 4.0%.

Holding Company Regulation

      The Company is registered with and is subject to OTS examination and supervision and certain reporting requirements as a unitary savings and loan holding company. In addition, the operations of the Company are subject to regulations promulgated by the OTS from time to time. As a SAIF-insured subsidiary of a savings and loan holding company, the Bank will be subject to certain restrictions in dealing with the Company and with other persons affiliated with the Company, and will continue to be subject to examination and supervision by the OTS and FDIC.

      The HOLA prohibits a savings and loan holding company, directly or indirectly, from: (i) acquiring control (as defined) of another insured institution (or holding company thereof) without prior OTS approval; (ii) acquiring more than 5.0% of the voting shares of another insured institution (or holding company thereof) which is not a subsidiary, subject to certain exceptions; (iii) acquiring through merger, consolidation or purchase of assets, another savings association or holding company thereof, or acquiring all or substantially all of the assets of such institution (or holding company thereof) without prior OTS approval; or (iv) acquiring control of a depository institution not insured by the FDIC (except through a merger with and into the holding company's savings association subsidiary that is approved by the OTS). A savings and loan holding company may acquire up to 15.0% of the voting shares of an undercapitalized savings association. A savings and loan holding company may not acquire as a separate subsidiary an insured institution that has principal offices outside of the state where the principal offices of its subsidiary institution is located, except: (i) in the case of certain emergency acquisitions approved by the FDIC; (ii) if the holding company controlled (as defined) such insured institution as of May 5, 1987; or (iii) if the laws of the state in which the insured institution to be acquired is located specifically authorize a savings association chartered by that state to be acquired by a savings association chartered by the state where the acquiring savings association or savings and loan holding company is located, or by a holding company that controls such a state chartered association. No director or officer of a savings and loan holding company or person owning or controlling more than 25.0% of such holding company's voting shares may, except with the prior approval of the OTS, acquire control of any FDIC-insured depository institution that is not a subsidiary of such holding company. If the OTS approves such an acquisition, any holding company controlled by such officer, director or person shall be subject to the activities limitations that apply to multiple savings and loan holding companies, unless certain supervisory exceptions apply.

Transactions with Affiliates

      Section 11 of HOLA provides that transactions between an insured subsidiary of a holding company and an affiliate thereof will be subject to the restrictions that apply to transactions between banks that are members of the Federal Reserve System and their affiliates pursuant to Sections 23A and 23B of the Federal Reserve Act. Generally, Sections 23A and 23B: (i) limit the extent to which a financial institution or its subsidiaries may engage in "covered transactions" with an "affiliate", to an amount equal to 10.0% of the institution's capital and surplus, and limit all "covered transactions" in the aggregate with all affiliates to an amount equal to 20.0% of such capital and surplus; and (ii) require that all transactions with an affiliate, whether or not "covered transactions," be on terms substantially the same, or at least as favorable to the institution or subsidiary as those provided to a non-affiliate. The term "covered transaction" includes the making of loans, purchase of assets, issuance of a guarantee and similar types of transactions. Management believes that the Bank is in compliance with the requirements of Sections 23A and 23B. In addition to the restrictions that apply to financial institutions generally under Sections 23A and 23B, Section 11 of the HOLA places three other restrictions on savings associations, including those that are part of a holding company organization. First, savings associations may not make any loan or extension of credit to an affiliate unless that affiliate is engaged only in activities permissible for bank holding companies. Second, savings associations may not purchase or invest in affiliate securities except for those of a subsidiary. Finally, the Director is granted authority to impose more stringent restrictions when justifiable for reasons of safety and soundness.

      Extensions of credit by the Bank to executive officers, directors, and principal stockholders and related interests of such persons are subject to Sections 22(g) and 22(h) of the Federal Reserve Act and Subpart A of the Federal Reserve Board's Regulation O. These rules prohibit loans to any such individual where the aggregate amount exceeds an amount equal to 15.0% of an institution's unimpaired capital and surplus plus an additional 10.0% of unimpaired capital and surplus in the case of loans that are fully secured by readily marketable collateral, and/or when the aggregate amount outstanding to all such individuals exceeds the institution's unimpaired capital and unimpaired surplus. These rules also provide that no institution shall make any loan or extension of credit in any manner to any of its executive officers or directors, or to any person who directly or indirectly, or acting through or in concert with one or more persons, owns, controls, or has the power to vote more than 10.0% of any class of voting securities of such institution ("Principal Stockholder"), or to a related interest (i.e., any company controlled by such executive officer, director, or Principal Stockholder), or to any political or campaign committee the funds or services of which will benefit such executive officer, director, or Principal Stockholder or which is controlled by such executive officer, director, or Principal Stockholder, unless such loan or extension of credit is made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons, does not involve more than the normal risk of repayment or present other unfavorable features, and the institution follows underwriting procedures that are not less stringent than those applicable to comparable transactions by the institution with persons who are not executive officers, directors, Principal Stockholders, or employees of the institution. A savings association is therefore prohibited from making any new loans or extensions of credit to the savings association's executive officers, directors, and 10.0% stockholders at different rates or terms than those offered to the general public. The rules identify limited circumstances in which an institution is permitted to extend credit to executive officers. Management believes that the Bank is in compliance with Sections 22(g) and 22(h) of the Federal Reserve Act and Subpart A of the Federal Reserve Board's Regulation O.

The Federal Reserve System

      The Federal Reserve Board regulations require savings institutions to maintain noninterest-earning reserves against their transaction accounts (primarily NOW and regular checking accounts), nonpersonal certificates of deposit (those which are transferable or held by a person other than a natural person) with an original maturity of less than one and one-half years and certain money market deposit accounts. While noninterest-earning, the balances maintained to meet the reserve requirements imposed by the Federal Reserve Board may be used to satisfy liquidity requirements imposed by the OTS. In addition, Federal Reserve Board regulations limit the periods within which depository institutions must provide availability for and pay interest on deposits to transaction accounts. Depository institutions are required to disclose their check-hold policies and any changes to those policies in writing to customers. Because required reserves must be maintained in the form of either vault cash, a noninterest-bearing account at a Federal Reserve Bank or a pass-through account as defined by the Federal Reserve Board, the effect of this reserve requirement is to reduce the Bank's interest-earning assets. The Bank is in compliance with all such Federal Reserve Board requirements.

      Savings associations are authorized to borrow from the Federal Reserve Bank "discount window", but Federal Reserve Board regulations require savings associations to exhaust other reasonable alternative sources of funds, including FHLB advances, before borrowing from the Federal Reserve Bank.

Federal Securities Laws

      The Company is subject to the periodic reporting obligations, proxy solicitation rules, insider trading restrictions and other requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act").

Industry Segments

      The Registrant has only one industry segment, banking.

PROPERTIES

      At September 30, 1998, the Bank conducted its business through its four offices located at 250 Valley Boulevard, Wood-Ridge, New Jersey 07075, 20 Willow Street, East Rutherford, New Jersey, 4 Union Avenue, Haskell, New Jersey, 339 Main Road, Route 202, Montville, New Jersey. The following table sets forth certain information regarding the Bank's properties.

                                   ORIGINAL      DATE OF      FURNITURE   NET BOOK
                        LEASED     DATE LEASED   LEASE           AND      VALUE OF
LOCATION                OR OWNED   OR ACQUIRED   EXPIRATION   EQUIPMENT   PROPERTY
--------                --------   -----------   ----------   ---------   --------
250 Valley Boulevard     Owned         1957          n/a      $171,308    $2,379,635
Wood-Ridge, NJ

20 Willow Street         Owned         1970          n/a      $ 24,791    $   61,065
East Rutherford, NJ

4 Union Avenue           Leased        1996          2001     $ 41,339    $   82,617
Haskell, NJ

339 Main Road            Leased        1997          2002     $ 89,132    $  115,020
Route 202
Montville, NJ

LEGAL PROCEEDINGS

      The Company is involved from time to time as a party to legal proceedings occurring in the ordinary course of its business. The Company believes that none of these proceedings would, if adversely determined, have a material effect on the Company's consolidated financial condition or results of operations.

MARKET PRICE OF AND DIVIDENDS ON THE COMPANY'S COMMON EQUITY

      The Company's Common Stock is traded in the over-the-counter market and is quoted on the National Association of Securities Dealers Automated Quotations ("Nasdaq") National Market System under the symbol "FBER". As of September 30, 1998, there were 610 registered holders of the Company's common stock.

      The last reported sales price of Bergen Common Stock on October 14, 1998, the last trading day immediately prior to public announcement of the execution of the Merger Agreement, was $18.25 per share. On [date] (the last practicable date prior to the mailing of this Proxy Statement), the last reported sales price of Bergen Common Stock was $_____ per share. Stockholders are advised to obtain current market quotations for their shares. 1st Bergen declared a cash dividend in the amount of $0.07 cents per share in the calendar quarter ended September 30, 1998.

      The following table represents the high and low closing price for the common stock and the dividends paid for the quarterly periods ending on the dates indicated below (the Company's Common Stock commenced trading March 29,
1996):

                            High            Low              Dividend
                            ----            ---              --------
December 31, 1998           22 7/8          14 1/2            $ 0.07
September 30, 1998          19 7/8          14 3/4            $ 0.07
June 30, 1998               20              18 1/8            $ 0.05
March 31, 1998              20 3/4          15 15/16          $ 0.05
December 31, 1997           19 1/2          17 1/2            $ 0.05
September 30, 1997          19 1/2          15 1/4            $ 0.05
June 30, 1997               15 3/4          12 7/8            $ 0.03
May 31, 1997                15 1/8          11 3/8            $ 0.03
December 31, 1996           12 1/8          10 3/4            $ 0.03
September 30, 1996          11 1/8           9                $ 0.03
June 30, 1996               10               9                    --

      The Company has declared a cash dividend for each successive calendar quarter beginning with September 1996 and has again done so for the quarter ending December 31, 1998. However, no assurance can be given that dividends will be paid in the future since payments of such dividends will be based on current and prospective earnings, anticipated growth and the capital position of the Company. In addition, earnings and the financial condition of the Bank and applicable governmental policies and regulations would also effect the Company's ability to pay dividends.

                      MANAGEMENT'S DISCUSSION AND ANALYSIS
                OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

      In addition to historical information, this discussion and analysis contains forward-looking statements. The forward-looking statements contained herein are subject to certain risks and uncertainties that could cause actual results to differ materially from those projected in the forward-looking statements, including changes in general economic conditions in the Company's market area, unanticipated occurrences impacting Borrowers of South Bergen, regulatory developments affecting the banking industry generally or South Bergen specifically, unanticipated changes in the interest rate environment or other factors affecting South Bergen's loan and/or investment securities portfolios. Readers are cautioned not to place undue reliance on these forward-looking statements, which reflect management's analysis only as of the date of this Proxy. Neither the Company nor South Bergen undertake any obligation to publicly review or update these forward-looking statements to reflect events or circumstances that arise after the date hereof.

      The following discussion and analysis of the Company's consolidated financial condition and consolidated results of operations should be read in conjunction with the Company's consolidated financial statements and the accompanying notes presented elsewhere herein. See "INDEX TO CONSOLIDATED FINANCIAL STATEMENTS."

OVERVIEW

      Total assets increased $15.9 million to $306.2 million at September 30, 1998, from $290.3 million at December 31, 1997. Part of this growth was attributable to the Company increasing its borrowing through the Federal Home Loan Bank of New York (FHLB-NY) as it continued to expand its Leverage Program. At September 30, 1998, the weighted cost of the FHLB-NY borrowings was 5.55% versus a yield on the investments purchased of 7.38%. Borrowed funds at September 30, 1998, totalled $39.5 million, an increase of $8.2 million from December 31, 1997. All borrowings with the FHLB-NY are in the form of securities sold under agreements to repurchase. Borrowings of $15.5 million have fixed maturities through February 2000 with an average rate of 5.92%. Borrowings of $24.0 million have fixed maturities from July 2001 through March 2008 with an average rate of 5.31% and are callable earlier at the lender's option.

      Cash and cash equivalents increased $13.8 million, or 431.3%, to $17.0 million as of September 30, 1998, from $3.2 million at December 31, 1997. The increase in cash and cash equivalents reflects proceeds from loan, investment and mortgage-backed securities prepayments exceeding new loan demand. On October 1, 1998, FHLB-NY borrowings totalling $11.5 million with an average cost of 5.96% were repaid. These borrowings were due to mature during the fourth quarter of 1998. As a result of the repayment, the weighted cost of the FHLB-NY borrowings was reduced to 5.38% from 5.55%.

      Loans receivable, net, increased $1.5 million, or 1.12%, to $129.3 million at September 1998 from $127.8 million at December 1997. Mortgage-backed securities held to maturity decreased $18.7 million, or 35.6%, to $33.8 million at September 30, 1998, from $52.5 million at December 31, 1997. This decrease reflects higher than average prepayments reflecting the current market rates of interest and Management's determination to classify new purchases as available for sale to enhance the Company's liquidity. Mortgage-backed securities available for sale decreased

$313,000, or 3.0%, to $10.1 million at September 30, 1998, from $10.4 million at December 31, 1997. The decrease was a result of normal repayments and prepayments.

      Investment securities held to maturity decreased $17.9 million, or 38.2%, to $29.0 million at September 30, 1998, from $46.9 million at December 31, 1997. This decrease was due to the early maturity or call of securities valued at $17.0 million and Management's determination to classify new purchases as available for sale.

      Investment securities available for sale increased $35.7 million, or 86.9%, to $76.8 million at September 30, 1998, from $41.1 million at December 31, 1997. This increase was funded in part by reinvested cash flow from the early maturity of securities in the held to maturity portfolio and additional FHLB-NY borrowings as the Company increased its leverage program.

STOCKHOLDERS' EQUITY

      Stockholders' equity decreased $2.9 million, or 7.38%, to $36.4 million at September 1998, from $39.3 million at December 1997. The decrease in stockholders' equity was due primarily to the continued repurchase by the Company of 1st Bergen Bancorp common stock in the open market pursuant to the Company's Repurchase Program. During the nine-months ended September 30, 1998, the Company repurchased 279,292 shares of its common stock with a market value of $5.4 million. Offsetting the stock repurchase was year-to-date income of $1.6 million.

COMPARISON OF OPERATING RESULTS FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1998 AND 1997

      Net Income. Net income for the nine months ended September 30, 1998, was $1.6 million. Earnings per share for this period were $0.71 and $0.69 on a basic and diluted basis, respectively. Net income for the nine months ended September 30, 1997, was also $1.6 million while earnings per share were $0.57 on a basic and diluted basis. The period-to-period increases in earnings per share is the result of the Company's ongoing stock Repurchase Program. Net interest income after provision for loan losses increased $205,000, or 3.2%, to $6.6 million for the nine months ended September 30, 1998, from $6.4 million for the same period last year. This was accompanied by an increase in non-interest income of $75,000 and offset by an increase in non-interest expense of $297,000.

      Interest Income. Interest on loans increased $176,000, or 2.3%, to $7.7 million for the nine months ended September 30, 1998, from $7.5 million for the same period in 1997. The increase in interest on loans was primarily attributable to an increase in the average balance of loans outstanding during the period to $129.0 million for the nine months ended September 30, 1998, from $121.3 million for the same period in 1997. This was partially offset by a decrease in the average yield to 7.96% for the nine months ended September 30, 1998, from 8.28% for the same period in 1997, reflecting lower current market rates of interest.

      Interest income on mortgage-backed securities held to maturity decreased $461,000, or 17.6%, to $2.2 million for the nine months ended September 30, 1998, from $2.6 million for the same period in 1997. The decrease was due to a decline in the average balance of mortgage-backed securities held to maturity during the period to $43.0 million from $53.0 million for the same period in 1997. This was offset slightly by an increase in the average yield at September 30, 1998, to 6.69% from 6.59% for the comparable period in 1997.

      Interest income on investments held to maturity decreased $439,000, or 18.3%, to $1.9 million for the nine-month period ended September 30, 1998, from $2.4 million for the same period in 1997. The decrease was due to a reduction in the average yield of investments held to maturity to 7.02% from 7.36% for the same period in 1997. This reduction was partially offset by a decrease in the average balance outstanding for the nine months ended September 30, 1998, of $6.3 million to $37.0 million at September 30, 1998, from $43.3 million in 1997.

      Interest income on securities available for sale increased $2.1 million, or 175.0%, to $3.3 million for the nine months ended September 30, 1998, compared to $1.2 million for the same period in 1997. This increase was due to an increase in the average balance outstanding of securities available for sale of $38.0 million, or 149.0%, to $63.5 million compared to $25.5 million for the comparison period in 1997. This increase was coupled with an increase in the average yield to 6.89% from 6.39% in 1997.

      Interest income on mortgage-backed securities available for sale increased $280,000, or 111.1%, to $532,000 for the nine months ended September 30, 1998, from $252,000 for the same period in 1997. This increase was due primarily to the average balance outstanding of mortgage-backed securities available for sale increasing $5.2 million, or 92.9%, to $10.8 million at September 30, 1998, from $5.6 million at September 30, 1997. In addition, the average yield increased to 6.56% from 5.97% in 1997.

      Interest Expense. Interest expense increased $1.5 million, or 19.7%, to $9.1 million for the nine months ended September 30, 1998, from $7.6 million at September 30, 1997. The increase was primarily attributable to the cost of borrowed funds in connection with the Company's Leverage Program. The average balance of borrowed funds was $40.2 million for the nine months ended September 30, 1998, with an average cost of 5.78% compared to an average balance of $14.2 million with an average cost of 5.96% for the same period in 1997. The average balance of savings deposits was $224.0 million with a cost of 4.38% for the nine months ended September 30, 1998, compared to an average balance of $211.7 million and a cost of 4.37% at September 30, 1997. The increase in the average deposits of $12.3 million was due primarily to deposit growth at the Company's new Wanaque and Montville, New Jersey, offices.

      Provision for Loan Losses. The provision for loan losses was $225,000 for the nine-month period ended September 30, 1998, compared to $400,000 for the same period last year. The decrease in the provision reflects management's view of the risks inherent in the Bank's loan portfolio, including, among other factors, a leveling off of non-performing loans, modest loan growth, the amount of the existing reserve balance and economic conditions in the Company's trade area. The ratio of non-performing loans to total assets was 0.69% at September 30, 1998, compared to 0.71% at September 30, 1997. At September 30, 1998 and December 31, 1997, the allowance for loan losses was $3.2 million and $3.1 million, respectively.

      Non-interest Income and Non-interest Expense. Non-interest income increased $75,000, or 36.8%, to $279,000 for the nine months ended September 30, 1998, compared to $204,000 for the same period last year. The increase was primarily due to an increase in NOW account service charges and an increase in safe deposit box rental fees. Non-interest expense increased $298,000, or 7.1%, to $4.5 million for the nine-month period ended September 30, 1998, from $4.2 million for the same period last year. The increase was primarily due to an increase in compensation and employee benefit expense of $255,000 related to the addition of staff at the Company's Montville, New Jersey, office and the amortization of stock based benefit plans. There were also increases in equipment and real estate owned expense of $68,000 and $57,000, respectively. Partially offsetting these was a decrease in other expenses of $74,000.

      Income Tax Expense. Income tax expense decreased $53,000, or 6.0%, to $830,000 for the nine months ended September 30, 1998, from $883,000 for the same period in 1997 due to lower before-tax income.

COMPARISON OF OPERATING RESULTS FOR THE YEARS ENDED DECEMBER 31, 1997 AND 1996.

      General. Net income for the year ended December 31, 1997, was $2.1 million, compared with $756,000 for the year ended December 31, 1996, which amount reflected a one-time non-recurring FDIC special assessment to recapitalize the Savings Association Insurance Fund (SAIF) as mandated by Congress. The after tax cost to the Company of this special assessment was $815,000.

      Net Interest Income. For the year ended December 31, 1997, net interest income increased $1.0 million, or 12.3%, to $9.1 million from $8.1 million for the year ended December 31, 1996. The Company's net interest rate spread increased slightly to 2.93% from 2.90% for the year ended December 31, 1997.

      Interest Income. Total interest income increased $2.3 million, or 13.4%, to $19.5 million for the year ended December 31, 1997, from $17.2 million for the year ended December 31, 1996. This increase was due to an increase in the average balance of earning assets of $25.4 million, or 10.8%, to $260.6 million for the year ended December 31, 1997, from $235.2 million for the year ended December 31, 1996.

      Interest income on loans increased $238,000, or 2.4%, to $10.0 million for the year ended December 31, 1997, from $9.8 million for the year ended December 31, 1996. The average balance of the loan portfolio increased $7.7 million, or 6.7%, to $122.1 million at December 31, 1997, from $114.4 million for the year ended December 31, 1996. This was offset by a decrease in the average yield of the loan portfolio to 8.23% for the year ended December 31, 1997, from 8.58% for the year ended December 31, 1996. Interest income on mortgage-backed securities held to maturity increased $172,000, or 5.1%, to $3.5 million for the year ended December 31, 1997, from $3.4 million for the year ended December 31, 1996. This was due to an increase in the average yield to 6.62% from 6.18% for the year ended December 31, 1996. This increase was offset by a decrease in the average balance of mortgage-backed securities held to maturity of $990,000, or 1.8%, to $53.3 million from $54.3 million for the year ended December 31, 1996. Interest income on mortgage-backed securities available for sale increased $272,000, or 174.1%, to $428,000 for the year ended December 31, 1997, from $156,000 for the preceding year. This was due to increases in both the average balance and the average yield. The average balance increased $3.5 million, or 129.6%, to $6.2 million for 1997 from $2.7 million for the year ended December 31, 1996. This was coupled with an increase in the average yield to 6.89%, for the year ending December 31, 1997 from 5.81% for the year ended December 31, 1996.

      Interest income on investments held to maturity increased $795,000, or 26.7%, to $3.8 million for the year ended December 31, 1997, from $3.0 million for the same period last year.

This increase was due to an increase in the average balance of $5.4 million, or 11.9%, to $50.7 million for the year ended December 31, 1997, from $45.3 million for the year ended December 31, 1996. The investments held to maturity portfolio also experienced an increase in the average yield to 7.24% from 6.37%. Interest income on investments available for sale increased $787,000, or 84.3%, to $1.7 million from $933,000 for the year ended December 31, 1996. This increase was due primarily to an increase in the average balance of $9.6 million, or 56.5%, to $26.6 million for the year ended December 1997 from $17.0 million for the year ended 1996. In addition, the average yield increased 97 basis points to 6.46% from 5.49% for the year ended December 31, 1996.

      Interest Expense. Interest expense increased by $1.2 million, or 13.0%, to $10.4 million for the year ended December 31, 1997, from $9.2 million for the year ended December 31, 1996. This increase was primarily attributable to the cost associated with the borrowed funds used by the Bank in its leverage program. For the year ended December 31, 1997, the Bank's average cost of funds on deposits and borrowings increased to 4.55% from 4.43% for the period ended December 31, 1996. The average balance of certificate accounts increased by $1.2 million, or 0.94%, to $129.7 million for the year ended December 31, 1997, from $128.5 million for the year ended December 31, 1996, while the average balance of core deposits increased by $3.5 million, or 4.45%, to $82.2 million for the year ended December 31, 1997, from $78.7 million for the year ended December 31, 1996. The average balance of borrowed funds for the year ended December 31, 1997, was $17.6 million with an average cost of 6.04%. The Company anticipates increasing its borrowings in future periods to fund increases in its asset base through the purchase of investments and mortgage-backed securities. Interest expense may increase in future periods due to such borrowings.

      Provision for Loan Losses. The provision for loan losses for the year ended December 31, 1997, decreased $250,000 or 34.5%, to $475,000 from $725,000 for the year ended December 31, 1996. The decrease provision reflects a continued decline in the amount of newly classified loans and the continuing resolution of existing non-performing assets. Non-performing loans, defined as non-accrual loans and accruing loans delinquent 90 days or more, increased $600,000, or 40.0%, to $2.1 million at December 31, 1997, from $1.5 million at December 31, 1996. At December 31, 1997, and December 31, 1996, the allowance for loan losses was $3.1 million.

      Future provisions for loan losses will continue to be based on Management's assessment of the loan portfolio and its underlying collateral, trends in non-performing loans, current economic conditions and other factors which warrant recognition in order to maintain the allowance for loan losses at levels sufficient to provide for estimated future losses. Although Management uses the best information available, adjustments may be necessary due to economic, operating, regulatory and other conditions that may be beyond the Bank's control.

      Non-Interest Income. Non-interest income increased $88,000, or 43.9%, to $289,000 for the year ended December 31, 1997, from $201,000 for the prior year. The increase was due to several factors including increases in the safe deposit box rental fees, service charges on NOW accounts and late charges on mortgage loans.

      Non-Interest Expense. Non-interest expense increased $700,000, or 14.0% to $5.7 million for the year ended December 31, 1997, from $5.0 million for the prior year; exclusive of the one-time FDIC special assessment. This increase was due primarily to an increase in compensation and benefit expense of $800,000. The increase in compensation and employee benefit expense is due to the addition of staff at the Company's two new retail offices in Passaic and Morris Counties, New Jersey, and the amortization of stock based benefit plans beginning in 1997. The addition of the two new retail offices also resulted in small increases in occupancy, equipment and advertising costs. These increases were partially offset by a reduction in FDIC insurance expense.

      Income Tax Expense. Income tax expense increased $614,000, or 137.7%, to $1.1 million for the year ended December 31, 1997, from $446,000 for the prior year. The increase was due to the Company's increased income before taxes for the year ended December 31, 1997, compared to the same period in 1996.

COMPARISON OF OPERATING RESULTS FOR THE YEARS ENDED DECEMBER 31, 1996 AND 1995.

      General. Net income for the year ended December 31, 1996, was $756,000 compared with $458,000 for the same period in 1995. This increase reflects an increase in net interest income offset by the one-time SAIF assessment of $1.3 million.

      Net Interest Income. For the year ended December 31, 1996, net interest income increased $1.4 million, or 20.5%, to $8.1 million for the year ended December 31, 1996, from $5.7 million for the prior period. The Company's net interest rate spread decreased slightly by 15 basis points to 2.90% from 3.05% for the year ended December 31, 1995. This was offset by an increase in interest earning assets of $25.4 million, or 12.11%, to $235.2 million for the year ended December 31, 1996, from $209.8 million for the year ended December 31, 1995.

      Interest Income. Total interest income increased $1.9 million, or 12.4%, to $17.2 million for the year ended December 31, 1996, from $15.3 million for the same period in the prior year. This increase resulted primarily from increases in interest income on mortgage-backed securities and investment securities offset by a decrease in interest income on mortgage loans.

      The average balance of the loan portfolio decreased $1.7 million, or 1.46%, to $114.4 million for the year ended December 31, 1996, from $116.1 million for 1995. This was coupled with a decrease in the average yield on loans from 8.83% for the period ending December 31, 1996, to 8.58% for the year ended 1995. The decrease in the loan portfolio reflected payments exceeding originations and new loan purchases as the Bank continued to experience weak loan demand in its primary market area. The decrease in yield reflected the repayment of higher yielding loans in the Bank's portfolio and reinvestment of such proceeds in lower yielding new loans, both through originations and purchases.

      Interest income on mortgage-backed securities held to maturity increased $900,000, or 36.7%, to $3.4 million for the year ended December 31, 1996, from $2.5 million for the prior year. The increase in income was due partly from an increase in the average balance of mortgage-backed securities held to maturity of $10.4 million, or 23.7%, to $54.3 million from $43.9 million for the prior year. This was coupled with an increase in the average yield to 6.18% from 5.59% reflecting current market rates of interest.

      Interest income on investments held to maturity increased $800,000, or 38.1%, to $3.0 million for the year ended December 31, 1996, from $2.2 million for 1995. The average balance increased $3.6 million, or 8.30%, to $46.8 million for 1996 from $43.2 million for the year ended December 31, 1995. This was coupled with an increase in the average yield from 5.09% to 6.37%.

      Interest Expense. Interest expense increased by $600,000, or 7.0%, to $9.2 million for the year ended December 31, 1996, from $8.6 million for the prior year. This increase was primarily attributable to increased rates paid by the Bank on its deposit accounts. For the year ended December 31, 1996, the Bank's average cost of funds on deposits and borrowings increased to 4.43% for the period ending December 31, 1996, from 4.23% for 1995, reflecting current market rates of interest The Bank did not have any FHLBNY borrowings during the year ended December 31, 1996. For the year ended December 31, 1995, the Bank had FHLBNY borrowings with an average cost of 6.14% and average balance of $1.8 million.

      Provision for Loan Losses. The provision for loan losses decreased $280,000, or 27.9%, to $725,000 for the year ended December 31, 1996, from $1.0 million for the year ended December 31, 1995. The decreased provision reflects a decline in the amount of newly classified loans, the continuing resolution of existing non-performing assets and a decrease in the Bank's overall loan portfolio. Non-performing loans, defined as non-accrual loans and accruing loans delinquent 90 days or more, decreased by $3.7 million, or 71.2%, to $1.5 at December 31, 1996, from $5.2 million at December 31, 1995. This represented a ratio of non-performing loans to total assets of 0.62% and 2.31% at December 1996 and 1995, respectively.

      Future provisions for loan losses will continue to be based on Management's assessment of the loan portfolio and its underlying collateral, trends in non-performing loans, current economic conditions and other factors which warrant recognition in order to maintain the allowance for loan losses at levels sufficient to provide for estimated future losses. Although Management uses the best information available, adjustments may be necessary due to economic, operating, regulatory and other conditions that may be beyond the Bank's control

      The Company's ratio of non-performing assets to total assets was 0.83% at December 31, 1996, compared to 3.16% at December 31, 1995. The allowance for loan losses was $3.1 million and $4.7 million at December 1996 and 1995, respectively.

      Non-Interest Income. Non-interest income increased $400,000, or 201.0%, to $202,000 for the year ended December 31, 1996, from a loss of $199,000 for the prior period. The increase is primarily attributable to a $412,000 loss on the sale of securities held for sale in 1995. The Bank sold $18.2 million of securities available for sale with below market rates of interest and reinvested the proceeds in higher yielding securities held to maturity..

      Non-Interest Expense. Non-interest expense increased $300,000, or 6.3%, to $5.1 million exclusive of the one-time SAIF assessment of $1.3 million compared to $4.8 million for the year ended December 31, 1995. The increase was due primarily to an increase in net loss from real estate owned of $146,000, or 127.0%, to $261,000 for the year ended December 31, 1996, from $115,000 for 1995. Real estate owned expense increased primarily due to costs incurred by the Bank to protect the priority of its liens on collateral and the costs associated with maintaining and managing properties. Compensation and employee benefit expense increased $190,000, or 8.4%, to $2.4 million for the year ended December 31, 1996, from $2.3 million for 1995.

      Income Tax Expense. Income tax expense increased $186,000, or 71.7%, to $446,000 for the year ended December 31, 1996, as compared to $260,000 for the prior year. The increase was due to the Company's increased income before taxes for the year ended December 31, 1996, compared to the same period in 1995.

MARKET RISK AND INTEREST RATE SENSITIVITY ANALYSIS

      Market risk is the potential loss from adverse changes in market prices and rates. The Company's market risk arises primarily from interest rate risk inherent in its lending, investment and deposit taking activities. The Company's profitability is affected by fluctuations in interest rates. A sudden and substantial increase in interest rates may adversely impact the Company's earnings to the extent that the interest rates borne by assets and liabilities do not change at the same speed, to the same extent or on the same basis. To that end, management activity monitors and manages its interest rate risk exposure.

      The principal objective of the Company's asset and liability management function is to evaluate the interest-rate risk included in certain balance sheet accounts, determine the level of risk appropriate given the Company's business focus, operating environment, capital, and liquidity requirements; establish prudent asset concentration guidelines; and manage the risk consistent with Board approved guidelines. The Company seeks to reduce the vulnerability of its operations to changes in interest rates and to manage the ratio of interest-rate sensitive assets to interest-rate sensitive liabilities within specified maturities or repricing dates. The Company's actions in this regard are taken under the guidance of the Asset/Liability Committee (ALCO) of management with oversight provided by the Board of Directors. The ALCO generally reviews the Company's liquidity, cash flow needs, maturities of investments, deposits and borrowings and current market conditions and interest rates.

      The Company utilizes the following strategies to manage its interest rate risk: (1) emphasizing the origination and retention of fixed-rate mortgage loans having terms to maturity of not more than ten years, (2) purchasing fixed rate mortgage-backed securities with fixed maturities of no more than 15 years, (3) the origination and purchase of mortgage loans with maturity dates to 30 years providing the mortgage loan is market qualified. (4) reducing long-term fixed rate mortgage-backed securities through principal repayments and prepayments, and (5) purchasing short term and adjustable rate investment securities, including U.S. Treasury and agency securities with maturities no greater than 15 years.

      One of the monitoring tools used by the ALCO is an analysis of the extent to which assets and liabilities are interest rate sensitive and measures the Company's interest rate sensitivity "gap". An asset or liability is said to be interest rate sensitive within a specific time period if it will mature or reprice within that time period. A gap is considered positive when the amount of interest rate sensitive assets exceeds the amount of interest rate sensitive liabilities. A gap is considered negative when the amount of interest rate sensitive liabilities exceeds interest rate sensitive assets. Accordingly, during a period of rising rates, a negative gap may result in the yield on the institution's assets increasing at a slower rate than the increase in its cost of interest-bearing liabilities. Conversely, during a period of falling interest rates, an institution with a negative gap would experience a repricing of its assets at a slower rate than its interest-bearing liabilities which, consequently, may result in its net interest income growing.

      The following table sets forth the amounts of interest-earning assets and interest-bearing liabilities outstanding at September 30, 1998, which are anticipated by the Company, based upon certain assumptions, to reprice or mature in each of the future time periods presented. Except as noted, the amount of assets and liabilities which reprice or mature during a particular period were determined in accordance with the earlier of the term to repricing or the contractual terms of the asset or liability. The Company's loan prepayment assumptions are based upon actual historic prepayment rates and market prepayment speeds, which are 10% per annum for loans, and a range of 10% to 38% per annum (based upon the underlying interest rate) for all mortgage-backed securities. Management believes these assumptions are reasonable. Liability balances are spread upon the FDIC proposed distribution rules, effective March 1996. Based upon these assumptions, net interest-bearing assets maturing or repricing within one year of September 30, 1998, exceeded net interest-earning liabilities maturing or repricing within the same time period by $12.3 million, representing a positive cumulative one-year interest rate sensitivity gap of 4.31% of total assets. Accordingly, an increase in market interest rates would be expected to have an adverse impact on net interest income.

                                                           MORE THAN     MORE THAN      MORE THAN
                                           SIX MONTHS     SIX MONTHS    ONE YEAR TO    THREE YEARS     MORE THAN
                                             OR LESS      TO ONE YEAR   THREE YEARS   TO FIVE YEARS    FIVE YEARS      TOTAL
                                           ----------     -----------   -----------   -------------    ----------      -----
                                                                          (DOLLARS IN THOUSANDS)
Interest-earning assets:
     Mortgage loans                          $15,576        $13,462       $31,210        $30,690        $28,164      $119,102
     Consumer and other loans                  3,699            543         2,064          2,084          5,250        13,640
     Interest earning deposits and
        FHLB stock                             3,714             --            --             --             --         3,714
     Mortgage-backed securities               14,083          7,426         4,224          5,673         12,510        43,916
     Investment securities                    62,732         28,987         6,522          2,010          5,685       105,936
                                            --------       --------      --------       --------       --------      --------
Total interest-earning assets                $99,804        $50,418       $44,020        $40,457        $51,609      $286,308
                                            ========       ========      ========       ========       ========      ========
Interest bearing liabilities:
     Savings accounts                             --             --        27,698          9,233          9,233        46,164
     Club accounts                                --             --           850            284            284         1,418
     NOW accounts                              3,999             --         9,102          3,834          2,232        19,167
     Money market accounts                     5,531          5,531        11,062             --             --        22,124
     Certificates of deposit                  72,562         34,786        31,443            647             --       139,438
     Borrowings                               11,500          4,000         3,000             --         21,000        39,500
                                            --------       --------      --------       --------       --------      --------
Total interest-bearing liabilities            93,582         44,317        83,155         13,998         32,749      $267,811
                                            --------       --------      --------       --------       --------      ========
Interest sensitivity gap                      $6,212         $6,101      $(39,135)       $26,459        $18,860
                                            ========       ========      ========       ========       ========
Cumulative interest sensitivity gap           $6,212        $12,313      $(26,822)         $(363)       $18,497
                                            ========       ========      ========       ========       ========
Cumulative interest  sensitivity gap as
a percentage of total assets                   (2.17%)         4.31%        (9.39%)        (0.13%)         6.46%
                                            ========       ========      ========       ========       ========

      In addition to the use of interest rate "gap" as a measure of interest rate risk, the concept of the change in net portfolio value (NPV) has been utilized by the OTS.

      The change in NPV measures an institution's vulnerability to changes in interest rates by estimating the change in the market value of an institution's assets, liabilities, and off-balance sheet contracts in response to an instantaneous change in the general level of interest rates. The NPV is defined as the current market value of assets, minus the current market value of liabilities, plus or minus the current value of off-balance sheet items. The market values are estimated through two cash flow-based valuation methodologies and an option-based valuation model: (1) static discounted cash flow analysis,
(2) an option-based pricing analysis (modified discounted cash flow analysis to value embedded options), and (3) the Black-Scholes model to value off-balance sheet items.

      The OTS uses, as a critical point, a change of plus or minus 200 basis points in order to set its "normal" institutional results and peer comparisons. The greater the change, positive or negative, in NPV, the more interest rate risk is assumed to exist within the institution. A change in NPV of more than 2% of the estimated market value of an institution's assets will require the institution to deduct from its regulatory capital 50% of that excess change. The following table lists the Bank's percentage change in NPV assuming an immediate change of plus or minus up to 400 basis points from the level of interest rates at September 30, 1998.

                                    NET PORTFOLIO VALUE
                                    -------------------
          CHANGE IN
        INTEREST RATES
        IN BASIS POINTS    $ AMOUNT       $ CHANGE        % CHANGE
        ---------------    --------       ---------       --------
          (RATE SHOCK)             (DOLLARS IN THOUSANDS)
            +400 bp         16,013        -22,307            -58
            +300 bp         23,127        -15,193            -40
            +200 bp         31,254         -7,066            -18
            +100 bp         37,405           -915             -2
               0 bp         38,319              -              -
            -100 bp         39,704          1,384             +4
            -200 bp         41,230          2,911             +8
            -300 bp         43,224          4,904            +13
            -400 bp         45,212          6,893            +18

      As the table shows, increases in interest rates would result in decreases in the Bank's NPV, while decreases in interest rates will result in increases in the Bank's NPV. At September 30, 1998, if the Bank were subject to these specific OTS regulations, the Bank would not be required to deduct any amount from total capital for purposes of calculating the Bank's risk-based capital requirement.

      Certain shortcomings are inherent in the methods of analysis presented in the foregoing tables. For example, although certain assets and liabilities may have similar maturities or periods to repricing, they may react in different degrees to changes in market interest rates. Interest rates on certain types of assets and liabilities may fluctuate in advance of changes in market interest rates, while interest rates on other types may lag behind changes in market rates. Certain assets, such as adjustable rate mortgage ("ARM") loans, have features which limit changes in interest rates on a short-term basis and over the life of the loan. In the event of a change in interest rates, prepayment and early withdrawal levels would likely deviate significantly from those assumed in calculating the table. Finally, the ability of borrowers to service their ARM loans may decrease in the event of an interest rate increases.

YEAR 2000

      A great deal of information has been disseminated about the global year 2000. Many computer programs that can only distinguish the final two digits of the year entered (a common programming practice in earlier years) are expected to read entries for the Year 2000 as the Year 1900 and compute payment, interest or delinquency. Rapid and accurate data processing is essential to the operation of the Company. Data processing is also essential to most other financial institutions and many other companies. The Company contracts with a service bureau to provide the majority of its data processing and is dependent upon purchased application software. In-house applications are limited to word processing and spreadsheet functions. The Company has obtained, where appropriate, certification from external vendors and servicers that the systems and software provided are Year 2000 compliant. Beginning in the fourth quarter of 1998, the Company has coordinated with the primary servicer end-to-end tests which allow the Company to simulate daily processing on sensitive century dates. In the evaluation, the Company will ensure that critical operations will continue if the servicer or vendors are unable to achieve the Year 2000 requirements. The Company expects that all appropriate Year 2000 compliance testing, including third party vendors and interfaces will be completed by first quarter of 1999. The Company has identified critical applications and where necessary has begun hardware/software upgrades and system replacement.

      Although contingency plans will be developed, the Company continues to bear some risk related to the Year 2000 issue and could be adversely affected, if some other entities ( i.e. vendors ) do not appropriately address their own compliance. The Company continues to evaluate the estimated costs associated with attaining Year 2000 readiness. Additional costs for 1998, such as testing, software purchases and marketing are not anticipated to be material to the Company.

      WHILE ADDITIONAL COSTS WILL BE INCURRED, THE COMPANY BELIEVES, BASED UPON AVAILABLE INFORMATION, THAT IT WILL BE ABLE TO MANAGE ITS YEAR 2000 TRANSITION WITHOUT ANY ADVERSE EFFECT ON BUSINESS OPERATION OR FINANCIAL CONDITION. HOWEVER, ANY DELAYS, MISTAKES OR FAILURES COULD HAVE A SIGNIFICANT ADVERSE IMPACT ON THE FINANCIAL CONDITION AND RESULTS OF OPERATION OF THE COMPANY.

ANALYSIS OF NET INTEREST INCOME

      Net interest income represents the difference between income on interest-earning assets and expense on interest-bearing liabilities. Net interest income depends upon the volume of interest-earning assets and interest-bearing liabilities and the interest rates earned or paid on them.

      The following table sets forth certain information relating to the Company's average balance sheets for the nine months ended September 30, 1998 and 1997 and years ended December 31, 1997, 1996 and 1995 and reflects the average yield on assets and average costs that are derived by dividing income or expense by the average balance of assets or liabilities, respectively, for the periods shown. Average balances are derived from month end balances. Management does not believe that the use of month end balances instead of average daily balances has caused any material differences in the information presented. For the purposes of calculating loan yields, average loan balances include non-accrual loans.

                                                                        FOR THE NINE MONTHS ENDED
                                                                               SEPTEMBER 30,
                                                    --------------------------------------------------------------------
                                                                  1998                                1997
                                                    ---------------------------------   --------------------------------
                                                    AVERAGE               AVG. YIELD/   AVERAGE               AVG. YIELD
                                                    BALANCE     INTEREST     COST(6)    BALANCE     INTEREST    COST(6)
                                                    -------     --------     -------    -------     --------    -------
                                                                          (DOLLARS IN THOUSANDS)
Assets:
Interest-earning assets:
   Loans (1)                                        $129,048     $7,707       7.96%     $121,317      7,531       8.28%
   Mortgage-backed securities - HTM                   42,983      2,157       6.69%       53,016      2,619       6.59%
   Mortgage-backed securities - AFS(2)                10,820        532       6.56%        5,625        252       5.97%
   Investment securities - HTM                        42,187      2,162       6.83%       52,894      2,706       6.82%
   Investment  securities - AFS(2)                    63,481      3,280       6.89%       25,492      1,222       6.39%
   FHLB stock                                          2,378        130       7.29%        1,598         77       6.42%
                                                    --------     ------     ------      --------     ------     ------
     Total interest-earning Assets                   290,897     15,968       7.32%      259,942     14,407       7.39%
Non-interest-earning assets (3)                       10,395                               8,925
                                                    --------
     Total assets                                   $301,292                            $268,867
                                                    ========                            ========
Liabilities and stockholders' equity:
  Interest-bearing liabilities:
   Savings deposits                                 $224,000     $7,360       4.38%     $211,668      6,937       4.37%
   Borrowed funds                                     40,228      1,745       5.78%       14,242        637       5.96%
                                                    --------     ------     ------      --------     ------     ------
     Total interest-bearing liabilities             $264,228      9,105       4.59%     $225,910      7,574       4.47%
                                                    --------     ------     ------                   ------     ------
  Non-interest-bearing liabilities                     2,133                               2,092
                                                    --------                            --------
     Total liabilities                               266,361                             228,002
  Stockholders' equity                                34,931                              40,865
                                                    --------                            --------
     Total liabilities and
       Stockholders' equity                         $301,292                            $268,867
                                                    ========                            ========

Net interest income/net interest rate spread(4)                  $6,863       2.73%                   6,833       2.92%
                                                                 ======     ======                   ======     ======
Net interest margin(5)                                                        3.15%                               3.50%
                                                                            ======                              ======
Ratio of interest-earning assets to
  Interest-bearing liabilities                                                1.13x                               1.15x
                                                                            ======                              ======

(1)   Average balances and rates include non-accrual loans.
(2) Securities available for sale are reflected in this table at amortized cost.
(3)   Includes market value adjustment on securities available for sale.
(4) Net interest spread represents the difference between the weighted average rates earned on interest-earning assets and the weighted average rates paid on interest-bearing liabilities.
(5) Net yield on average interest-earning assets represents net interest income as a percentage of average interest-earning assets.
(6)   Average Yields and cost have been reflected on an annualized basis.

                                                                         YEARS ENDED DECEMBER 31,
                                          ---------------------------------------------------------------------------------------
                                                      1997                         1996                          1995
                                          ---------------------------  ----------------------------  ----------------------------
                                                              AVERAGE                       AVERAGE                       AVERAGE
                                           AVERAGE            YIELD/   AVERAGE              YIELD/    AVERAGE             YIELD/
                                           BALANCE  INTEREST   COST    BALANCE   INTEREST    COST     BALANCE  INTEREST    COST
                                           -------  --------   ----    -------   --------    ----     -------  --------    ----
                                                                          (DOLLARS IN THOUSANDS)
Assets:
   Interest-earning assets:
       Loans(1)                           $122,127   $10,047   8.23%   $114,396    $9,809    8.58%   $116,055  $10,245     8.83%
       Mortgage-backed securities - HTM     53,339     3,532   6.62%     54,329     3,360    6.18%     43,925    2,457     5.59%
       Mortgage-backed securities AFS(2)     6,211       428   6.89%      2,686       156    5.81%         --       --     0.00%
       Investment securities - HTM          50,726     3,670   7.24%     45,277     2,884    6.37%     41,815    2,091     5.00%
       Investment securities - AFS(2)       26,636     1,720   6.46%     16,991       933    5.49%      6,589      373     5.66%
       FHLB stock                            1,606       106   6.60%      1,484        96    6.47%      1,439      110     7.65%
                                          --------   -------   ----    --------   -------    ----    --------  -------     ----
          Total interest-earning
            assets(3)                     $260,645   $19,503   7.48%   $235,163   $17,238    7.33%   $209,823  $15,276     7.28%
Non-interest-earning assets                 11,741                       11,643                         8,244
                                          --------                     --------                      --------
          Total assets                    $272,386                     $246,806                      $218,067
                                          ========                     ========                      ========
Liabilities and stockholders' equity:
    Interest-bearing liabilities:
       Savings Deposits                   $211,895    $9,370   4.42%   $207,121    $9,172    4.43%   $200,971   $8,469     4.21%
       Borrowed funds                       17,554     1,061   6.04%         --        --    0.00%      1,807      111     6.14%
                                          --------   -------   ----    --------   -------    ----    --------  -------     ----
          Total interest-bearing
            liabilities                   $229,449   $10,431   4.55%   $207,121    $9,172    4.43%   $202,778   $8,580     4.23%
                                                     -------   ----               -------    ----              -------     ----
    Non-interest-bearing liabilities         2,927                        1,689                           922
                                          --------                     --------                      --------
          Total liabilities                232,376                      208,810                       203,700
   Stockholders' equity                     40,010                       37,996                        14,367
                                          --------                     --------                      --------
          Total liabilities and
            Stockholders' equity          $272,386                     $246,806                      $218,067
                                          ========                     ========                      ========
Net interest income/net interest rate
    spread (4)                                        $9,072   2.93%               $8,066    2.90%              $6,696     3.05%
                                                     =======   ====               =======    ====              =======     =====
Net interest margin(5)                                         3.48%                         3.43%                         3.19%
                                                               ====                          ====                          =====
Ratio of interest-earning assets to
    Interest-bearing liabilities                               1.14x                         1.14x                         1.03x
                                                               ====                          ====                          =====

(1)   Average balances and rates include non-accrual loans.
(2) Securities available for sale are reflected in this table at amortized cost.
(3)   Includes market value adjustment on securities available for sale.
(4) Net interest spread represents the difference between the weighted average rates earned on interest-earning assets and the weighted average rates paid on interest-bearing liabilities.
(5) Net yield on average interest-earning assets represents net interest income as a percentage of average interest-earning assets.

RATE/VOLUME ANALYSIS

      Net interest income can also be analyzed in terms of the impact of changing interest rates and changing volumes. The following table presents the extent to which changes in interest rates and changes in the volume of interest-earning assets and interest-bearing liabilities have affected the Company's interest income and interest expense during the periods indicated. Information is provided in each category with respect to (i) changes attributable to changes in volume (changes in average volume multiplied by prior rate), (ii) changes attributable to changes in rate (changes in rate multiplied by prior average volume), and (iii) changes in rate volume (changes in rate multiplied by changes in average volume). For the purpose of calculating loan yields, average loan balances include non-accrual loans.

                                          NINE MONTHS ENDED SEPTEMBER 30, 1998               YEAR ENDED DECEMBER 31, 1997
                                                       COMPARED TO                                   COMPARED TO
                                          NINE MONTHS ENDED SEPTEMBER 30, 1997               YEAR ENDED DECEMBER 31, 1996
                                                   INCREASE (DECREASE)                           INCREASE (DECREASE)
                                              IN NET INTEREST INCOME DUE TO                  IN NET INTEREST INCOME DUE TO
                                       ------------------------------------------      -----------------------------------------
                                                                RATE/                                           RATE/
                                        VOLUME      RATE       VOLUME       NET        VOLUME        RATE      VOLUME       NET
                                        ------      ----       ------       ---        ------        ----      ------       ---
                                                                                                      (IN THOUSANDS)
Interest-earning assets:
  Loans                                $   640      $(382)     $ (82)     $   176      $   663      $(398)     $ (27)     $  238
  Mortgage-backed securities - HTM        (661)        55        144         (462)         (61)       238         (5)        172
  Mortgage-backed securities - AFS         310         33        (63)         280          205         29         38         272
  Investment securities - HTM             (730)         6        180         (544)         347        392         47         786
  Investment securities - AFS            2,428        127       (497)       2,058          530        164         93         787
  FHLB stock                                50         14        (11)          53            8          2         --          10
                                       -------      -----      -----      -------      -------      -----      -----      ------
          Total change in interest
              income                   $ 2,037      $(147)     $(330)     $ 1,561      $ 1,692      $ 427      $ 146      $2,265
                                       =======      =====      =====      =======      =======      =====      =====      ======
Interest-bearing liabilities:
  Savings, NOW, Club and money
      Market accounts                      178       (133)       (19)          25          101        (71)        (3)         27
  Certificates of deposit                  317        205       (124)         398           67        103          1         171
  Borrowed funds                         1,550        (26)      (416)       1,108        1,061         --         --       1,061
                                       -------      -----      -----      -------      -------      -----      -----      ------
          Total change in interest
              expense                  $ 2,044      $  46      $(559)     $ 1,531      $ 1,229      $  32      $  (2)     $1,259
                                       =======      =====      =====      =======      =======      =====      =====      ======
Change in net interest income          $    (7)     $(193)     $ 230      $    30      $   463      $ 395      $ 148      $1,006
                                       =======      =====      =====      =======      =======      =====      =====      ======

                                             YEAR ENDED DECEMBER 31, 1996
                                                     COMPARED TO
                                             YEAR ENDED DECEMBER 31, 1995
                                                 INCREASE (DECREASE)
                                             IN NET INTEREST INCOME DUE TO
                                       -------------------------------------------
                                                                RATE/
                                        VOLUME       RATE      VOLUME        NET
                                        ------       ----      ------        ---
                                                      (IN THOUSANDS)
Interest-earning assets:
  Loans                                $  (146)     $(294)     $   4      $  (436)
  Mortgage-backed securities - HTM         583        259         61          903
  Mortgage-backed securities - AFS          --         --        156          156
  Investment securities - HTM              173        573         47          793
  Investment securities - AFS              589        (11)       (18)         560
  FHLB stock                                 3        (16)        (1)         (14)
                                       -------      -----      -----      -------
          Total change in interest
              income                   $ 1,202      $ 511      $ 249      $ 1,962
                                       =======      =====      =====      =======
Interest-bearing liabilities:
  Savings, NOW, Club and money
      Market accounts                      (14)        32         --           18
  Certificates of deposit                  340        327         18          685
  Borrowed funds                          (111)        --         --         (111)
                                       -------      -----      -----      -------
          Total change in interest
              expense                  $   215      $ 359      $  18      $   592
                                       =======      =====      =====      =======
Change in net interest income          $   987      $ 152      $ 231      $ 1,370
                                       =======      =====      =====      =======

LIQUIDITY AND CAPITAL RESOURCES

      Liquidity is a measure of a bank's ability to fund loans and withdrawals of deposits in a cost-effective manner. The Company's principal sources of funds are deposits, scheduled amortization and prepayments of loan principal and mortgage-backed securities, maturities of investment securities and funds provided by operations. Liquidity is also available through borrowings from the Federal Home Loan Bank of New York.

      While loan repayments and maturing investment securities are a relatively predictable source of funds, deposit flows, prepayments and calls of investment securities and prepayment of mortgage-backed securities are influenced by interest rates, general economic conditions and competition in the marketplace. At September 30, 1998, total liquid assets, consisting of cash, interest-bearing deposits in other banks, investment securities and mortgage-backed securities, all with final maturities of five years or less, were $45.3 million, or 14.8%, of total assets. This amount includes $31.2 million scheduled to mature within one year, which represented 10.2% of total assets and 13.7% of total deposits at September 30, 1998.

      At September 30, 1998, the Bank had commitments to originate loans totalling $1.2 million and outstanding unused lines of credit of $5.6 million. The Company is committed to maintaining a strong liquidity position and anticipates that it will have sufficient funds to meet its current funding commitments. The Bank does not have any balloon or other payments due on any long-term obligations or any off-balance sheet items other than the loan commitments and unused lines of credit noted above.

      The OTS requires that the Bank meet minimum tangible, core and risk-based capital requirements. As of September 30, 1998, the Bank had total risked-based capital ratio of 26.5%, a core-capital ratio of 10.9% and a tangible capital ratio of 10.9%, which exceeded all regulatory capital requirements. The Company is considered well capitalized as of September 30, 1998.

LENDING PORTFOLIO

      General. The primary source of income to the Company is interest from lending activities and mortgage-backed and other investment securities. The principal lending activity of the Company is originating first mortgage real estate loans to enable borrowers to purchase or refinance one- to two-family residential properties and, to a lesser extent, originating home equity and other consumer loans. Management considers its purchase of loans and mortgage-backed securities to be part of its lending activities and an alternative to originating loans.

      Loan Portfolio Composition. At September 30, 1998, the Company had total loans of $132.7 million, of which $109.1 million, or 82.2%, were one-to four-family first mortgage loans. The loan portfolio increased by $1.5 million over the balance of $131.2 million at December 31, 1997. The increase was primarily attributable to the origination and purchase of new loans as the Company began a more aggressive marketing program in conjunction with its planned franchise expansion. Of the one-to four-family first mortgage loans outstanding at September 30, 1998, 51.4% were ARM loans and 48.6% were fixed-rate loans. Non-residential real estate and multi-family mortgage loans outstanding at September 30, 1998, totalled $6.1 million, or 4.6% of total loans, and $3.9 million, or 2.9% of total loans, respectively. The remainder of the Bank's loans at September 30, 1998, consisted of consumer loans of $13.6 million, or 10.3% of total loans, primarily home equity and deposit account loans. At September 30, 1998, 48.0% of the gross loan portfolio had adjustable rates.

      The types of loans that the Company may originate are subject to federal and state law and regulations. Interest rates charged by the Bank on loans are affected principally by the demand for such loans and the supply of money available for lending purposes and the rates offered by its competitors. These factors are, in turn, affected by general and economic conditions, monetary policies of the federal government, including the Federal Reserve Board, legislative tax policies and governmental budgetary matters.

      The following table sets forth the composition of the Company's loan and mortgage-backed securities portfolio in dollar amounts and in percentages of the total portfolio at the dates indicated:

                                                SEPTEMBER 30,                               DECEMBER 31,
                                                ------------       --------------------------------------------------------------
                                                    1998                  1997                  1996                  1995
                                                    ----                  ----                  ----                  ----
                                                        PERCENT               PERCENT               PERCENT               PERCENT
                                              AMOUNT   OF TOTAL     AMOUNT   OF TOTAL     AMOUNT   OF TOTAL     AMOUNT   OF TOTAL
                                              ------   --------     ------   --------     ------   --------     ------   --------
                                           (DOLLARS IN THOUSANDS)                                             (DOLLARS IN THOUSANDS)
First mortgage loans:
    One- to four-family                      $109,100      82.2%   $108,891      83.0%   $103,722      81.4%   $ 88,275      77.3%
    Multi-family                                3,854       2.9%      3,934       3.0%      4,548       3.6%      5,892       5.2%
    Non-residential                             6,148       4.6%      8,112       6.2%      9,628       7.6%     13,279      11.6%
                                             --------  --------    --------  --------    --------  --------    --------  --------
Total first mortgage loans                    119,102      89.7%   $120,937      92.2%   $117,898      92.6%   $107,446      94.1%
Consumer loans:
    Home equity lines of credit              $ 12,698       9.6%   $  9,513       7.3%   $  8,800       6.9%   $  6,331       5.6%
Auto                                              111       0.1%        151       0.1%         26       0.0%          7       0.0%
Student                                            --        --          --       0.0%         24       0.0%         21       0.0%
Deposit Account                                   556       0.4%        421       0.3%        496       0.4%        371       0.3%
Unsecured                                          72       0.0%         31       0.0%         --       0.0%         --       0.0%
Commercial:
Small business administration                     192       0.2%        105       0.1%         73       0.1%         --       0.0%
Unsecured                                          11       0.0%         20       0.0%          4       0.0%         --       0.0%
                                             --------  --------    --------  --------    --------  --------    --------  --------
Total other loans                            $ 13,640      10.3%   $ 10,241       7.8%   $  9,423       7.4%   $  6,730       5.9%
                                             --------  --------    --------  --------    --------  --------    --------  --------
       Total loans                           $132,742     100.0%   $131,178     100.0%   $127,321     100.0%   $114,176     100.0%

Less:
    Deferred loan fees                            229                   299                   370                   379
    Allowance for loan losses                   3,226                 3,061                 3,126                 4,746
                                             --------              --------              --------              --------
    Total loans, net                          129,287              $127,818              $123,825              $109,051
                                             ========              ========              ========              ========
Mortgage-backed Securities - HTM:
    GNMA                                     $ 11,892      27.1%   $ 17,335      27.7%   $ 12,905      23.6%   $ 13,896      25.3%
    FHLMC                                      17,184      39.1%     28,696      45.5%     31,351      57.4%     36,639      66.8%
    FNMA                                        4,709      10.7%      6,427      10.3%      7,513      13.8%      4,334       7.9%
                                             --------  --------    --------  --------    --------  --------    --------  --------

    Total mortgage-backed securities - HTM   $ 33,785      76.9%   $ 52,458      83.5%   $ 51,769      94.8%   $ 54,869     100.0%
Mortgage-backed Securities -  AFS:
FNMA                                           10,131      23.1%     10,445      16.5%      2,824       5.2%         --       0.0%
                                             --------  --------    --------  --------    --------  --------    --------  --------
Total mortgage-backed securities - AFS         10,131      23.1%     10,445      16.5%      2,824       5.2%         --       0.0%

Total mortgage-backed securities             $ 43,916     100.0%   $ 62,903     100.0%   $ 54,593     100.0%   $ 54,869     100.0%
                                             ========  ========    ========  ========    ========  ========    ========  ========

                                                             DECEMBER 31,
                                             -------------------------------------------
                                                    1994                    1993
                                                    ----                    ----
                                                        PERCENT                 PERCENT
                                              AMOUNT   OF TOTAL       AMOUNT   OF TOTAL
                                              ------   --------       ------   --------
                                                         (DOLLARS IN THOUSANDS)
First mortgage loans:
    One- to four-family                      $ 97,419      77.1%     $ 99,296      74.6%
    Multi-family                                6,192       4.9%        7,710       5.8%
    Non-residential                            16,055      12.7%       17,985      13.5%
                                             --------  --------      --------  --------
Total first mortgage loans                   $119,666      94.7%     $124,991      93.9%
Consumer loans:
    Home equity lines of credit              $  6,223       4.9%     $  6,902       5.2%
Auto                                               --       0.0%           --       0.0%
Student                                            20       0.0%          502       0.4%
Deposit Account                                   430       0.4%          631       0.5%
Unsecured                                          --       0.0%           --       0.0%
Commercial:
Small business administration                      --       0.0%           --       0.0%
Unsecured                                          --       0.0%           --       0.0%
                                             --------  --------      --------  --------
Total other loans                            $  6,673       5.3%     $  8,035       6.1%
                                             --------  --------      --------  --------
       Total loans                           $126,339     100.0%     $133,026       100%

Less:
    Deferred loan fees                            435                     405
    Allowance for loan losses                   5,073                   3,055
                                             --------                --------
    Total loans, net                         $120,831                $129,566
                                             ========                ========
Mortgage-backed Securities - HTM:
    GNMA                                     $  1,039       2.5%     $  1,317       4.7%
    FHLMC                                      34,854      84.6%       26,189      92.5%
    FNMA                                        5,329      12.9%          809       2.9%
                                             --------  --------      --------  --------

    Total mortgage-backed securities - HTM   $ 41,222     100.0%     $ 28,315     100.0%
Mortgage-backed Securities -  AFS:
FNMA                                               --       0.0%           --       0.0%
                                             --------  --------      --------
Total mortgage-backed securities - AFS             --       0.0%           --       0.0%

Total mortgage-backed securities             $ 41,222     100.0%     $ 28,315     100.0%
                                             ========  ========      ========   -------

Loans and Mortgage-Backed Securities Maturity. The following table shows the contractual maturity of the Company's loans and mortgage-backed securities at September 30, 1998. The table does not include the effect of prepayments or scheduled principal amortization.

                                                                      SEPTEMBER 30, 1998
                                                                      ------------------

                                    ONE- TO       MULTI-                                           MORTGAGE-
                                     FOUR-       FAMILY        NON-         OTHER        TOTAL      BACKED
                                    FAMILY     RESIDENTIAL  RESIDENTIAL     LOANS        LOANS     SECURITIES     TOTAL
                                    ------     -----------  -----------     -----        -----     ----------     -----
                                                                       (IN THOUSANDS)
Amounts due:
        Within one year            $  6,978     $    948     $  2,420     $     38     $ 10,383     $  5,931     $ 16,314
After 1 year:
        1 to 3 years                  6,282          459          544          380        7,665           19        7,684
        3 to 5 years                  4,943          793          524        1,829        8,089           91        8,180
        5 to 10 years                 9,415          168          364        5,111       15,058        3,441       18,499
        10 to 20 years                9,971        1,486        1,922        6,282       19,661        3,688       23,349
        Over 20 years                71,512           --          374           --       71,886       30,746      102,632
                                   --------     --------     --------     --------     --------     --------     --------
Total due after 1 year              102,123        2,906        3,728       13,602      122,359       37,985      160,344
Total loans and mortgage-
    Backed securities              $109,101     $  3,854     $  6,148     $ 13,640     $132,742     $ 43,916     $176,658
                                   ========     ========     ========     ========     ========     ========     ========
Less deferred loan fees                                                                     229           --          229
Less allowance for loan
    Losses                                                                                3,226           --        3,226
                                                                                       --------     --------     --------
    Total loans and mortgage-
        Backed securities, net                                                         $129,287     $ 43,916     $173,203
                                                                                       ========     ========     ========

      The following table sets forth, as of September 30, 1998, the dollar amount of all loans and mortgage-backed securities due after September 30, 1999, and whether such loans have fixed interest rates or adjustable interest rates:

                                                           DUE AFTER SEPTEMBER 30, 1999
                                                           ----------------------------
                                                          FIXED     ADJUSTABLE     TOTAL
                                                          -----     ----------     -----
                                                                  (IN THOUSANDS)
First mortgage loans                                     $52,856     $55,901     $108,757
Mortgage-backed securities                                12,803      25,182       37,985
Consumer loans                                             9,866       3,736       13,602
                                                         -------     -------     --------
Total loans and mortgage-backed securities due after
September 30, 1999                                       $75,525     $84,819     $160,344
                                                         =======     =======     ========

      The following table sets forth originations, loan purchases, sales and principal payments in the Company's loan and mortgage-backed securities portfolios for the periods indicated:

                                                            FOR NINE MONTHS ENDED
                                                                 SEPTEMBER 30,            YEARS ENDED DECEMBER 31,
                                                           ----------------------    -----------------------------------
                                                              1998         1997         1997        1996          1995
                                                              ----         ----         ----        ----          ----
                                                                                   (IN THOUSANDS)
Loans receivable, net at beginning of period               $ 127,818    $ 123,825    $ 123,825    $ 109,051    $ 120,831

Loans originated:
    First Mortgage:
         One- to four-family                                   7,070         5901       12,672       22,208        2,967
    Consumer loans:
         Home equity                                           6,415        2,303        2,853        4,543        2,246
         Deposit account                                         358          170          170          658          568
         Student                                                  --           --           --           42           46
         Auto                                                      9          134          161           29            7
         Unsecured                                                68           28           35           --           --
    Commercial                                                   875           16           58           80           --
                                                           ---------    ---------    ---------    ---------    ---------
              Total loans originated                          14,795         8552       15,949       27,560        5,834
     Loans purchased                                           6,549        1,988        6,052        8,112          485
                                                           ---------    ---------    ---------    ---------    ---------
              Total loans originated and purchased            21,344       10,540       22,001       35,672        6,319
            Loans Sold:
                    First Mortgage:
                            One- to four-family                   --           --           --        1,255           --
                            Non-residential                       --           --          523           --           --
                    Consumer Loans:
                            Student                               --           --           --           38           45
                                                           ---------    ---------    ---------    ---------    ---------
                            Total loans sold                      --                       523        1,293           45
Principal repayments                                         (19,737)     (13,191)     (17,082)     (19,419)     (15,820)
Transfer of mortgage loans to real estate owned, net             (43)        (303)        (539)      (1,815)      (2,616)
Amortization of deferred fees                                     70           38           71            9           55
(Increase) decrease in allowance for loan losses                (165)          62           65        1,620          327
                                                           ---------    ---------    ---------    ---------    ---------
            Net loan activity                                  1,469       (2,854)       3,993       14,774      (11,780)
            Total loans receivable, net at end of period   $ 129,287      120,971    $ 127,818    $ 123,825    $ 109,051
                                                           =========    =========    =========    =========    =========
Mortgage-backed securities at beginning of period          $  62,903    $  54,593    $  54,593    $  54,869    $  41,222
Mortgage-backed securities purchased                           2,024       19,790       24,862       12,844       20,654
Principal reductions                                         (21,120)     (11,302)     (16,651)     (13,001)      (6,926)
Net change in unrealized gain/loss on AFS                        117          152          186          (56)          --
Amortization of premium                                           (8)         (81)         (87)         (63)         (81)
                                                           ---------    ---------    ---------    ---------    ---------
            Mortgage-backed securities at end of period    $  43,916    $  63,152    $  62,903    $  54,593    $  54,869
                                                           =========    =========    =========    =========    =========

      Residential Mortgage Lending. Although the Company previously offered loans secured by up to four family residences, since 1993 it only offers first mortgages on one- to two-family owner occupied residences. Loan originations are generally obtained from existing or past customers and referrals from real estate agents, builders and members of the local communities in which the Company has offices, as well as through correspondent relationships with mortgage brokers. Residential loan originations are secured by owner-occupied residences within the State of New Jersey. The Company also purchases loans from other sources such as mortgage bankers and other financial intermediaries. At September 30, 1998, the Company had $25.7 million of purchased loans. Purchased loans are underwritten pursuant to the Company's criteria and are secured by one- to four-family residential properties located within the State of New Jersey.

      At September 30, 1998, 82.2% of the Company gross loans consisted of one- to four-family residential loans. The Company commenced offering ARM loans in 1994, and currently emphasizes ARM loans. Because of consumer preference during a low interest rate environment, the majority of the portfolio, 49.4%, are still fixed rate loans. The Company generally originates one and two family residential mortgage loans in amounts up to 80% of the appraised value of the mortgaged property, but will consider loan-to-value ratios of up to 95% if the loan amount exceeding the 80% loan-to-value ratio is insured by a private mortgage insurance company. The Company retains the ARM loans it originates for its loan portfolio.

      Non-residential and Multi-Family Real Estate Lending. At September 30, 1998, the Company's non-residential and multi-family real estate loan portfolio totalled $6.1 million and $3.9 million, or 4.62% and 2.9% respectively of the total loan portfolio. Non-residential loans consist mainly of first mortgages on mixed-use properties. Mixed use properties consist of properties containing both residential and mercantile uses. Although the Company ceased making these loans for a time, the Company has recently instituted a new program pursuant to which it will make loans secured by these types of properties on a case by case basis. These loans may entail additional risk beyond that incurred by the Company in its traditional one- to two-family owner-occupied lending, although loans of this type generally have higher yields and shorter terms.

      Consumer Loans. As of September 30, 1998, consumer loans totalled $13.6 million or 10.2% of the Company's total loan portfolio. The Company offers consumer loans in the form of home equity, auto, guaranteed student and passbook loans. The Company's home equity loans consist of first or second mortgage loans secured by owner occupied one- to two-family residences. Where the Company is a second mortgagee, the total debt secured by the residence may not exceed 75% of the market value of the residence. During 1997 the Company began to offer personal unsecured loans as well as personal and business overdrafts or cash reserve accounts.

      The Company originates owner occupied home equity loans secured by one and two family residences. Fixed rate loans are offered for up to 7- or 15-year periods. Home equity lines of credit and adjustable rate home equity loans are offered for a period not to exceed 15 years. On these loans, the Company requires that it be in either a first or second lien position. The loans are generally subject to 75% combined loan-to-value limitation, including any other outstanding mortgages or liens. The Company currently retains all home equity loans for its portfolio. These loans currently represent 9.6% of the Bank's portfolio and are classified as consumer loans.

MORTGAGE-BACKED SECURITIES

      The Company invests in mortgage-backed securities and utilizes such investments to complement its investment and mortgage lending activities. At September 30, 1998, mortgage-backed securities, totalled $43.9 million or 14.3% of total assets, a decrease of $19.0 million, or 30.2%, over mortgage-backed securities of $62.9 million at December 31, 1997. This increase is attributable to the application of repayments in excess of loan origination requirements.

      At September 30, 1998, the Bank's entire mortgage-backed securities portfolio was directly insured or guaranteed by the GNMA, the FNMA or the FHLMC. Balloon and ARM backed loans comprise $24.4 million, or 55.5%, of the mortgage-backed securities portfolio the balance is represented by 10-, 20- and 30-year fixed rate loans.

DELINQUENT LOANS AND FORECLOSED ASSETS

      Maintenance of asset quality is one of management's most important tasks. Management reviews delinquent loans on a continuous basis and the Board of Directors reviews delinquent loans monthly. The Company retains counsel experienced in real estate law and foreclosure procedures.

      The level of non-performing assets was $2.2 million at September 30, 1998, and December 31, 1997. At September 30, 1998, the Company held one parcel of REO with a value of $43,000, a decrease of $75,000, or 63.6%, from $118,000 at December 31, 1997. The decrease reflects Management's continued efforts to resolve the Company's non-performing assets.

      Federal regulations provide for the classification of loans and other assets such as debt and equity securities considered by the OTS to be of lesser quality as "substandard," "doubtful," or "loss" assets. An asset is considered "substandard" if it is inadequately protected by the current net worth and paying capacity of the obligor or of the collateral pledged, if any. "Substandard" assets include those characterized by the distinct possibility that the savings institution will sustain "some loss" if the deficiencies are not corrected. Assets classified as "doubtful" have all of the weaknesses inherent in those classified "substandard," with the added characteristic that the weaknesses present make "collection or liquidation in full," on the basis of currently existing facts, conditions, and values, "highly questionable and improbable." Assets classified as "loss" are those considered "uncollectible" and of such little value that their continuance as assets without the establishment of a specific loss reserve is not warranted. Assets that do not expose the savings institution to risk sufficient to warrant classification in one of the aforementioned categories, but which possess some weaknesses, are required to be designated "special mention" by management. Loans designated as special mention are generally loans that have experienced past delinquencies or have exhibited some potential weaknesses that, if not corrected, could increase the level of risk in the future.

      At September 30, 1998, the Company had special mention loans of $1.2 million. These loans consist of 17 loans with an average balance of $72,074.

      At September 30, 1998, the Company had loans 90 days or more past due of $2.1 million, or 1.6% of total loans. Loans 90 days or more past due consisted of 16 loans with an average balance of $ 132,503, of which 11 are secured by one- to four-family properties, 3 loans secured by mixed use properties and two consumer loans. The largest balance due on any of these loans was $262,347.

      The tables below set forth information concerning delinquent loans as of the periods indicated. The amounts represent the total remaining balances of the related loans and percentage of total loans outstanding, rather than the actual payment amounts which are overdue:

                                                   AT SEPTEMBER 30, 1998
                                                   ---------------------
                                               60-89 DAYS       90 DAYS OR MORE
                                               ----------       ---------------
                                                   PRINCIPAL           PRINCIPAL
                                           NUMBER   BALANCE    NUMBER   BALANCE
                                          OF LOANS  OF LOANS  OF LOANS  OF LOANS
                                          --------  --------  --------  --------
                                                  (DOLLARS IN THOUSANDS)
One- to four-family                             3    $  178        11    $1,639
Multi-family residential/Non-residential        1       162         3       359
Consumer Loans                                  1         8         2       122
Commercial                                     --        --        --        --
                                              ---    ------       ---    ------
        Total delinquent loans                  5    $  348        16    $2,120
                                              ===    ======       ===    ======
Delinquent loans to gross loans                        0.26%               1.60%

      Interest is not accrued on loans where interest or principal is 90 days or more past due, unless the loans are well secured and in the process of collection. Once the loans reach non-accrual status, accrued but unpaid interest is reversed and interest income is subsequently recognized only to the extent that payments are received. Interest on loans that have been restructured is accrued according to the renegotiated terms.

      The table below sets forth information regarding the Company's non-performing assets and restructured loans:

                                                                                       AT DECEMBER 31,
                                                                        ----------------------------------------------
                                                             AT          1997      1996      1995      1994      1993
                                                    SEPTEMBER 30, 1998   ----      ----      ----      ----      ----
                                                    ------------------
                                                                              (DOLLARS IN THOUSANDS)
Non-accrual delinquent mortgage loans                      $1,998       $2,054    $1,522    $5,194    $7,756    $6,796
Other non-accrual loans delinquent 90 days or more            122            3        --        --        60        --
                                                           ------       ------    ------    ------    ------    ------
            Total non-performing loans                      2,120        2,057     1,522     5,194     7,816     6,796
Total REO                                                      43          118       537     1,926       265       525
                                                           ------       ------    ------    ------    ------    ------
            Total non-performing assets                    $2,163       $2,175    $2,059    $7,120    $8,081    $7,321
                                                           ======       ======    ======    ======    ======    ======
Restructured loans                                         $  445       $  551    $1,207    $1,123%   $  687    $  698
Non-performing loans to total gross loans                    1.60%        1.57%     1.20%     4.55%     6.19%     5.11%
Non-performing assets to total gross loans and REO           1.63%        1.66%     1.61%     6.13%     6.38%     5.48%
Non-performing loans to total assets                         0.69%        0.71%     0.62%     2.31%     3.63%     3.10%
Non-performing assets to total assets                        0.71%        0.75%     0.83%     3.16%     3.76%     3.34%

      Not included as non-accrual loans in the table above are balloon real estate loans which are still performing but which are beyond their original maturity date. Historically, those loans have either been paid off or extended at current market rates of interest by the Bank. These loans amounted to $0, $84,758, $610,259, $808,192, $0, and $973,038 at September 30, 1998, and
December 31, 1997, 1996, 1995, 1994 and 1993, respectively. Restructured loans consisted of 6 properties, current as to principal and interest according to their restructured terms.

      In addition to the loans included in the risk elements table above, and in the preceding paragraph, the Bank's internal loan review identified approximately $1.1 million in loans which were performing but were classified as special mention at September 30, 1998. These loans, as well as the loans included in the risk elements table, and in the preceding paragraph, have been considered in the analysis of the adequacy of the allowance for loan losses.

      For the nine months ended September 30, 1998, and for the years ended December 31, 1997, 1996 and 1995, the amounts of interest income that would have been recorded on non-accrual loans, had they been current, approximated $9,536, $163,000, $277,030 and $951,300, respectively. Also, for the nine months ended September 30, 1998, and the years ended December 31, 1997, 1996 and 1995, the amounts of interest income on non-performing loans that was included in income approximated $0, $57,626, $37,426 and $100,434, respectively.

ALLOWANCE FOR LOAN LOSSES

      The following table sets forth the Company's allowance for loan losses at or for the dates indicated:

                                               AT OR FOR THE PERIOD
                                                 ENDED SEPTEMBER 30       AT OR FOR THE YEARS ENDED DECEMBER 31,
                                                 ------------------  ----------------------------------------------
                                                   1998     1997      1997      1996      1995      1994      1993
                                                   ----     ----      ----      ----      ----      ----      ----
                                                                        (DOLLARS IN THOUSANDS)
Balance, beginning of period                      3,061    $3,126    $3,126    $4,746    $5,073    $3,055    $4,305
Provisions charged to operations                    225       400       475       725     1,005     2,540     3,042
Loans charged off:
          One- to four-family residential            57       176       177     1,327       635       500     2,845
          Multi-family residential                   --        --         0        --        --         8       335
          Non-residential                             4       285       413       863       737       200     1,144
          Land & construction loans                  --        --        --       155        --        33        --
                                                  -----    ------    ------    ------    ------    ------    ------
                 Total loans charged off             61       461       590     2,345     1,372       741     4,324

Recovery on loans:
          One- to four-family residential            --        --        --        --        40       219         1
          Multi-family residential                   --        --        --        --        --        --        --
          Non-residential                             1        --        50        --        --        --        31
          Land & construction loans                  --        --        --        --        --        --        --
                                                  -----    ------    ------    ------    ------    ------    ------
                 Total recovery on loans              1        --        50        --        40       219        32
                                                  -----    ------    ------    ------    ------    ------    ------
                 Net loans charged off                1       461       540     2,345     1,332       522     4,292
                                                  -----    ------    ------    ------    ------    ------    ------
                 Balance, end of period           3,226    $3,065    $3,061    $3,126    $4,746    $5,073    $3,055
                                                  =====    ======    ======    ======    ======    ======    ======
Ratio of net charge-offs during the period to
    average loans outstanding during the period    0.38%     0.38%     0.44%     2.05%     1.15%     0.43%     3.06%
Ratio of allowance for loans losses to
    non-performing loans                         152.17%   139.80%   148.81%   205.39%    91.37%    64.91%    44.95%

The following table sets forth the allocation of the Company's allowance for loan losses by loan type at the dates indicated:

                                 SEPTEMBER 30,                                  DECEMBER 31,
                                 -------------              -----------------------------------------------------
                                    1998                    1997                    1996                     1995
                                    ----                    ----                    ----                     ----
                                        PERCENTAGE              PERCENTAGE               PERCENTAGE               PERCENTAGE
                                         OF LOANS                OF LOANS                 OF LOANS                 OF LOANS
                                         TO GROSS                TO GROSS                 TO GROSS                 TO GROSS
                             AMOUNT       LOANS       AMOUNT      LOANS       AMOUNT       LOANS       AMOUNT       LOANS
                             ------       -----       ------      -----       ------       -----       ------       -----
                                                                (DOLLARS IN THOUSANDS)
Allocation of allowance
  for loan losses
   One- to four-family      $ 2,548       82.19%     $ 2,541       83.01%     $ 2,547       81.47%     $ 3,669       77.32%
   Multi-family                 255        2.90%          92        3.00%         112        3.57%         245        5.16%
   Non-residential              204        4.63%         189        6.18%         236        7.56%         552       11.63%
   Consumer loans               219       10.28%         236        7.71%         229        7.34%         280        5.89%
    Commercial                   --          --            3        0.10%           2        0.06%          --        0.00%
                            -------     -------      -------     -------      -------     -------      -------     -------
Balance, end of period      $ 3,226      100.00%     $ 3,061     $100.00%     $ 3,126      100.00%     $ 4,746      100.00%
                            =======     =======      =======     =======      =======     =======      =======     =======

                                              DECEMBER 31,
                                              ------------
                                   1994                     1993
                                   ----                     ----
                                      PERCENTAGE               PERCENTAGE
                                       OF LOANS                 OF LOANS
                                       TO GROSS                 TO GROSS
                             AMOUNT      LOANS        AMOUNT      LOANS
                             ------      -----        ------      -----
                                        (DOLLARS IN THOUSANDS)
Allocation of allowance
  for loan losses
   One- to four-family      $ 3,912       77.11%     $ 2,280       74.64%
   Multi-family                 249        4.90%         177        5.80%
   Non-residential              645       12.71%         413       13.52%
   Consumer loans               267        5.28%         185        6.04%
    Commercial                   --        0.00%          --        0.00%
                            -------     -------      -------     -------
Balance, end of period      $ 5,073      100.00%     $ 3,055       100.0%
                            =======     =======      -------     =======

      The allowance for loan losses is established through charges (provisions for loan losses) to earnings. Loan losses (loans charged off, net of recoveries) are charged against the allowance for loan losses when management believes that the recovery of principal is unlikely. If, as a result of loans charged off or increases in non-performing, restructured or total loans or risk characteristics of the loan portfolio, management considers the allowance to be below the level necessary to absorb future loan losses on existing loans, an additional provision for loan losses is made to increase the allowance for loan losses to the level considered necessary to absorb possible losses on existing loans that may become uncollectible. Management considers such factors as changes in the nature and volume of the loan portfolio, overall portfolio quality, review of specific problem loans including restructured loans and economic conditions that may affect the borrowers' ability to pay and the realization of collateral in determining the adequacy of the allowance.

      The company allocates the allowance for loan losses based on risk characteristics and balances within each category. The Company experienced significant delinquencies and charge offs in the non-residential portfolio in the early 1990's. As a consequence, the Company ceases originating these loans except on a case-by-case basis. The allocation of the allowance for loan losses to this category reflects the reductions in balances and activity.

      Management believes that the allowance for loan losses is adequate. While management uses available information to recognize losses on loans, future additions to the allowance may be necessary based on changes in economic conditions in their market area. In addition, various regulatory agencies, as an integral part of their examination process, periodically review the Company's allowance for loan losses. Such agencies may require the Company to recognize additions to the allowance based on their judgments about information available to them at the time of their examination.

INVESTMENT ACTIVITIES

      The Company's assets, other than loans receivable and mortgage-backed securities, are invested primarily in U.S. Government and agency securities and FHLB overnight deposits. In addition, the Company holds an investment in the Prudential Government Securities Trust. The Prudential Government Securities Trust is a mutual fund comprised of investments principally in a diversified portfolio of intermediate term securities issued or guaranteed by the U.S. government, its agencies or instrumentalities.

      Under the Bank's investment policy, the Bank is authorized to purchase agency securities with maturities as determined by an investment committee of the Bank's Board from time to time based upon several factors, including the Bank's interest rate risk profile, liquidity needs and other factors. The Bank's investment policy also prohibits the Bank from engaging in futures transactions, options transactions, investment in high-risk mortgage derivatives such as collateralized mortgage obligations, residual interests, real estate mortgage investment conduit residual interests, stripped mortgage-backed securities, or any other related products that exhibit a high degree of volatility.

      At September 30, 1998, the Company's investment portfolio totalled $105.8 million, an increase of $17.8 million, or 20.2%, over total securities of $88.0 million at December 31, 1997.

      The following table shows the cost, market value, weighted average yield, and maturities of the Company's investment securities portfolio, excluding FHLBNY stock at September 30, 1998:

                                                                   SEPTEMBER 30, 1998
                                                                   ------------------
                                  LESS THAN             1-5               5-10             OVER 10           TOTAL INVESTMENT
                                   1 YEAR              YEARS              YEARS             YEARS                SECURITIES
                               ----------------  -----------------  -----------------  -----------------  --------------------------
                                       WEIGHTED           WEIGHTED           WEIGHTED           WEIGHTED                    WEIGHTED
                                       AVERAGE            AVERAGE            AVERAGE            AVERAGE            MARKET   AVERAGE
                                COST    YIELD      COST    YIELD      COST    YIELD      COST    YIELD      COST    VALUE    YIELD
                               ------  --------  -------  --------  -------  --------  -------  --------  -------  -------  --------
                                                                      (DOLLARS IN THOUSANDS)
Investments held to maturity:
   U.S. Government and
      agency securities        $   --     --     $ 3,000   6.28%    $12,000   6.99%    $13,954   7.58%    $28,954  $29,356   7.21%
                               ------   ----     -------   ----     -------   ----     -------   ----     -------  -------   ----
      Total investments held
          to maturity          $   --     --     $ 3,000   6.28%    $12,000   6.99%    $13,954   7.58%    $28,954  $29,356   7.21%
                               ======   ====     =======   ====     =======   ====     =======   ====     =======  =======   ====
Investment securities
    Available for sale:
    Prudential Securities
      Trust                    $7,053   4.83%         --     --          --     --          --     --     $ 7,053  $ 6,834   4.93%
Trust Preferred Securities         --     --          --     --          --     --     $ 1,710   8.63%    $ 1,710  $ 1,710   7.23%
   U.S. Government and
      Agency securities            --     --     $13,000   6.21%    $26,777   6.72%    $27,992   7.00%    $67,769  $68,263   6.76%
                               ------   ----     -------   ----     -------   ----     -------   ----     -------  -------   ----
      Total securities
          Available for sale   $7,053   4.93%    $13,000   6.21%    $26,777   6.72%    $29,702   7.09%    $76,532  $76,807   6.69%
                               ======   ====     =======   ====     =======   ====     =======   ====     =======  =======   ====

      The following table sets forth the composition of the Bank's investment in FHLB overnight deposits, investment securities portfolio and FHLBNY stock at the dates indicated:

                                          SEPTEMBER 30,                              DECEMBER  31,
                                          -------------  ----------------------------------------------------------------------
                                              1998              1997                 1996                 1995
                                              ----              ----                 ----                 ----
                                            CARRYING        % OF CARRYING       % OF CARRYING        % OF CARRYING       % OF
                                              VALUE       TOTAL      VALUE     TOTAL      VALUE     TOTAL      VALUE     TOTAL
                                             -------     -------    -------   -------    -------   -------    -------   -------
                                                                            (DOLLARS IN THOUSANDS)
FHLB overnight deposits                           --         0.0%        --       0.0%   $ 2,500       6.7%   $ 2,000       4.7%
FHLBNY stock                                 $ 2,617         8.3%   $ 1,627       3.4%     1,487       4.0%     1,447       3.3%

Investments held to maturity:
  U.S. Government & agency securities        $28,954        91.7%   $46,903      96.6%   $33,136      89.3%   $39,510      92.0%
                                             -------     -------    -------   -------    -------   -------    -------   -------
  Total FHLB overnight deposits,
    FHLBNY stock and investment
    securities held to maturity              $31,571       100.0%   $48,530     100.0%   $37,123     100.0%   $42,957     100.0%
                                             =======     =======    =======   =======    =======   =======    =======   =======
Investment securities available for sale:
  Marketable Securities -
  Prudential Securities Trust                $ 6,834         8.9%   $ 6,751      16.4%   $ 6,688      34.1%   $ 6,778     100.0%
  Trust Preferred Securities                 $ 1,710         2.2%        --        --         --        --         --        --
  U.S. Government & Agency Securities        $68,263        88.9%   $34,340      83.6%   $12,909      65.9%        --       0.0%
                                             -------     -------    -------   -------    -------   -------    -------   -------
Total securities available for sale          $76,807       100.0%   $41,091     100.0%   $19,597     100.0%   $ 6,778     100.0%
                                             =======     =======    =======   =======    =======   =======    =======   =======

SOURCES OF FUNDS

      General. Deposit accounts have traditionally been the principal source of the Company's funds for use in lending and for other general business purposes. In addition to deposits, the Company's applicable sources of funds are loan and mortgage-backed security repayments, cash flow generated from operations including interest payments on loans and investment securities and fees, and FHLBNY advances.

      Deposits. The Company offers a variety of deposit accounts having a range of interest rates and terms. The Bank presently offers passbook accounts, checking accounts, NOW accounts, money market accounts, fixed interest rate certificates of deposit with varying maturities and individual retirement accounts ("IRAs"). The Company emphasizes retention of its core deposits, and depending on its funding needs, interest rate risk management and other considerations, the Bank from time to time emphasizes the originations of certificates of deposit.

      The flow of deposits is influenced significantly by general economic conditions, changes in prevailing interest rates, pricing of deposits and competition. The Company's deposits are primarily obtained from areas surrounding its offices, and the Bank relies primarily on paying competitive rates, service and long-standing relationships with customers to attract and retain these deposits. The Bank does not use brokers to obtain deposits.

      When management determines the levels of the Company's deposit rates, consideration is given to local competition, U.S. Treasury securities offerings and the rates charged on other sources of funds.

      At September 30, 1998, the Company had total deposits of $228.3 million, an increase of $10.9 million, or 5.1%, from total deposits of $217.4 million at December 31, 1997. This decrease resulted from rate competition on certificates of deposit, as the Company's competitors raised their rates to attract additional deposits, while the Company maintained its rates.

      The table below sets forth the average dollar amount of deposits in the various types of savings programs, along with the weighted average effective interest rate paid for the periods indicated:

                           NINE MONTHS ENDED SEPTEMBER 30,                  FOR THE YEARS ENDED DECEMBER 31,
                           -------------------------------   --------------------------------------------------------------
                                        1998                             1997                             1996
                                        ----                             ----                             ----
                                                 WEIGHTED                        WEIGHTED                         WEIGHTED
                                       PERCENT    AVERAGE               PERCENT   AVERAGE                PERCENT   AVERAGE
                            AVERAGE   OF TOTAL   EFFECTIVE    AVERAGE  OF TOTAL  EFFECTIVE    AVERAGE   OF TOTAL  EFFECTIVE
                            BALANCE   DEPOSITS     RATE       BALANCE  DEPOSITS    RATE       BALANCE   DEPOSITS    RATE
                            -------   --------   ---------    -------  --------  ---------    -------   --------  ---------
                                                                  (DOLLARS IN THOUSANDS)
NOW accounts               $ 18,590     8.30%                $ 14,107     6.66%              $ 10,569      5.10%
Money market accounts        19,564     8.73%                  19,773     9.33%                21,456     10.36%
Savings accounts             49,510    22.10%                  47,076    22.22%                45,208     21.83%
Club accounts                   922     0.41%                     731     0.34%                   819      0.39%
                           --------    -----                 --------   ------               --------    ------
Total core deposits          88,586    39.54%                  81,687    38.55%              $ 78,052     37.68%
Certificates of deposit     134,885    60.22%                 129,708    61.21%               128,471     62.03%
Accrued dividends
  payable                       529     0.24%                     500     0.24%                   598      0.29%
                           --------    -----                 --------   ------               --------    ------
   Total deposits          $224,000    100.0%      4.38%     $211,895   100.00%    4.42%     $207,121    100.00%    4.43%
                           --------    -----       ----      --------   ------     ----      --------    ------     ----

                           FOR THE YEARS ENDED DECEMBER 31,
                           --------------------------------
                                         1995
                                         ----
                                                  WEIGHTED
                                        PERCENT    AVERAGE
                            AVERAGE    OF TOTAL   EFFECTIVE
                            BALANCE    DEPOSITS     RATE
                            -------    --------   ---------
                                (DOLLARS IN THOUSANDS)
(Dollars in thousands)     $  9,701       4.83%
NOW accounts                 23,011      11.45%
Money market accounts        44,991      22.39%
Savings accounts                863       0.43%
Club accounts              --------     ------
                             78,566      39.10%
Total core deposits         121,833      60.62%
Certificates of deposit
Accrued dividends               572       0.28%
  payable                  --------     ------
                           $200,971     100.00%     4.21%
   Total deposits          --------     ------      ----

      The following table shows rate information for the Bank's certificates of deposit and maturity information at September 30, 1998:

                                PERIOD TO MATURITY FROM SEPTEMBER 30, 1998
                                ------------------------------------------
                             WITHIN       ONE TO       TWO TO         OVER
                            ONE YEAR    TWO YEARS    THREE YEARS   THREE YEARS     TOTAL
                            --------    ---------    -----------   -----------     -----
                                                   (IN THOUSANDS)
Certificates of Deposit
3.99% or less               $     31     $     43     $     --       $     --    $     74
4.00-4.99%                  $  1,951     $     --     $     --       $     --    $  1,951
5.00-5.99%                  $ 87,307     $ 39,440     $  7,958       $    585    $135,290
6.00-6.99%                  $     --     $  2,615     $     --       $     --    $  2,615
7.00-7.99%                  $     --     $     --     $     --       $     --    $     --
8.00-8.99%                  $     --     $     --     $     --       $     --    $     --
                            --------     --------     --------       --------    --------
Total                       $ 89,289     $ 42,098     $  7,958       $    585    $139,930

      The following table sets forth the maturity dates of the Bank's certificates of deposit of $100,000 or more at September 30, 1998:

                            MATURITY PERIOD                  AMOUNT
                            ---------------          (IN THOUSANDS)
                                                     --------------
                  Three to six months                        $2,070
                  Three through six months                    1,787
                  Six through twelve months                   2,483
                  Over twelve months                          2,587
                                                             ------
                  Total                                      $8,927
                                                             ======

      Borrowings. The Company's principal source of borrowings in past years has been advances from the FHLBNY. The Company utilizes these advances when available loan and investment yields exceed the cost of borrowings. The following table sets forth the maximum month-end balance and average balance of FHLBNY advances for the periods indicated:

                          FOR THE NINE MONTHS
                          ENDED SEPTEMBER 30,   FOR THE YEARS ENDED DECEMBER 31,
                          -------------------   --------------------------------
                                  1998            1997       1996        1995
                                  ----            ----       ----        ----
                                                    (DOLLARS IN THOUSANDS)
Maximum balance                 $52,334         $31,334        --        $5,157
Average balance                 $40,228         $17,553        --        $1,807
Weighted average                   5.78%           6.05%       --         6.14%
interest rate
                  CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS

      There have been no changes in, or disagreements with, the Company's accountants.

           QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK

      Reference should be made to the disclosure set forth in the section entitled "Market Risk and Interest Rate sensitivity Analysis" in Management's Discussion and Analysis of Financial Condition and Results of Operations for a discussion of market risk as it affects the Company.

                                     EXPERTS

      The consolidated financial statements of 1st Bergen Bancorp as of December 31, 1997 and 1996 and for each of the years in the three-year period ended December 31, 1997, have been included herein in reliance upon the report of KPMG LLP, independent certified public accountants, appearing elsewhere herein, and upon the authority of said firm as experts in accounting and auditing.

      Representatives of KPMG LLP, the Company's auditors, are expected to attend the Special Meeting. They will be given the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions from stockholders present at the Special Meeting.

                              STOCKHOLDER PROPOSALS

      In the event the Merger is not consummated, to be considered for inclusion in the Company's proxy statement in connection with the annual meeting of stockholders to be held following the fiscal year ending Decmber 31, 1998, a stockholder proposal must be received by the Secretary of the Company, at the address set forth on the first page of this Proxy Statement, no later than June 1, 1999. Any stockholder proposal submitted to the Company will be subject to SEC Rule 14a-8 under the Securities Exchange Act of 1934.

                                  OTHER MATTERS

      The Board of Directors knows of no additional matters that will be presented for consideration at the Special Meeting. Execution of a proxy, however, confers on the designated proxy-holders discretionary authority to vote the shares in accordance with their best judgment on such other business, if any, that may properly come before the Special Meeting or any adjournments thereof.

By Order of the Board of Directors

/s/ Robert Maison

Robert Maison
Secretary

Wood-Ridge, New Jersey
March 5, 1999

YOU ARE CORDIALLY INVITED TO ATTEND THE ANNUAL MEETING IN PERSON. WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, YOU ARE REQUESTED TO SIGN AND PROMPTLY RETURN THE ACCOMPANYING PROXY IN THE ENCLOSED POSTAGE-PAID ENVELOPE.

                       1ST BERGEN BANCORP AND SUBSIDIARIES

                   INDEX TO CONSOLIDATED FINANCIAL STATEMENTS

INDEPENDENT AUDITORS' REPORT.................................................F-2

CONSOLIDATED FINANCIAL STATEMENTS

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF FINANCIAL
   CONDITION
   September 30, 1998 and December 31, 1997..................................F-3

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF INCOME
   Nine months ended September 30, 1998 and 1997.............................F-4

UNAUDITED CONSENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
   Nine months ended September 30, 1998 and 1997.............................F-5

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL
   STATEMENTS................................................................F-6

CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION
   December 31, 1997 and 1996................................................F-9

CONSOLIDATED STATEMENTS OF INCOME
   Years ended December 31, 1997, 1996 and 1995.............................F-10

CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY
   Years ended December 31, 1997, 1996 and 1995.............................F-11

CONSOLIDATED STATEMENTS OF CASH FLOWS
   Years ended December 31, 1997, 1996 and 1995.............................F-12

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
   Years ended December 31, 1997, 1996 and 1995.............................F-14

                          INDEPENDENT AUDITORS' REPORT

The Board of Directors
1st Bergen Bancorp and Subsidiaries:

We have audited the consolidated statements of financial condition of 1st Bergen Bancorp and subsidiaries as of December 31, 1997 and 1996, and the related consolidated statements of income, stockholders' equity, and cash flows for each of the years in the three-year period ended December 31, 1997. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of 1st Bergen Bancorp and subsidiaries as of December 31, 1997 and 1996, and the results of their operations and their cash flows for each of the years in the three-year period ended December 31, 1997 in conformity with generally accepted accounting principles.

                                             KPMG LLP

Short Hills, New Jersey
February 2, 1998

                       1ST BERGEN BANCORP AND SUBSIDIARIES
       UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION

                             (DOLLARS IN THOUSANDS)

                                                                             September 30, 1998    December 31, 1997
                                                                             ------------------    -----------------
ASSETS:
    Cash and due from banks                                                      $  15,915             $   3,199
    Interest-bearing deposits in other banks                                         1,097                     0
                                                                                 ---------             ---------
   Total cash and cash equivalents                                               $  17,012             $   3,199

    Investment securities held to maturity                                       $  28,954             $  46,903
    Investment securities available for sale                                        76,807                41,090
    Mortgage-backed securities held to maturity                                     33,785                52,458
    Mortgage-backed securities available for sale                                   10,131                10,444
    Loans receivable, net                                                          129,287               127,818
    Premises and equipment                                                           3,006                 3,019
    Real estate owned                                                                   43                   118
    FHLB stock                                                                       2,617                 1,627
    Accrued interest and dividends receivable                                        2,449                 2,094
    Deferred income taxes                                                            1,456                 1,187
    Other assets                                                                       688                   388
                                                                                 ---------             ---------

TOTAL ASSETS                                                                     $ 306,235             $ 290,345
                                                                                 =========             =========

LIABILITIES AND STOCKHOLDERS' EQUITY

LIABILITIES:
    Deposits                                                                     $ 228,311             $ 217,426
    FHLB Borrowings                                                                 39,500                31,334
    Escrow                                                                             971                   986
    Accrued income taxes                                                                64                   507
    Other liabilities                                                                1,019                   822
                                                                                 ---------             ---------

TOTAL LIABILITIES                                                                $ 269,865             $ 251,075
                                                                                 =========             =========

STOCKHOLDERS' EQUITY:
    Preferred Stock - authorized 2,000,000 shares;
      issued and outstanding - none                                                     --                    --
    Common Stock - no par value; authorized 6,000,000 shares
      issued 3,174,000 shares and outstanding 2,585,243
      and 2,864,535 shares in 1998 and 1997                                             --                    --
    Additional paid-in-capital                                                      30,882                30,765
Retained earnings - substantially restricted                                        18,760                17,614
    Accumulated other comprehensive income -
      Net unrealized gain (loss) on securities available for sale, net of tax          344                  (580)
    Unallocated common stock held by the ESOP                                       (2,250)               (2,381)
    Unamortized common stock held by the RRP (97,006 shares in 1998
      And 112,864 shares in 1997)                                                   (1,334)               (1,552)
    Treasury stock at cost (588,757 shares in 1998 and 309,465 shares in 1997)     (10,032)               (4,596)
                                                                                 ---------             ---------

TOTAL STOCKHOLDERS' EQUITY                                                       $  36,370             $  39,270

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                                       $ 306,235             $ 290,345
                                                                                 =========             =========

 See accompanying notes to unaudited condensed consolidated financial statements

                       1ST BERGEN BANCORP AND SUBSIDIARIES
              UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF INCOME
                             (DOLLARS IN THOUSANDS)

                                                                  NINE MONTHS
                                                              ENDED SEPTEMBER 30
                                                         -----------------------------
                                                                1998         1997
                                                                ----         ----
INTEREST INCOME
  Interest on loans                                           $  7,707     $  7,531
  Interest on investment securities held to maturity             1,949        2,388
  Interest on investment securities available for sale           3,280        1,222
  Interest on mortgage-backed securities held to maturity        2,157        2,618
  Interest on mortgage-backed securities available for sale        532          252
  Interest on FHLB deposits                                        213          319
  FHLB stock dividends                                             130           77
                                                              --------     --------

TOTAL INTEREST INCOME                                         $ 15,968     $ 14,407
INTEREST EXPENSE
  Deposits                                                       7,360        6,937
  FHLB borrowings                                                1,745          637
                                                              --------     --------

TOTAL INTEREST EXPENSE                                        $  9,105     $  7,574

NET INTEREST INCOME                                              6,863        6,833

Provision for loan losses                                          225          400
                                                              --------     --------

NET INTEREST INCOME AFTER PROVISION
FOR LOAN LOSSES                                               $  6,638     $  6,433

NON-INTEREST INCOME:
  Loan fees and service charges                               $    145     $    134
  Annuity commissions                                                1           --
  Other income                                                     133           70
                                                              --------     --------

  Total other income                                          $    279     $    204

NON-INTEREST EXPENSE:
  Compensation and employee benefits                          $  2,644     $  2,389
  Commission expense                                                 1           --
  Occupancy expense                                                219          228
  Equipment                                                        402          334
  Advertising                                                      165          152
  Federal deposit insurance premiums                               104          104
  Net gain (loss) from real estate owned                            24          (33)
  Insurance and bond premiums                                       83           97
  Other                                                            845          919
                                                              --------     --------
  Total non-interest expense                                  $  4,487     $  4,190

  Income before income taxes                                     2,430        2,447

  Federal and state tax expense                                    830          883
                                                              --------     --------

  Net Income                                                  $  1,600     $  1,564
                                                              ========     ========

  Earnings per share - Basic                                        $0.71      $0.57
  Earnings per share - Diluted                                      $0.69      $0.57

 See accompanying notes to unaudited condensed consolidated financial statements

                       1ST BERGEN BANCORP AND SUBSIDIARIES

                       1ST BERGEN BANCORP AND SUBSIDIARIES
            UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
              FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1998 AND 1997
                                 (IN THOUSANDS)

                                                                                       SEPTEMBER 30,
                                                                                     1998        1997
                                                                                   --------    --------
CASH FLOWS FROM OPERATING ACTIVITIES:
Net Income                                                                         $  1,600    $  1,564
Adjustments to reconcile net income to net cash provided by operating activities
    Provision for loan loss                                                             225         400
    Net gain on sales of real estate owned                                               (1)        (45)
    Depreciation of premises and equipment                                              187         163
    Amortization of MRP shares                                                          218         121
    Amortization of ESOP shares                                                         247         177
    Net accretion of premiums and amortization of discounts                              (8)         77
    Net (increase) decrease in deferred loan fees                                       (70)         27
    Increase in interest and dividends receivable                                      (355)       (342)
    Decrease in other assets                                                           (300)       (178)
    Increase in other liabilities                                                       197         795
    Increase in deferred income taxes                                                   (45)          1
    (Decrease) increase in income taxes payable                                        (443)        477
                                                                                   --------    --------
      Net cash provided by operating activities                                    $  1,452    $  3,237

CASH FLOWS FROM INVESTING ACTIVITIES:
    Net decrease (increase) in loans receivable                                    $  4,932    $  2,259
    Purchases of investment securities held to maturity                                  --     (29,986)
    Purchases of investment securities available for sale                           (50,132)    (24,550)
    Purchases of Loans                                                               (6,599)         --
    Proceeds from sales of real estate owned                                            119         541
    Purchases of mortgage-backed securities held to maturity                             --     (10,169)
    Purchases of mortgage-backed securities available for sale                       (2,024)     (9,621)
    Investment securities held to maturity called                                    17,000       7,000
    Investment securities available for sale called                                  15,000      24,550
    Principle payments on investment securities held to maturity                        965       1,045
    Principle payments on mortgage-backed securities held to maturity                18,665       9,389
    Principle payments on mortgage-backed securities available for sale               2,454       1,913
    Purchases of premises and equipment                                                (174)       (470)
    Purchases of FHLB-NY stock                                                         (990)       (140)
                                                                                   --------    --------
      Net cash used in investing activities                                        $   (784)   $(28,239)

CASH FLOWS FROM FINANCING ACTIVITIES:
    Net increase in deposits                                                       $ 10,885    $ 11,362
    Purchase of shares by MRP                                                            --      (1,745)
    Purchase of treasury stock                                                       (5,436)     (2,414)
    Net (decrease) increase in advances by borrowers (taxes & insurance)                (15)         51
    Net increase in borrowings                                                        8,166      27,334
    Dividends paid                                                                     (455)       (327)
                                                                                   --------    --------
      Net cash provided by financing activities                                      13,145      34,261
      Net increase in cash and cash equivalents                                      13,813       9,259
CASH AND CASH EQUIVALENTS AT THE BEGINNING OF THE PERIOD                              3,199       7,731
CASH AND CASH EQUIVALENTS AT THE END OF THE PERIOD                                 $ 17,012    $ 16,990
                                                                                   ========    ========

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:
    Cash paid during the period for:
      Interest                                                                        7,376       6,907
      Income taxes                                                                      409         190
    Non-cash investing and financing activities:
      Transfer of loans to real estate owned                                       $     43    $    168

 See accompanying notes to unaudited condensed consolidated financial statements

                       1ST BERGEN BANCORP AND SUBSIDIARIES
         NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

1. BASIS OF FINANCIAL STATEMENT PRESENTATION

The Consolidated Financial Statements include the accounts of 1st Bergen Bancorp, (the "Company") and its wholly owned subsidiary South Bergen Savings Bank (the "Bank") and the Bank's wholly owned subsidiary South Bergen Financial Services, Inc. All significant intercompany balances and transactions have been eliminated in consolidation. The Bank provides a full range of banking services to individuals and corporate customers through its branch system consisting of offices in Bergen, Morris and Passaic Counties. The Bank is subject to competition from other financial institutions and to the regulations of certain regulatory agencies and undergoes periodic examinations by those regulatory authorities.

The accompanying unaudited consolidated financial statements have been prepared in accordance with Generally Accepted Accounting Principles ("GAAP") for interim financial information and in conformity with the instructions to Form 10-Q and
Article 10 of Regulation S-X for the Company and its subsidiary.

In the opinion of management, all adjustments (consisting of only normal recurring adjustments) necessary to present fairly the financial condition, results of operations, and changes in cash flows have been made for the nine-month period ended September 30, 1998. The results of operations for the three- and nine-month periods ended September 30, 1998, are not necessarily indicative of results that may be expected for the entire year ending December 31, 1998.

2. ORGANIZATION OF THE HOLDING COMPANY AND CONVERSION TO STOCK FORM OF OWNERSHIP

On November 28, 1995, the Company was organized for the purpose of acquiring all of the capital stock of the Bank to be issued in the Bank's conversion from the mutual to stock form of ownership. On March 29, 1996, the Company completed an initial public offering. The offering resulted in the sale of 3,174,000 shares of common stock without par value of the Company ("Common Stock"), including the sale of 253,920 shares to the Bank's tax qualified Employee Stock Ownership Plan (the "ESOP").

In connection with the conversion from a mutual to a capital stock form, the Company established the ESOP for the benefit of the employees of the Company and the Bank. The ESOP purchased 253,920 shares, or 8% of the total stock sold in the subscription, for $2,539,200 which was financed by a loan from the Company.

The ESOP was effective upon completion of the conversion. Full-time employees of the Company or the Bank who have been credited with at least 1,000 hours of service during a twelve-month period and who have attained the age of 21 are eligible to participate in the ESOP. The loan to the ESOP will be repaid principally from the Bank's discretionary contributions to the ESOP over a period of ten years, and the collateral for the loan will be the Common Stock purchased by the ESOP that has not been committed to be released.

3. NET INCOME PER SHARE

The Company earned $0.24 cents per share and $0.23 cents per share on a basic and diluted basis, respectively, for the quarter ended September 30, 1998. The earnings per share on a basic and diluted basis were $0.18 cents for the quarter ended September 30, 1997.

4. NON-PERFORMING LOANS AND THE ALLOWANCE FOR LOAN LOSSES

         Non-performing loans were as follows:

                                                         September 30, 1998    December 31, 1997
                                                         ------------------    -----------------

                                                                  (Dollars in Thousands)
      Loans delinquent 90 days or more
      and other non-performing loans                           $2,120                $2,057

      Loans delinquent 90 days or more and other
      Non-performing loans as a percentage of gross loans        1.60%                 1.57%

      An analysis of the allowance for loan losses for the nine-month periods ended September 30, 1998 and 1997 follows:

                                                         September 30, 1998    September 30, 1997
                                                         ------------------    ------------------

                                                                  (Dollars in Thousands)
      Balance at the beginning of the period                   $3,061                $3,126

      Provision charged to operations                             225                   400

      Charge-offs, net                                             60                   461
                                                               ------                ------

      Balance at end of period                                 $3,226                $3,065
                                                               ======                ======

5. RECENT ACCOUNTING PRONOUNCEMENT

In accordance with the provisions of SFAS 130 for interim period reporting, the Company's total comprehensive income for the nine months ended September 30, 1998 and 1997, was $2.5 million and $1.8 million, respectively. The difference between the Company's net income and total comprehensive income for these periods relates to the change in the net unrealized (losses) on securities available for sale during the applicable period of time.

In February 1998, the FASB issued SFAS No. 132, "Employers' Disclosures about Pensions and Other Postretirement Benefits". This Statement standardizes the disclosure requirements for pension and other postretirement benefits by requiring additional information that will facilitate financial analysis, and eliminating certain disclosures that are considered no longer useful. SFAS No. 132 supersedes the disclosure requirements in SFAS 87, 88, and 106. This Statement is effective for fiscal years beginning after December 15, 1997, and will be adopted December 31, 1998.

Statement of Financial Accounting Standards No. 133, "Accounting for Derivative Instruments and Hedging Activities" (SFAS No. 133), was issued by the Financial Accounting Standards Board ("FASB") in June 1998. SFAS No. 133 standardizes the accounting for derivative instruments, including certain derivative instruments embedded in other contracts. Under the standard, entities are required to carry all derivative instruments in the statement of financial position at fair value.

The Company must adopt SFAS No. 133 by January 1, 2000; however, early adoption is permitted. On adoption, the provisions of SFAS No. 133 must be applied prospectively. The Company anticipates that the adoption of SFAS No. 133 will not have a material impact in the financial statements.

6. SUBSEQUENT EVENT

On October 14, 1998, the Company entered into an Agreement and Plan of Reorganization ("Merger") with Kearny Federal Savings Bank ("Kearny") whereby Kearny will purchase all the outstanding common stock of the Company for $24.00 per share. The merger is subject to regulatory and stockholder approval and is expected to occur in the first quarter of 1999.

                       1ST BERGEN BANCORP AND SUBSIDIARIES

                 Consolidated Statements of Financial Condition

                           December 31, 1997 and 1996

                                   ASSETS                                  1997             1996
                                                                           ----             ----
Cash and due from banks                                                $   3,199,133        5,230,770
Interest-bearing deposits in other banks                                          --        2,500,000
                                                                       -------------    -------------
                  Total cash and cash equivalents                          3,199,133        7,730,770

Investment securities held to maturity, estimated market value
    of $47,252,311 in 1997 and $33,180,975 in 1996 (note 2)               46,903,262       33,135,851
Investment securities available for sale at market value (note 2)         41,090,336       19,596,895
Mortgage-backed securities held to maturity, net, estimated
    market value of $53,008,777 in 1997 and $51,946,901
    in 1996 (note 3)                                                      52,457,620       51,768,925
Mortgage-backed securities available for sale (note 3)                    10,444,559        2,824,044
Loans receivable, net (note 4)                                           127,817,620      123,824,912
Premises and equipment, net (note 6)                                       3,018,603        2,699,113
Real estate owned, net                                                       117,500          536,700
Stock in the Federal Home Loan Bank of New York, at cost                   1,627,100        1,487,200
Accrued interest and dividends receivable (note 5)                         2,094,060        1,466,434
Deferred income taxes (note 9)                                             1,186,983        1,297,323
Other assets                                                                 388,481          184,704
                                                                       -------------    -------------

                  Total assets                                         $ 290,345,257      246,552,871
                                                                       =============    =============

                    LIABILITIES AND STOCKHOLDERS' EQUITY

Deposits (note 7)                                                        217,426,098      204,154,213
Advances from the Federal Home Loan Bank of New York                      31,334,000               --
Advance payments by borrowers for taxes and insurance (note 8)               986,166          932,117
Accrued income taxes and other liabilities                                 1,329,301          231,958
                                                                       -------------    -------------

                  Total liabilities                                      251,075,565      205,318,288
                                                                       -------------    -------------

Stockholders' equity:
    Preferred stock - authorized 2,000,000 shares; issued and
       outstanding - none                                                         --               --
    Common stock - no par value; authorized 6,000,000 shares, issued
       3,174,000 shares and outstanding 2,864,535 and
       3,015,300 shares in 1997 and 1996                                          --               --
    Additional paid-in capital                                            30,764,831       30,620,838
    Retained earnings - substantially restricted (notes 9 and 13)         17,614,271       15,956,900
    Net unrealized loss on securities available for
       sale, net of tax (notes 2, 3 and 9)                                  (579,813)        (909,474)
    Less:
       Unallocated common stock held by the ESOP                          (2,381,381)      (2,539,200)
       Unamortized common stock held by the RRP (112,864
          shares)                                                         (1,551,884)              --
       Treasury stock at cost (309,465 shares in 1997 and
          158,700 shares in 1996                                          (4,596,332)      (1,894,481)
                                                                       -------------    -------------
                  Total stockholders' equity                              39,269,692       41,234,583
Commitments and contingencies (note 11)
                                                                       -------------    -------------

                  Total liabilities and stockholders' equity           $ 290,345,257      246,552,871
                                                                       =============    =============

           See accompanying notes to consolidated financial statements

                       1ST BERGEN BANCORP AND SUBSIDIARIES

                        Consolidated Statements of Income

                  Years ended December 31, 1997, 1996 and 1995

                                                         1997          1996          1995
                                                         ----          ----          ----
Interest income:
    Loans                                            $10,046,561     9,808,831    10,245,315
    Mortgage-backed securities held to maturity        3,531,853     3,359,618     2,456,766
    Mortgage-backed securities available for sale        427,662       156,013            --
    Investment securities held to maturity             3,775,791     2,980,394     2,200,689
    Investments securities available for sale          1,720,302       933,451       372,872
                                                     -----------   -----------   -----------

                  Total interest income               19,502,169    17,238,307    15,275,642
                                                     -----------   -----------   -----------

Interest expense:
    Deposits (note 7)                                  9,370,020     9,172,420     8,468,717
    Advances from Federal Home Loan Bank of
       New York                                        1,061,421            --       110,679
                                                     -----------   -----------   -----------

                  Total interest expense              10,431,441     9,172,420     8,579,396
                                                     -----------   -----------   -----------

                  Net interest income before pro-
                     vision for loan losses            9,070,728     8,065,887     6,696,246

Provision for loan losses (note 4)                       475,000       725,000     1,005,000
                                                     -----------   -----------   -----------

                  Net interest income after provi-
                     sion for loan losses              8,595,728     7,340,887     5,691,246
                                                     -----------   -----------   -----------

Non-interest income (loss):
    Loan fees and service charges                        135,643       158,220       139,655
    Loss on sale of loans or securities                       --            --      (411,875)
    Other                                                153,550        42,817        73,548
                                                     -----------   -----------   -----------

                  Total non-interest income (loss)       289,193       201,037      (198,672)
                                                     -----------   -----------   -----------

Non-interest expense:
    Compensation and employee benefits (note 10)       3,241,224     2,449,952     2,259,618
    Occupancy                                            303,454       281,485       249,810
    Equipment                                            465,184       398,246       383,479
    Advertising                                          214,674       190,848       193,334
    Federal insurance premiums (note 12)                 139,272     1,652,772       451,449
    Net loss from real estate owned                       11,411       261,414       115,017
    Insurance and bond premium                           123,337       103,086        93,265
    Other expenses                                     1,209,917     1,002,324     1,028,570
                                                     -----------   -----------   -----------

                  Total non-interest expense           5,708,473     6,340,127     4,774,542
                                                     -----------   -----------   -----------

                  Income before federal and state
                     income tax expense                3,176,448     1,201,797       718,032

Federal and state income tax expense (note 9)          1,059,338       445,701       259,610
                                                     -----------   -----------   -----------

                  Net income                         $ 2,117,110       756,096       458,422
                                                     ===========   ===========   ===========

Basic earnings per share                             $       .80           .19            --
                                                     ===========   ===========   ===========

Basic weighted average shares                          2,616,495     3,058,793            --
                                                     ===========   ===========   ===========

Diluted earnings per share                           $       .80           .19            --
                                                     ===========   ===========   ===========

Diluted weighted average shares                        2,639,914     3,058,793            --
                                                     ===========   ===========   ===========

           See accompanying notes to consolidated financial statements

                       1ST BERGEN BANCORP AND SUBSIDIARIES

                 Consolidated Statements of Stockholders' Equity

                  Years ended December 31, 1997, 1996 and 1995

                                                                                                  Net
                                                                                              unrealized
                                                                                                loss on
                                                                                               securities      Unallocated
                                                                                               available      common stock
                                                                 Additional      Retained      for sale,          held
                                                              paid-in capital    earnings      net of tax        by ESOP
                                                              ---------------    --------      ----------        -------
Balance at December 31, 1994                                  $           --    14,933,264     (1,154,797)              --
Net income                                                                --       458,422             --               --
Net change in unrealized loss on securities available
for sale, net of tax                                                      --            --        429,705               --
                                                              --------------    ----------     ----------       ----------
Balance at December 31, 1995                                              --    15,391,686       (725,092)              --

Net proceeds from common stock offering                           30,620,838            --             --               --
Common stock acquired by ESOP                                             --            --             --       (2,539,200)
Net income                                                                --       756,096             --               --
Cash dividend                                                             --      (190,882)            --               --
Net change in unrealized loss on securities available
for sale, net of tax                                                      --            --       (184,382)              --
Purchase of treasury stock (158,700 shares)                               --            --             --               --
                                                              --------------    ----------     ----------       ----------
Balance at December 31, 1996                                      30,620,838    15,956,900       (909,474)      (2,539,200)

Net income                                                                --     2,117,110             --               --
Cash dividend                                                             --      (459,739)            --               --
Net change in unrealized loss on securities
    available for sale, net of tax                                        --            --        329,661               --
Purchase of shares for RRP                                                --            --             --               --
RRP shares amortized                                                  25,760            --             --               --
ESOP shares allocated                                                118,233            --             --          157,819
Purchase of treasury stock (150,765 shares)                               --            --             --               --
                                                              --------------    ----------     ----------       ----------

Balance at December 31, 1997                                  $   30,764,831    17,614,271       (579,813)      (2,381,381)
                                                              ==============    ==========     ==========       ==========

                                                                 Un-
                                                              amortized
                                                             common stock
                                                                 held         Treasury       Total stock-
                                                                by RRP         stock        holders' equity
                                                                ------         -----        ---------------
Balance at December 31, 1994                                          --             --       13,778,467
Net income                                                            --             --          458,422
Net change in unrealized loss on securities available
for sale, net of tax                                                  --             --          429,705
                                                              ----------     ----------       ----------
Balance at December 31, 1995                                          --             --       14,666,594

Net proceeds from common stock offering                               --             --       30,620,838
Common stock acquired by ESOP                                         --             --       (2,539,200)
Net income                                                            --             --          756,096
Cash dividend                                                         --             --         (190,882)
Net change in unrealized loss on securities available
for sale, net of tax                                                  --             --         (184,382)
Purchase of treasury stock (158,700 shares)                           --     (1,894,481)      (1,894,481)
                                                              ----------     ----------       ----------
Balance at December 31, 1996                                          --     (1,894,481)      41,234,583

Net income                                                            --             --        2,117,110
Cash dividend                                                         --             --         (459,739)
Net change in unrealized loss on securities
    available for sale, net of tax                                    --             --          329,661
Purchase of shares for RRP                                    (1,745,700)            --       (1,745,700)
RRP shares amortized                                             193,816             --          219,576
ESOP shares allocated                                                 --             --          276,052
Purchase of treasury stock (150,765 shares)                           --     (2,701,851)      (2,701,851)
                                                              ----------     ----------       ----------

Balance at December 31, 1997                                  (1,551,884)    (4,596,332)      39,269,692
                                                              ==========     ==========       ==========

See accompanying notes to consolidated financial statements.

                       1ST BERGEN BANCORP AND SUBSIDIARIES

                      Consolidated Statements of Cash Flows

                  Years ended December 31, 1997, 1996 and 1995

                                                                1997            1996            1995
                                                                ----            ----            ----
Cash flows from operating activities:
    Net income                                              $  2,117,110         756,096         458,422
    Adjustments to reconcile net income to net cash
       provided by operating activities:
          Provision for loan losses                              475,000         725,000       1,005,000
          Net gains on sales of real estate owned                (36,207)        (90,195)        (50,225)
          Net loss on sales of securities available for sale          --              --         411,875
          Depreciation                                           221,019         168,181         164,213
          Amortization of RRP shares                             193,816              --              --
          Allocation of ESOP shares                              276,052              --              --
          Net amortization of premiums and discounts on
              mortgage-backed securities                          87,217          62,956          80,999
          Net amortization of premiums and discounts on
              investment securities                              (13,018)         (6,924)        (36,947)
          Amortization of deferred loan fees                     (70,634)         (9,208)        (54,874)
          (Increase) decrease in accrued interest and
              dividends receivable                              (627,625)       (425,427)         36,539
          Decrease (increase) in deferred income taxes           561,389         288,604        (215,840)
          (Increase) decrease in other assets                   (203,777)        390,118        (410,557)
          Increase (decrease) in accrued income taxes
              payable                                              5,269         241,517        (701,841)
          Increase in other liabilities                          662,272          26,500          18,177
                                                            ------------    ------------    ------------

              Net cash provided by operating activities     $  3,647,883       2,127,218         704,941
                                                            ------------    ------------    ------------

Cash flows from investing activities:
    Purchases of mortgage-backed securities held to
       maturity                                              (15,240,171)     (9,715,498)    (20,653,956)
    Purchases of mortgage-backed securities available
       for sale                                               (9,621,002)     (3,128,447)             --
    Principal repayments on mortgage-backed securities
       held to maturity                                       14,465,609      12,754,900       6,925,241
    Principal repayments on mortgage-backed securities
       available for sale                                      2,184,871         246,350              --
    Purchases of investment securities held to maturity      (29,985,938)    (29,948,500)    (22,509,901)
    Purchases of investment securities available for sale    (45,895,000)    (13,000,000)             --
    Principal repayments on investment securities held
       to maturity                                             1,231,545         659,746              --
    Calls/maturities of investment securities held to
       maturity                                               15,000,000      35,670,000       3,000,000
    Calls/maturities of investment securities available
       for sale                                               24,550,000              --              --
    Purchases of loans                                        (6,051,825)     (8,112,177)       (484,800)
    Proceeds from sale of loans                                  523,166       1,293,321          45,000
    Proceeds from sale of investment securities available
       for sale                                                       --              --      18,588,125
    Net decrease (increase) in loans receivable                  591,445     (10,486,170)      8,654,100
    Additions to premises and equipment                         (540,509)       (197,418)        (77,948)
    Proceeds from sales of real estate owned                     994,645       3,294,253       1,005,365
    Purchases of Federal Home Loan Bank
       of New York stock                                        (139,000)        (40,700)        (96,800)
                                                            ------------    ------------    ------------

              Net cash used in investing activities         $(47,932,164)    (20,710,340)     (5,605,574)
                                                            ------------    ------------    ------------

                       1ST BERGEN BANCORP AND SUBSIDIARIES

                                                             1997            1996            1995
                                                             ----            ----            ----
Cash flows from financing activities:
    Net proceeds from stock offering                     $         --      30,620,838              --
    Federal Home Loan Bank of New York advances            31,334,000              --      (4,250,000)
    Net increase (decrease) in deposits                    13,271,885      (5,059,042)     14,375,076
    Increase (decrease) in advance payments by
       borrowers for taxes and insurance                       54,049         249,734        (413,877)
    Dividends paid                                           (459,739)       (190,882)             --
    Purchase of shares by ESOP                                     --      (2,539,200)             --
    Purchase of treasury stock                             (2,701,851)     (1,894,481)             --
    Purchase of shares by RRP                              (1,745,700)             --              --
                                                         ------------    ------------    ------------

       Net cash provided by financing
       activities                                          39,752,644      21,186,967       9,711,199
                                                         ------------    ------------    ------------

       Net (decrease) increase in cash and
       cash equivalents                                    (4,531,637)      2,603,845       4,810,566

Cash and cash equivalents at beginning of year              7,730,770       5,126,925         316,359
                                                         ------------    ------------    ------------

Cash and cash equivalents at end of year                 $  3,199,133       7,730,770       5,126,925
                                                         ============    ============    ============

Cash paid during the year for:
    Federal and state income taxes                       $    460,000              --         463,000
                                                         ============    ============    ============

    Interest on deposits and advances                    $  9,816,967       9,217,182       8,482,190
                                                         ============    ============    ============

Noncash investing and financing activities - transfers
    to real estate owned                                 $    539,238       1,814,984       2,616,312
                                                         ============    ============    ============

           See accompanying notes to consolidated financial statements

                       1ST BERGEN BANCORP AND SUBSIDIARIES

                   Notes to Consolidated Financial Statements

                           December 31, 1997 and 1996

(1)   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

      PRINCIPLES OF CONSOLIDATION

      The consolidated financial statements include the accounts of 1st Bergen Bancorp (the Company) and its wholly-owned subsidiaries, South Bergen Savings Bank (the Bank) and South Bergen Financial Services, Inc. All significant intercompany balances and transactions have been eliminated in consolidation.

      CHANGE IN REPORTING YEAR END

      During 1997, the Company changed its reporting year end to December 31 from September 30. In addition, the Company reconfigured its previously issued consolidated financial statements for September 30, 1996 and 1995 to December 31, 1996 and 1995.

      CHARTER CONVERSION

      On November 14, 1995, the Bank converted from a state mutual savings bank (South Bergen Savings and Loan Association) to a federally chartered mutual savings bank called South Bergen Savings Bank.

      ORGANIZATION OF THE HOLDING COMPANY AND CONVERSION TO STOCK FORM OF OWNERSHIP

      On November 28, 1995, the Company was organized for the purpose of acquiring all of the capital stock of the Bank to be issued in the Bank's conversion from the mutual to stock form of ownership. On March 29, 1996, the Company completed an initial public offering. The offering resulted in the sale of 3,174,000 shares of common stock including the sale of 253,920 shares to the Bank's tax qualified Employee Stock Ownership Plan (the
      ESOP).

      LIQUIDATION RIGHTS - DEPOSITORS

      The conversion plan adopted by the Bank provides for the establishment of a special "liquidation account" for the benefit of account holders in an amount equal to the retained earnings of the Bank as of September 30, 1995. Each account holder, if he or she were to continue to maintain his or her deposit account at the Bank, would be entitled, upon complete liquidation of the Bank after the conversion, to an interest in the liquidation account prior to any payment to the stockholder of the Bank, but following all liquidation payments to creditors. Each account holder would have an initial interest in such liquidation account for each deposit account (including regular accounts, transaction accounts such as NOW accounts, money market deposit accounts, and certificates of deposit) with a balance of $50 or more held in the Bank on September 30, 1995. Each

                       1ST BERGEN BANCORP AND SUBSIDIARIES
      account holder will have a pro rata interest in the total liquidation account for each of his or her deposit accounts based on the proportion that the balance of each deposit account on September 30, 1995 bore to the balance of all deposit accounts in the Bank on such date.

      If, however, on any September 30 annual closing date of the Bank, commencing after September 30, 1995, the amount in any deposit account is less than the amount in such deposit account on September 30, 1995, or any other annual closing date, then the interest in the liquidation account relating to such deposit account would be reduced from time to time by the proportion of any such reduction, and such interest will cease to exist if such deposit account is closed. In addition, no interest in the liquidation account will ever be increased despite any subsequent increase in the related deposit account. Any assets remaining after the above liquidation rights of account holders are satisfied would be distributed to the Company as the sole stockholder of the Bank.

      BUSINESS

      The Bank provides a full range of banking services to individual and corporate customers through its four offices. Two are located in Bergen County, one in Morris County and one in Passaic County. The Bank is subject to competition from other financial institutions and to the regulations of certain regulatory agencies and undergoes periodic examinations by those regulatory authorities. South Bergen Financial Services, Inc. was incorporated to engage in the sale of annuity investment products.

      The following is a description of the significant accounting and reporting policies followed by the Company in preparing and presenting these consolidated financial statements.

      BASIS OF FINANCIAL STATEMENT PRESENTATION

      The consolidated financial statements have been prepared in conformity with generally accepted accounting principles. In preparing the consolidated financial statements, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities as of the date of the consolidated statement of financial condition and revenues and expenses for the period. Actual results could differ significantly from these estimates.

      Material estimates that are particularly susceptible to significant change in the near term relate to the determination of the allowance for loan losses and the valuation of real estate acquired in connection with foreclosures or in settlement of loans. In connection with the determination of the allowance for loan losses and valuation of real estate owned, management generally obtains independent appraisals for significant properties.

                       1ST BERGEN BANCORP AND SUBSIDIARIES

      CASH EQUIVALENTS

      For purposes of reporting cash flows, cash and cash equivalents include cash on hand and due from banks and interest-bearing deposits in other banks.

      INVESTMENT SECURITIES AND MORTGAGE-BACKED SECURITIES

      Investment and mortgage-backed securities that are not categorized as either held to maturity or trading account are classified as securities available for sale. Securities available for sale include debt securities that are held for an indefinite period of time and are not intended to be held to maturity, as well as marketable equity securities. Securities available for sale include securities that management intends to use as part of its overall asset/liability management strategy and that may be sold in response to changes in interest rates and resultant prepayment risk and other factors related thereto. Securities available for sale are carried at fair value, and unrealized gains and losses (net of related tax effects) on such securities are excluded from earnings but are included in stockholders' equity. Upon realization, such gains and losses will be included in earnings using the specific identification method. Gains and losses on sales of mutual fund shares are based upon the weighted average cost method. Management determines the appropriate classification of investment and mortgage-backed securities as either available for sale, held to maturity, or held for trading at the purchase date. Investment securities and mortgage-backed securities, other than those designated as available for sale or trading, are comprised of debt securities that the Company has the positive intent and ability to hold to maturity. Securities held to maturity are carried at cost, adjusted for amortization of premiums and accretion of discounts using the level-yield method over the estimated lives of the securities.

      Mortgage-backed securities held to maturity are carried at the outstanding principal balance, adjusted for amortization of premiums and accretion of discounts using the level-yield method over the estimated lives of the securities.

      Trading account securities are adjusted to market value through earnings. There are no trading account securities outstanding at December 31, 1997 and 1996.

      The Company is required to maintain shares of stock in the Federal Home Loan Bank of New York (FHLB-NY) based on the Company's level of residential mortgage loans and mortgage-backed securities or outstanding advances from the FHLB-NY, whichever is larger. Such shares are carried at cost.

                       1ST BERGEN BANCORP AND SUBSIDIARIES

      ALLOWANCE FOR LOAN LOSSES

      The allowance for loan losses is established through a provision for loan losses charged to income. Losses on loans are charged against the allowance when management believes the collectibility of principal is unlikely. Subsequent recoveries, if any, are credited to the allowance. The allowance for loan losses is based upon factors such as individual loan characteristics, changes in composition and volume of the loan portfolio, economic conditions, and other factors that may warrant recognition in maintaining the allowance at a level sufficient to provide for estimated loan losses. Management believes that the allowance for loan losses is adequate. While management uses available information to recognize losses on loans, future additions to the allowance may be necessary based on changes in economic conditions, particularly in New Jersey. In addition, various regulatory agencies, as an integral part of their examination process, periodically review the Company's allowance for loan losses. Such agencies may require the Company to recognize additions to the allowance based on their judgments about information available to them at the time of their examination.

      LOANS

      Loans are stated at principal amounts outstanding, net of unearned discounts and net deferred loan origination fees and costs. Interest income on loans is accrued and credited to interest income as earned.

      Loan origination and commitment fees are netted against certain direct costs associated with the loan origination process with the net resulting amount accreted over the estimated life of the loan using the level-yield method as an adjustment to the loan's yield.

      Loans are generally placed on nonaccrual status when a loan becomes more than 90 days past due or it appears that interest is uncollectible. Previously accrued and unpaid interest is reversed when a loan is placed on nonaccrual status. Interest income on nonaccrual loans is recognized only in the period in which it is ultimately collected. After principal and interest payments have been brought current and future collectibility is reasonably assured, loans are returned to accrual status.

      The Company has defined the population of impaired loans to be all nonaccrual and restructured commercial real estate loans, multifamily loans, land loans, and performing loans considered to be impaired as to principal and interest. Impaired loans are individually assessed to determine that the loan's carrying value is not in excess of the fair value of the collateral or the present value of the loan's expected future cash flows. Smaller balance homogeneous loans that are collectively evaluated for impairment, such as residential mortgage loans and installment loans, are specifically excluded from the impaired loan portfolio.

                       1ST BERGEN BANCORP AND SUBSIDIARIES

      REAL ESTATE OWNED

      Real estate owned, acquired through foreclosure, is carried at the lower of estimated fair value or cost at the date of acquisition and at the lower of estimated fair value, less estimated costs to sell, or cost thereafter. Estimated fair value of the property is generally based on an appraisal. If appropriate, the Company maintains an allowance for other real estate losses for subsequent declines in estimated fair value. Gains and losses from sales of such properties are recognized as incurred. Certain costs incurred in preparing properties for sale are generally expensed as incurred.

      PREMISES AND EQUIPMENT

      Premises and equipment, including leasehold improvements, are stated at cost less accumulated depreciation. Depreciation is computed using the straight-line method over the estimated useful lives of the assets.

      INCOME TAXES

      The Company accounts for income taxes using the asset and liability method. Under this method, deferred tax assets and liabilities are recognized for the expected future tax consequences of events that have been included in the financial statements or tax returns. Under this method, deferred tax liabilities and assets are determined based on the difference between the financial statement and tax bases of assets and liabilities using enacted tax rates in effect for the year in which the differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change is tax rates is recognized in income in the period that includes the enactment date.

      RECOGNITION AND RETENTION PLANS (RRP)

      RRP awards are granted in the form of shares of common stock held by the RRP and are payable over a five year vesting period at a rate of 20% per year, commencing on the date of the award grant. Compensation expense is recorded at the fair value of the shares at the grant date ratably over the vesting period.

      PENSION PLAN

      Pension plan costs based on actuarial computation of current and future benefits for employees are charged to expense and are funded based on the maximum amount that can be deducted for federal income tax purposes.

                       1ST BERGEN BANCORP AND SUBSIDIARIES

      ESOP

      The Company accounts for its ESOP in accordance with Statement of Position 93-6. Accordingly, the shares pledged as collateral are reported as unallocated ESOP shares in the consolidated statements of financial position. As shares are released from collateral, the Company reports compensation expense equal to the current market price of the shares, and the shares become outstanding for earnings per share computations.

      EARNINGS PER SHARE

      The Company adopted Statement of Financial Accounting Standards No. 128, "Earnings Per Share" (SFAS 128), effective December 15, 1997. Basic earnings per share is calculated by dividing net income attributable to common stockholders by the average number of common shares outstanding for the year. Allocated ESOP and vested RRP shares are included as outstanding.

      Diluted earnings per share is calculated similar to basic earnings per share except that the number of shares outstanding is increased to include the number of common shares that would be outstanding if all potential dilutive shares were issued. Dilutive shares are determined using the treasury stock method and totaled 23,419 in 1997.

      The Company completed its initial public offering on March 29, 1996 and, accordingly, per share data is not presented for any prior periods.

                       1ST BERGEN BANCORP AND SUBSIDIARIES

(2)   INVESTMENT SECURITIES

      At December 31, 1997 and 1996, investment securities held to maturity and available for sale are summarized as follows:

                                                            1997
                                    -----------------------------------------------------
                                                      Gross      Gross Un-     Estimated
                                     Amortized     Unrealized    Realized        market
                                       cost           gains       losses         value
                                       ----           -----       ------         -----
Investment securities held to
   Maturity - debt securities -
   U.S. Agency obligations          $46,903,262       441,368        92,319    47,252,311
                                    ===========   ===========   ===========   ===========

Investment securities avail-
   Able for sale - marketable
   Equity/debt securities:
      Prudential securities trust     7,503,337            --       752,816     6,750,521
      U.S. Agency obligations        34,345,000            --         5,185    34,339,815
                                    -----------   -----------   -----------   -----------

         Total investment
            securities avail-
            able for sale           $41,848,337            --       758,001    41,090,336
                                    ===========   ===========   ===========   ===========

                                                            1996
                                    -----------------------------------------------------
                                                      Gross      Gross Un-     Estimated
                                     Amortized     Unrealized    Realized        market
                                       cost           gains       losses         value
                                       ----           -----       ------         -----
Investment securities held to
   maturity - debt securities -
   U.S. Agency obligations          $33,135,851       317,141       272,017    33,180,975
                                    ===========   ===========   ===========   ===========

Investment securities avail-
   able for sale - marketable
   equity/debt securities:
      Prudential securities
         trust                        7,503,337            --       815,192     6,688,145

      U.S. Agency obligations        13,000,000        12,500       103,750    12,908,750
                                    -----------   -----------   -----------   -----------

         Total investment
            securities avail-
            able for sale           $20,503,337        12,500       918,942    19,596,895
                                    ===========   ===========   ===========   ===========

                       1ST BERGEN BANCORP AND SUBSIDIARIES

      The cost and estimated fair value of debt securities at December 31, 1997, by contractual maturity, are shown below. Expected maturities may differ from contractual maturities because borrowers may have the right to call or repay obligations at par value without prepayment penalties.

                                                                    Estimated
                                                      Amortized      market
                                                         cost         value
                                                         ----         -----
            Investment securities held to maturity
               due in:
                  One to five years                  $ 3,000,000     3,004,680
                  Five to ten years                   28,952,638    29,301,800
                  Over ten years                      14,950,624    14,945,831
                                                     -----------   -----------

                                                     $46,903,262    47,252,311
                                                     ===========   ===========
            Investment securities available for
               sale due in:
                  One to five years                    5,000,000     4,976,500
                  Five to ten years                   29,345,000    29,363,315
                                                     -----------   -----------

                                                     $34,345,000    34,339,815
                                                     ===========   ===========

      There were no sales of investments securities available for sale during the years ended December 31, 1997 and 1996. Proceeds from sales of investment securities available for sale and the realized gross losses from those sales were $18,588,125 and $411,875, respectively, for the year ended December 31, 1995.

                       1ST BERGEN BANCORP AND SUBSIDIARIES

(3)   MORTGAGE-BACKED SECURITIES

      A summary of the carrying value and estimated market value of mortgage-backed securities held to maturity and available for sale at December 31, 1997 and 1996 is as follows:

                                                                   1997
                                           -----------------------------------------------------
                                                          Gross un-     Gross un-    Estimated
                                            Amortized     realized      realized       market
                                               Cost         gains        losses         value
                                               ----         -----        ------         -----
      Mortgage-backed securities held to
        maturity:
          FHLMC                            $28,695,578       327,827       142,269    28,881,136
          FNMA                               6,426,964       110,582        14,439     6,523,107
          GNMA                              17,335,078       269,845           389    17,604,534
                                           -----------   -----------   -----------   -----------

            Total mortgage-backed
              securities held to
              maturity                     $52,457,620       708,254       157,097    53,008,777
                                           ===========   ===========   ===========   ===========

      Mortgage-backed securities avail-
        able for sale - FNMA               $10,314,890       152,284        22,615    10,444,559
                                           ===========   ===========   ===========   ===========

                                                                   1996
                                           -----------------------------------------------------
                                                          Gross un-     Gross un-    Estimated
                                            Amortized     realized      realized       market
                                               Cost         gains        losses         value
                                               ----         -----        ------         -----
      Mortgage-backed securities held to
        maturity:
          FHLMC                            $31,351,088       275,802       250,717    31,376,173
          FNMA                               7,512,445       103,270        47,203     7,568,512
          GNMA                              12,905,392       119,812        22,988    13,002,216
                                           -----------   -----------   -----------   -----------

            Total mortgage-backed
              securities held to
              maturity                     $51,768,925       498,884       320,908    51,946,901
                                           ===========   ===========   -----------   ===========

      Mortgage-backed securities avail-
        able for sale - FNMA               $ 2,880,109            --        56,065     2,824,044
                                           ===========   ===========   ===========   ===========

                       1ST BERGEN BANCORP AND SUBSIDIARIES

      There were no sales of mortgage-backed securities during the years ended December 31, 1997, 1996 and 1995.

      The amortized cost and estimated market value of mortgage-backed securities at December 31, 1997 are shown below. The expected maturities will differ from contractual maturities because borrowers may have the right to call or prepay obligations with or without penalties.

                                                                      Estimated
                                                        Amortized      market
                                                           cost         value
                                                           ----         -----
            Mortgage-backed securities held to
              maturity:
                Less than one year                     $ 4,166,969     4,145,300
                One to five years                        9,134,655     9,064,180
                Five to ten years                        4,053,426     4,136,950
                Over ten years                          35,102,570    35,662,347
                                                       -----------   -----------

                                                       $52,457,620    53,008,777
                                                       ===========   ===========

            Mortgage-backed securities available for
              sale due in over ten years               $10,314,890    10,444,559
                                                       ===========   ===========

                       1ST BERGEN BANCORP AND SUBSIDIARIES

(4)   LOANS RECEIVABLE, NET

      A summary of loans receivable at December 31, 1997 and 1996 is as follows:

                                                 1997           1996
                                                 ----           ----

            First mortgage loans:
              One- to four-family            $108,890,609    103,721,738
              Multifamily                       3,934,387      4,548,515
              Nonresidential                    8,111,563      9,628,183
                                             ------------   ------------

                Total first mortgage loans    120,936,559    117,898,436
                                             ------------   ------------

            Other loans:
              Other loans                         307,481        127,450
              Deposit account loans               420,804        495,675
              Home equity loans                 9,512,889      8,799,609
                                             ------------   ------------

                Total other loans              10,241,174      9,422,734
                                             ------------   ------------

                Total loans                   131,177,733    127,321,170
                                             ------------   ------------

            Allowance for loan losses           3,060,969      3,126,480
            Deferred loan fees, net               299,144        369,778
                                             ------------   ------------

                                                3,360,113      3,496,258
                                             ------------   ------------

                                             $127,817,620    123,824,912
                                             ============   ============

      At December 31, 1997, 1996 and 1995, loans in the amount of $2,057,000, $1,522,000 and $5,193,750, respectively, were on nonaccrual status. If nonaccrual loans had continued to realize interest in accordance with their contractual terms, approximately $163,000, $277,030 and $951,300 of interest income would have been realized for the years ended December 31, 1997, 1996 and 1995, respectively.

      Interest income on nonaccrual loans included in net income amounted to $57,626, $37,426 and $100,434 for the years ended December 31, 1997, 1996 and 1995, respectively. The Company was not committed to lend additional funds on any nonaccrual loans at December 31, 1997.

                       1ST BERGEN BANCORP AND SUBSIDIARIES

      At December 31, 1997 and 1996, the Company has impaired loans totaling $261,000 and $657,000, respectively, requiring a valuation allowance of $126,000 and $234,000, respectively. Average impaired loans totaled $598,000 and $1,178,000 for the years ended December 31, 1997 and 1996, respectively.

      At December 31, 1997 and 1996, loans to directors and officers amount to $27,360 and $0, respectively.

      An analysis of the allowance for loan losses for the years ended December 31, 1997, 1996 and 1995 is as follows:

                                      1997           1996           1995
                                      ----           ----           ----

Balance at beginning of year      $ 3,126,480      4,746,438      5,072,998
Provision charged to operations       475,000        725,000      1,005,000
Recoveries                             50,000             --         40,000
Loans charged off, net               (590,511)    (2,344,958)    (1,371,560)
                                  -----------    -----------    -----------

Balance at end of year            $ 3,060,969      3,126,480      4,746,438
                                  ===========    ===========    ===========

                       1ST BERGEN BANCORP AND SUBSIDIARIES

(5)   ACCRUED INTEREST AND DIVIDENDS RECEIVABLE

      A summary of accrued interest and dividends receivable at December 31, 1997 and 1996 is as follows:

                                                             1997         1996
                                                             ----         ----

      Loans, net of allowance for uncollected interest
        of $168,878 in 1997 and $282,012 in 1996         $  472,052      450,092
      Mortgage-backed securities                            360,736      280,510
      Investment securities and other interest earning
        assets                                            1,261,272      735,833
                                                         ----------   ----------

                                                         $2,094,060    1,466,435
                                                         ==========   ==========

(6)   PREMISES AND EQUIPMENT, NET

A summary of premises and equipment at December 31, 1997 and 1996 is as follows:

                                          1997         1996
                                          ----         ----
      Land                            $  259,774       71,876
      Building and improvements        3,538,023    3,396,498
      Furnishings and equipment        1,250,795    1,039,709
                                      ----------   ----------
                                       5,048,592    4,508,083

      Less accumulated depreciation    2,029,989    1,808,970
                                      ----------   ----------
                                      $3,018,603    2,699,113
                                      ==========   ==========

                       1ST BERGEN BANCORP AND SUBSIDIARIES

(7)   DEPOSITS

      A summary of deposit balances as of December 31, 1997 and 1996 is as follows:

                                       1997                                   1996
                     ------------------------------------   --------------------------------------------

                     Stated                                        Stated
                      Rate               Amount         %            Rate              Amount          %
                      ----               ------         -            ----              ------          -
NOW accounts              2.75%      $ 15,854,837     7.29              2.75%       $11,527,716     5.65
Money Market
  deposit accounts        3.00         19,271,440     8.87              3.00         20,881,101    10.23
Savings accounts          3.00         48,948,453    22.51              3.00         45,067,070    22.07
Club accounts             3.00            395,447      .18              3.00            359,391      .18
                                     ------------   ------                         ------------

                                       84,470,177    38.85                           77,835,278    38.13
                                     ------------   ------                         ------------

Certificates of
  deposit            3.00-3.99            116,196      .05         3.00-3.99            120,100      .06
                     4.00-4.99          1,904,443      .88         4.00-4.99         13,644,461     6.68
                     5.00-5.99        123,669,404    56.88         5.00-5.99        100,601,573    49.28
                     6.00-6.99          6,808,323     3.13         6.00-6.99         11,458,700     5.61
                     7.00-7.99             95,966      .04         7.00-7.99            108,939      .05
                 8.00 and over                 --       --     8.00 and over             76,504      .04
                                     ------------   ------                         ------------

                                      132,594,332    60.98                          126,010,277    61.72
                                     ------------                                  ------------

Accrued interest
  payable                                 361,589      .17                              308,658      .15
                                     ------------                                  ------------

                                     $217,426,098   100.00                         $204,154,213   100.00
                                     ============                                  ============

                       1ST BERGEN BANCORP AND SUBSIDIARIES

      The aggregate amount of certificates of deposit in denominations of $100,000 or more total $6,487,596 and $5,466,708 at December 31, 1997 and
      1996, respectively. The deposits of the Company are insured up to $100,000 by the Savings Association Insurance Fund (SAIF), which is administered by the Federal Deposit Insurance Corporation (FDIC) and is backed by the full faith and credit of the U.S. Government.

      At December 31, 1997 and 1996, certificates of deposit have scheduled maturities as follows:

                                          1997           1996
                                          ----           ----

            One year or less          $104,718,835    100,044,318
            One year to three years     26,810,653     22,730,597
            Three years or more          1,064,844      3,235,362
                                      ------------   ------------

                                      $132,594,332    126,010,277
                                      ============   ============

      Interest expense on deposits for the years ended December 31, 1997, 1996 and 1995 consists of the following:

                                              1997         1996         1995
                                              ----         ----         ----

            Certificates of deposit        $7,104,813    6,934,578    6,248,910
            Savings and club amounts        1,433,467    1,407,325    1,358,688
            NOW and money market amounts      831,740      830,517      861,119
                                           ----------   ----------   ----------

                                           $9,370,020    9,172,420    8,468,717
                                           ==========   ==========   ==========

                       1ST BERGEN BANCORP AND SUBSIDIARIES

(8)   BORROWINGS

      The following is a summary of borrowings at December 31, 1997:

            Contractual maturity - 1998                        $31,344,000
                                                               ===========

            Weighted average interest rate at the end of the
                period                                            6.01%
                                                                  ====

            Weighted average interest rate during the period      6.05%
                                                                  ====

            Average amount outstanding during the period       $17,552,873
                                                               ===========

            Maximum amount outstanding at any month end
                during the period                              $31,334,000
                                                               ===========

      Securities collateralizing the borrowings include agencies and mortgage-backed securities, which have an amortized cost of $30,867,143 and a fair value of $31,497,260 at December 31, 1997. The securities underlying the borrowings are under the Bank's control.

(9)   INCOME TAXES

      Under tax law that existed prior to 1996, if certain conditions were met, thrift institutions, in determining taxable income, were allowed a special bad debt deduction based on a percentage of taxable income before such deduction. The Company used the experience method in preparing the federal income tax return for 1995. Legislation was enacted in August 1996 which repealed the percentage of taxable income method. As a result, the Company may no longer use the percentage of taxable income reserve method. A small thrift (one with $500 million or less in assets) is allowed to use either the specific charge-off method or the "bank" experience method of Section 585 of the Internal Revenue Code (the Code) to compute its bad debt deduction.

      Upon repeal of previous regulation, the Company is generally required to recapture into income the portion of its bad debt reserve (other than supplemental reserves) that exceeds its base year (December 31, 1987) reserves. The recapture amount generally will be taken into income ratably (on a straight-line basis) over a six-year period. If the Company meets the residential loan requirement for a tax year beginning in 1996 or 1997, the recapture of the reserves will be suspended for such tax year. Thus, the recapture can potentially be deferred for up to two years. The residential loan requirement is met if the principal amount of housing loans made by the Company during the year at issue (1996 or 1997) is at least as much as the average principal amount of loans made during the six most recent

                       1ST BERGEN BANCORP AND SUBSIDIARIES
      years prior to 1996. Refinancing and home equity loans are excluded. The Company is not required to recapture any amounts into income.

      Retained earnings at December 31, 1997 includes approximately $5.4 million for which no provision for income tax has been made. This amount represents the base year reserves. Events that would result in taxation of these reserves include failure to qualify as a bank for tax purposes, distributions in complete or partial liquidation, stock redemptions and excess distributions to shareholders. At December 31, 1997, the Bank has an unrecognized tax liability of $1,950,000 million with respect to this reserve. The Bank does not anticipate any such recognition in the foreseeable future.

                       1ST BERGEN BANCORP AND SUBSIDIARIES

      Income tax expense for the years ended December 31, 1997, 1996 and 1995 consists of the following:

                                             1997         1996          1995
                                             ----         ----          ----

            Current tax expense (benefit):
                Federal                   $  848,903       16,013      (186,517)
                State                        104,609       (7,844)      (17,068)
                                          ----------   ----------    ----------

                                             953,512        8,169      (203,585)
                                          ----------   ----------    ----------

                                             1997         1996          1995
                                             ----         ----          ----

            Deferred tax expense:
                Federal                   $  105,442      392,526       424,574
                State                            384       45,006        38,621
                                          ----------   ----------    ----------

                                             105,826      437,532       463,195
                                          ----------   ----------    ----------

                                          $1,059,338      445,701       259,610
                                          ==========   ==========    ==========

      A reconciliation between the effective income tax expense and the expected expense computed using the applicable statutory federal income tax rate of 34% is as follows:

                                                    1997         1996      1995
                                                    ----         ----      ----

Computed "expected" federal income tax expense $1,079,992 408,611 244,131 Increase (decrease) in taxes resulting from:
    New Jersey savings institution tax, net
       of federal income tax effect                  69,296     24,527    14,225
    Other items, net                                (89,950)    12,563     1,254
                                                 ----------    -------   -------

              Effective income tax expense       $1,059,338    445,701   259,610
                                                 ==========    =======   =======

                       1ST BERGEN BANCORP AND SUBSIDIARIES

      The tax effects of temporary differences that give rise to significant portions of the deferred tax assets and deferred tax liabilities at December 31, 1997 and 1996 are as follows:

                                                                     1997           1996
                                                                     ----           ----
      Deferred tax assets:
          Federal net operating loss carryover                   $        --        101,361
          Management recognition plan                                 69,735             --
          Dividend income                                              2,105          1,813
          Allowance for losses on loans and real estate owned      1,103,865      1,168,495
          Accrued pension                                              8,485          9,033
          Charitable contribution                                         --          4,069
          Deferred loan fees                                          46,968         79,526
          Accrued interest receivable                                 24,934          5,045
          Unrealized loss on securities available for sale           226,074        346,310
                                                                 -----------    -----------
                        Total gross deferred tax assets            1,482,166      1,715,652

          Less valuation allowance                                  (177,555)      (293,277)
                                                                 -----------    -----------

                        Net deferred tax assets                    1,304,611      1,422,375
                                                                 -----------    -----------

      Deferred tax liabilities:
          Prepaid FDIC premium                                        25,071         25,115
          Discount accretion on securities                             3,297          1,645
          Premises and equipment - differences in depreciation        89,260         98,292
                                                                 -----------    -----------

                        Total gross deferred tax liabilities         117,628        125,052
                                                                 -----------    -----------

                        Net deferred tax asset                   $ 1,186,983      1,297,323
                                                                 ===========    ===========

      A deferred tax benefit of $48,519 and $53,033 has been recorded directly through equity at December 31, 1997 and 1996, respectively. Such deferred tax benefits relate to the unrealized depreciation on debt and mortgage-backed securities available for sale. The deferred tax benefit related to the unrealized depreciation on marketable equity securities available for sale has been offset by the deferred tax valuation allowance due to uncertainties of generating capital gains to absorb such loss deductions.

      Management believes, based upon current facts, that it is more likely than not that there will be sufficient taxable income in future years to realize the net deferred tax asset. However, there can be no assurance about the levels of future earnings.

                       1ST BERGEN BANCORP AND SUBSIDIARIES

(10)  BENEFIT PLANS

      PENSION PLAN

      The Company has a qualified, noncontributory defined benefit pension plan (the Plan) covering all eligible employees. Retirement benefits are based upon a formula utilizing years of service and average monthly compensation. It is the Company's policy to fund the Plan for the maximum amount that can be deducted for federal income tax purposes, subject to the minimum funding requirements of the Employee Retirement Income Security Act of 1974 (ERISA).

      The following table sets forth the Plan's funded status and amounts recognized in the Company's consolidated financial statements as determined by the plan actuaries as of September 30, 1997 and 1996:

                                                         1997           1996
                                                         ----           ----

      Actuarial present value of benefit obligation
        including vested benefits of $921,280 and
        $768,873 at September 30, 1997 and 1996,
        respectively                                 $   921,280        844,985
                                                     ===========    ===========

      Projected benefit obligation                    (1,343,209)    (1,212,683)
      Plan assets at fair value (primarily insurance
        contracts and time deposits with banks)          971,137        879,452
                                                     -----------    -----------
           Projected benefit obligation
             in excess of plan assets                   (372,072)      (333,231)

      Unrecognized net loss                              130,437        107,469
      Unrecognized net transition obligation             139,246        149,958
      Unrecognized prior service cost                    (17,314)       (18,468)
                                                     -----------    -----------

           Accrued pension cost                      $  (119,703)       (94,272)
                                                     ===========    ===========

                       1ST BERGEN BANCORP AND SUBSIDIARIES

      Net periodic pension cost includes the following components for the years ended September 30, 1997, 1996 and 1995:

                                               1997         1996         1995
                                               ----         ----         ----

            Service cost                    $ 131,103      125,202      117,080
            Interest cost                      90,363       75,874       68,307
            Return on plan assets             (43,937)     (43,104)     (37,995)
            Net amortization and deferral     (15,153)      (3,224)      (2,092)
                                            ---------    ---------    ---------

                 Net periodic pension
                   cost                     $ 162,376      154,748      145,300
                                            =========    =========    =========

      The discount rate and rate of increase in future compensation levels used in computing the net periodic pension cost were 7.5% and 4.5%, respectively, for 1997, 1996 and 1995. The expected long-term rate of return on assets was 7.5% in 1997, 1996 and 1995.

      ESOP

      In connection with the conversion from a mutual to a capital stock form, the Company established the ESOP for the benefit of the employees of the Company. The ESOP purchased 253,920 shares, or 8% of the total stock sold in the subscription, for $2,539,200 financed by a loan from the Company.

      The ESOP was effective upon completion of the conversion. Full-time employees of the Company or the Bank who have been credited with at least 1,000 hours of service during a 12-month period and who have attained the age of 21 are eligible to participate in the ESOP. At December 31, 1997, 15,781 ESOP shares have been allocated. There were no ESOP shares allocated in 1996. The loan to the ESOP will be repaid principally from the Company's contributions to the ESOP over a period of ten years beginning on December 31, 1997. The loan will be collateralized by the uncommitted common stock purchased by the ESOP. As the debt is repaid, shares are released from collateral and allocated to qualified employees based on the proportion of debt service paid in the year.

      STOCK OPTION PLANS

      The Company maintains stock option plans for the benefit of directors, officers and other key employees.

      The Incentive Stock Option Plan provides for 222,180 common shares which may be granted to key employees of the Company. The options are subject to a five-year vesting

                       1ST BERGEN BANCORP AND SUBSIDIARIES
      schedule with 20% of the options vesting each year. The Incentive Stock Option Plan authorizes the grant of options that may be either options that qualify as incentive stock options as defined in Section 422 of the Code, as amended, or options that do not qualify. In 1997, the Company granted 181,200 options to key employees at an exercise price of $13.975.

                       1ST BERGEN BANCORP AND SUBSIDIARIES

      The Stock Option Plan for Outside Directors provides for 95,220 common shares which may be granted to members of the Board of Directors, who are not employees of the Company. The options are intended to become exercisable in five equal annual installments commencing one year from the date of grant. In 1997, the Company granted 79,350 options at an exercise price of $13.975.

      Changes in the number of shares outstanding under the plans and the weighted average exercise price of those shares are as follows:

                                                       1997
                                               ---------------------
                                                            Weighted
                                               Number        average
                                                 of         exercise
                                               shares         price
                                               ------         -----

            Outstanding at beginning of year        --      $    --
            Granted                            260,550       13.975
            Exercised                               --           --
                                               -------      -------

            Outstanding at end of year         260,550      $13.975
                                               =======      =======


      For options that were granted in 1997, the exercise price of the options equaled the market value of the stock at grant date.

      The following table summarizes information about the stock options outstanding at December 31, 1997:

                                         Weighted
                                         average        Weighted
                        Number of       remaining       average
                       shares out-     contractual      exercise
                        standing       life in years     price
                        --------       -------------     -----

                       $  260,550          10.0         $ 13.975
                       ==========          ====         ========

      There are no options exercisable at December 31, 1997.

                       1ST BERGEN BANCORP AND SUBSIDIARIES

      The Bank applies APB 25 in accounting for the plans. Consistent with SFAS 123, if compensation cost for the plans were included as compensation expense, the Company's net income and earnings per share for 1997 would have been reduced to the pro forma amounts indicated below:

                     Net income:
                        As reported               $  2,117,110
                        Pro forma                    1,880,137
                                                     =========

                     Basic earnings per share:
                        As reported                  $.80
                        Pro forma                     .71
                                                      ===

                     Diluted earnings per share:
                        As reported                  $.80
                        Pro forma                     .71
                                                      ===

      The fair value of stock options granted by the Bank was estimated through the use of the Black-Scholes option-pricing model that takes into account the following factors as of the grant date: the exercise price and expected life of the option, the market price of the underlying stock at the grant date and its expected volatility, and the risk-free interest rate for the expected term of the option. In deriving the fair value of the stock options, the stock price at the grant date is reduced by the value of dividends to be paid during the life of the option. The following assumptions were used for grants in 1997: dividend yield of 1.07%, an expected volatility of 21% and the risk free interest rate of 5.71% for 1997. The effects of applying SFAS 123 on the pro forma net income may not be representative of the effect on pro forma net income for future years.

      RRP

      The RRP was adopted in 1997 as a method of providing executive officers an incentive designed to encourage such persons to promote the growth and profitability of the Company and to remain employed with the Company. The RRP is a nonqualified plan under ERISA. The shares awarded vest in five equal annual installments commencing one year from the date of grant. The RRP authorizes the granting of plan share awards of up to 88,872 shares of common stock. The Company granted 73,980 shares to key employees in 1997.

                       1ST BERGEN BANCORP AND SUBSIDIARIES

      The Recognition and Retention Plan for Outside Directors (Directors' RRP) was adopted as a method of providing outside directors an incentive designed to encourage such persons to promote the growth and profitability of the Company. The Directors' RRP is a non-qualified plan under ERISA. The shares are to vest in five equal annual installments commencing one year from the date of grant. The Directors' RRP authorizes the granting of plan share awards of up to 38,088 shares of common stock. The Company granted 31,740 shares to outside directors under the plan.

(11)  COMMITMENTS, CONTINGENCIES AND CONCENTRATIONS OF CREDIT RISK

      COMMITMENTS

      The Company is party to financial instruments and commitments with off-balance-sheet credit risk in the normal course of business. These financial instruments and commitments include unused home equity lines of credit, commitments to extend credit, and commitments to purchase securities. These commitments and instruments involve, to varying degrees, elements of risk in excess of the amounts recognized in the consolidated financial statements.

      The Company's maximum exposure to credit losses in the event of nonperformance by the other party to these financial instruments and commitments is represented by the contractual amount. The Company uses the same credit policies in granting commitments and conditional obligations as it does for financial instruments recorded in the consolidated statements of financial condition.

      At December 31, 1997, financial instruments and commitments whose contractual amounts represent off-balance-sheet credit risk are comprised of unused home equity lines of credit, primarily floating-rate, totaling $5.3 million.

      At December 31, 1997, the Company has commitments to purchase loans totaling $3.2 million and commitments to originate loans of $1.0 million.

      CONTINGENCIES

      In the normal course of business, there are various outstanding legal proceedings, claims, commitments and contingent liabilities such as commitments to extend credit which are not included in the accompanying consolidated financial statements. In the opinion of management, the financial position, results of operations or liquidity of the Company will not be materially affected by the outcome of such legal proceedings and claims or by such commitments and contingent liabilities.

                       1ST BERGEN BANCORP AND SUBSIDIARIES

      CONCENTRATIONS OF CREDIT RISK

      A substantial portion of the Company's loans are one- to four-family residential first mortgage loans secured by real estate located in New Jersey. Accordingly, the collectibility of a substantial portion of the Company's loan portfolio is susceptible to changes in real estate market conditions.

(12)  RECAPITALIZATION OF SAIF

      On September 30, 1996, legislation was enacted which, among other things, imposed a special one-time assessment on SAIF member institutions, including the Bank, to recapitalize the SAIF and spread the obligations for payment of Financing Corporation (FICO) bonds across all SAIF and Bank Insurance Fund (BIF) members. The FDIC special assessment being levied amounts to 65.7 basis points on SAIF assessable deposits held as of March 31, 1995. The special assessment was recognized in the third quarter and was tax deductible. The Bank took a charge of $1.3 million, before tax-effect, as a result of the FDIC special assessment. This legislation eliminated the substantial disparity between the amount that BIF and SAIF member institutions had been paying for deposit insurance premiums.

      Beginning on January 1, 1997, BIF members paid a portion of the FICO payment equal to 1.3 basis points on BIF-insured deposits compared to 6.4 basis points on SAIF-insured deposits, and will pay a pro rata share of the FICO payment on the earlier of January 1, 2000 or the date upon which the last savings association ceases to exist. The legislation also requires BIF and SAIF to be merged by January 1, 1999, provided that subsequent legislation is adopted to eliminate the savings association charter and no savings associations remain as of that time.

      The FDIC lowered SAIF assessments to a range comparable to that of BIF members, although SAIF members must also make the FICO payments described above. Management cannot predict the level of FDIC insurance assessments on an ongoing basis or whether the BIF and SAIF will eventually be merged.

                       1ST BERGEN BANCORP AND SUBSIDIARIES

(13)  REGULATORY MATTERS

      Office of Thrift Supervision (OTS) regulations require savings institutions to maintain minimum levels of regulatory capital. Under the regulations in effect at December 31, 1997, the Bank was required to maintain a minimum ratio of tangible capital to total adjusted assets of 1.5%; a minimum ratio of Tier 1 (core) capital to total adjusted assets of 3.0%; and a minimum ratio of total (core and supplementary) capital to risk-weighted assets of 8.0%.

      Under its prompt corrective action regulations, the OTS is required to take certain supervisory actions (and may take additional discretionary actions) with respect to an undercapitalized institution. Such actions could have a direct material effect on the institution's financial statements. The regulations establish a framework for the classification of savings institutions into five categories: well-capitalized, adequately capitalized, undercapitalized, significantly undercapitalized, and critically undercapitalized. Generally, an institution is considered well-capitalized if it has a Tier 1 (core) capital ratio of at least 5.0%; a Tier 1 risk-based capital ratio of at least 6.0%; and a total risk-based capital ratio of at least 10.0%.

      The foregoing capital ratios are based in part on specific quantitative measures of assets, liabilities and certain off-balance-sheet items as calculated under regulatory accounting practices. Capital amounts and classifications are also subject to qualitative judgments by the OTS about capital components, risk weightings, and other factors.

      Management believes that, as of December 31, 1997, the Bank meets all capital adequacy requirements to which it is subject. Further, the most recent OTS notification categorized the Bank as a well-capitalized institution under the prompt corrective action guidelines. There have been no conditions or events since that notification that management believes have changed the Bank's capital classification.

      The following is a summary of the Bank's actual capital amounts and ratios as of December 31, 1997 and 1996, compared to the minimum capital adequacy requirements and the requirements for classification as a well-capitalized institution (dollars in thousands).

                       1ST BERGEN BANCORP AND SUBSIDIARIES

                                                                                To be well
                                                                               Capitalized
                                                            For capital        Under prompt
                                                             Adequacy           Correction
                                        Actual               Purposes             Action
                                  ------------------------------------------------------------
                                  Amount      Ratio     Amount      Ratio    Amount      Ratio
                                  ------      -----     ------      -----    ------      -----
As of December 31, 1997:
    Tangible capital              $30,860       10.6%     4,371       1.5%     4,371        1.5%
    Core capital                   30,860       10.6      8,742       3.0     14,571        5.0
    Tier 1 risk-based capital      30,860       24.9      4,949       4.0      7,423        6.0
    Risk-based capital             32,417       26.2      9,897       8.0     12,371       10.0
                                  =======       ====      =====       ===     ======       ====

As of December 31, 1996:
    Tangible capital              $28,151        9.7%     3,712       1.5%     3,712        1.5%
    Core capital                   28,151        9.7      7,425       3.0     12,374        5.0
    Tier 1 risk-based capital      28,151       22.8      4,194       4.0      6,291        6.0
    Risk-based capital             29,477       28.1      8,388       8.0     10,845       10.0
                                  =======       ====      =====       ===     ======       ====

      OTS regulations impose limitations upon all capital distributions by savings institutions, like the Bank, such as cash dividends and payments to repurchase or otherwise acquire shares. Because of the Bank's regulatory capital requirements approximately $12,200,000 of its retained earnings is unavailable for distribution to the Company.

                       1ST BERGEN BANCORP AND SUBSIDIARIES

(14)  STOCK REPURCHASE PROGRAM

      The Company has approved three stock repurchases aggregating 14% of outstanding shares. As of December 31, 1997, 436,425 shares (including the shares purchased for the RRP) have been repurchased under this program.

(15)  FAIR VALUE OF FINANCIAL INSTRUMENTS

      Statement of Financial Accounting Standards No. 107, "Disclosures about Fair Value of Financial Instruments" (SFAS 107), requires the Company to disclose in the notes to consolidated financial statements the fair value of financial assets and liabilities for which it is practicable to estimate fair value. Fair value estimates, methods and assumptions are set forth below for the Company's financial instruments.

      CASH AND CASH EQUIVALENTS

      For cash and due from banks and interest-bearing deposits, the carrying amount approximates fair value.

      INVESTMENT AND MORTGAGE-BACKED SECURITIES

      The fair value of investment securities and mortgage-backed securities is estimated based on bid quotations received from securities dealers.

      FEDERAL HOME LOAN BANK OF NEW YORK STOCK

      The fair value for FHLB-NY stock is its carrying value, since this is the amount for which it could be redeemed. There is no active market for this stock and the Company is required to maintain a minimum balance based upon the unpaid principal of home mortgage loans.

      LOANS

      Fair values are estimated for portfolios of loans with similar financial characteristics. Loans are segregated by type such as residential mortgage, home equity and consumer. Each loan category is further segmented into fixed and adjustable rate interest terms and into performing and nonperforming categories.

      Fair value of performing loans was estimated using the quoted market prices for similar loans, adjusted for differences in loan characteristics, if applicable.

      Fair value for significant nonperforming loans is based on recent external appraisals of collateral securing such loans.

                       1ST BERGEN BANCORP AND SUBSIDIARIES

      DEPOSIT LIABILITIES

      The fair value of deposits with no stated maturity, such as non-interest bearing demand deposits, savings, and NOW and money market accounts, is equal to the amount payable on demand. The fair value of certificates of deposit is based on the discounted value of contractual cash flows. The discount rate is estimated using the rates currently offered for deposits of similar remaining maturities.

      ADVANCES

      The fair value for advances from the FHLB-NY are caclulated by discounting estimated future cash flows using current rates for similar remaining maturities.

      COMMITMENTS TO EXTEND CREDIT

      Fair values of commitments to extend credit are based on fees currently charged to enter into similar agreements. Fair market value approximates the contract amount.

      The estimated fair values of the company's financial instruments as of December 31, 1997 and 1996 are presented in the following tables.

                                                          1997                        1996
                                              --------------------------    -------------------------

                                               Book Value     Fair Value    Book Value     Fair Value
                                               ----------     ----------    ----------     ----------
Financial assets:
   Cash and cash equivalents                  $  3,199,133     3,199,133     7,730,770     7,730,770
   Investment securities held to maturity       46,903,262    47,252,311    33,135,851    33,180,975
   Mortgage-backed securities held to           52,457,620    53,008,777    51,768,925    51,946,901
   maturity
   Investment securities available for          41,090,336    41,090,336    19,596,895    15,596,895
   sale
   Mortgage-backed securities available         10,444,559    10,444,559     2,824,044     2,824,044
   for sale
   Loans                                       127,817,620   132,755,000   123,824,912   128,364,000
   Federal Home Loan Bank of New York            1,627,100     1,627,100     1,487,200     1,487,200
   stock
Financial liabilities:
   Deposits                                    217,426,098   217,595,686   204,154,213   204,334,381
   Advances from Federal Home Loan              31,334,000    31,334,000            --            --
     Bank of New York                           ==========    ==========   ===========   ============

                       1ST BERGEN BANCORP AND SUBSIDIARIES

      LIMITATIONS

      Fair value estimates are made at a specific point in time, based on relevant market information and information about the financial instrument. These estimates do not reflect any premium or discount that could result from offering for sale at one time the Company's entire holdings of a particular financial instrument. Because no market exists for a significant portion of the Company's financial instruments, fair value estimates are based on judgments regarding future expected loss experience, current economic conditions, risk characteristics of various financial instruments, and other factors. These estimates are subjective in nature and involve uncertainties and matters of significant judgment and therefore cannot be determined with precision. Changes in assumptions could significantly affect the estimates.

      Fair value estimates are based on existing on- and off-balance-sheet financial instruments without attempting to estimate the value of anticipated future business and the value of assets and liabilities that are not considered financial instruments. Significant assets and liabilities that are not considered financial assets or liabilities include deferred tax assets and premises and equipment. In addition, the tax ramifications related to the realization of the unrealized gains and losses can have a significant effect on fair value estimates and have not been considered in the estimates.

(16)  PARENT COMPANY ONLY

      At December 31, 1997, the Company, which was formed in November 1995, has two subsidiaries: the Bank and South Bergen Financial Services, Inc. The earnings of the subsidiaries are recognized by the Company using the equity method of accounting. Accordingly, subsidiaries' dividends paid reduce the Company's investment in the subsidiaries. The following information should be read in conjunction with other notes to the consolidated financial statements. Condensed financial statements of the Company at

                       1ST BERGEN BANCORP AND SUBSIDIARIES

      December 31, 1997 and 1996 and for the year ended December 31, 1997 and for the period March 29, 1996 (conversion date) to December 31, 1996 are presented below:

                        STATEMENTS OF FINANCIAL CONDITION

                      ASSETS                        1997               1996
                                                    ----               ----

Cash                                            $  6,664,492         10,954,225
ESOP loan receivable from subsidiary               2,381,381          2,539,200
Investment in subsidiaries                        31,035,213         28,056,681
Other assets                                          16,032                 --
                                                ------------       ------------

                  Total assets                  $ 40,097,118         41,550,106
                                                ============       ============

LIABILITIES AND STOCKHOLDERS' EQUITY

Other liabilities                               $    827,426            315,523
Stockholders' equity                              39,269,692         41,234,583
                                                ------------       ------------

Total liabilities and stock-
holders' equity                                 $ 40,097,118         41,550,106
                                                ============       ============

                            STATEMENTS OF INCOME

                                                    1997               1996
                                                    ----               ----

Interest income - ESOP loan receivable
   from subsidiary                              $    190,510            152,352
Expenses - miscellaneous                            (366,920)           (47,154)
                                                ------------       ------------

   (Loss) income before
   equity in undistributed earnings of
   subsidiaries                                     (176,410)           105,198

Undistributed earnings of subsidiaries             2,293,520            444,802
                                                ------------       ------------

                 Net income                     $  2,117,110            550,000
                                                ============       ============

                       1ST BERGEN BANCORP AND SUBSIDIARIES

                            STATEMENTS OF CASH FLOWS

                                                     1997              1996
                                                     ----              ----

Cash flows from operating activities:
    Net income                                   $  2,117,110           550,000
    Adjustments to reconcile net income
       to net cash provided by operating
       activities:
             Undistributed earnings of
                 subsidiaries                      (2,293,520)         (444,802)
          Increase in other assets                    (16,032)               --
          Increase in other liabilities               511,903           315,523
                                                 ------------      ------------

          Net cash provided by operating
          Activities                                  319,461           420,721
                                                 ------------      ------------

Cash flows from investing activities:
    Decrease (increase) in investment in
       Subsidiary                                     140,277       (12,923,571)
    Decrease (increase) in ESOP loan
       receivable from subsidiary                     157,819        (2,539,200)
                                                 ------------      ------------

          Net cash provided by (used
              in) investing activities                298,096       (15,462,771)
                                                 ------------      ------------

Cash flows from financing activities:
    Net proceeds from stock offering                       --        28,081,638
    Cash dividends paid                              (459,739)         (190,882)
    Purchase of shares by RRP                      (1,745,700)               --
    Purchase of treasury stock                     (2,701,851)       (1,894,481)
                                                 ------------      ------------
          Net cash (used in) provided
              by investing activities              (4,907,290)       25,996,275
                                                 ------------      ------------

          Net (decrease) increase in
              cash                                 (4,289,733)       10,954,225

Cash at beginning of period                        10,954,225                --
                                                 ------------      ------------

Cash at end of period                            $  6,664,492        10,954,225
                                                 ============      ============

                       1ST BERGEN BANCORP AND SUBSIDIARIES

(17)  RECENT ACCOUNTING PRONOUNCEMENTS

      Statement of Financial Accounting Standards No. 130, "Reporting Comprehensive Income" (SFAS 130), establishes standards for reporting and display of comprehensive income and its components (revenue, expenses, gains and losses) in a full set of general purpose financial statements. SFAS 130 requires that all items that are required to be recognized under accounting standards as components of comprehensive income be reported in a financial statement that is displayed with the same prominence as other financial statements. SFAS 130 does not require a specific format for the financial statement but requires that an enterprise display an amount representing total comprehensive income for the period in that financial statement. SFAS 130 requires that an enterprise (a) classify items of other comprehensive income by their nature in a financial statement and
      (b) display the accumulated balance of other comprehensive income separately from retained earnings and additional paid-in capital the equity section of a statement of financial position. SFAS 130 is effective for fiscal years beginning after December 15, 1997. Reclassification of financial statements for earlier periods provided for comparative purposes is required. Management has not yet determined the impact of the adoption on its reporting of operations.

      In June 1997, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 131, "Disclosures about Segments of an Enterprise and Related Information" (SFAS 131). This statement established standards for the way that public business enterprises report information about operating segments in annual financial statements and requires that those enterprises report selected information about operating segments in interim financial reports issued to shareholders. It also established standards for related disclosures about products and services, geographic areas, and major customers. This statement is effective for financial statements for periods beginning after December 15, 1997. The adoption of SFAS 131 is not expected to change the Company's reporting requirements.

(18)  QUARTERLY FINANCIAL DATA (UNAUDITED)

      The following table contains quarterly financial data for the years ended December 31, 1997 and 1996 (dollars in thousands).

                                         First     Second      Third     Fourth
                                        quarter    quarter    quarter    quarter
                                        -------    -------    -------    -------

Year ended December 31, 1997:
    Interest income                     $4,422      4,883      5,102      5,095
    Interest expense                     2,213      2,549      2,812      2,857
                                        ------     ------     ------     ------
           Net interest income
              before provision
              for loan losses            2,209      2,334      2,290      2,238

Provision for loan losses                  175        125        100         75
                                        ------     ------     ------     ------
           Net interest income
              after provision
              for loan losses            2,034      2,209      2,190      2,163

Non-interest income (loss)                  67         57         80         85
Non-interest expense                     1,308      1,393      1,489      1,518
                                        ------     ------     ------     ------
           Net income before
              taxes                        793        873        781        730

Federal and state income tax
    expense                                289        303        291        177
                                        ------     ------     ------     ------

           Net income                   $  504        570        490        553
                                        ======     ======     ======     ======

Basic earnings per share                   .18        .19        .19        .22
                                        ======     ======     ======     ======

Basic weighted average shares            2,761      2,644      2,550      2,501
                                        ======     ======     ======     ======

Diluted earnings per share                 .18        .19        .19        .21
                                        ======     ======     ======     ======

Diluted weighted average shares          2,761      2,645      2,606      2,571
                                        ======     ======     ======     ======

                       1ST BERGEN BANCORP AND SUBSIDIARIES

                                         First     Second      Third     Fourth
                                        quarter    quarter    quarter    quarter
                                        -------    -------    -------    -------

Year ended December 31, 1996:
    Interest income                     $3,999      4,356      4,388       4,495
    Interest expense                     2,359      2,346      2,247       2,220
                                        ------     ------     ------      ------
           Net interest income
              before provision
              for loan losses            1,640      2,010      2,141       2,275

Provision for loan losses                  125        150        325         125
                                        ------     ------     ------      ------
           Net interest income
              after provision
              for loan losses            1,515      1,860      1,816       2,150

Non-interest income                         49         56         39          57
Non-interest expense                     1,241      1,145      2,487       1,467
                                        ------     ------     ------      ------
           Net income (loss) before
              tax expense (benefit)        323        771       (632)        740

Federal and state income tax
    expense (benefit)                      117        277       (226)        278
                                        ------     ------     ------      ------

           Net income (loss)            $  206        494       (406)        462
                                        ======     ======     ======      ======

Basic earnings per share                    --        .16       (.13)        .16
                                        ======     ======     ======      ======

Basic weighted average shares               --      3,174      3,174       2,825
                                        ======     ======     ======      ======

Diluted earnings per share                  --        .16       (.13)        .16
                                        ======     ======     ======      ======

Diluted weighted average shares             --      3,174      3,174       2,825
                                        ======     ======     ======      ======

                       1ST BERGEN BANCORP AND SUBSIDIARIES

                       Consent of Independent Accountants

The Board of Directors
1st Bergen Bancorp

      We consent to the use of our report dated February 2, 1998 relating to the consolidated statements of financial condition of 1st Bergen Bancorp as of December 31, 1997 and 1996, and the related consolidated statements of income, stockholders' equity and cash flows for each of the years in the three-year period ended December 31, 1997, included herein, and to the reference to our firm under the heading "Experts" in the Proxy Statement of 1st Bergen Bancorp.

                                             KPMG LLP

Short Hills, New Jersey
December 30, 1998

                                     ANNEX A

                      AGREEMENT AND PLAN OF REORGANIZATION

                                  BY AND AMONG

                           KEARNY FEDERAL SAVINGS BANK

                             1ST BERGEN BANCORP AND
                            SOUTH BERGEN SAVINGS BANK

                      AGREEMENT AND PLAN OF REORGANIZATION

                                TABLE OF CONTENTS

                                                                            Page
                                                                            ----
       Recitals............................................................... 1

                                    ARTICLE 1
                           TERMS OF THE REORGANIZATION

1.1    The Reorganization..................................................... 2
       (a)    Bancorp Merger.................................................. 2
       (b)    Bank Merger..................................................... 2
       (c)    Merger of Bancorp into Kearny................................... 2
       (d)    Effect on Outstanding Shares.................................... 2
       (e)    Resulting Company................................................3
1.2    Adoption  and  Execution  and Delivery of  Documents  providing for the Reorganization................................................. 3
1.3    Effective Time and Closing of the Reorganization....................... 3
1.4    Modification of Structure.............................................. 3
1.5    Charter, Bylaws, Directors, Officers and Name of the
       Resulting Company.......................................................3
       (a)    Charter......................................................... 3
       (b)    Bylaws.......................................................... 4
       (c)    Directors and Officers.......................................... 4
       (d)    Advisory Board.................................................. 4
       (e)    Name............................................................ 4
1.6    Availability of Information............................................ 4
1.7    Bancorp Stock Options.................................................. 4
1.8    Employment Agreements.................................................. 4
1.9    Employees.............................................................. 4
1.10   Management Stock Bonus Plan.............................................5
1.11   ESOP and Directors Retirement Plan......................................5
1.12   Mechanics of Payment of Consideration.................................. 5
       (a)    Surrender of Certificates....................................... 5
       (b)    Stock Transfer Books  .......................................... 6

                                    ARTICLE 2
          REPRESENTATIONS AND WARRANTIES OF KEARNY FEDERAL SAVINGS BANK

2.1    Organization and Corporate Authority................................... 6
2.2    Authorization, Execution and Delivery; Reorganization Agreement
       Not in Breach ......................................................... 7
2.3    No Legal Bar........................................................... 7
2.4    Government Approvals................................................... 7
2.5    Kearny Financial Statements  .......................................... 8
2.6    Litigation............................................................. 8

                                    ARTICLE 2
          REPRESENTATION AND WARRANTIES OF KEARNY FEDERAL SAVINGS BANK

2.7    Compliance with Laws................................................... 8
2.8    Material Contract Defaults............................................. 8
2.9    Disclosure............................................................. 9
2.10   Delays................................................................. 9
2.11   Corporate Approval..................................................... 9

                                    ARTICLE 3
            REPRESENTATIONS AND WARRANTIES OF BANCORP AND STOCK BANK

3.1    Organization and Qualification of Bancorp and Subsidiaries............. 9
3.2    Authorization, Execution and Delivery; Reorganization Agreement
       Not in Breach.......................................................... 9
3.3    No Legal Bar...........................................................10
3.4    Government and Other Approvals.........................................10
3.5    Licenses, Franchises and Permits.......................................10
3.6    Charter Documents......................................................11
3.7    Bancorp Financial Statements...........................................11
3.8    Absence of Certain Changes.............................................11
3.9    Deposits...............................................................12
3.10   Properties.............................................................12
3.11   Condition of Fixed Assets and Equipment................................13
3.12   Tax Matters............................................................13
3.13   Litigation.............................................................13
3.14   Environmental Materials................................................14
3.15   Insurance..............................................................14
3.16   Books and Records......................................................14
3.17   Capitalization of Bancorp..............................................15
3.18   Sole Agreement.........................................................15
3.19   Disclosure.............................................................15
3.20   Absence of Undisclosed Liabilities.....................................16
3.21   Allowance for Possible Loan or REO Losses..............................16
3.22   Loan Portfolio.........................................................16
       (a)    Enforceability..................................................17
       (b)    No Modifications................................................17
       (c)    Owner...........................................................17
       (d)    Collateral Documents............................................17
       (e)    Litigation......................................................17
       (f)    Participation...................................................17
3.23   Compliance with Laws...................................................17
3.24   Employee Benefit Plans.................................................18
3.25   Material Contracts.....................................................19
3.26   Material Contract Defaults.............................................19
3.27   Reports................................................................19
3.28   Exchange Act and Nasdaq Small Cap Market...............................19

3.29   Statements True and Correct............................................20
3.30   Investment Securities..................................................20
3.31   Certain Regulatory Matters.............................................20
3.32   Corporate Approval.....................................................20
3.33   Broker's and Finder's Fees.............................................21
3.34   Year 2000 Readiness....................................................21
3.35   Liquidation Account....................................................21
3.36   Derivatives Contracts..................................................21

                                    ARTICLE 4
                               COVENANTS OF KEARNY

4.1    Regulatory and Other Approvals.........................................21
4.2    Preparation of Regulatory Applications.................................22
4.3    Employee Benefits......................................................22
4.4    Notification...........................................................23
4.5    Tax Representations....................................................23
4.6    Directors and Officers Indemnification and Insurance Coverage..........23
4.7    Conduct of Kearny Prior to the Effective Time..........................24

                                    ARTICLE 5
                       COVENANTS OF BANCORP AND STOCK BANK

5.1    Preparation of Registration Statement and Applications For
       Required Consent.......................................................24
5.2    Conduct of Business -- Affirmative Covenants...........................25
5.3    Conduct of Business -- Negative Covenants..............................27
5.4    Conduct of Business -- Certain Actions.................................29
5.5    New Jersey Environmental Notice........................................30
5.6    Voting Agreement.......................................................30
5.7    Liquidation Account Computations.......................................30

                                    ARTICLE 6
                              CONDITIONS TO CLOSING

6.1    Conditions to the Obligations of Bancorp...............................30
       (a)    Performance.....................................................30
       (b)    Representations and Warranties..................................30
       (c)    Documents.......................................................30
       (d)    Opinion of Kearny's Counsel.....................................31
       (e)    Fairness Opinion................................................31
6.2    Conditions to the Obligations of Kearny................................32
       (a)    Performance.....................................................32
       (b)    Representations and Warranties..................................32
       (c)    Documents.......................................................32
       (d)    Inspections Permitted...........................................32
       (e)    No Material Adverse Change......................................33
       (f)    Opinion of Bancorp's Counsel....................................33

       (g)    Other Business Combinations, Etc................................33
       (h)    Regulatory Approvals............................................33
       (i)    Bancorp Stockholder Approval....................................33
6.3    Conditions to Obligations of All Parties...............................34
       (a)    No Pending or Threatened Claims.................................34
       (b)    Governmental Approvals and Acquiescence Obtained................34
       (c)    Approval of Stockholders........................................34
       (d)    Effectiveness of Registration Statement.........................34

                                    ARTICLE 7
                                   TERMINATION

7.1    Termination............................................................34
7.2    Effect of Termination..................................................35

                                    ARTICLE 8
                               GENERAL PROVISIONS

8.1    Notices................................................................35
8.2    Governing Law..........................................................36
8.3    Counterparts...........................................................36
8.4    Publicity..............................................................36
8.5    Entire Agreement.......................................................37
8.6    Severability...........................................................37
8.7    Modifications, Amendments and Waivers..................................37
8.8    Interpretation.........................................................37
8.9    Payment of Expenses....................................................38
8.10   Attorneys' Fees........................................................38
8.11   No Survival of Representations and Warranties..........................38
8.12   No Waiver..............................................................38
8.13   Remedies Cumulative....................................................38
8.14   Confidentiality........................................................38

                                   ATTACHMENTS

Exhibit 5.6 Voting Agreement
Exhibit G - Stock Option Agreement

                      AGREEMENT AND PLAN OF REORGANIZATION

      THIS AGREEMENT AND PLAN OF REORGANIZATION (the "Reorganization Agreement"), dated as of October 14, 1998, is entered into by and among Kearny Federal Savings Bank ("Kearny" or the "Surviving Corporation"), a mutual savings bank incorporated and existing under the laws of the United States whose executive offices are located at 614 Kearny Avenue, Kearny, New Jersey 07032; 1st Bergen Bancorp ("Bancorp"), a corporation organized and existing under the laws of the State of New Jersey, which is a registered savings and loan holding company and whose principal offices are located at 250 Valley Boulevard, Wood-Ridge, New Jersey 07075; and South Bergen Savings Bank ("Stock Bank"), a federal savings bank, chartered and existing under the laws of the United States, whose main office is located at 250 Valley Boulevard, Wood-Ridge, New Jersey 07075 and which is a wholly owned subsidiary of Bancorp.

      Kearny, Bancorp and Stock Bank are sometimes referred to herein as the "Parties."

                                    RECITALS

      A. Bancorp is the beneficial owner and holder of record of 1,000 shares of no par value per share common stock, of Stock Bank, which constitute all of the shares of common stock of Stock Bank issued and outstanding (the "Stock Bank Common Stock").

      B. The Boards of Directors of Bancorp and Stock Bank deem it desirable and in the best interests of Bancorp and Stock Bank and the shareholders of Bancorp (the "Bancorp Shareholders") that Stock Bank be merged with and into Kearny (which would survive the merger as the Surviving Corporation, as defined herein) on the terms and subject to the conditions set forth in this Reorganization Agreement and in the manner provided in this Reorganization Agreement and the Plans of Merger attached hereto.

      C. The Board of Directors of Kearny deems it desirable and in the best interests of Kearny that Stock Bank be merged with and into Kearny on the terms and subject to the conditions set forth in this Reorganization Agreement and in the manner provided in this Reorganization Agreement and the Plans of Merger.

      D. The Parties desire for Kearny to acquire Bancorp pursuant to the transactions set forth in this Reorganization Agreement on or after the Effective Time.

      E. Pursuant to this Reorganization Agreement, each share of Bancorp Common Stock outstanding at the Effective Time will be converted into cash in the amount of $24.00 (the "Cash Merger Consideration"). Holders of options to purchase Bancorp Common Stock will be entitled to receive cash in an amount equal to the difference between the Cash Merger Consideration and the exercise price.

      F. It is agreed that the number of shares of Bancorp Common Stock (including 105,720 shares issued under any restricted or management stock bonus plan) outstanding is 2,585,243. In addition, there are currently outstanding options to purchase 264,050 shares of Bancorp Common Stock at $13.975 per share.

      G. Concurrently with the execution and delivery of this Reorganization Agreement, and as a condition and inducement to Kearny's willingness to enter into this Reorganization Agreement, Kearny and the Bancorp have entered into a Stock Option Agreement (the "Option Agreement") pursuant to which Bancorp has granted to Kearny an option to purchase shares of Bancorp's common stock, no par value per share, upon the terms and conditions therein contained.

      NOW THEREFORE, in consideration of the foregoing premises and the mutual representations, warranties, covenants and agreements herein contained and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties agree as follows:

                                    AGREEMENT

                                    ARTICLE 1

                           TERMS OF THE REORGANIZATION

            1.1 The Reorganization. Subject to the terms and conditions of this Reorganization Agreement, and in accordance with the provisions of the laws of the State of New Jersey, and the rules and regulations of the Office of Thrift Supervision ("OTS"), the Parties hereby agree that the following corporate transactions (collectively referred to herein as the "Reorganization") shall occur substantially concurrently as set forth below in accordance with applicable laws and regulations and the provisions of this Reorganization:

      (a) Bancorp Merger. Pursuant to this Reorganization Agreement and an agreement and plan of merger, among Kearny, Bancorp and a to-be-formed New Jersey corporation ("Merger Sub") which is to be wholly owned by Kearny, Merger Sub shall be merged with and into Bancorp pursuant to the provisions of the New Jersey Business Corporation Act ("NJBCA") (the "Bancorp Merger") and, in connection therewith, each share of common stock, no par value per share, of Bancorp ("Bancorp Common Stock") outstanding immediately prior to the effective time of the Bancorp Merger shall be canceled in exchange for the right to receive the Cash Merger Consideration specified in this Reorganization Agreement and an agreement and plan of merger, with the result that Bancorp will become a wholly owned subsidiary of Kearny.

      (b) Bank Merger. Pursuant to this Reorganization Agreement and an agreement and plan of merger, between Stock Bank and Kearny, Stock Bank shall merge with and into Kearny (the "Bank Merger") simultaneously with or immediately following consummation of the transactions referred to in Section 1.1(a) hereof, with the result that Kearny will acquire all of the assets and liabilities of Stock Bank and Stock Bank shall cease to exist.

      (c) Merger of Bancorp into Kearny. Simultaneously with or immediately following consummation of the transactions referred to in Sections 1.1(a) and
(b) hereof, Bancorp shall merge with and into Kearny with the result that Kearny shall acquire all of the assets and liabilities of Bancorp and Bancorp shall cease to exist.

      (d) Effect on Outstanding Shares. By virtue of the Bancorp Merger, automatically and without any action on the part of the holder thereof, each share of Bancorp Common Stock issued and outstanding at the Effective Time (other than (i) shares held directly or indirectly by Kearny; (ii) shares held as treasury stock of Bancorp and (iii) unallocated shares held in Bancorp's Management Stock Bonus Plan (the "MSBP")) shall become and be converted into the right to receive $24.00 in cash without interest (the "Cash Merger Consideration"). At the Effective Time, each share of Bancorp Common Stock held directly or indirectly by Kearny (if any), and shares held as treasury stock of Bancorp and unallocated shares held in Bancorp's MSBP, shall be canceled and retired and cease to exist, and no exchange or payment shall be made with respect thereto. Simultaneously, as of the Effective Time, each share of Merger Sub shall be converted into shares of Bancorp.

      (e) Resulting Company. Upon the consummation of the Reorganization, the separate existence of Bancorp and Stock Bank shall cease, and Kearny shall continue as the surviving institution in the Bank Merger. The plan of merger for the Bank Merger, the Bancorp Merger and the merger of Bancorp into Kearny are collectively referred to herein as the "Plans of Merger."

            1.2 Adoption and Execution and Delivery of Documents providing for the Reorganization. Promptly following the formation of the Merger Sub referred to in Section 1.1(a) hereof, Bancorp shall execute and deliver an Agreement of Merger and Kearny and Merger Sub shall execute and deliver such Agreement of Merger, as applicable. Promptly upon consummation of the transactions contemplated by Section 1.1(a) hereof, Kearny and Stock Bank shall execute and deliver an Agreement of Merger and Bancorp shall adopt such agreement in its capacity as the sole stockholder of Stock Bank and Bancorp shall approve the agreement in its capacity as the owner of more than two-thirds of the outstanding shares of Stock Bank. Promptly upon consummation of the transactions contemplated in Sections 1.1(a) and (b) hereof, Kearny shall adopt the Agreement of Merger in its capacity as sole stockholder of Bancorp.

            1.3 Effective Time and Closing of the Reorganization. The term "Effective Time" shall mean the date and time that the Bancorp Merger and Bank Merger become effective in accordance with applicable laws and regulations. Kearny will file all applications or notices that are necessary to consummate the Reorganization with state and Federal regulatory agencies within sixty (60) days, or as soon thereafter as practicable after the date of this Reorganization Agreement. Except to the extent otherwise contemplated hereby, a closing of the Reorganization ("Closing") shall take place at the executive offices of Kearny within thirty (30) days after the satisfaction or waiver of all conditions and/or obligations (other than the delivery of certificates, opinions and other instruments and documents to be delivered at the Closing) contained in Articles VI, VII and VIII of this Reorganization Agreement, or at such other place, at such other time or on such date as the Parties may mutually agree upon ("Closing Date"). At the Closing, there shall be delivered the opinions, certificates and other documents and instruments required to be delivered under this Reorganization Agreement.

            1.4 Modification of Structure. Notwithstanding any provision of this Reorganization to the contrary, Kearny may elect, subject to the filing of all necessary applications and the receipt of all required regulatory approvals, to modify the structure of the transactions contemplated hereby so long as (i) there are no material adverse federal income tax consequences to the stockholders of Bancorp as a result of such modification, (ii) the consideration to be paid to holders of Bancorp Common Stock under this Reorganization is not thereby changed in kind, or reduced in amount solely because of such modification, and (iii) such modification will not be likely to materially delay or jeopardize receipt of any required regulatory approvals or stockholder approval required hereunder.

            1.5 Charter, Bylaws, Directors, Officers and Name of the Resulting Company.

                  (a) Charter. At and after the Effective Time, the Charter of Kearny, as in effect immediately prior to the Effective Time, shall continue to be the Charter of Kearny as the Resulting Company, unless and until amended thereafter as provided by law and the terms of such Charter.

                  (b) Bylaws. At and after the Effective Time, the Bylaws of Kearny, as in effect immediately prior to the Effective Time, shall continue to be the Bylaws of Kearny as the Resulting Company, unless and until amended or repealed as provided by law, the Charter of Kearny and such Bylaws.

                  (c) Directors and Officers. The directors of Kearny in office immediately prior to the Effective Time of the Bank Merger shall continue to be the directors and officers of the Resulting Company, to hold office as provided in the Charter and Bylaws of the Resulting Company, unless and until their successors shall have been elected or appointed and shall have been qualified or until they shall have been removed in the manner provided in said Charter and Bylaws.

                  (d) Advisory Board. The Resulting Company shall appoint James
W. Mason, Richard R. Masch, Bernard Leung, Robert C. Miller and Kathleen Fisher to an Advisory Board of Kearny for a period of at least two years. Each member of the Advisory Board will receive annual board fees of not less than 75% of the annual retainer in effect as of June 30, 1998 for the members of the Board of Directors of Bancorp.

                  (e) Name. The name of the Resulting Company following the Reorganization shall continue to be: Kearny Federal Savings Bank.

            1.6 Availability of Information. Promptly after the execution by the Parties of this Reorganization Agreement, Bancorp shall provide to Kearny, its officers, employees, agents, and representatives access, on reasonable notice and during customary business hours, to the books, records, properties and facilities of Bancorp and Stock Bank and shall use its best efforts to cause its officers, employees, agents and representatives to cooperate with any reasonable request for information.

            1.7 Bancorp Stock Options. As of the date of this Reorganization Agreement, there are 264,050 validly issued, outstanding and currently exercisable options to purchase shares of Bancorp Common Stock (the "Bancorp Stock Options"), and no other options, rights, warrants, scrip or similar rights to purchase shares of Bancorp Common Stock are issued and outstanding. At the Effective Time, all issued and outstanding Bancorp Stock Options will be converted to cash in accordance with the terms of this Reorganization Agreement.

            1.8 Employment Agreements and Retention of Officers. It is acknowledged that Bancorp and Bergen Bank currently have outstanding, three separate employment agreements with William M. Brickman, Albert E. Gossweiler and Robert C. Maison ("Employment Agreements"). Prior to the closing of the transaction, Kearny will offer to enter into employment agreements with William
M. Brickman and Albert E. Gossweiler ("Kearny Employment Agreements") in a form similar to that detailed at Schedule 1.8, whereby such employees will relinquish all rights under the Employment Agreements in exchange for the rights under the Kearny Employment Agreements. Prior to the closing of the transaction, Kearny will offer to enter into a consulting agreement with Robert C. Maison ("Kearny Consulting Agreement") in a form similar to that detailed at Schedule 1.8, whereby such employee will relinquish all rights under his Employment Agreement with Bancorp and Bergen Bank in exchange for the rights under the Kearny Consulting Agreement. Further, at the Closing, the Resulting Company intends to hire Erika Sacher in a position that allows her to maximize contributions to Kearny and at such employee's salary in effect on the Closing Date. Upon resignation, subsequent to Closing Date, of employment from Kearny by Vice President Robert O'Neil, Kearny will use its best efforts to provide continued health insurance benefits to Mr. O'Neil, with the premiums to be paid by Mr. O'Neil.

            1.9 Employees. Kearny will attempt to retain qualified employees of Bancorp subject to the needs of its business. Any employee who involuntarily is terminated without cause after the Effective Time will be provided a severance payment, to be mutually agreed upon by the Parties. The Parties will mutually develop a "success" bonus plan, which will pay a cash bonus to certain key employees who are not covered by an employment agreement for remaining employed at Stock Bank from the signing of this Reorganization Agreement through three months after the Closing.

            1.10 Management Stock Bonus Plan. All shares currently allocated to employees or directors under any restricted stock plan or Management Stock Bonus Plan ("MSBP") will be outstanding and exchanged for the Cash Merger Consideration. Kearny acknowledges that Bancorp has outstanding 105,720 MSBP shares allocated and vested as of the Closing Date.

            1.11 Employee Stock Ownership Plan (the "ESOP") and Directors Retirement Plan. Upon the Effective Time, the ESOP will exchange all shares held by the ESOP Trust to Kearny for the Cash Merger Consideration, pay off any remaining loan, distribute the proceeds to the employees of Stock Bank in accordance with the terms of the ESOP and terminate the Plan. Stock Bank agrees to stop accruing benefits under its Directors' Retirement Plan (the "Retirement Plan") during the 1998 calendar year and, prior to the Effective Time, make a lump sum distribution to each non-officer director participating in the Retirement Plan in an amount approximately equal to the present value of the payments expected to be made under the Retirement Plan. The total expense of terminating this Retirement Plan, which is disclosed in Bancorp Schedule 1.11, will not exceed $317,000.

            1.12 Mechanics of Payment of Consideration.

                  (a) (i) Surrender of Certificates. Within five business days after the Effective Time, the Exchange Agent shall deliver to each holder of Bancorp Common Stock on Record Date (the "Bancorp Record Holders") who have not previously submitted properly completed Election

Forms, accompanied by all certificates (or other appropriate documentation) in respect of all shares of Bancorp Common Stock held of record by such Bancorp Record Holders, such materials and information deemed necessary by the Exchange Agent to advise the Bancorp Record Holders of the procedures required for proper surrender of their certificates evidencing and representing shares of the Bancorp Common Stock in order for the Bancorp Record Holders to receive the Cash Merger Consideration to which they are entitled as provided herein. Such materials shall include, without limitation, a letter of transmittal, an instruction sheet, and a return mailing envelope addressed to the Exchange Agent (collectively the "Shareholder Materials"). All Shareholder Materials shall be sent by United States mail to the Bancorp Record Holders at the addresses set forth on a certified shareholder list to be delivered by Bancorp to Kearny at the Closing (the "Shareholder List"). Kearny shall also make appropriate provisions with the Exchange Agent to enable Bancorp Record Holders to obtain the Shareholder Materials from, and to deliver the certificates formerly representing shares of Bancorp Common Stock to, the Exchange Agent in person, commencing on or not later than the second business day following the Closing Date. Upon receipt of the appropriate Shareholder Materials, together with the certificates formerly evidencing and representing all of the shares of Bancorp Common Stock which were validly held of record by such holder, the Exchange Agent shall take prompt action to process such certificates formerly evidencing and representing shares of Bancorp Common Stock received by it (including the prompt return of any defective submissions with instructions as to those actions which may be necessary to remedy any defects) and to mail to the former Bancorp Record Holders in exchange for the certificate(s) surrendered by them, the Cash Merger Consideration to be issued or paid for each such Bancorp Record Holder's shares pursuant to the terms hereof. After the Effective Time and until properly surrendered to the Exchange Agent, each outstanding certificate or certificates which formerly evidenced and represented the shares of Bancorp Common Stock of a Bancorp Record Holder, subject to the provisions of this Section, shall be deemed for all corporate purposes to represent and evidence only the right to receive the Cash Merger Consideration into which such Bancorp Record Holder's shares of Bancorp Common Stock were converted and aggregated at the Effective Time. Unless and until the outstanding certificate or certificates, which immediately prior to the Effective Time evidenced and represented the Bancorp Record Holder's Bancorp Common Stock shall have been properly surrendered as provided above, the Cash Merger Consideration issued or payable to the Bancorp Record Holder(s) of the canceled shares as of any time after the Effective Time shall not be paid to the Bancorp Record Holder(s) of such certificate(s) until such certificates shall have been surrendered in the manner required. Each Bancorp Record Holder will be responsible for all federal, state and local taxes which may be incurred by him on account of his receipt of the Cash Merger Consideration to be paid in the Merger. The Bancorp Record Holder(s) of any certificate(s) which shall have been lost or destroyed may nevertheless, subject to the provisions of this Article, receive the Cash Merger Consideration to which each such Bancorp Record Holder is entitled, provided that each such Bancorp Record Holder shall deliver to Kearny and to the Exchange Agent: (i) a sworn statement certifying such loss or destruction and specifying the circumstances thereof and (ii) a lost instrument bond in form satisfactory to Kearny and the Exchange Agent which has been duly executed by a corporate surety satisfactory to Kearny and the Exchange Agent, indemnifying the Resulting Company, Kearny, the Exchange Agent (and their respective successors) to their satisfaction against any loss or expense which any of them may incur as a result of such lost or destroyed certificates being thereafter presented. Any costs or expenses which may arise from such replacement procedure, including the premium on the lost instrument bond, shall be paid by the Bancorp Record Holder.

                  (ii) All exercisable stock options as detailed at Schedule 1.12, shall be converted to a right to receive cash equal to the difference between the Cash Merger Consideration and the Option Exercise Price.

            (b) Stock Transfer Books. At the Effective Time, the stock transfer books of Bancorp shall be closed and no transfer of shares of Bancorp Common Stock shall be made thereafter.

                                    ARTICLE 2

          REPRESENTATIONS AND WARRANTIES OF KEARNY FEDERAL SAVINGS BANK

            Except as otherwise disclosed in one or more schedules (collectively the "Kearny Schedules") dated as of the date hereof and delivered concurrently with this Reorganization Agreement, both as of the date hereof and as of the Effective Time, Kearny represents and warrants to Bancorp and Stock Bank as follows:

            2.1 Organization and Corporate Authority. Kearny is a corporation duly organized, validly existing and in good standing under the laws of the United States, and Kearny (i) has all requisite corporate power and authority to own, operate and lease its material properties and carry on its businesses as currently being conducted; (ii) is in good standing and is duly qualified to do business in each jurisdiction where the character of its properties owned or held under lease or the nature of its business is such that failure to be so qualified would have a material adverse effect on Kearny; and (iii) has in effect all federal, state, local and foreign governmental authorizations, permits and licenses necessary for them to own or lease their properties and assets and to carry on their businesses as they are currently being conducted. The Charter and Bylaws of Kearny is in full force and effect.

            2.2 Authorization, Execution and Delivery; Reorganization Agreement Not in Breach.

                  (a) Kearny has all requisite corporate power and authority to execute and deliver this Reorganization Agreement and the Plans of Merger and to consummate the transactions contemplated hereby. The execution and delivery of this Reorganization Agreement and the Plans of Merger and the consummation of the proposed transactions have been duly authorized by at least a two-thirds majority of the entire Board of Directors of Kearny and no other corporate proceedings on the part of Kearny is necessary to authorize the execution and delivery of this Reorganization Agreement and the Plans of Merger and the consummation of the transactions contemplated hereby and thereby. This Reorganization Agreement and all other agreements and instruments herein contemplated to be executed by Kearny have been (or upon execution will have been) duly executed and delivered by Kearny and constitute (or upon execution will constitute) legal, valid and enforceable obligations of Kearny, subject, as to enforceability, to applicable bankruptcy, insolvency, receivership, conservatorship, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and to the application of equitable principles and judicial discretion.

                  (b) The execution and delivery of this Reorganization Agreement and the Plans of Merger, the consummation of the transactions contemplated hereby and thereby and the fulfillment of the terms hereof and thereof will not result in a material violation or breach of any of the terms or provisions of, or constitute a material default under (or an event which, with the passage of time or the giving of notice or both, would constitute such a material default under), or conflict with, or permit the acceleration of any material obligation under, any material mortgage, lease, covenant, agreement, indenture or other instrument to which Kearny is a party or by which it or its property or any of its assets are bound, the Charter and Bylaws of Kearny, or any material judgment, decree, order, regulatory letter of understanding or award of any court, governmental body or arbitrator by which Kearny is bound; or any material permit, concession, grant, franchise, license, law, statute, ordinance, rule or regulation applicable to Kearny or its properties, or result in the creation of any material lien, claim, security interest, encumbrance, charge, restriction or right of any third party of any kind whatsoever upon the property or assets of Kearny, except that the Government Approvals, as defined below, shall be required in order for Kearny to consummate the Bank Merger.

            2.3 No Legal Bar. Kearny is not a party to, subject to or bound by any material agreement, judgment, order, regulatory letter of understanding, writ, prohibition, injunction or decree of any court or other governmental authority or body of competent jurisdiction or any law which would prevent the execution of this Reorganization Agreement or the Plans of Merger by Kearny, the delivery thereof to Bancorp and Stock Bank or the consummation of the transactions contemplated hereby and thereby and no action or proceeding is pending against Kearny in which the validity of this Reorganization Agreement, any of the transactions contemplated hereby or any action which has been taken by any of the Parties in connection herewith or in connection with any of the transactions contemplated hereby, is at issue.

            2.4 Government Approvals. No consent, approval, order or authorization of, or registration, declaration or filing with, any federal, state or local governmental authority is required to be made or obtained by Kearny in connection with the execution and delivery of this Reorganization Agreement or the consummation of the transactions contemplated hereby by Kearny except for the prior approval of the Office of Thrift Supervision ("OTS") under the Home Owners' Loan Act of 1933, as amended and recodified ("HOLA"), the Federal Deposit Insurance Corporation ("FDIC") and any other government approvals that may be necessary (the "Government Approvals"). Kearny is not aware of any facts, circumstances or reasons why such Government Approvals should not be forthcoming or which would prevent or hinder such approvals from being obtained.

            2.5 Kearny Financial Statements. Kearny has delivered or will deliver to Bancorp copies of the statements of financial condition of Kearny as of June 30 for the fiscal years 1997 and 1998, and the related statements of operations, changes in equity and cash flows for the fiscal years 1996 through 1998, inclusive, in each case accompanied by the audit report of Radics & Co., LLC. The statements of financial condition of Kearny referred to herein (including the related notes, where applicable) fairly present the financial condition of Kearny as of the respective dates set forth therein, and the related statements of operations, changes in equity and cash flows (including the related notes, where applicable) fairly present the results of the operations, changes in equity and cash flows of Kearny for the respective periods or as of the respective dates set forth therein, in each case in conformity with generally accepted accounting principles ("GAAP") consistently applied.

            2.6 Litigation. Except as set forth in Schedule 2.6 hereto, there is no action, suit or proceeding pending against Kearny, or to the best knowledge of Kearny, threatened against or affecting Kearny, or any of its assets, before any court or arbitrator or any governmental body, agency or official that would, if decided against Kearny, have a material adverse impact on the business, properties, assets, liabilities or condition (financial or other) of Kearny and that are not reflected in the Kearny Financial Statements.

            2.7 Compliance with Laws.

                  (a) Kearny is in compliance with all laws, rules, regulations, reporting and licensing requirements, and orders applicable to its business or employees conducting its business (including, but not limited to, those relating to consumer disclosure and currency transaction reporting) the breach or violation of which would reasonably be expected to have a material adverse effect on the financial condition or operations of Kearny, or which would reasonably be expected to subject Kearny or any of its directors or officers to civil money penalties; and

                  (b) Kearny is not a party to any cease and desist order, written agreement or memorandum of understanding with, or a party to any commitment letter or similar undertaking to, or is subject to any order to directive by, or is a recipient of any extraordinary supervisory letter from, or has adopted any board resolutions at the request of, federal or state governmental authorities (the "Regulatory Authorities") charged with the supervision or regulation of the operations of any of them not has it been advised by any such government authority that it is contemplating issuing or requesting (or is considering the appropriateness of issuing or requesting) any such order, directive, written agreement, memorandum or understanding, extraordinary supervisory letter, commitment letter, board resolutions or similar undertaking.

            2.8 Material Contract Defaults. Kearny is not in default in any respect under any material contract, agreement, commitment, arrangement, lease, insurance policy, or other instrument to which it is a party or by which its respective assets, business, or operations may be bound or affected or under which it or its respective assets, business, or operations receives benefits, and which default would reasonably be expected to have either individually or in the aggregate a material adverse effect on Kearny and there has not occurred any event that, with the lapse of time or the giving of notice or both, would constitute such a default.

            2.9 Disclosure. The information concerning, and the representations or warranties made by Kearny, as set forth in this Reorganization Agreement, or in any document, statement, certificate or other writing furnished or to be furnished by Kearny to Bancorp and Stock Bank pursuant hereto, do not and will not contain any untrue statement of a material fact or omit and will not omit to state a material fact required to be stated herein or therein which is necessary to make the statements and facts contained herein or therein, in light of the circumstances under which they were or are made, not false or misleading.

            2.10 Delays. Kearny is not aware of any matter that could cause a delay in receiving the approval required by this Reorganization.

            2.11 Corporate Approval. At a duly constituted meeting of the Board of Directors of Kearny directors constituting at least two-thirds of the Directors granted their prior approval to the Reorganization Agreement and the transactions contemplated thereby.

                                    ARTICLE 3

            REPRESENTATIONS AND WARRANTIES OF BANCORP AND STOCK BANK

      Except as otherwise disclosed in one or more schedules (the "Bancorp Schedule(s)") dated as of the date hereof and delivered concurrently with this Reorganization Agreement, both as of the date hereof and as of the Effective Time, each of Bancorp and Stock Bank represents and warrants to Kearny as follows:

            3.1 Organization and Qualification of Bancorp and Subsidiaries. Bancorp is a corporation duly organized, validly existing and in good standing under the laws of the State of New Jersey and (i) has all requisite corporate power and authority to own, operate and lease its properties and to carry on its business as it is currently being conducted; (ii) is in good standing and is duly qualified to do business in each jurisdiction where the character of its properties owned or held under lease or the nature of its business is such that a failure to be so qualified would have a material adverse effect on Bancorp and Stock Bank taken as a whole; and (iii) is registered as a savings and loan holding company with the OTS. Schedule 3.1 of the Bancorp Schedules contains a list of all of Bancorp's direct and indirect subsidiaries (the "Bancorp Subsidiaries"). Stock Bank is a federally chartered stock savings bank, duly organized, validly existing and in good standing under the laws of the United States and engages only in activities (and holds properties only of the types) permitted by the rules and regulations promulgated by the OTS and the FDIC for insured depository institutions. Stock Bank's deposit accounts are insured by the Savings Association Insurance Fund (the "SAIF") as administered by the FDIC to the fullest extent permitted under applicable law.

               3.2 Authorization, Execution and Delivery; Reorganization Agreement Not in Breach.

                  (a) Bancorp and Stock Bank have all requisite corporate power and authority to execute and deliver this Reorganization Agreement and the Plans of Merger and to consummate the transactions contemplated hereby. The execution and delivery of this Reorganization

Agreement and the Plans of Merger and the consummation of the proposed transactions have been duly authorized by at least a majority of the entire Boards of Directors of both Bancorp and Stock Bank and no other corporate proceedings on the part of Bancorp and Stock Bank are necessary to authorize the execution and delivery of this Reorganization Agreement and the Plans of Merger and the consummation of the transactions contemplated hereby and thereby. This Reorganization Agreement and all other agreements and instruments herein contemplated to be executed by Bancorp and Stock Bank have been (or upon execution will have been) duly executed and delivered by Bancorp and Stock Bank and constitute (or upon execution will constitute) legal, valid and enforceable obligations of Bancorp and Stock Bank, subject, as to enforceability, to applicable bankruptcy, insolvency, receivership, conservatorship, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and to the application of equitable principles and judicial discretion.

                  (b) The execution and delivery of this Reorganization Agreement and the Plans of Merger, the consummation of the transactions contemplated hereby and thereby, and the fulfillment of the terms hereof and thereof will not result in a material violation or breach of any of the terms or provisions of, or constitute a material default under (or an event which, with the passage of time or the giving of notice, or both, would constitute such a default under), or conflict with, or permit the acceleration of, any material obligation under, any material mortgage, lease, covenant, agreement, indenture or other instrument to which Bancorp or any Bancorp Subsidiary is a party or by which Bancorp or any Bancorp Subsidiary is bound, the Certificate of Incorporation and Bylaws of Bancorp or the Charter and Bylaws of Stock Bank; or any material judgment, decree, order, regulatory letter of understanding or award of any court, governmental body, authority or arbitrator by which Bancorp or any Bancorp Subsidiary is bound, or any material permit, concession, grant, franchise, license, law, statute, ordinance, rule or regulation applicable to Bancorp or any Bancorp Subsidiary or the properties of any of them; or result in the creation of any material lien, claim, security interest, encumbrance, charge, restriction or right of any third party of any kind whatsoever upon the properties or assets of Bancorp or any Bancorp Subsidiary, except the Government approvals shall be required for Bancorp and Stock Bank to consummate the Bancorp Merger and Bank Merger.

            3.3 No Legal Bar. Neither Bancorp nor Stock Bank is a party to, or subject to or bound by, any material agreement, judgment, order, letter of understanding, writ, prohibition, injunction or decree of any court or other governmental authority or body of competent jurisdiction, or any law which would prevent the execution of this Reorganization Agreement or the Plans of Merger by Bancorp or Stock Bank, the delivery thereof to Kearny or the consummation of the transactions contemplated hereby and thereby, and no action or proceeding is pending against Bancorp or Stock Bank in which the validity of this Reorganization Agreement, any of the transactions contemplated hereby or any action which has been taken by any of the Parties in connection herewith, or, in connection with any of the transactions contemplated hereby, is at issue.

            3.4 Government and Other Approvals. Except for the Government Approvals described in Section 2.4, no consent, approval, order or authorization of, or registration, declaration or filing with, any federal, state or local governmental authority is required to be made or obtained by Bancorp or Stock Bank in connection with the execution and delivery of this Reorganization Agreement or the consummation of the transactions contemplated by this Reorganization Agreement nor is any consent or approval required from any landlord, licensor or other non-governmental party which has granted rights to Bancorp or Stock Bank in order to avoid forfeiture or impairment of such rights. Neither Bancorp nor Stock Bank is aware of any facts, circumstances or reasons why such Government Approvals should not be forthcoming or which would prevent or hinder such approvals from being obtained.

            3.5 Licenses, Franchises and Permits. Bancorp and all Bancorp Subsidiaries hold all licenses, franchises, permits and authorizations necessary for the lawful conduct of their respective businesses. Except as disclosed in
Schedule 3.5, the benefits of all of such licenses, franchises, permits and authorizations are in full force and effect and may continue to be enjoyed by Bancorp and Stock Bank subsequent to the Closing of the transactions contemplated herein without any consent or approval. Neither Bancorp nor any Bancorp Subsidiary has received notice of any proceeding for the suspension or revocation of any such license, franchise, permit, or authorization and no such proceeding is pending or, to the best knowledge of Bancorp and the Bancorp Subsidiaries, has been threatened by any governmental authority.

            3.6 Charter Documents. Included in Schedule 3.6 hereto are true and correct copies of the Certificate of Incorporation and Bylaws of Bancorp and Charter and Bylaws of Stock Bank.

            3.7 Bancorp Financial Statements. Bancorp has delivered or will deliver to Kearny copies of the consolidated statements of financial condition of Bancorp as of December 31, for the fiscal years 1996 and 1997, and the related consolidated statements of income, changes in stockholders' equity and cash flows for the fiscal years 1995 through 1997, inclusive, as incorporated by reference in Bancorp's Annual Report to Stockholders in each case accompanied by the audit report of KPMG Peat Marwick LLP, independent public accountants with respect to Bancorp (the "Audited Financial Statements"), and the unaudited consolidated statements of financial condition of Bancorp as of June 30, 1998 and the related unaudited consolidated statements of income, changes in stockholders' equity and cash flows for the six month periods then ended as reported in Bancorp's quarterly report to shareholders. The consolidated statements of financial condition of Bancorp referred to herein (including the related notes, where applicable) fairly present the consolidated financial condition of Bancorp as of the respective dates set forth therein, and the related consolidated statements of income, changes in stockholders' equity and cash flows (including the related notes, where applicable) fairly present the results of the consolidated operations, changes in stockholders' equity and cash flows (including the related notes, where applicable) fairly present the results of the consolidated operations, changes in stockholders' equity and cash flows of Bancorp for the respective periods or as of the respective dates set forth therein, in each case in conformity with generally accepted accounting principles ("GAAP") consistently applied, it being understood that Bancorp's interim financial statements are not audited, not prepared with related notes and are subject to normal year-end adjustments.

            3.8 Absence of Certain Changes. Except as disclosed in Schedule 3.8 or as provided for or contemplated in this Reorganization Agreement, since June 30, 1998 (the "Balance Sheet Date") there has not been:

                  (a) any material transaction by Bancorp or Stock Bank not in the ordinary course of business and in conformity with past practice;

                  (b) any material adverse change in the business, property, assets (including loan portfolios), liabilities (whether absolute, accrued, contingent or otherwise), operations, liquidity, income, condition or net worth of Bancorp and Stock Bank taken as a whole;

                  (c) any damage, destruction or loss, whether or not covered by insurance, which has had or may have a material adverse effect on any of the properties or business prospects of Bancorp and Stock Bank taken as a whole or their future use and operation by Bancorp and Stock Bank taken as a whole;

                  (d) any acquisition or disposition by Bancorp or Stock Bank of any property or asset of Bancorp or Stock Bank, whether real or personal, having a fair market value, singularly or in the aggregate, in an amount greater than Twenty-Five Thousand Dollars ($25,000) other than acquisitions or dispositions made in the ordinary course of business;

                  (e) any mortgage, pledge or subjection to lien, charge or encumbrance of any kind on any of the respective properties or assets of Bancorp or Stock Bank, except to secure extensions of credit in the ordinary course of business and in conformity with past practice (pledges of and liens on assets to secure Federal Home Loan Bank advances being deemed both in the ordinary course of business and consistent with past practice);

                  (f) any amendment, modification or termination of any contract or agreement in excess of $25,000, relating to Bancorp or Stock Bank, to which Bancorp or Stock Bank is a party which would have a material adverse effect upon the financial condition or operations of Bancorp or Stock Bank taken as a whole;

                  (g) any increase in, or commitment to increase, the compensation payable or to become payable to any officer, director, employee or agent of Bancorp or Stock Bank, or any bonus payment or similar arrangement made to or with any of such officers, directors, employees or agents, other than routine increases to non-officer employees made in the ordinary course of business and consistent with past practice not exceeding the lesser of five percent (5%) per annum or $5,000 for any of them individually;

                  (h) any incurring of, assumption of, or taking of, by Bancorp or Stock Bank, any property subject to, any liability in excess of $25,000, except for liabilities incurred or assumed or property taken subsequent to the Balance Sheet Date in the ordinary course of business and in conformity with past practice; or

                  (i) any material alteration in the manner of keeping the books, accounts or Records of Bancorp or Stock Bank, or in the accounting policies or practices therein reflected, except as required by GAAP and requirements of Regulatory Authorities.

            3.9 Deposits. Except as set forth in Schedule 3.9, none of the Stock Bank deposits (consisting of certificate of deposit, savings accounts, NOW accounts and checking account), is a brokered deposit.

            3.10 Properties. Except as described in Schedule 3.10 hereto or adequately reserved against in the Audited Financial Statements of Bancorp or disposed of since the Balance Sheet Date, Bancorp and each Bancorp Subsidiary has good and, as to real property, marketable title free and clear of all material liens, encumbrances, charges, defaults, or equities of whatever character to all of the material properties and assets, reflected in the Audited Financial Statements of Bancorp as being owned by Bancorp or any Bancorp Subsidiary as of the dates thereof. All buildings, and all fixtures, equipment, and other property and assets that are material to the business of Bancorp and the Bancorp Subsidiaries on a consolidated basis, held under leases or subleases by Bancorp or any Bancorp Subsidiary, are held under valid instruments enforceable in accordance with their respective terms (except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, or other laws affecting the enforcement of creditors' rights generally, or by equitable principles).

            3.11 Condition of Fixed Assets and Equipment. Except as disclosed in
Schedule 3.11 hereto, each item of Bancorp's or Stock Bank's fixed assets and equipment having a net book value in excess of Twenty-Five Thousand Dollars ($25,000) included in the Fixed Assets is in good operating condition and repair, normal wear and tear excepted.

            3.12 Tax Matters. Except as described in Schedule 3.12 hereto:

                  (a) All federal, state and local tax returns required to be filed by or on behalf of Bancorp and Stock Bank have been timely filed or requests for extensions have been timely filed, granted and have not expired for periods ended on or before the date of this Reorganization Agreement, and all returns filed are, and the information contained therein is, complete and accurate. All tax obligations reflected in such returns have been paid. As of the date of this Reorganization Agreement, there is no audit examination, deficiency, or refund litigation or matter in controversy with respect to any taxes that might reasonably be expected to result in a determination materially adverse to Bancorp and Stock Bank taken as a whole except as fully reserved for in the Audited Financial Statements of Bancorp. All taxes, interest, additions, and penalties due with respect to completed and settled examinations or concluded litigation have been paid;

                  (b) Neither Bancorp nor Stock Bank has executed an extension or waiver of any statute of limitations on the assessment or collection of any tax due that is currently in effect;

                  (c) Adequate provision for any federal, state or local taxes due or to become due for Bancorp and Stock Bank for all periods through and including December 31, 1997, has been made and is reflected on the December 31, 1997 financial statements included in the Audited Financial Statements of Bancorp, and have been and will continue to be made with respect to periods ending after December 31, 1997;

                  (d) Deferred taxes of Bancorp and Stock Bank have been and will be provided for in accordance with GAAP; and

                  (e) To the best knowledge of Bancorp and Stock Bank, neither the Internal Revenue Service (the "IRS") nor any state, local or other taxing authority is now asserting or threatening to assert against Bancorp or Stock Bank any deficiency or claim for additional taxes, or interest thereon or penalties in connection therewith. All material income, payroll, withholding, property, excise, sales, use, franchise and transfer taxes, and all other taxes, charges, fees, levies or other assessments, imposed upon Bancorp by the United States or by any state, municipality, subdivision or instrumentality of the United States or by any other taxing authority, including all interest, penalties or additions attributable thereto, which are due and payable by Bancorp or Stock Bank, either have been paid in full or have been properly accrued and reflected in the Audited Financial Statements of Bancorp.

            3.13 Litigation. Except as set forth in Schedule 3.13 hereto, there is no action, suit or proceeding pending against Bancorp or Stock Bank, or to the best knowledge of Bancorp or Stock Bank, threatened against or affecting Bancorp, Stock Bank or any of their assets, before any court or arbitrator or any governmental body, agency or official that may, if decided against Bancorp or Stock Bank, have a material adverse effect on the business, properties, assets, liabilities, or condition (financial or other) of Bancorp and Stock Bank taken as a whole and that are not reflected in the Audited Financial Statements of Bancorp.

            3.14 Environmental Materials. Except as set forth in Schedule 3.14 to the knowledge of Bancorp and Stock Bank, the real property owned by Bancorp associated with its two offices as well as other real property held as an asset and real property held as real estate owned ("Real Properties") are in material compliance with all Environmental Laws, as hereinafter defined, and there are no conditions existing currently which would subject Bancorp to damages, penalties, injunctive relief or cleanup costs under any Environmental Laws or assertions thereof, or which require cleanup, removal, remedial action or other response pursuant to Environmental Laws by Bancorp. Copies of all environmental studies, reports, notices and the like known to exist with regard to the Real Properties is contained at Schedule 3.14. Bancorp is not a party to any litigation or administrative proceeding, nor has Bancorp (either in its own capacity or as trustee or fiduciary), materially violated Environmental Laws nor, to its knowledge and except as set forth in Schedule 3.14, is Bancorp (either in its own capacity or as trustee or fiduciary) required to clean up, remove or take remedial or other responsive action due to the disposal, depositing, discharge, leaking or other release of any hazardous substances or materials. To the knowledge of Bancorp, none of the Real Properties are, nor is Bancorp, subject to any judgment, decree, order or citation related to or arising out of any Environmental Laws. To the knowledge of Bancorp, no material permits, licenses or approvals are required under Environmental Laws relative to the Real Properties; and, except as disclosed in Schedule 3.14, Bancorp has not stored, deposited, treated, recycled, used or disposed of any materials (including, without limitation, asbestos) on, under or at the Real Properties (or tanks or other facilities thereon containing such materials), which materials if known to be present on the Real Properties or present in soils or ground water, would require cleanup, removal or some other remedial action under the Environmental Laws. The term "Environmental Laws" shall mean all federal, state and local laws, including statutes, regulations, ordinances, codes, rules and other governmental restrictions, standards and requirements relating to the discharge of air pollutants, water pollutants or process waste water or substances, as now or at any time hereafter in effect, including, but not limited to, the Federal Solid Waste Disposal Act, the Federal Hazardous Materials Transportation Act, the Federal Clean Air Act, the Federal

Clean Water Act, the Federal Resource Conservation and Recovery Act of 1976, the Federal Comprehensive Environmental Responsibility Cleanup and Liability Act of 1980, as amended ("CERCLA"), regulations of the Environmental Protection Agency, regulations of the Nuclear Regulatory Agency, regulations of the Occupational Safety and Health Administration, and any so-called "Superfund" or "Superlien" Laws.

            3.15 Insurance. Schedule 3.15 of the Bancorp Disclosure Schedules contains a true and complete list of all policies of liability, theft, fidelity, property damage and other forms of insurance held by Bancorp or any Bancorp Subsidiary (specifying the insurer, amount of coverage, annual premium, type of insurance, policy number and any pending material claims thereunder). The policies listed in such Schedule 3.15 are outstanding and duly in force and all premiums with respect to such policies are currently paid. Except as set forth in such Schedule 3.15, neither Bancorp nor any Bancorp Subsidiary has, during the past three fiscal years, been denied or had revoked or rescinded any policy of insurance. Bancorp and Stock Bank and all of Bancorp's and Stock Bank's Realty and other material properties are insured against fire, casualty, theft, loss, and such other events against which it is customary to insure, all such insurance policies being in amounts that are adequate and are consistent with past practices and experience.

            3.16 Books and Records. The minute books of Bancorp and Stock Bank contain, in all material respects, complete and accurate records of and fairly reflect all actions taken at all meetings and accurately reflect all other corporate action of the shareholders and the boards of directors and each committee thereof. The books and records of Bancorp and Stock Bank fairly and accurately reflect the transactions to which Bancorp and Stock Bank is or has been a party or by which their properties are subject or bound, and such books and records have been properly kept and maintained.

            3.17 Capitalization of Bancorp. The authorized capital stock of Bancorp consists of 6,000,000 shares of Common Stock, no par value, 2,000,000 shares of preferred stock, no par value, the "Bancorp Preferred Stock" and no other class of equity security. As of the date of this Reorganization Agreement, 2,585,243 shares of Bancorp Common Stock were issued and outstanding and no shares of Bancorp Preferred Stock were issued and outstanding. All of the outstanding Bancorp Common Stock is validly issued, fully-paid and nonassessable and has not been issued in violation of any preemptive rights of any Bancorp Shareholder. Except as described in Section 1.7 of this Reorganization Agreement as of the date hereof, there are no outstanding securities or other obligations which are convertible into Bancorp Common Stock or into any other equity or debt security of Bancorp, and there are no outstanding options, warrants, rights, scrip, rights to subscribe to, calls or other commitments of any nature which would entitle the holder, upon exercise thereof, to be issued Bancorp Common Stock or any other equity or debt security of Bancorp. None of the stock options will be exercised between the signing of this Reorganization Agreement and the Effective Time. Accordingly, immediately prior to the Effective Time, there will be not more than 2,585,243 shares of Bancorp Common Stock issued and outstanding and 264,050 options outstanding. Bancorp owns and is the beneficial record holder of, and has good and freely transferable title to, all of the _________ shares of Stock Bank Common Stock issued and outstanding, and recorded on the books and Records of Stock Bank as being held in its name, free and clear of all liens, charges or encumbrances, and such stock is not subject to any voting trusts, agreements or similar arrangements or other claims which could affect the ability of Bancorp to freely vote such stock in support of the transactions contemplated herein.

            3.18 Sole Agreement. With the exception of this Reorganization Agreement, neither Bancorp, nor Stock Bank, nor any Subsidiary of either has been or is a party to: any letter of intent or agreement to merge, to consolidate, to sell or purchase assets (other than in the normal course of its business) or to any other agreement which contemplates the involvement of Bancorp or Stock Bank or any Subsidiary of either (or any of their assets) in any business combination of any kind; or any agreement obligating Bancorp or Stock Bank to issue or sell or authorize the sale or transfer of Bancorp Common Stock or the capital stock of Stock Bank. There are no (nor will there be at the Effective Time any) shares of capital stock or other equity securities of Bancorp outstanding, except for shares of Bancorp Common Stock presently issued and outstanding (or issuable upon the exercise of outstanding stock options), and there are no (nor will there be at the Effective Time any) outstanding options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into or exchangeable for, shares of the capital stock of Bancorp or Stock Bank, or contracts, commitments, understandings, or arrangements by which Bancorp or Stock Bank is or may be bound to issue additional shares of their capital stock or options, warrants, or rights to purchase or acquire any additional shares of their capital stock. There are no (nor will there be at the Effective Time any) contracts, commitments, understandings, or arrangements by which Bancorp or Stock Bank is or may be bound to transfer or issue to any third party any shares of the capital stock of Stock Bank, and there are no (nor will there be at the Effective Time any) contracts, agreements, understandings or commitments relating to the right of Bancorp to vote or to dispose of any such shares.

            3.19 Disclosure. The information concerning, and representations and warranties made by, Bancorp or Stock Bank set forth in this Reorganization Agreement, or in the Schedule of Bancorp hereto, or in any document, statement, certificate or other writing furnished or to be furnished by Bancorp or Stock Bank to Kearny, pursuant hereto, do not and will not contain any untrue statement of a material fact or omit and will not omit to state a material fact required to be stated herein or therein which is necessary to make the statements and facts contained herein or therein, in light of the circumstances in which they were or are made, not false or misleading. Without limiting the foregoing, at the time the merger proxy statement of Bancorp to be filed with the SEC is mailed to Bancorp Record Holders and at all times subsequent to such mailing, up to and including the Effective Time, such merger proxy statement (including any amendments and supplements thereto), with respect to all information relating to Bancorp, Stock Bank and this Reorganization Agreement as it relates to Bancorp, (i) will comply in all material respects with the applicable provisions of the Securities Laws and (ii) will not contain any statement which, at the time and in light of the circumstances under which it is made, is false or misleading with respect to any material fact or omit to state any material fact necessary in order to make the statements made therein not false or misleading, or required to be stated therein or necessary to correct any statement made in an earlier communication with respect to such matters which have become false or misleading. Copies of all documents heretofore or hereafter delivered or made available to Kearny by Bancorp or Stock Bank pursuant hereto were or will be complete and accurate copies of such documents.

            3.20 Absence of Undisclosed Liabilities. Except as described in
Schedule 3.20
hereto, to their knowledge neither Bancorp nor Stock Bank has any obligation or liability that is material to the financial condition or operations of Bancorp or Stock Bank, or that, when combined with all similar obligations or liabilities, would be material to the financial condition or operations of Bancorp or Stock Bank (i) except as disclosed in the Audited Financial Statements of Bancorp delivered to Kearny prior to the date of this Reorganization Agreement, (ii) except obligations or liabilities incurred in the ordinary course of its business consistent with past practices or (iii) except as contemplated under this Reorganization Agreement. Since June 30, 1998, neither Bancorp nor Stock Bank has incurred or paid any obligation or liability which would be material to the financial condition or operations of Bancorp or Stock Bank, except for obligations paid in connection with transactions made by it in the ordinary course of its business consistent with past practices, laws and regulations applicable to Bancorp or Stock Bank.

            3.21 Allowance for Possible Loan or REO Losses. The allowance for possible loan losses shown on the Audited Financial Statements of Bancorp is in the opinion of management of Bancorp adequate in all material respects to provide for anticipated losses inherent in loans outstanding. Except as disclosed in Schedule 3.21 hereto, as of the date thereof, neither Bancorp nor Stock Bank has any loan which has been criticized, designated or classified by management of Bancorp, or by regulatory examiners representing any Regulatory Authority or by Bancorp's independent auditors as "Special Mention," "Substandard," "Doubtful", "Loss" or as a "Potential Problem Loan."

                  The allowance for possible losses in real estate owned, if any, shown on the Audited Financial Statements of Bancorp in the opinion of management is or will be adequate in all respects to provide for anticipated losses inherent in REO owned or held by Bancorp or Stock Bank and the net book value of real estate owned on the Balance Sheet of the Audited Financial Statements of Bancorp is the fair value of the real estate owned in accordance with Statement of Position 92-3.

            3.22 Loan Portfolio. To the best knowledge of Bancorp or Stock Bank, with respect to each mortgage loan owned by Bancorp or Stock Bank in whole or in part (each, a "Mortgage Loan"):

                  (a) Enforceability. The mortgage note and the related mortgage are each legal, valid and binding obligations of the maker or obligor thereof, enforceable against such maker or obligor in accordance with their terms.

                  (b) No Modification. Neither Bancorp nor Stock Bank nor any prior holder of a Mortgage Loan has modified the related documents in any material respect or satisfied, canceled or subordinated such mortgage or mortgage note except as otherwise disclosed by documents in the applicable mortgage file.

                  (c) Owner. Bancorp or Stock Bank is the sole holder of legal and beneficial title to each Mortgage Loan (or Stock Bank's applicable participation interest), as applicable and there has not been any assignment or pledge of any Mortgage Loan (other than as security for Federal Home Loan Bank advances as detailed at Schedule 3.22(c)).

                  (d) Collateral Documents. The mortgage note, mortgage and any other collateral documents, copies of which are included in the Mortgage Loan files, are true and correct copies of the documents they purport to be and have not been superseded, amended, modified, canceled or otherwise changed except as otherwise disclosed by documents in the applicable mortgage file.

                  (e) Litigation. There is no litigation or proceeding pending or threatened, relating to the mortgaged property which would have a material adverse effect upon the related Mortgage Loan.

                  (f) Participation. With respect to each Mortgage Loan held in the form of a participation, the participation documentation is legal, valid, binding and enforceable and the interest in such Mortgage Loan of Bancorp or Stock Bank created by such participation would not be a part of the insolvency estate of the Mortgage Loan originator or other third party upon the insolvency thereof.

            3.23 Compliance with Laws.

                  (a) Bancorp and Stock Bank are in compliance with all laws, rules, regulations, reporting and licensing requirements, and orders applicable to its business or employees conducting its business (including, but not limited to, those relating to consumer disclosure and currency transaction reporting) the breach or violation of which would or could reasonably be expected to have a material adverse effect on the financial condition or operations of Bancorp and Stock Bank taken as a whole, or which would or could reasonably be expected to subject Bancorp or Stock Bank or any of its directors or officers to civil money penalties; and

                  (b) Neither Bancorp or Stock Bank has received notification or communication from any agency or department of federal, state, or local government or any of the Regulatory Authorities, or the staff thereof (i) asserting that Bancorp or Stock Bank is not in compliance with any of the statutes, rules, regulations, or ordinances which such governmental authority or Regulatory Authority enforces, and which, as a result of such noncompliance, would or could reasonably be expected to have a material adverse effect on Bancorp and Stock Bank taken as a whole, (ii) threatening to revoke any license, franchise, permit, or governmental authorization which is material to the financial condition or operations of Bancorp and Stock Bank, taken as a whole, or (iii) requiring Bancorp to enter into a cease and desist order, consent, agreement or memorandum of understanding.

            3.24 Employee Benefit Plans.

      (a) Schedule 3.24 to the Bancorp Disclosure Schedule lists (i) each pension, profit sharing, stock bonus, thrift, savings, employee stock ownership or other plan, program or arrangement, which constitutes an "employee pension benefit plan" within the meaning of Section 3(2) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), which is maintained by Bancorp and/or Stock Bank or to which Bancorp and/or Stock Bank contribute for the benefit of any current or former employee, officer, director, consultant or agent; (ii) each plan, program or arrangement for the provision of medical, surgical, or hospital care or benefits, benefits in the event of sickness, accident, disability, death, unemployment, severance, vacation, apprenticeship, day care, scholarship, prepaid legal services or other benefits which constitute an "employee welfare benefit plan" within the meaning of Section 3(1) of ERISA, which is maintained by Bancorp and/or Stock Bank or to which Bancorp and/or Stock Bank contribute for the benefit of any current or former employee, officer, director, consultant or agent; and (iii) every other retirement or deferred compensation plan, bonus or incentive compensation plan or arrangement, stock option plan, stock purchase plan, severance or vacation pay arrangement, or other fringe benefit plan, program or arrangement through which Bancorp and/or Stock Bank provide benefits for or on behalf of any current or former employee, officer, director, consultant or agent.

      (b) All of the plans, programs and arrangements described in Schedule 3.24 (hereinafter referred to as the "Bancorp Benefit Plans") that are subject to ERISA are in material compliance with all applicable requirements of ERISA and all other applicable federal and state laws, including the reporting and disclosure requirements of Part I of Title I of ERISA. Each of the Bancorp Benefit Plans that is intended to be a pension, profit sharing, stock bonus, thrift, savings or employee stock ownership plan that is qualified under Section 401(a) of the Code satisfies the applicable requirements of such provision and to the best of Bancorp's knowledge there exist no circumstances that would adversely affect the qualified status of any such plan under that section, except with respect to any required retroactive amendment for which the remedial amendment period has not yet expired. Except as set forth in Schedule 3.24, there is no pending or, to the best knowledge of Bancorp, threatened litigation, governmental proceeding or investigation against or relating to any Bancorp Benefit Plan and there is no reasonable basis for any material proceedings, claims, actions or proceedings against any such Bancorp Benefit Plan. No Bancorp Benefit Plan (or Bancorp Benefit Plan fiduciary, in his capacity as such) has engaged in a non-exempt "Prohibited Transaction" (as defined in Section 406 of ERISA and Section 4975(c) of the Code) since the date on which said sections became applicable to such plan. There have been no acts or omissions by Bancorp that have given rise to any fines, penalties, taxes or related charges under Sections 502(c), 502(i) or 4071 of ERISA or Chapter 43 of the Code, or that may give rise to any material fines, penalties, taxes or related damages under such laws for which Bancorp may be liable. All group health plans of Bancorp, including any plans of current and former Affiliates of Bancorp that must be taken into account under Section 4980B of the Code or Section 601 of ERISA or the requirements of any similar state law regarding insurance continuation, have been operated in material compliance with the group health plan continuation coverage requirements of Section 4980B of the Code and Section 601 of ERISA to the extent such requirements are applicable. All payments due from any Bancorp Benefit Plan (or from Bancorp with respect to any Bancorp Benefit Plan) have been made, and all amounts properly accrued to date as liabilities of Bancorp that have not yet been paid have been properly recorded on the books of Bancorp.
Schedule 3.24(b) contains a copy of the IRS Form 5500 filed with respect to the Bancorp Benefit Plans for the last 3 plan years and a copy of such IRS letter of determinations received with respect to such plans.

      (c) Except as disclosed at Schedule 3.24(c), no payments to be made by Stock Bank or Bancorp to any employee, officer or director shall result in an "excess parachute payment" as defined at Section 280G of the Code or exceed the deductibility limits provided at Section 162(m) of the Code.

      (d) Schedule 3.24(d) contains a list of the maximum vacation accrual to be paid at Closing by Bancorp, subject to reductions based upon time taken up to Closing. No additional compensation shall be paid for any unused sick leave pay.

            3.25 Material Contracts. Except as described in Schedule 3.25 hereto, neither Bancorp nor Stock Bank, nor any of their respective assets, businesses, or operations, is as of the date of this Reorganization Agreement a party to, or bound or affected by, or receives benefits under, any contract or agreement or amendment thereto that require annual payments of over $25,000 per year.

            3.26 Material Contract Defaults. Neither Bancorp nor Stock Bank is in default in any respect under any material contract, agreement, commitment, arrangement, lease, insurance policy, or other instrument to which it is a party or by which its respective assets, business, or operations may be bound or affected or under which it or its respective assets, business, or operations receives benefits, and which default would reasonably be expected to have either individually or in the aggregate a material adverse effect on Bancorp and Stock Bank taken as a whole, and there has not occurred any event that, with the lapse of time or the giving of notice or both, would constitute such a default.

            3.27 Reports. Since March 29, 1996, Bancorp and Stock Bank have filed all reports and statements, together with any amendments required to be made with respect thereto, that it was required to file with (i) the OTS; (ii) the SEC, including, but not limited to, Annual Reports on Form 10-KSB, Quarterly Reports on Form 10-QSB, Current Reports on Form 8-K and proxy statements; and
(iii) any other applicable federal or state securities or banking authorities (except, in the case of federal or state securities authorities, filings that are not material). As of their respective dates, each of such reports and documents, including the financial statements, exhibits, and schedules thereto, complied in all material respects with all of the requirements of their respective forms and all of the statutes, rules, and regulations enforced or promulgated by the Regulatory Authority with which they were filed. All such reports were true and complete in all material respects and did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

            3.28 Exchange Act and Nasdaq Market

                  (a) The Bancorp Common Stock is registered with the SEC pursuant to the Securities and Exchange Act of 1934, as amended ("Exchange Act") and Bancorp has filed with the SEC all material forms and reports required by law to be filed by Bancorp with the SEC, which forms and reports, taken as a whole, are true and correct in all material respects, and do not misstate a material fact or omit to state a material fact required to be stated therein or necessary to make the statements contained therein, in light of the circumstances under which they were made, not misleading.

                  (b) The outstanding shares of Bancorp Common Stock are listed for trading on the Nasdaq National Market System (under the symbol "FBER") pursuant to the listing rules of the Nasdaq and Bancorp has filed with the Nasdaq all material forms and reports required by law to be filed by Bancorp, which forms and reports, taken as a whole, are true and correct in all material respects, and do not misstate a material fact or omit to state a material fact required to be stated therein or necessary to make the statements contained therein, in light of the circumstances under which they were made, not misleading.

            3.29 Statements True and Correct. None of the information prepared by, or on behalf of, Bancorp or any Bancorp Subsidiary regarding Bancorp, Stock Bank or any other Bancorp Subsidiary included or to be included in the Merger Proxy Statement to be mailed to Bancorp's Shareholders in connection with the Bancorp Shareholders' Meeting, and any other documents to be filed with the SEC, or any other Regulatory Authority in connection with the transactions contemplated herein, will, at the respective times such documents are filed, and, with respect to the Merger Proxy Statement, when first mailed to the of Bancorp Shareholders, be false or misleading with respect to any material fact, or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, or, in the case of the Merger Proxy Statement or any amendment thereof or supplement thereto, at the time of the Bancorp Shareholders' Meeting, be false or misleading with respect to any material fact, or omit to state any material fact necessary to correct any statement in any earlier communication with respect to the solicitation of any proxy for the Bancorp Shareholders' Meeting. All documents which Bancorp or any Bancorp Subsidiary is responsible for filing with the SEC or any other Regulatory Authority in connection with the transactions contemplated hereby will comply as to form in all material respects with the provisions of applicable law, including applicable provisions of the Securities Laws and the rules and regulations promulgated thereunder.

            3.30 Investment Securities. Section 1 of Schedule 3.30 sets forth the book and market value as of June 30, 1998 of the investment securities, mortgage-backed securities and securities held for sale of Bancorp and Stock Bank as of such date. Section 2 of Schedule 3.30 sets forth an investment securities report which includes (to the extent known or reasonably obtainable) security descriptions, CUSIP or Agency Pool numbers, current pool face values, book values, coupon rates, market values and book yields in each case as of June 30, 1998.

            3.31 Certain Regulatory Matters.

                  (a) Stock Bank is a qualified thrift lender under Section 10(m) of HOLA and is a member of the Federal Home Loan Bank of New York.

                  (b) Stock Bank has not paid any dividends to Bancorp or any affiliate thereof that (i) caused the regulatory capital of Stock Bank to be less than the amount then required by applicable law or (ii) exceeded any other limitation on the payment of dividends imposed by law, agreement or regulatory policy. Other than as reflected on Schedule 3.31 and as required by applicable law, there are no restrictions on the payment of dividends by Bancorp or Stock Bank.

                  (c) Bancorp and Stock Bank have adopted policies and procedures designed to promote overall compliance with the Bank Secrecy Act (31 U.S.C. Section 5301), the Truth-in-Lending Act (15 U.S.C. Section 1601 et seq.), the Expedited Funds Availability Act (12 U.S.C. Section 4001) and the regulations adopted under each such act and have materially complied with the reporting requirements under the Bank Secrecy Act and the regulations thereunder.

            3.32 Corporate Approval.

                  (a) The affirmative vote of a majority of the votes cast by shareholders of Bancorp entitled to vote at a meeting is required to adopt this Reorganization Agreement and approve the Merger and the other transactions contemplated hereby. No other vote of the stockholders of Bancorp is required by law, the Certificate of Incorporation or Bylaws of Bancorp or otherwise to adopt this Reorganization Agreement and approve the Reorganization and the other transactions contemplated hereby.

                  (b) At a duly constituted meeting of the Board of Directors of Bancorp, directors constituting at least a majority of the Directors granted their prior approval to the Reorganization and, accordingly, the provisions of
Article VIII of Bancorp's Certificate of Incorporation do not and will not apply to this Reorganization Agreement or the consummation of any of the transactions contemplated hereby or thereby.

                  (c) The provisions of the New Jersey Shareholders' Protection Act of the NJBCA will not apply to this Reorganization Agreement, the Merger or the transactions contemplated hereby and thereby.

            3.33 Broker's and Finder's Fees. Except for payments to FinPro, Inc. as detailed in Schedule 3.33, which has been engaged by Bancorp as its financial advisor (pursuant to an agreement, a copy of which has been separately provided to Kearny), neither Bancorp nor any of its subsidiaries has any liability to any broker, finder, or similar agent, nor have any of them agreed to pay any broker's fee, finder's fee or commission, with respect hereto or to the transactions contemplated hereby.

            3.34 Year 2000 Readiness. Bancorp and each of the Bancorp Subsidiaries have taken all reasonable steps necessary to address the computer software, accounting and record keeping issues raised in order for the data processing systems used in the business conducted by Bancorp and the Bancorp Subsidiaries to be substantially Year 2000 compliant on or before the end of 1999 and, except as set forth in Schedule 3.34, does not expect the future cost of addressing such issues to be material. Neither Bancorp nor any Bancorp Subsidiary has received a rating of less than satisfactory from any bank regulatory agency with respect to Year 2000 compliance.

            3.35 Liquidation Account. The Stock Bank has maintained sufficient records to make the necessary computations of the balance of the liquidation account and the subaccounts thereunder.

            3.36 Derivatives Contracts. None of Bancorp or Bancorp Subsidiaries is a party to or has agreed to enter into an exchange-traded or over-the-counter swap, forward, future, option, cap, floor or collar financial contract or any other contract not included on the balance sheet which is a derivative contract (including various combinations thereof) (each a "Derivatives Contract") or owns securities that are referred to as "structured notes" except for those Derivatives Contracts and structured notes previously disclosed in Schedule 3.36, including a list, as applicable, of any Bancorp or Bancorp Subsidiary assets pledged as security for each such Derivatives Contract.

                                    ARTICLE 4

                               COVENANTS OF KEARNY

            4.1 Regulatory and Other Approvals. Within a reasonable time after execution of this Reorganization Agreement, Kearny shall file any and all applications with the appropriate government Regulatory Authorities in order to obtain the Government Approvals and shall take such other actions as may be reasonably required to consummate the transactions contemplated in this Reorganization Agreement and the Plans of Merger with reasonable promptness. Kearny shall pay all fees and expenses arising in connection with such applications for regulatory approval. Kearny agrees to use its best efforts to provide the appropriate Regulatory Authorities with the information required by such authorities in connection with Kearny's applications for regulatory approval and to use its best efforts to obtain such regulatory approvals, and any other approvals and consents as may be required for the Closing, as promptly as practicable; provided, however, that nothing in this Section shall be construed to obligate Kearny to take any action to meet any condition required to obtain prior regulatory approval if Kearny shall, deem such condition to be unreasonable or to constitute a significant impediment upon its ability to carry on its business or acquisition programs. Kearny shall provide Bancorp the opportunity to review and comment on all required applications within a reasonable period prior to the filing thereof and provide Bancorp with copies of all written communications with Regulatory Authorities regarding the transactions provided for herein and related applications and proceedings. Subject to the terms and conditions of this Reorganization Agreement, Kearny agrees to use all reasonable efforts and to take, or to cause to be taken, all actions, and to do, or to cause to be done, all things necessary, proper, or advisable under applicable laws and regulations to consummate and make effective, with reasonable promptness after the date of this Reorganization Agreement, the transactions contemplated by this Reorganization Agreement, including, without limitation, using reasonable efforts to lift or rescind any injunction or restraining or other order adversely affecting the ability of the Parties to consummate the transaction contemplated by this Reorganization Agreement. Subject to the provisions of this Section, Kearny shall use, and shall cause each of its Subsidiaries to use, its best efforts to obtain consents of all third parties and Regulatory Authorities necessary or desirable for the consummation of each of the transactions contemplated by this Reorganization Agreement.

            4.2 Preparation of Regulatory Applications. Kearny will use its best efforts to prepare and file (a) with the FDIC, an application for approval of the Mergers, if applicable and, (b) with the OTS, an application for approval of the Plans of Mergers. Kearny, reasonably in advance of making such filings, will provide Bancorp and its counsel a reasonable opportunity to comment on such filings and regulatory applications; and Kearny will provide Bancorp and its counsel with copies of all such filings and applications at the time filed if such filings and applications are made at any time before the Effective Time. Kearny covenants and agrees that all information furnished by Kearny for inclusion in the Bancorp Merger Proxy Statement will comply in all material respects with the provisions of applicable law, including the Exchange Act and the rules and regulations of the SEC, and will not contain any untrue statement of a material fact and will not omit to state any material fact required to be stated therein or necessary to make the statements contained therein, in light of the circumstances under which they were made, not misleading, Kearny will furnish to FinPro, investment bankers advising Bancorp, such information as they may reasonably request for purposes of the opinion referred to in Section 7.1.

            4.3 Employee Benefits. Following the consummation of the transactions contemplated herein, Kearny shall not be obligated to make further contributions to any of the Employee Plans or Benefit Arrangements of Bancorp or Stock Bank and all employees of Bancorp and Stock Bank immediately prior to the Effective Time who shall continue as employees of Kearny as the Resulting Company will be afforded the opportunity to participate in any employee benefit plans maintained by Kearny, including but not limited to any "employee benefit plan," as that term is defined in ERISA, on an equal basis with employees of Kearny with comparable positions, compensation, and tenure, subject to the provisions of this Section. Service with Bancorp or with any Bancorp Subsidiary prior to the Effective Time by such former Bancorp employees will be deemed service with Kearny for purposes of determining eligibility for participation and for crediting of service for vesting purposes in such employee benefit plans of Kearny; provided, however, that in no event shall any former Bancorp employee be entitled to or be given credit for past service with such former Bancorp for purposes of the participation, accrual, calculation, vesting or determination of benefit amounts under any pension plan maintained by Kearny. The employees of Bancorp will be treated as new employees for purposes of participation, vesting and benefits determination value in Kearny's qualified pension plans. On or before the Effective Time, Bancorp shall take all steps necessary to cause the 401(k) plan maintained by Bancorp to be terminated, subject to applicable limitations under the Internal Revenue Code of 1986, as amended (the "Code"). Bancorp shall take all steps necessary to cause the defined benefit plan maintained by Bancorp to be terminated on or prior to December 31, 1998, (provided, however, if Bancorp stockholders shall not have approved the Merger by December 30, 1998, then the defined benefit plan shall be terminated as of such later date as is mutually agreed by the parties on, or before, the Effective Time and in accordance with applicable law and regulations) and distributions made thereafter in accordance with the provisions of the defined benefit plan and the Code. Bancorp will terminate its ESOP as set forth in Section 1.11 of this Reorganization Agreement.

            4.4 Notification. Kearny shall notify Bancorp promptly after becoming aware of the occurrence of, or the impending or threatened occurrence of, any event that would constitute a breach on its part of any obligation under this Reorganization Agreement or the occurrence of any event that would cause any representation or warranty made by it herein to be false or misleading, or if it becomes a party or is threatened with becoming a party to any legal or equitable proceeding or governmental investigation or upon the occurrence of any event that would result in a change in the circumstances described in the representations and warranties contained herein. At all times up to and including, and as of, the Closing, Kearny shall inform Bancorp in writing of any and all facts necessary to amend or supplement the representations and warranties made herein and the Kearny Schedules attached hereto as necessary so that the information contained herein and therein will accurately reflect the current status of Kearny; provided, however, that any such updates to the Kearny Schedules shall be required prior to the Closing only with respect to matters which represent material changes to the Kearny Schedules and the information contained therein.

            4.5 Tax Representations. Kearny has not taken, agreed to take, or will take any action or has any knowledge of any fact or circumstance that would prevent the transactions contemplated hereby, including the Bank Merger and Bancorp Merger, from qualifying as a reorganization within the meaning of
Section 368(a) of the Code.

            4.6 Directors and Officers Indemnification and Insurance Coverage.

                  (a) From and after the Effective Time through the sixth anniversary thereof, Kearny agrees to indemnify, defend and hold harmless each present and former director and officer of Bancorp and Stock Bank as of the Closing Date (the "Indemnified Parties") against losses, claims, damages, costs, expenses (including reasonable attorneys' fees and expenses), liabilities, judgments or amounts paid in settlement (with the approval of Kearny, which approval shall not be unreasonably withheld) or in connection with any claim, action, suit, proceeding or investigation arising out of matters existing or occurring at or prior to the Effective Time (a "Claim") in which an Indemnified Party is, or is threatened to be made, a party or a witness based in whole or in part on, or arising in whole or in part out of, the fact that such person is or was a director or officer, regardless of whether such Claim is asserted or claimed prior to, at or after the Effective Time, to the fullest extent to which directors and officers are entitled under Bancorp's Certificate of Incorporation (as to Stock Bank its Charter) and Bylaws, or other applicable law as in effect on the date hereof (and Kearny shall pay expenses in advance of the final disposition of any such action or proceeding to each Indemnified Party to the extent permissible under law and Stock Bank's Charter and Bylaws as in effect on the date hereof, and as permitted to a federal savings bank under federal law and as to Bancorp, as permitted under New Jersey law and under Bancorp's Certificate of Incorporation and Bylaws; provided that the person to whom expenses are advanced provides an undertaking to repay such expenses if it is determined that such person is not entitled to indemnification). All rights to indemnification in respect of a Claim asserted or made within the period described in the preceding sentence shall continue until the final disposition of such Claim. Notwithstanding the foregoing, an officer or director of Bancorp and Stock Bank may not be indemnified by Kearny if such indemnification is prohibited by applicable law.

                  (b) Any Indemnified Party wishing to claim indemnification under this Section, upon learning of any Claim, shall promptly notify Kearny, but the failure to so notify shall not relieve Kearny of any liability it may have to such Indemnified Party except to the extent that such failure materially prejudices Kearny. In the event of any Claim, (1) Kearny shall have the right to assume the defense thereof (with counsel reasonably satisfactory to the Indemnified Party) and shall not be liable to such Indemnified Parties for any legal expenses of other counsel or any other expenses subsequently incurred by such Indemnified Parties in connection with the defense thereof, except that, if Kearny elects not to assume such defense or counsel for the Indemnified Parties advises that there are issues which raise conflicts of interest between Kearny and the Indemnified Parties, the Indemnified Parties may retain counsel satisfactory to them, and Kearny shall pay all reasonable fees and expenses for the Indemnified Parties promptly as statements therefor are received, provided further that Kearny shall in all cases be obligated pursuant to this paragraph to pay for only one firm of counsel for each Indemnified Party, (2) the Indemnified Parties will cooperate in the defense of any such Claim and (3) Kearny shall not be liable for any settlement effected without its prior written consent (which consent shall not be unreasonably withheld).

                  (c) For a period of three (3) year after the Effective Time, Kearny will use its best efforts to provide to the persons who served as directors or officers of Bancorp or Stock Bank on or before the Effective Time insurance against liabilities and claims (and related expenses) made against them resulting from their service as such prior to the Effective Time substantially similar in all material respects to the insurance coverage provided to them in such capacities at the date hereof. In lieu of the foregoing, Bancorp may renew any existing insurance or purchase any "discovery period" insurance provided for thereunder at Kearny's request and expense.

            4.7 Conduct of Kearny Prior to the Effective Time. Except as expressly provided in this Reorganization, as agreed to by Bancorp or as required by applicable law, rules or regulations, during the period from the date of this Reorganization Agreement to the Effective Time, Kearny shall (i) take no action which would adversely affect or delay the ability of Bancorp or Kearny to obtain any necessary approvals, consents or waivers of any governmental authority required for the transactions contemplated hereby or to perform its covenants and agreements on a timely basis under this Reorganization Agreement and, (ii) take no action that could reasonably be expected to have a material adverse effect on Kearny.

                                    ARTICLE 5

                       COVENANTS OF BANCORP AND STOCK BANK

            5.1 Preparation of Merger Proxy Statement and Applications for Required Consents. Bancorp will use its best efforts to prepare and file a merger proxy statement with the SEC under the Exchange Act that will be used by Bancorp to solicit shareholders for approval of the Reorganization Agreement (the "Merger Proxy Statement"). In connection therewith, Bancorp will furnish all financial or other information, including using best efforts to obtain customary consents, certificates, opinions of counsel and other items concerning Bancorp for the filing or preparation for filing under the Exchange Act. Bancorp covenants and agrees that all information furnished for inclusion in the Merger Proxy Statement, all applications to appropriate regulatory agencies for approval of the Reorganization Agreement, and all information furnished by Bancorp to Kearny pursuant to this Reorganization Agreement, will comply in all material respects with the provisions of applicable law, and will not contain any untrue statement of a material fact and will not omit to state any material fact required to be stated therein or necessary to make the statements contained therein, in light of the circumstances under which they were made, not misleading. Bancorp will provide Kearny and its counsel in advance a reasonable opportunity to comment on the Merger Proxy Statement before filing the Merger Proxy Statement with the SEC; and Bancorp will provide Kearny and its counsel with copies of filings made with the SEC at the time filed. Bancorp will furnish to FinPro such information as FinPro may reasonably request for purposes of the opinion referred to in Section 6.1(e).

            5.2 Conduct of Business -- Affirmative Covenants. Unless the prior written consent of Kearny shall have been obtained:

                  (a) Bancorp and Stock Bank shall:

                        (i) Operate its business only in the usual, regular, and ordinary course;

                        (ii) Preserve intact its business organizations and assets and to maintain its rights and franchises;

                        (iii) Take no action, unless otherwise required by law, rules or regulation, that would reasonably be considered to (A) adversely affect the ability of any of them or Kearny to obtain any necessary approvals of Regulatory Authorities required to consummate the transactions contemplated by this Reorganization Agreement, or (B) adversely affect the ability of such Party to perform its covenants and agreements under this Reorganization Agreement;

                        (iv) Except as they may terminate in accordance with their terms, keep in full force and effect, and not default in any of their obligations under, all material contracts;

                        (v) Keep in full force and effect insurance coverage with responsible insurance carriers which is reasonably adequate in coverage and amount for companies the size of Bancorp and for the businesses and properties owned by each and in which each is engaged, to the extent that such insurance is reasonably available;

                        (vi) Use its best efforts to retain Stock Bank's present customer base and to facilitate the retention of such customers by Stock Bank and its branches after the Effective Time; and

                        (vii) Maintain, renew, keep in full force and effect, and preserve its business organization and material rights and franchises, permits and licenses, and to use its best efforts to maintain positive relations with its present employees so that such employees will continue to perform effectively and will be available to Bancorp, Stock Bank or Kearny at and after the Effective Time, and to use its best efforts to maintain its existing, or substantially equivalent, credit arrangements with banks and other financial institutions and to assure the continuance of Stock Bank's customer relationships.

                  (b) Bancorp and Stock Bank agree to use their best efforts to assist Kearny in obtaining the Government Approvals necessary to complete the transactions contemplated hereby and do not know of any reason that such Government Approvals can not be obtained, and Bancorp and Stock Bank shall provide to Kearny or to the appropriate governmental authorities all information reasonably required to be submitted in connection with obtaining such approvals.

                  (c) Bancorp and Stock Bank, at their own cost and expense, shall use their best efforts to secure all necessary consents and all consents and releases, if any, required of Bancorp, Stock Bank or third parties and shall comply with all applicable laws, regulations and rulings in connection with this Reorganization Agreement and the consummation of the transactions contemplated hereby.

                  (d) At all times to and including, and as of, the Closing, Bancorp and Stock Bank shall inform Kearny of any and all facts necessary to amend or supplement the representations and warranties made herein and the Bancorp Schedules attached hereto as necessary so that the information contained herein and therein will accurately reflect the current status of Bancorp and Stock Bank; provided, however, that any such updates to the Bancorp Schedules shall be required prior to the Closing only with respect to matters which represent material changes to the Bancorp Schedules and the information contained therein.

                  (e) Subject to the terms and conditions of this Reorganization Agreement, Bancorp and Stock Bank agree to use all reasonable efforts and to take, or to cause to be taken, all actions, and to do, or to cause to be done, all things necessary, proper, or advisable under applicable laws and regulations to consummate and make effective, with reasonable promptness after the date of this Reorganization Agreement, the transactions contemplated by this Reorganization Agreement, including, without limitation, using reasonable efforts to lift or rescind any injunction or restraining or other order adversely affecting the ability of the Parties to consummate the transaction contemplated by this Reorganization Agreement. Bancorp shall use, and shall cause each of its Subsidiaries to use, its best efforts to obtain consents of all third parties and Regulatory Authorities necessary or desirable for the consummation of each of the transactions contemplated by this Reorganization Agreement.

                  (f) Bancorp shall notify Kearny promptly after becoming aware of the occurrence of, or the impending or threatened occurrence of, any event that would constitute a breach on its part of any obligation under this Reorganization or the occurrence of any event that would cause any representation or warranty made by it herein to be false or misleading, or if it becomes a party or is threatened with becoming a party to any legal or equitable proceeding or governmental investigation or upon the occurrence of any event that would result in a change in the circumstances described in the representations and warranties contained herein.

                  (g) On the business day immediately prior to the Effective Time or on such other day after the satisfaction of all conditions precedent to the Reorganization as Kearny may require Bancorp shall, at the request of Kearny, take all legally permissible action necessary to convert to the accounting policies and practices of Kearny, such actions to include, without limitation, at Kearny's option, adjustments to loan loss reserves, reserves for federal income taxes, accounting for post-retirement medical benefits, and accruals for severance and related costs and accrued vacation and disability leave. Bancorp's and Stock Bank's representations, warranties and covenants contained in this Reorganization Agreement shall not be deemed to be untrue or breached in any respect for any purpose as a consequence of any modifications or changes undertaken solely on account of this Section.

            5.3 Conduct of Business -- Negative Covenants. From the date of this Reorganization Agreement until the earlier of the Effective Time or the termination of this Reorganization Agreement, Bancorp and Stock Bank covenant and agree that they will neither do, nor agree or commit to do, nor permit any Bancorp Subsidiary to do or commit or agree to do, any of the following without requesting Kearny's approval and receiving the prior written consent of the President of Kearny, which consent will not be unreasonably withheld:

                  (a) Except as expressly contemplated by this Reorganization Agreement or the Plans of Merger, amend their Certificate of Incorporation, Charter or Bylaws; or

                  (b) Impose on any share of capital stock held by it or by any of its Subsidiaries of any lien, charge, or encumbrance, or permit any such lien, charge, or encumbrance to exist; or

                  (c) Except as provided in accordance with the Stock Option Agreement between the Parties contained herein at Appendix I: (i) Repurchase, redeem, or otherwise acquire or exchange, directly or indirectly, any shares of its capital stock or other equity securities or any securities or instruments convertible into any shares of its capital stock, or any rights or options to acquire any shares of its capital stock or other equity securities except as expressly permitted by this Reorganization Agreement or the Plans of Merger; or
(ii) split or otherwise subdivide its capital stock; or (iii) recapitalize in any way; or (iv) declare a stock dividend on the Bancorp Common Stock; or (v) pay or declare a cash dividend or make or declare any other type of distribution on the Bancorp Common Stock except for any cash dividend already declared prior to this Reorganization Agreement or regular quarterly cash dividends payable in the same amount and during the same time periods as past quarterly dividends; or

                  (d) Except as expressly permitted by this Reorganization Agreement, acquire direct or indirect control over any corporation, association, firm, organization or other entity, other than in connection with (i) mergers, acquisitions, or other transactions approved in writing by Kearny, (ii) internal reorganizations or consolidations involving existing Subsidiaries, (iii) acquisitions of control in its fiduciary capacity, or (iv) the creation of new subsidiaries organized to conduct or continue activities otherwise permitted by this Reorganization Agreement;

                  (e) Except as expressly permitted by this Reorganization Agreement or the Plans of Merger, to (i) issue, sell, agree to sell, or otherwise dispose of or otherwise permit to become outstanding any additional shares of Bancorp Common Stock (not including shares issuable upon the exercise of validly issued and Bancorp Stock Options outstanding as of the date of this Reorganization Agreement), or any other capital stock of Bancorp or of any Bancorp Subsidiary, or any stock appreciation rights, or any option, warrant, conversion, call, scrip, or other right to acquire any such stock, or any security convertible into any such stock, unless any such shares of such stock are directly sold or otherwise directly transferred to Bancorp or any Bancorp Subsidiary, (ii) sell, agree to sell, or otherwise dispose of any substantial part of the assets or earning power of Bancorp or of any Bancorp Subsidiary;
(iii) sell, agree to sell, or otherwise dispose of any asset of Bancorp or any Bancorp Subsidiary other than in the ordinary course of business for reasonable and adequate consideration or (iv) buy, agree to buy or otherwise acquire a substantial part of the assets or earning power of any other Person or entity;

                  (f) Incur, or permit any Bancorp Subsidiary to incur, any additional debt obligation or other obligation for borrowed money other than (i) in replacement of existing short-term debt with other short-term debt of an equal or lesser amount, (ii) financing of banking related activities, or (iii) indebtedness of Bancorp or any Bancorp Subsidiary to Stock Bank or another Bancorp Subsidiary in excess of an aggregate of $50,000 (for Bancorp and its Subsidiaries on a consolidated basis) except in the ordinary course of the business of Bancorp or such Bancorp Subsidiary (and such ordinary course of business shall include, but shall not be limited to, creation of deposit liabilities, entry into repurchase agreements or reverse repurchase agreements, purchases or sales of federal funds, and sales of certificates of deposit);

                  (g) Grant any increase in compensation or benefits to any officer or director or grant any increase in compensation or benefits to any of its non-officer employees in excess of the lesser of five percent (5%) per annum or $5,000 for any of them individually upon not less than three (3) business days notice to Kearny, except in accordance with past practices or as required by law; pay any bonus except in accordance with past practices or any plan or arrangement disclosed in Bancorp Schedule 5.3(g); enter into any employment or severance agreements with any of its officers or employees; grant any material increase in fees or other increases in new compensation or other benefits to any director of Bancorp or of any Bancorp Subsidiary; or effect any change in retirement benefits for any class of its employees or officers, unless such change is required by applicable law;

                  (h) Amend any existing employment contract between it and any person to increase the compensation or benefits payable thereunder; or enter into any new employment contract with any person that Bancorp or Stock Bank do not have the unconditional right to terminate without liability (other than liability for services already rendered), at any time on or after the Effective Time;

                  (i) Except as disclosed in Bancorp Schedule 5.3(i), adopt any new employee benefit plan or terminate or make any material change in or to any existing employee benefit plan other than any change that is required by law or that, in the opinion of counsel, is necessary or advisable to maintain the tax-qualified status of any such plan;

                  (j) Enter into any new service contracts, purchase or sale agreements or lease agreements in excess of $25,000 that are material to Bancorp or any Bancorp Subsidiary;

                  (k) Make any capital expenditure exceeding $25,000;

                  (l) Knowingly take any action that is intended or may reasonably be expected to result in any of its representations and warranties set forth in this Reorganization Agreement being or becoming untrue in any material respect, or in any of the conditions to the Merger set forth in Article 7 not being satisfied, or in violation of any provision of this Reorganization Agreement, except, in every case, as may be required by applicable law;

                  (m) Change its methods of accounting in effect at June 30, 1998, except as required by changes in generally accepted accounting principles as concurred in, in writing, by Bancorp's independent auditors (a copy of which shall be provided to Kearny) or regulatory accounting principles;

                  (n) Except as required by applicable law, knowingly take or cause to be taken any action that could reasonably be expected to jeopardize or delay the receipt of any of the required regulatory approvals or which would reasonably be expected to result in any such required regulatory approval containing a condition that is determined by Kearny to be unduly burdensome;

                  (o) Fail to use its best efforts to keep in full force and effect its insurance and bonds in such amounts as are reasonable to cover such risks customary in relation to the character and location of its properties and the nature of its business and in any event at least equal in scope and amount of coverage of insurance and bonds now carried;

                  (p) Fail to notify Kearny promptly of its receipt of any letter, notice or other communication, whether written or oral, from any governmental entity advising Bancorp that it is contemplating issuing, requiring, or requesting any agreement, memorandum of understanding, or similar undertaking, order or directive;

                  (q) Fail promptly to notify Kearny of (i) the commencement or threat of any audit, action, or proceeding involving any material amount of taxes against either Bancorp or (ii) the receipt by Bancorp or any Bancorp Subsidiary of any deficiency or audit notices or reports in respect of any material deficiencies asserted by any federal, state, local or other tax authorities;

                  (r) Fail to maintain and keep its properties in good repair and condition, except for depreciation due to ordinary wear and tear;

                  (s) Engage in any off-balance sheet hedge transactions.

            5.4 Conduct of Business -- Certain Actions.

            Except to the extent necessary to consummate the transactions specifically contemplated by this Reorganization Agreement, Bancorp and Stock Bank shall not, and shall use their respective best efforts to ensure that their respective directors, officers, employees, and advisors do not, directly or indirectly, institute, solicit, or knowingly encourage (including by way of furnishing any information not legally required to be furnished) any inquiry, discussion, or proposal, or participate in any discussions or negotiations with, or provide any confidential or non-public information to, any corporation, partnership, person or other entity or group (other than to Kearny) concerning any "Acquisition Proposal" (as defined below), except for actions reasonably considered by the Board of Directors of Bancorp, based upon the advice of outside legal counsel, to be required in order to fulfill its fiduciary obligations. Bancorp shall notify Kearny immediately if any Acquisition Proposal has been or should hereafter be received by Bancorp or Stock Bank, such notice to contain, at a minimum, the identity of such persons, and, subject to disclosure being consistent with the fiduciary obligations of Bancorp's Board of Directors, a copy of any written inquiry, the terms of any proposal or inquiry, any information requested or discussions sought to be initiated, and the status of any reports, negotiations or expressions of interest. For purposes of this Section, "Acquisition Proposal" means any tender offer, agreement, understanding or other proposal of any nature pursuant to which any corporation, partnership, person or other entity or group, other than Kearny, would directly or indirectly
(i) acquire or participate in a merger, share exchange, consolidation or any other business combination involving Bancorp or Stock Bank; (ii) acquire the right to vote ten percent (10%) or more of the Bancorp Common Stock or Stock Bank Common Stock; (iii) acquire a significant portion of the assets or earning power of Bancorp or of Stock Bank; or (iv) acquire in excess of ten percent (10%) of the outstanding Bancorp Common Stock or Stock Bank common stock.

            5.5 New Jersey Environmental Notice. Bancorp shall, within thirty
(30) days following the date hereof, apply for non-applicability determinations from the New Jersey Department of Environmental Protection with respect to the New Jersey Industrial Site Responsibility Act for all real property owned by Bancorp or any Bancorp Subsidiary.

            5.6 Voting Agreement. Each of Bancorp's directors have entered into a Voting Agreement, a Form of which is attached as Exhibit 5.6 hereto.

            5.7 Liquidation Account Computations. Bancorp shall (a) furnish to Kearny a computation of the Liquidation Account within forty-five (45) days following the date hereof and (b) recompute the Liquidation Account as of January 1, 1999 and shall furnish such recomputation to Bancorp prior to Closing.

                                    ARTICLE 6

                              CONDITIONS TO CLOSING

            6.1 Conditions to the Obligations of Bancorp. Unless waived in writing by Bancorp, the obligation of Bancorp to consummate the transaction contemplated by this Reorganization Agreement is subject to the satisfaction at or prior to the Closing Date of the following conditions:

                  (a) Performance. Each of the material acts and undertakings of Kearny to be performed at or prior to the Closing Date pursuant to this Reorganization Agreement shall have been duly performed in all material respects;

                  (b) Representations and Warranties. The representations and warranties of Kearny contained in this Reorganization Agreement shall be true and correct, in all material respects, on and as of the Closing Date with the same effect as though made on and as of the Effective Time;

                  (c) Documents. In addition to the other deliveries of Kearny described elsewhere in this Reorganization Agreement, Bancorp shall have received the following documents and instruments:

                        (i) a certificate signed by the Secretary or an assistant secretary of Kearny dated as of the Closing Date certifying that:

                              (A) Kearny's Boards of Directors has duly adopted
resolutions (copies of which shall be attached to such certificate) approving the substantive terms of this Reorganization Agreement (including the Plans of Merger and Option Agreement) and authorizing the consummation of the transactions contemplated by this Reorganization Agreement and certifying that such resolutions have not been amended or modified and remain in full force and effect;

                              (B) the persons executing this Reorganization
Agreement on behalf of Kearny are officers of Kearny, holding the offices so specified with full power and authority to execute this Reorganization Agreement and any and all other documents in connection with the Merger, and that the signature of such person set forth on such certificate is his genuine signature;

                              (C) the organization documents of Kearny attached
to such certificate remain in full force and effect; and

                        (ii) a certificate signed by duly authorized officers of Kearny stating that the conditions set forth in Sections 6.1(a), 6.1(b) and 6.1(c) of this Reorganization Agreement have been satisfied;

                  (d) Opinion of Kearny's Counsel. Bancorp shall have been furnished with an opinion of counsel to Kearny, dated as of the Closing Date, addressed to Bancorp, substantially to the effect that:

                        (i) Kearny is incorporated and validly existing as a corporation in good standing under the laws of the United States and is validly existing and in good standing as a Federal mutual savings bank chartered by the OTS.

                        (ii) Kearny has full corporate power and authority to enter into the Reorganization Agreement, the Reorganization Agreement has been duly and validly authorized by all necessary corporate action by Kearny and has been duly and validly executed and delivered by and on behalf of Kearny and no approval, authorization, order consent, registration, filing, qualification, license or permit of or with any court, regulatory, administrative or other governmental body is required under any federal or New Jersey statute or regulation for the execution and delivery of the Reorganization Agreement by Kearny or the consummation of the transactions contemplated by the Reorganization Agreement, except such as have been obtained and are in full force and effect;

                        (iii) Neither the execution and delivery by Kearny of this Reorganization Agreement nor any of the documents to be executed and delivered by Kearny in connection herewith violates or conflicts with Kearny's Charter or Bylaws.

Such opinion may (i) expressly rely upon certificates furnished by appropriate officers of Kearny or appropriate government officials; (ii) in the case of matters of law governed by the laws of the states in which they are not licensed, reasonably rely upon the opinions of legal counsel duly licensed in such states and may be limited, in any event, to Federal Law and the State of New Jersey; and (iii) incorporate, be guided by, and be interpreted in accordance with, the Legal Opinion Accord of the ABA Section of Business Law
(1991); and

                  (e) Fairness Opinion. Bancorp shall have received a "fairness opinion" letter from its independent financial adviser, FinPro, dated the date hereof to the effect that, in the opinion of such adviser the Cash Merger Consideration to be received by the Bancorp Record Holders is fair to the Bancorp Record Holders from a financial point of view.

            6.2 Conditions to the Obligations of Kearny. Unless waived in writing by Kearny, the obligation of Kearny to consummate the transactions contemplated by this Reorganization Agreement is subject to the satisfaction at or prior to the Closing Date of the following conditions:

                  (a) Performance. Each of the material acts and undertakings of Bancorp and Stock Bank to be performed at or before the Closing Date pursuant to this Reorganization Agreement shall have been duly performed;

                  (b) Representations and Warranties. The representations and warranties of Bancorp and Stock Bank contained in Article 3 of this Reorganization Agreement shall be true and correct, in all material respects, on and as of the Closing Date with the same effect as though made on and as of the Closing Date;

                  (c) Documents. In addition to the documents described elsewhere in this

Reorganization Agreement, Kearny shall have received the following documents and instruments:

                        (i) a certificate signed by the Secretary or an assistant secretary of Bancorp and Stock Bank dated as of the Closing Date certifying that:

                              (A) Bancorp's and Stock Bank's respective Boards
of Directors and shareholders have duly adopted resolutions (copies of which shall be attached to such certificate) approving the substantive terms of this Reorganization Agreement (including the Plans of Merger) and authorizing the consummation of the transactions contemplated by this Reorganization Agreement and certifying that such resolutions have not been amended or modified and remain in full force and effect;

                              (B) each person executing this Reorganization
Agreement on behalf of Bancorp and Stock Bank is an officer of Bancorp or Stock Bank, as the case may be, holding the office or offices specified therein, with full power and authority to execute this Reorganization Agreement and any and all other documents in connection with the Reorganization, and that the signature of each person set forth on such certificate is his or her genuine signature;

                              (C) the charter documents of Bancorp and Stock
Bank attached to such certificate remain in full force and effect; and

                        (ii) a certificate signed by the respective President and Chief Financial Officer of each of Bancorp and Stock Bank stating that the conditions set forth in Sections 6.2(a), 6.2(b) and 6.2(e) this Reorganization Agreement have been satisfied.

                  (d) Inspections Permitted. Between the date of this Reorganization Agreement and the Closing Date, Bancorp and Stock Bank shall have afforded Kearny and its authorized agents and representatives reasonable access during normal business hours to the properties, operations, books, records, contracts, documents, loan files and other information of or relating to Bancorp and Stock Bank. Kearny will provide Bancorp and Stock Bank at least 24 hours notice of any inspection and conduct any inspection in a reasonable manner that will not interfere with business operations. Bancorp and Stock Bank shall have caused all Bancorp or Stock Bank personnel to provide reasonable assistance to Kearny in its investigation of matters relating to Bancorp and Stock Bank.

                  (e) No Material Adverse Change. No material adverse change in the business, property, assets (including loan portfolios), liabilities (whether absolute, contingent or otherwise), operations, liquidity, income, or financial condition of Bancorp and Stock Bank taken as a whole shall have occurred since the date of this Reorganization Agreement.

                  (f) Opinion of Bancorp's Counsel. Kearny shall have been furnished with an opinion of legal counsel to Bancorp and Stock Bank, dated the Closing Date, addressed to Kearny, substantially to the effect that:

                        (i) Bancorp is a corporation validly existing and in good standing under the laws of the State of New Jersey;

                        (ii) Stock Bank is a Federal stock savings bank, validly existing, and in good standing under the laws of the United States;

                        (iii) Bancorp and Stock Bank have full corporate power and authority to enter into the Reorganization Agreement; the Reorganization Agreement has been duly and validly authorized by all necessary corporate action by Bancorp and Stock Bank and has been duly and validly executed and delivered by and on behalf of Bancorp and Stock Bank; and no approval, authorization, order, consent, registration, filing, qualification, license or permit of or with any court, regulatory, administrative or other governmental body is required under any federal or New Jersey statute or regulation for the execution and delivery of the Reorganization Agreement by Bancorp and Stock Bank or the consummation of the transactions contemplated by the Reorganization Agreement, except such as have been obtained and are in full force and effect; and

Such opinion may (i) expressly rely upon certificates furnished by appropriate officers of Bancorp or Stock Bank or appropriate government officials; (ii) in the case of matters of law governed by the laws of the states in which they are not licensed, reasonably rely upon the opinions of legal counsel duly licensed in such states and may be limited, in any event, to federal law and the NJBCA and (iii) incorporate, be guided by, and be interpreted in accordance with, the Legal Opinion Accord of the ABA Section of Business Law (1991);

                  (g) Other Business Combinations, Etc. Neither Bancorp nor Stock Bank shall have entered into any agreement, letter of intent, understanding or other arrangement pursuant to which Bancorp or Stock Bank would merge, consolidate with; effect a business combination with, sell any substantial part of Bancorp's or Stock Bank's assets to, or; acquire a significant part of the shares or assets of, any other Person or entity (financial or otherwise); adopt any "poison pill" or other type of anti-takeover arrangement, any shareholder rights provision, any "golden parachute" or similar program which would have the effect of materially decreasing the value of Bancorp or Stock Bank or the benefits of acquiring the Bancorp Common Stock;

                  (h) Regulatory Approvals. Except for the filing of the Certificate of Merger with the OTS, all Regulatory Approvals for the transactions contemplated by this Reorganization Agreement shall have been obtained without the imposition of any conditions not typically imposed in similar transactions which Kearny determines in its sole judgment to be materially burdensome upon the conduct of the business of Kearny or which would so adversely impact the economic and business benefits of the Merger to Kearny as to render it inadvisable to proceed with the Merger; such approvals shall be in effect and no proceedings shall have been instituted or threatened with respect thereto; all applicable waiting periods with respect to such approvals shall have expired; and all conditions and requirements prescribed by law or otherwise imposed in connection with the Regulatory Approvals shall have been satisfied. Bancorp shall also have obtained non-applicability determinations from the New Jersey Department of Environmental Protection with respect to the New Jersey Industrial Site Responsibility Act for all real property owned by Bancorp or any Bancorp Subsidiary on the date hereof.

                  (i) Bancorp Stockholder Approval. Bancorp shall have furnished Kearny with a certified copy of resolutions duly adopted by the holders of a vote of the outstanding shares of Bancorp Common Stock entitled to vote thereon approving this Reorganization Agreement, the Plans of Merger, and the transactions contemplated hereby; such resolutions shall be in full force and effect and shall not have been modified, rescinded or annulled; and

                  (j) As of the Effective Time, Bancorp's stockholders equity on a consolidated basis shall not be less than the stockholders equity as of June 30, 1998, less adjustments detailed at Schedule 6.2(j) as of the date hereof.

                  (k) Kearny shall have received an opinion of tax counsel that the Reorganization shall not result in any taxable income, or gain or loss for federal tax purposes to Kearny, Bancorp or Stock Bank.

            6.3 Conditions to Obligations of All Parties. The obligations of each party to effect the transactions contemplated hereby shall be subject to the fulfillment, at or prior to the Closing, of the following conditions:

                  (a) No Pending or Threatened Claims. No claim, action, suit, investigation or other proceeding shall be pending or threatened before any court or governmental agency which presents a substantial risk of the restraint or prohibition of the transactions contemplated by this Reorganization Agreement or the obtaining of material damages or other relief in connection therewith;

                  (b) Governmental Approvals and Acquiescence Obtained. The Parties hereto shall have received all applicable Governmental Approvals for the consummation of the transactions contemplated herein and all waiting periods incidental to such approvals or notices given shall have expired; and

                  (c) Approval of Stockholders. Approval of this Reorganization Agreement and the transactions contemplated hereby by the stockholders of Bancorp, as required by applicable law, the rules of the National Market System or applicable provisions of Bancorp's Certificate of Incorporation and Bylaws.

                  (d) Effectiveness of Merger Proxy Statement. No stop order preventing the use of the Merger Proxy Statement has been issued and no proceedings for that purpose have been instituted or are pending or contemplated by the SEC or any state securities or other regulatory authority.

                                    ARTICLE 7

                                   TERMINATION

            7.1 Termination. This Reorganization Agreement and the Plans of Merger may be terminated at any time prior to the Closing, as follows:

                  (a)(a) By mutual consent in writing of the Parties;

                  (b) By Kearny or Bancorp in the event the Closing shall not have occurred by May 31, 1999 (the "Target Date"), unless the failure of the Closing to occur shall be due to the failure of the Party seeking to terminate this Reorganization Agreement to perform its obligations hereunder in a timely manner;

                  (c) By either Kearny or Bancorp upon written notice to the other Party, upon (i) denial of any Governmental Approval necessary for the consummation of the Merger (or should such approval be conditioned upon a substantial deviation from the transactions contemplated); provided, however, that either Kearny or Bancorp may, upon written notice to the other, extend the term of this Reorganization Agreement for only one or more sixty (60) day periods to prosecute diligently and overturn such denial, provided that such denial has been appealed within twenty (20) business days of the receipt thereof or (ii) upon the failure to obtain the approval of the Bancorp shareholders;

                  (d) By Kearny or Bancorp in the event that there shall have been a material breach of any obligation or covenant of the other Party hereunder and such breach shall not have been remedied within sixty (60) days after receipt by the breaching Party of written notice from the other Party specifying the nature of such breach and requesting that it be remedied;

                  (e) By Kearny should either Bancorp or Stock Bank enter into any formal agreement, letter of understanding, memorandum or other similar arrangement with any bank regulatory authority establishing a formal capital plan requiring Bancorp or Stock Bank to raise additional capital or to sell a substantial portion of its assets.

If a Party should elect to terminate this Reorganization Agreement pursuant to subsections (b), (c), (d) or (e) of this Section 7.1, it shall give notice to the other Party, in writing, of its election in the manner prescribed in Article 8 ("Notices") of this Reorganization Agreement.

            7.2 Effect of Termination. In the event that this Reorganization Agreement should be terminated pursuant to this Section, all further obligations of the Parties under this Reorganization Agreement shall terminate without further liability of any Party to another; provided, however, that a termination under this Article shall not relieve any Party of any liability for breach of this Reorganization Agreement or for any misstatement or misrepresentation made hereunder prior to such termination, or be deemed to constitute a waiver of any available remedy for any such breach, misstatement or misrepresentation.

                                    ARTICLE 8

                               GENERAL PROVISIONS

            8.1 Notices. Any notice, request, demand and other communication which either Party hereto may desire or may be required hereunder to give shall be in writing and shall be deemed to be duly given if delivered personally or mailed by certified or registered mail (postage prepaid, return receipt requested), air courier or facsimile transmission, addressed or transmitted to such other Party as follows:

If to Bancorp:
                      1st Bergen Bancorp
                      250 Valley Boulevard
                      Wood-Ridge, New Jersey  07075
                      Fax:  (201) 507-8642
                      Attn: William M. Brickman, President

With a copy to:
                      McCarter & English
                      Four Gateway Center
                      100 Mulberry Street
                      Newark, New Jersey  07102-4096
                      Fax:  (201) 624-7070
                      Attn:  Michael H. Horn

If to Kearny:
                      Kearny Federal Savings Bank
                      614 Kearny Avenue
                      Kearny, New Jersey  07032
                      Fax:  (201) 955-1311
                      Attn:  Matthew T. McClane, President

With a copy to:
                      Malizia, Spidi, Sloane & Fisch, P.C.
                      1301 K Street, N.W.
                      Suite 700 East
                      Washington, D.C.  20005
                      Fax:  (202) 434-4661
                      Attn:  Samuel J. Malizia, Esq.

or to such other address as any Party hereto may hereafter designate to the other Parties in writing. Notice shall be deemed to have been given on the date reflected in the proof or evidence of delivery, or if none, on the date actually received.

            8.2 Governing Law. This Reorganization Agreement shall be governed by, and construed and enforced in accordance with, the internal laws, and not the laws pertaining to choice or conflicts of laws, of the State of New Jersey, unless and to the extent that federal law controls. Any dispute arising between the Parties in connection with the transactions which are the subject of this Reorganization Agreement shall be heard in a court of competent jurisdiction located in New Jersey.

            8.3 Counterparts. This Reorganization Agreement may be executed simultaneously in one or more counterparts, each of which shall be deemed an original, but all of which shall constitute but one and the same instrument.

            8.4 Publicity. The Parties hereto will consult with each other with regard to the terms and substance of any press releases, announcements or other public statements with respect to the transactions contemplated hereby. To the extent practicable, each Party shall provide the proposed text of any such press release, announcement or public statement to the other Party prior to its publication and shall permit such other Party a reasonable period to provide comments thereon.

            8.5 Entire Agreement. This Reorganization Agreement, together with the Plans of Merger, Option Agreement, Schedules, Exhibits and certificates required to be delivered hereunder and any amendments or addenda hereafter executed and delivered in accordance with this Article constitute the entire agreement of the Parties hereto pertaining to the transactions contemplated hereby and supersede all prior written and oral (and all contemporaneous oral) agreements and understandings of the Parties hereto concerning the subject matter hereof. The Plans of Merger, Option Agreement, Bancorp Schedules, Kearny Schedules, Exhibits and certificates attached hereto or furnished pursuant to this Reorganization Agreement are hereby incorporated as integral parts of this Reorganization Agreement. Except to the extent otherwise, provided herein, by specific language and not by mere implication, this Reorganization Agreement is not intended to confer upon any other person not a Party to this Reorganization Agreement any rights or remedies hereunder.

            8.6 Severability. If any portion or provision of this Reorganization Agreement should be determined by a court of competent jurisdiction to be invalid, illegal or unenforceable in any jurisdiction, such portion or provision shall be ineffective as to that jurisdiction to the extent of such invalidity, illegality or unenforceability, without affecting in any way the validity or enforceability of the remaining portions or provisions hereof in such jurisdiction or rendering that or any other portions or provisions of this Reorganization Agreement invalid, illegal or unenforceable in any other jurisdiction.

            8.7 Modifications, Amendments and Waivers. At any time prior to the Closing or termination of this Reorganization Agreement, the Parties may, solely by written agreement executed by their duly authorized officers:

                  (a) extend the time for the performance of any of the obligations or other acts of the other Party hereto;

                  (b) waive any inaccuracies in the representations and warranties made by the other Party contained in this Reorganization Agreement or in the Bancorp Schedules, Kearny

Schedules or Exhibits hereto or any other document delivered pursuant to this Reorganization Agreement;

                  (c) waive compliance with any of the covenants or agreements of the other Party contained in this Reorganization Agreement to the extent permitted by applicable law; and

                  (d) amend or add to any provision of this Reorganization Agreement or the Plans of Merger; provided, however, that no provision of this Reorganization Agreement may be amended or added to except by an agreement in writing signed by the Parties hereto or their respective successors in interest and expressly stating that it is an amendment to this Reorganization Agreement.

            8.8 Interpretation. The headings contained in this Reorganization Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Reorganization Agreement.

            8.9 Payment of Expenses. Except as set forth herein, Kearny and Bancorp shall each pay its own fees and expenses (including, without limitation, legal fees and expenses) incurred by it in connection with the transactions contemplated hereunder.

            8.10 Attorneys' Fees. If any Party hereto shall bring an action at law or in equity to enforce its rights under this Reorganization Agreement (including an action based upon a misrepresentation or the breach of any warranty, covenant, agreement or obligation contained herein), the prevailing Party in such action shall be entitled to recover from the other Party its reasonable costs and expenses necessarily incurred in connection with such action (including fees, disbursements and expenses of attorneys and costs of investigation).

            8.11 No Survival of Representations and Warranties. Except for the agreements of the Parties in Sections 1.5(d), 1.8, 1.9, 4.3, 4.6 and 8.14, which shall survive the Closing, none of the representations, warranties and conditions of the Parties contained in this Reorganization Agreement or in any instrument of transfer or other document delivered in connection with the transactions contemplated by this Reorganization Agreement shall survive the Closing or other termination of this Reorganization Agreement. The agreements of the parties in Sections 1.5(d), 1.8, and 4.6 shall be enforceable directly by each person benefitted or intended to be benefitted by such sections.

            8.12 No Waiver. No failure, delay or omission of or by any Party in exercising any right, power or remedy upon any breach or default of any other Party shall impair any such rights, powers or remedies of the Party not in breach or default, nor shall it be construed to be a waiver of any such right, power or remedy, or an acquiescence in any similar breach or default; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of any Party of any provisions of this Reorganization Agreement must be in writing and must be executed by the Parties to this Reorganization Agreement and shall be effective only to the extent specifically set forth in such writing.

            8.13 Remedies Cumulative. All remedies provided in this Reorganization

Agreement, by law or equity, shall be cumulative and not alternative.

            8.14 Confidentiality. Any non-public or confidential information disclosed by either Bancorp or Kearny to the other Parties pursuant to this Reorganization Agreement or as a result of the discussions and negotiations leading to this Reorganization Agreement, or otherwise disclosed, or to which any other party has acquired or may acquire access, and indicated (either expressly, in writing or orally, or by the context of the disclosure or access) by the disclosing Party to be non-public or confidential, or which by the content thereof reasonably appears to be non-public or confidential, shall be kept strictly confidential and shall not be used in any manner by the recipient except in connection with the transactions contemplated by this Reorganization Agreement. To that end, the Parties hereto will each, to the maximum extent practicable, restrict knowledge of and access to non-public or confidential information of the other Party to its officers, directors, employees and professional advisors who are directly involved in the transactions contemplated hereby and reasonably need to know such information. Further to that end, all non-public or confidential documents (including all copies thereof) obtained hereunder by any Party shall be returned as soon as practicable after any termination of this Reorganization Agreement.

      IN WITNESS WHEREOF, each of the Parties hereto has duly executed and delivered this Reorganization Agreement or has caused this Reorganization Agreement to be executed and delivered in its name and on its behalf by its representative thereunto duly authorized, all as of the date first written above.


                                            1ST BERGEN BANCORP

                                            By: /s/ William M. Brickman
                                                --------------------------------
                                                William M. Brickman
                                                President and Chief Executive
                                                  Officer


ATTEST:

/s/ Robert Maison
-----------------------------
Robert Maison, Secretary


                                            SOUTH BERGEN SAVINGS BANK

                                            By: /s/ William M. Brickman
                                                --------------------------------
                                                William M. Brickman
                                                President


ATTEST:

/s/ Kimberly Manfredo
-----------------------------
Kimberly Manfredo, Secretary


                                            KEARNY FEDERAL SAVINGS BANK

                                            By: /s/ Matthew T. McClane
                                                --------------------------------
                                                Matthew T. McClane
                                                President and Chief Executive
                                                  Office


ATTEST:

/s/ Sharon Jones
-----------------------------
Sharon Jones, Secretary

                                                                         ANNEX B

                              [FINPRO LETTERHEAD]

February 26, 1999

Board of Directors
1st Bergen Bancorp, Inc.
South Bergen Savings Bank
250 Valley Boulevard
Wood-Ridge, NJ 07075

Members of the Board:

1st Bergen Bancorp has requested our opinion, as an independent financial analyst to the common shareholders of 1st Bergen Bancorp, Inc. ("1st Bergen") and its wholly owned subsidiary South Bergen Bank, Wood-Ridge, New Jersey (the "Bank"), as to the fairness, from a financial point of view to the common shareholders of the 1st Bergen, as to the cash per share price proposed in the Agreement and Plan of Reorganization pursuant to which 1st Bergen will be acquired Kearny Federal Savings Bank ("Kearny"), a mutual organization.

Pursuant to the Agreement and Plan of Reorganization dated October 14, 1998, and discussions with management, each share of 1st Bergen common stock issued and outstanding immediately prior to the Effective Time shall be converted at the Effective Time into the right to receive twenty-four dollars ($24.00) in cash. This transaction will be accounted for under the purchase method of accounting.

As part of its banking analysis business, FinPro, Inc. ("FinPro") is continually engaged in the valuation of bank, bank holding company and thrift securities in connection with mergers and acquisitions nationwide. Prior to being retained for this assignment, FinPro, Inc. had provided professional services and products to 1st Bergen. The revenues derived from such services and products are insignificant when compared to the firm's total gross revenues.

In connection with this assignment, FinPro reviewed: (i) the Agreement and Plan of Reorganization dated October 14, 1998; (ii) the most recent external auditor's reports to the Boards of Directors of 1st Bergen; (iii) the June 30, 1998 Report of Condition and Income for each organization; (iv) the Rate Sensitivity Analysis reports for 1st Bergen; (v) 1st Bergen's listing of marketable securities showing rate, maturity, and market value as compared to book value; (vi) 1st Bergen's internal loan classification list; (vii) a listing of other real estate owned for 1st Bergen; (viii) the budget and long range operating plan of 1st Bergen; (ix) the Minutes of the Board of Directors meetings for 1st Bergen; (x) the most recent Board report for 1st Bergen; (xi) the listing and description of significant real properties for 1st Bergen; and
(xii) the directors and officers liability and blanket bond insurance policies for 1st Bergen. FinPro conducted limited due diligence on Kearny as part of team that included a representative of McCarter & English, 1st Bergen's Legal Counsel. The due diligence focused on the ability of Kearny to meet its obligations as sent forth in the Agreement. FinPro conducted an on-site review of each organization's historical performance and current financial condition and performed a market area analysis.

We have also had discussions with the management of 1st Bergen and Kearny regarding their respective financial results and have analyzed the most current financial data available on 1st Bergen and Kearny. We also considered such other information, financial studies, analyses and investigations, and economic and market criteria which we deemed relevant. We have met with the management of 1st Bergen and Kearny to discuss the foregoing information with them.

We have considered certain financial data of 1st Bergen and have compared that data with similar data for other savings institutions and their holding companies which have recently merged or been acquired. Furthermore, we have considered the financial terms of these business combinations involving said savings institutions and their holding companies.

We have not independently verified any of the information reviewed by us and have relied on its completeness and accuracy in all material respects. In addition, we have not made an independent evaluation of the assets of 1st Bergen.

In reaching our opinion, we took into consideration the financial benefits of the proposed transaction to 1st Bergen's shareholders. Based on all factors that we deem relevant and assuming the accuracy and completeness of the information and data provided to us by 1st Bergen and Kearny, it is our opinion as of February 26, 1999, that the proposed per share price is fair and equitable to all 1st Bergen's shareholders from a financial point of view.

We hereby consent to the reference to our firm in the proxy statement or prospectus related to the merger transaction and to the inclusion of our opinion as an exhibit to the proxy statement or prospectus related to the merger transaction.

                                    Respectfully submitted,

                                    /s/ FinPro, Inc.

                                    FinPro, Inc.
                                    Liberty Corner, New Jersey

REVOCABLE PROXY

               THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS
                             OF 1ST BERGEN BANCORP

     The undersigned hereby appoints the Board of Directors of 1st Bergen Bancorp (the "Company") or any member thereof to act as proxy for the undersigned, with full power of substitution, to vote all shares of Common Stock of the Company which the undersigned is entitled to vote only at the Special Meeting of Stockholders, to be held on March 29, 1999, at 10:00 a.m. at the Fiesta, Route 17 South, Wood-Ridge, New Jersey 07075, and at any and all adjournments thereof, as follows:

THIS PROXY IS REVOCABLE AND WILL BE VOTED AS DIRECTED, BUT IF NO INSTRUCTIONS ARE SPECIFIED, THIS PROXY WILL BE VOTED FOR APPROVING AND ADOPTING THE MERGER AGREEMENT.

       (CONTINUED, AND TO BE MARKED, DATED AND SIGNED, ON THE OTHER SIDE)


--------------------------------------------------------------------------------
                              FOLD AND DETACH HERE

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR APPROVING      Please mark
AND ADOPTING THE MERGER AGREEMENT                           your vote as  | X |
                                                            indicated in
                                                            this example

1. A proposal to approve and adopt the Agreement and Plan or Reorganization, dated as of October 14, 1998, by and among 1st Bergen Bancorp, South Bergen Savings Bank, and Kearny Federal Savings Bank.

                           FOR     AGAINST     ABSTAIN
                           [ ]       [ ]         [ ]

2. In their discretion, upon other matters as properly come before the meeting

                                                I plan to attend the meeting [ ]

                                        Dated____________________________, 1999

                                        _______________________________________
                                        SIGNATURE OF STOCKHOLDER

                                        _______________________________________
                                        SIGNATURE OF STOCKHOLDER

                                        Please sign exactly as your name appears on this card. When signing as attorney, executor, administrator, trustee or guardian, please give the title. If shares are held jointly, each holder may sign but only one signature is required.

                                        PLEASE COMPLETE, DATE, SIGN AND MAIL
                                        THIS PROXY PROMPTLY IN THE ENCLOSED
                                        POSTAGE PAID ENVELOPE.

--------------------------------------------------------------------------------
                              FOLD AND DETACH HERE